                                CREDIT AGREEMENT

                                     among

                            BLADE ACQUISITION CORP.,

                          HOWMET HOLDINGS CORPORATION

                               HOWMET CORPORATION

                                 VARIOUS BANKS,

                             BANKERS TRUST COMPANY,

                               CITICORP USA, INC.

                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO,
                               as MANAGING AGENTS

                             BANKERS TRUST COMPANY,
                             as SYNDICATION AGENT,

                              CITICORP USA, INC.,
                             as DOCUMENTATION AGENT

                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO,
                            as ADMINISTRATIVE AGENT



                         Dated as of December 13, 1995

                                      and

                  Amended and Restated as of December 5, 1996

                               TABLE OF CONTENTS

                                                                            Page
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SECTION 1.  Amount and Terms of Credit .................................      1
      1.01  The Commitments ............................................      1
      1.02  Minimum Amount of Each Borrowing ...........................      4
      1.03  Notice of Borrowing ........................................      4
      1.04  Disbursement of Funds ......................................      5
      1.05  Notes ......................................................      6
      1.06  Conversions ................................................      7
      1.07  Pro Rata Borrowings ........................................      8
      1.08  Interest ...................................................      8
      1.09  Interest Periods ...........................................      9
      1.10  Increased Costs, Illegality, etc. ..........................     11
      1.11  Compensation ...............................................     13
      1.12  Change of Lending Office ...................................     13
      1.13  Replacement of Banks .......................................     14

SECTION 2.  Letters of Credit ..........................................     15
      2.01  Letters of Credit ..........................................     15
      2.02  Letter of Credit Requests ..................................     17
      2.03  Letter of Credit Participations ............................     17
      2.04  Agreement to Repay Letter of Credit Drawings ...............     19
      2.05  Increased Costs ............................................     20

SECTION 3.  Commitment Commission; Fees; Reductions of Commitment ......     21
      3.01  Fees .......................................................     21
      3.02  Voluntary Termination of Unutilized Commitments ............     22
      3.03  Mandatory Reduction of Commitments .........................     23

SECTION 4.  Prepayments; Payments; Taxes ...............................     24
      4.01  Voluntary Prepayments ......................................     24
      4.02  Mandatory Repayments and Commitment Reductions .............     25
      4.03  Method and Place of Payment ................................     30
      4.04  Net Payments; Taxes ........................................     30

SECTION 5.  Conditions Precedent to Loans on the Restatement Effective
            Date .......................................................     32
      5.01  Execution of Agreement; Notes ..............................     33


                                      (i)
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                                                                            Page
                                                                            ----

      5.02  Fees, etc. .................................................     33
      5.03  Opinions of Counsel ........................................     33
      5.04  Corporate Documents; Proceedings; etc ......................     33
      5.05  Employee Benefit Plans; Shareholders' Agreements;
             Management Agreements; Collective Bargaining Agreements;
             Debt Agreements; Acquisition Documents; Tax Sharing
             Agreements ................................................     34
      5.06  Subsidiaries Guaranty ......................................     34
      5.07  Pledge Agreement ...........................................     34
      5.08  Security Agreement .........................................     34
      5.09  Mortgage Amendments; etc. ..................................     34
      5.10  Consent Letter .............................................     35
      5.11  Adverse Change, etc. .......................................     35
      5.12  Litigation .................................................     36
      5.13  Solvency Certificate; Environmental Analyses; Insurance ....     36
      5.14  Financial Statements; Projections ..........................     36
      5.15  Senior Subordinated Indebtedness ...........................     37
      5.16  Refinancing; Original Credit Agreement; etc. ...............     37

SECTION 6.  Conditions Precedent to All Credit Events on and After the
            Restatement Effective Date .................................     38
      6.01  No Default; Representations and Warranties .................     38
      6.02  Notice of Borrowing; Letter of Credit Request ..............     38

SECTION 7.  Representations, Warranties and Agreements .................     39
      7.01  Corporate Status ...........................................     39
      7.02  Corporate Power and Authority ..............................     39
      7.03  No Violation ...............................................     39
      7.04  Governmental Approvals .....................................     40
      7.05  Financial Statements; Financial Condition; Undisclosed
             Liabilities; Projections; etc. ............................     40
      7.06  Litigation .................................................     41
      7.07  True and Complete Disclosure ...............................     42
      7.08  Use of Proceeds; Margin Regulations ........................     42
      7.09  Tax Returns and Payments ...................................     42
      7.10  Compliance with ERISA ......................................     43
      7.11  The Security Documents .....................................     44
      7.12  Representations and Warranties in Documents ................     45
      7.13  Properties .................................................     45

                                      (ii)
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                                                                            Page
                                                                            ----

      7.14  Capitalization .............................................     45
      7.15  Subsidiaries ...............................................     46
      7.16  Compliance with Statutes, etc. .............................     46
      7.17  Investment Company Act .....................................     47
      7.18  Public Utility Holding Company Act .........................     47
      7.19  Environmental Matters ......................................     47
      7.20  Labor Relations ............................................     48
      7.21  Patents, Licenses, Franchises and Formulas .................     48
      7.22  Indebtedness ...............................................     49
      7.23  Special Purpose Corporations ...............................     49

SECTION 8.  Affirmative Covenants ......................................     49
      8.01  Information Covenants ......................................     49
      8.02  Books, Records and Inspections .............................     53
      8.03  Maintenance of Property; Insurance .........................     54
      8.04  Corporate Franchises .......................................     54
      8.05  Compliance with Statutes, etc. .............................     55
      8.06  Compliance with Environmental Laws .........................     55
      8.07  ERISA ......................................................     56
      8.08  End of Fiscal Years; Fiscal Quarters .......................     57
      8.09  Performance of Obligations .................................     57
      8.10  Payment of Taxes ...........................................     57
      8.11  Ownership of Subsidiaries ..................................     58
      8.12  Additional Security; Further Assurances; Surveys ...........     58
      8.13  Permitted Acquisitions and Certain Additional Capital
             Expenditures ..............................................     60

8.14  Interest Payments on Parent PIK Subordinated Notes ...............     61
      8.15  Maintenance of Corporate Separateness ......................     61
      8.16  Foreign Subsidiaries Security ..............................     62
      8.17  Drawings on, and Replacements of, Acquisition Letters of
             Credit ....................................................     62

SECTION 9.  Negative Covenants .........................................     63
      9.01  Liens ......................................................     63
      9.02  Consolidation, Merger, Purchase or Sale of Assets, etc. ....     67
      9.03  Restricted Payments ........................................     70
      9.04  Indebtedness ...............................................     72
      9.05  Advances, Investments and Loans ............................     75

                                     (iii)
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                                                                           Page
                                                                           ----

      9.06  Transactions with Affiliates ...............................     78
      9.07  Capital Expenditures .......................................     79
      9.08  Consolidated Interest Coverage Ratio .......................     79
      9.09  Consolidated Fixed Charge Coverage Ratio ...................     80
      9.10  Maximum Leverage Ratio .....................................     80
      9.11 Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other
             Agreements; etc. ..........................................     80
      9.12  Limitation on Certain Restrictions on Subsidiaries .........     81
      9.13  Limitation on Issuance of Capital Stock ....................     82
      9.14  Limitation on Creation of Subsidiaries .....................     82
      9.15  Business ...................................................     83

SECTION 10. Events of Default ..........................................     83
      10.01 Payments ...................................................     83
      10.02 Representations, etc. ......................................     83
      10.03 Covenants ..................................................     83
      10.04 Default Under Other Agreements .............................     84
      10.05 Bankruptcy, etc. ...........................................     84
      10.06 ERISA ......................................................     85
      10.07 Security Documents .........................................     85
      10.08 Guaranty ...................................................     86
      10.09 Judgments ..................................................     86
      10.10 Change of Control ..........................................     86
      10.11 Receivables Facility .......................................     86
      10.12 Installment Notes; Acquisition Letters of Credit ...........     86

SECTION 11. Definitions and Accounting Terms ...........................     87
      11.01 Defined Terms ..............................................     87

SECTION 12. The Agents .................................................    125
      12.01 Appointment ................................................    125
      12.02 Nature of Duties ...........................................    125
      12.03 Lack of Reliance on the Agents .............................    125
      12.04 Certain Rights of the Agents ...............................    126
      12.05 Reliance ...................................................    126
      12.06 Indemnification ............................................    126
      12.07 Each Agent in its Individual Capacity ......................    127
      12.08 Holders ....................................................    127

                                      (iv)
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                                                                           Page
                                                                           ----

      12.09 Resignation by the Agents ..................................    127
      12.10 Removal of the Administrative Agent ........................    128

SECTION 13. Miscellaneous ..............................................    128
      13.01 Payment of Expenses, etc. ..................................    128
      13.02 Right of Setoff ............................................    129
      13.03 Notices ....................................................    130
      13.04 Benefit of Agreement .......................................    130
      13.05 No Waiver; Remedies Cumulative .............................    132
      13.06 Payments Pro Rata ..........................................    133
      13.07 Calculations; Computations .................................    133

      13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION;
            VENUE; WAIVER OF JURY TRIAL ................................    134
      13.09 Counterparts ...............................................    135
      13.10 Effectiveness ..............................................    136
      13.11 Headings Descriptive .......................................    136
      13.12 Amendment or Waiver; etc. ..................................    136
      13.13 Survival ...................................................    138
      13.14 Domicile of Loans ..........................................    138
      13.15 Limitation on Additional Amounts, etc. .....................    138
      13.16 Confidentiality ............................................    139
      13.17 Register ...................................................    139
      13.18 Intercreditor Agreement ....................................    140
      13.19 Obligation to Make Payments in Dollars .....................    140
      13.20 Addition of New Banks; Termination of Commitments of Non-
            Continuing Banks; etc. .....................................    140
      13.21 Post Closing Actions .......................................    142
      14.01 The Parent Guaranty ........................................    143
      14.02 Bankruptcy .................................................    144
      14.03 Nature of Liability ........................................    144
      14.04 Independent Obligation .....................................    144
      14.05 Authorization ..............................................    144
      14.06 Reliance ...................................................    146
      14.07 Subordination ..............................................    146
      14.08 Waiver .....................................................    146
      14.09 Maximum Liability ..........................................    147

                                      (v)
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                                                                            Page
                                                                            ----

SCHEDULE I Commitments (Sections 3.02, 4.01, 11.01 ["Bank"; "New Bank"; "Revolving Loan Commitment"; "Term Loan Commitment"]; 13.04(b), 13.20(c))

SCHEDULE II    Bank Addresses (Section 13.03)

SCHEDULE III Real Property (Sections 7.11(c), 7.13 ["Original Mortgaged Property"])

SCHEDULE IV    Liabilities (Section 7.05(c))

SCHEDULE V     Projections (Sections 7.05(d), 7.22)

SCHEDULE VI    Tax Matters (Section 7.09)

SCHEDULE VII   ERISA (Section 7.10)

SCHEDULE VIII Subsidiaries (Sections 7.15, 11.01; ["Subsidiary Guarantor"; "Subsidiary Pledgor"])

SCHEDULE IX    Holdings' Subsidiary Ownership Organizational Chart (Section
               7.15)

SCHEDULE X     Labor Relations (Section 7.20)

SCHEDULE XI    Existing Indebtedness (Sections 7.22, 9.04(iii), 9.05(vii))

SCHEDULE XII   Insurance (Section 8.03(a))

SCHEDULE XIII  Existing Liens (Section 9.01(iii))

SCHEDULE XIV   Management Fees (Section 9.06)

SCHEDULE XV    Original Letters of Credit (["Original Letters of Credit"])

EXHIBIT A      Notice of Borrowing (Section 1.03(a))

EXHIBIT B-1    Term Note(Section 1.05(a))

EXHIBIT B-2    Revolving Note (Section 1.05(a))

EXHIBIT B-3    Swingline Note (Section 1.05(a))

EXHIBIT C      Letter of Credit Request (Section 2.02(a))

EXHIBIT D      Section 4.04(b)(ii) Certificate (Section 4.04(b)(ii))

EXHIBIT E-1    Opinion of Special Counsel to the Borrower (Section 5.03)

EXHIBIT E-2    Opinion of General Counsel to the Borrower (Section 5.03)

EXHIBIT F      Amended and Restated Subsidiaries Guaranty (Section 5.06)

EXHIBIT G      Amended and Restated Pledge Agreement (Section 5.07)

EXHIBIT H      Amended and Restated Security Agreement (Section 5.08)

EXHIBIT I      Consent Letter (Section 5.10)

EXHIBIT J      Solvency Certificate (Section 5.13)

EXHIBIT K      Assignment and Assumption Agreement (Sections 1.13, 11.01
               ["Assignment and Assumption Agreement"])

EXHIBIT L      Amended and Restated Intercreditor Agreement (Section 13.18)

                                      (vi)
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      CREDIT AGREEMENT, dated as of December 13, 1995 and amended and restated
as of December 5, 1996, among BLADE ACQUISITION CORP., a Delaware corporation ("Holdings"), HOWMET HOLDINGS CORPORATION (f/k/a PECHINEY CORPORATION), a Delaware corporation ("Parent"), HOWMET CORPORATION, a Delaware corporation (the "Borrower"), the Banks party hereto from time to time, BANKERS TRUST COMPANY, CITICORP USA, INC. and THE FIRST NATIONAL BANK OF CHICAGO, as Managing Agents (in such capacity, collectively, the "Managing Agents," and each a "Managing Agent"), BANKERS TRUST COMPANY, as Syndication Agent (in such capacity, the "Syndication Agent"), CITICORP USA, INC., as Documentation Agent (in such capacity, the "Documentation Agent") and THE FIRST NATIONAL BANK OF CHICAGO, as Administrative Agent (in such capacity, the "Administrative Agent") (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).


WITNESSETH:


      WHEREAS, Holdings, Parent, the Borrower, the Original Banks, Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent are parties to a Credit Agreement, dated as of December 13, 1995 (as the same has been amended, modified or supplemented to, but not including, the Restatement Effective Date, the "Original Credit Agreement"); and

      WHEREAS, the parties hereto wish to amend and restate the Original Credit Agreement in the form of this agreement as herein provided;

      NOW, THEREFORE, the parties hereto agree that the Original Credit Agreement shall be and hereby is amended and restated in its entirety as follows:

      SECTION 1. Amount and Terms of Credit.

      1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank with a Term Loan Commitment severally agrees (A) in the case of each Continuing Bank, to convert into Term Loans (as hereinafter defined), on the Restatement Effective Date, Original Tranche A Term Loans made by such Continuing Bank pursuant to the Original Credit Agreement and outstanding on the Restatement

Effective Date in an aggregate principal amount equal to the lesser of (x) the aggregate principal amount of such Original Tranche A Term Loans made by such Continuing Bank and so outstanding or (y) such Continuing Bank's Term Loan Commitment as in effect on the Restatement Effective Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)(i) but after giving effect to any reductions thereto on or prior to such date pursuant to
Section 3.03(b)(ii)), and/or (B) to make, on the Restatement Effective Date, a term loan (each, a "Term Loan" and, collectively, the "Term Loans") to the Borrower, which Term Loans (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all Term Loans comprising the same Borrowing shall at all times be of the same Type and (ii) shall be made by each Bank in that initial aggregate principal amount (which, in the case of each Continuing Bank, shall include the principal amount of Term Loans converted pursuant to clause
(A) above) as is equal to the Term Loan Commitment of such Bank on such date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)(i) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(b)(ii)). Once repaid, Term Loans incurred hereunder may not be reborrowed.

      (b) Subject to and upon the terms and conditions set forth herein, each Bank with a Revolving Loan Commitment severally agrees, at any time and from time to time on and after the Restatement Effective Date and prior to the Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans, provided that except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's Adjusted Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Bank at such time and (iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to (x) the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time.

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      (c) Subject to and upon the terms and conditions herein set forth, the
Swingline Bank in its individual capacity agrees to make at any time and from time to time on and after the Restatement Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks then outstanding and the Letter of Credit Outstandings at such time, an amount equal to the Adjusted Total Revolving Loan Commitment at such time (after giving effect to any reductions to the Adjusted Total Revolving Loan Commitment on such date), (iv) shall not exceed at any time outstanding the Maximum Swingline Amount and (v) shall not be extended if the Swingline Bank receives a written notice from any Agent or the Required Banks that has not been rescinded that there is a Default or an Event of Default in existence hereunder.

      (d) On any Business Day, the Swingline Bank may, in its sole discretion, give notice to the other Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Banks with a Revolving Loan Commitment (without giving effect to any reductions thereto pursuant to the last paragraph of Section 10) pro rata based on each Bank's Adjusted Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly to the Swingline Bank to repay the Swingline Bank for such outstanding Swingline Loans. Each such Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Bank notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment or the Adjusted Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Bank such participations in the outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective Adjusted Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and
(y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay the Swingline Bank interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

      1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Term Loans shall not be less than $5,000,000. The aggregate principal amount of each Borrowing of Revolving Loans shall be not less than (x) in the case of a Borrowing of Eurodollar Loans, $2,000,000 and (y) in the case of a Borrowing of Base Rate Loans, $1,000,000, provided that Mandatory Borrowings shall be made in the amounts required by Section 1.01(d). The aggregate principal amount of each Borrowing of Swingline Loans shall not be less than $500,000 and, if greater, shall be in an integral multiple of $100,000. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than fifteen Borrowings of Eurodollar Loans.

      1.03 Notice of Borrowing. (a) Whenever the Borrower desires to make a Borrowing hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrow- ings), it shall give the Administrative Agent at its Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (Chicago time) in the case of a Borrowing of Eurodollar Loans and 12:00 Noon (Chicago time) in the case of a Borrowing of Base Rate Loans on such day. Each such written notice or written confirmation of telephonic notice (each, a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being made pursuant to such Borrowing shall constitute Term Loans or Revolving Loans and whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest

Period to be applicable thereto. The Administrative Agent shall promptly give each Bank which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

      (b)(i) Whenever the Borrower desires to make a Borrowing of Swingline Loans hereunder, it shall give the Swingline Bank not later than 12:00 Noon (Chicago time) on the date that a Swingline Loan is to be made, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify in each case
(A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing.

      (ii) Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(d).

      (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing of Loans, the Administrative Agent or the Swingline Bank, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing, believed by the Administrative Agent or the Swingline Bank, as the case may be, in good faith to be from the chairman of the board, the president, the treasurer, any assistant treasurer or any controller of the Borrower (or any other officer of the Borrower designated in writing to the Administrative Agent and the Swingline Bank by the Chairman of the Board, the President or the Treasurer as being authorized to give such notices under this Agreement) prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's and the Swingline Bank's record of the terms of such telephonic notice of such Borrowing of Loans.

      1.04 Disbursement of Funds. Except as otherwise specifically provided in the immediately succeeding sentence, no later than 12:00 Noon (Chicago time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 2:00 P.M. (Chicago time) on the date specified pursuant to
Section 1 .03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (Chicago time) on the date specified in Section 1.01(d)), each Bank with a Commitment of the respective Tranche will make available its pro rata portion of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Bank shall make available the full amount thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks (for Loans other than Swingline Loans, prior to 1:00 P.M. (Chicago time) on such day, to the extent of funds actually received by the Administrative Agent prior to 12:00 Noon (Chicago time) on such day). Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

      1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced (i) if Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "Term Note" and, collectively, the "Term Notes"), (ii) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (iii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (the "Swingline Note").

      (b) The Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Term Loan made by such Bank on the Restatement Effective Date and be payable in the principal amount of Term Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

      (c) The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the outstanding Revolving Loans evidenced thereby from time to time, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in
Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

      (d) The Swingline Note issued to the Swingline Bank shall (i) be executed by the Borrower, (ii) be payable to the order of the Swingline Bank and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

      (e) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower's obligations in respect of such Loans.

      1.06 Conversions. The Borrower shall have the option to convert from time to time, on any Business Day occurring after the Restatement Effective Date, all or a portion equal to at least (x) in the case of a conversion of Term Loans, $5,000,000 and (y) in the case of a conversion of Revolving Loans, $2,000,000 (or $1,000,000 if in the case of a conversion into Base Rate Loans), of the outstanding principal amount of Loans made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan, provided that (i) if for any reason whatsoever any Eurodollar Loans are converted into Base Rate Loans on a day which is not the last day of an Interest Period applicable to the Loans being converted, the Borrower shall pay all amounts owing in connection therewith as required by Section 1.11, (ii) no partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than (x) in the case of Term Loans, $5,000,000 and (y) in the case of Revolving Loans, $2,000,000, (iii) unless the Required Banks otherwise specifically agree in writing, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iv) no conversion pursuant to this Section 1.06 shall result in a greater number of Eurodollar Borrowings than is permitted under Section 1.02 and (v) Swingline Loans may not be converted pursuant to this Section 1.06. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office prior to 12:00 Noon (Chicago time) at least (x) in the case of a conversion to Eurodollar Loans, three Business Days' prior notice and (y) in the case of a conversion to Base Rate Loans, one Business Day's prior notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

      1.07 Pro Rata Borrowings. All Borrowings of Term Loans and Revolving Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their Term Loan Commitments or Revolving Loan Commitments, as the case may be, provided that all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred from the Banks pro rata on the basis of their Adjusted Percentages. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

      1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

      (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06 or 1.09, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

      (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

      (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

      (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

      1.09 Interest Periods. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three, six, nine, or twelve-month period, or a period selected as provided in clause (ix) below, provided that:

            (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

            (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

            (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month:

            (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (v) unless the Required Banks otherwise specifically agree in writing, no Interest Period may be selected at any time when a Default or Event of Default is then in existence;

            (vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the Maturity Date;

            (vii) no Interest Period in respect of any Borrowing of Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of such Term Loans will be required to be made under Section 4.02(b) if the aggregate principal amount of Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Term Loans then outstanding less the aggregate amount of such required prepayment;

            (viii) no nine or twelve month Interest Period shall be available to the Borrower unless (x) the Managing Agents consent thereto, such consent not to be unreasonably withheld, and (y) such Interest Period is available to each Bank (as determined by each Bank) making a Loan of the respective Tranche; and

            (ix) with respect to Term Loans, the Borrower may select an Interest Period which is shorter or longer (but not by more than 30 days) than one, two or three months, but only if, and to the extent that, the Administrative Agent determines that the selection of such Interest Period is necessary or desirable to align the last day of the respective Interest Period (or of one or more successive Interest Periods which will occur after such Interest Period) with a Scheduled Repayment Date which will occur with respect to the Term Loans, which Interest Periods as described in this clause (ix) shall only be made available if (x) agreed by the Borrower and the Administrative Agent and (y) such Interest Period is available to each Bank (as determined by each Bank) making a Term Loan.

      If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

      1.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

            (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

            (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental (including for this purpose any regulatory body with jurisdiction over such Bank) rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank, or any franchise tax based on the net income or profits of such Bank, in either case pursuant to the laws of the United States of America, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

            (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall, subject to the provisions of Section 13.15 (to the extent applicable) pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its reasonable discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for and the calculation thereof, submitted to the Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Bank agrees that if it gives notice to the Borrower of any of the events described in clause (i) or (iii) above, it shall promptly notify the Borrower and, in the case of any such Bank, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Bank, the obligations of such Bank to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated.

      (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least one Business Day's written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

      (c) If at any time after the date of this Agreement any Bank determines that the introduction of or any change in any applicable law or governmental (including for this purpose any regulatory body with jurisdiction over such Bank) rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, in each case introduced or changed after the date hereof, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Borrower shall, subject to the provisions of
Section 13.15 (to the extent applicable), pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's reasonable good faith determination of compensation owing under this
Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for and calculation of such additional amounts.

      1.11 Compensation. The Borrower shall, subject to the provisions of
Section 13.15 (to the extent applicable), compensate each Bank, upon its written request (which request shall set forth in reasonable detail the basis for requesting and the calculation of such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)) or a Loan is not continued as a Eurodollar Loan after an election of a new Interest Period as provided in Section 1.09; (ii) if any repayment (including any repayment made pursuant to Sections 4.01, 4.02 or 13.12(b), as a result of an acceleration of the Loans pursuant to Section 10 or as a result of a replacement of a Bank pursuant to Section 1.13) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b).

      1.12 Change of Lending Office. Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10,
2.05 and 4.04.

      1.13 Replacement of Banks. (x) If any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks, or (z) as provided in Section 13.12(b) in the case of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower shall have the right, if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to either replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement
Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum (without duplication) of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01 and (y) the respective Issuing Bank an amount equal to such Replaced Bank's Adjusted Percentage (for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced
Bank) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank, and
(ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Bank and (y) in the case of a replacement of a Defaulting Bank with a Non-Defaulting Bank, the Adjusted Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Bank with one or more Non-Defaulting Banks).

      SECTION 2. Letters of Credit.

      2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request that any Issuing Bank issue, at any time and from time to time on and after the Restatement Effective Date and prior to the Maturity Date, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Indebtedness and (y) for the account of the Borrower and for the benefit of sellers of goods or materials to the Borrower or any of its Subsidiaries, an irrevocable sight documentary letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such documentary letter of credit, a "Trade Letter of Credit", and each such Trade Letter of Credit and each Standby Letter of Credit, a "Letter of Credit") in support of commercial transactions of the Borrower and its Subsidiaries. On the Restatement Effective Date, all Original Letters of Credit shall be deemed to have been issued under this Agreement and shall for all purposes constitute "Letters of Credit" hereunder.

      (b) Subject to the terms and conditions contained herein, the Administrative Agent hereby agrees that it will (and at the Borrower's request each other Issuing Bank may, at its option, agree that it will), at any time and from time to time on or after the Restatement Effective Date and prior to the Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit (x) in the case of Standby Letters of Credit, in support of such L/C Supportable Indebtedness of the Borrower or any of its Subsidiaries as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder and (y) in the case of Trade Letters of Credit, in support of sellers of goods or materials as referenced in Section 2.01(a), provided that the respective Issuing Bank shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

            (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the date hereof and which such Issuing Bank in good faith deems material to it; or

            (ii) such Issuing Bank shall have received notice from any Bank prior to the issuance of such Letter of Credit of the type described in the penultimate sentence of Section 2.02(b).

            (c) Letters of Credit may be issued at the request of the Borrower in Dollars or in any other currencies acceptable to the Issuing Bank.

            (d) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $50,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks and then outstanding and Swingline Loans then outstanding, an amount equal to the Adjusted Total Revolving Loan Commitment at such time and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the tenth Business Day prior to the Maturity Date, on terms acceptable to the Issuing Bank thereof) or (y) the Maturity Date.

            (e) Upon any amendment, modification or extension of any outstanding Letter of Credit, the Borrower and/or the respective Issuing Bank shall give notice to the Administrative Agent of such amendment, modification or extension on the date of the effectiveness thereof (and, promptly after receiving such notice, the Administrative Agent shall send a copy of such notice to the Banks) and shall promptly send to the Administrative Agent a true and correct copy of the documentation governing the respective amendment, modification or extension.

      2.02 Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Bank at least five Business Days' (or such shorter period as is acceptable to the respective Issuing Bank) written notice thereof. Each notice shall be in the form of Exhibit C (each, a "Letter of Credit Request").

      (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(d). Unless the respective Issuing Bank has received notice from any Bank before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or Section 6, as applicable, are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(d), then such Issuing Bank shall issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices. Upon the issuance of any Letter of Credit, (x) the Borrower and the respective Issuing Bank shall notify the Administrative Agent, on the date of the issuance thereof, of such issuance and shall, on such date, cause to be delivered to the Administrative Agent (which delivery may be by telecopier) a copy of the Letter of Credit so issued and (y) promptly after its receipt of the notice described in preceding clause (x), the Administrative Agent shall notify each Bank of the respective issuance.

      2.03 Letter of Credit Participations. (a) Immediately upon the issuance by any Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Bank with a Revolving Loan Commitment, other than such Issuing Bank (each such Bank, in its capacity under this Section 2.03, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted Percentage, in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or Adjusted Percentages of the Banks pursuant to Sections 1.13, 13.04 or 13.12 or as a result of a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.03 to reflect the new Adjusted Percentages of the assignor and assignee Bank or of all Banks with Revolving Loan Commitments, as the case may be.

      (b) In determining whether to pay under any Letter of Credit, such Issuing Bank shall have no obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower or any Bank.

      (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.04(a), such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant, of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Bank the amount of such Participant's Adjusted Percentage of such unreimbursed payment in Dollars (or, in the case of any unreimbursed payment made in a currency other than Dollars, of the Dollar Equivalent of such unreimbursed payment, as determined by the Issuing Bank on the date on which such unreimbursed payment was made by the Issuing Bank) and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (Chicago time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing Bank in Dollars (or, in the case of any unreimbursed payment made in a currency other than Dollars, of the Dollar Equivalent thereof) such Participant's Adjusted Percentage of the amount of such payment on such Business Day (or, if notice is given after 11:00 A.M. (Chicago time) on any Business Day, on the next Business
Day) in same day funds. If and to the extent such Participant shall not have so made its Adjusted Percentage of the amount of such payment available to such Issuing Bank, such Participant agrees to pay to such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Bank at the overnight Federal Funds Rate. The failure of any Participant to make available to such Issuing Bank its Adjusted Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Bank its Adjusted Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Bank such other Participant's Adjusted Percentage of any such payment.

      (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall forward such payment to the Administrative Agent, which in turn shall distribute to each Participant which has paid its Adjusted Percentage thereof, in Dollars (or, in the case of any payment received in a currency other than Dollars, of the Dollar Equivalent thereof) and in same day funds, an amount equal to such Participant's share (based upon the aggregate amount funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

            (e) Upon the request of any Participant, each Issuing Bank shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

            (f) The obligations of the Participants to make payments to each Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

            (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing Bank, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

            (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

            (v) the occurrence of any Default or Event of Default.

            2.04 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the respective Issuing Bank, by making payment to the Administrative Agent, in Dollars (or, in the case of any payment or disbursement made by the Issuing Bank in any currency other than Dollars, of the Dollar Equivalent of such payment or disbursement as determined by the Issuing Bank on the date of such payment or disbursement) and in immediately available funds at the Payment Office, for any payment or disbursement made by it under any Letter of Credit (each such amount, so paid until reimbursed, an "Unpaid Drawing"), no later than one Business Day after the Administrative Agent notifies the Borrower of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (Chicago time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Loans, provided, however, that to the extent such amounts are not reimbursed prior to 12:00 Noon (Chicago time) on the first Business Day following notice to the Borrower by the Administrative Agent of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans plus 2%, in each such case, with interest to be payable on demand; provided further, that it is understood and agreed, however, that the notice referred to above in this clause (a) and in the immediately preceding proviso shall not be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing (in which case the Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by each Credit Party) and shall bear interest at the rate provided in the foregoing proviso on and after the first Business Day following the respective Drawing). The respective Issuing Bank shall give the Borrower prompt notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

      (b) The obligations of the Borrower under this Section 2.04 to reimburse the respective Issuing Bank with respect to drawings on Letters of Credit (each, a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including in its capacity as issuer of the Letter of Credit or as Participant), or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Bank's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower.

      2.05 Increased Costs. If at any time after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), or any change in generally acceptable accounting principles, shall either (i) impose, modify or make applicable any reserve. deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Bank or such Participant, or any franchise tax based on the net income or profits of such Bank or Participant, in either case pursuant to the laws of the United States of America, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a), then, upon demand to the Borrower by such Issuing Bank or any Participant (a copy of which demand shall be sent by such Issuing Bank or such Participant to the Administrative Agent) and subject to the provisions of
Section 13.15 (to the extent applicable), the Borrower shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.05, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for and the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant. The certificate required to be delivered pursuant to this Section 2.05 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the Borrower.

      SECTION 3. Commitment Commission; Fees; Reductions of Commitment.

      3.01 Fees. (a) The Borrower agrees to pay the Administrative Agent for distribution to each Bank with a Revolving Loan Commitment a commitment commission (the "Commitment Commission") for the period from the Restatement Effective Date to and including the Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to the Applicable Commitment Commission Percentage, as in effect from time to time, on the daily average Unutilized Revolving Loan Commitment of such Bank, provided, however, that no Bank shall be entitled to Commitment Commission for any period during which such Bank is a Defaulting Bank. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

      (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank with a Revolving Loan Commitment (based on their respective Adjusted Percentages) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for Eurodollar Loans, as in effect from time to time, on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

      (c) The Borrower agrees to pay to the respective Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued for its account hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum of the daily Stated Amount of such Letter of Credit; provided that in no event shall the annual Facing Fee with respect to any Letter of Credit be less than $200, it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, $200 will be paid toward the next year's Facing Fees for such Letter of Credit, which amount shall be credited in direct order to the Facing Fees which would otherwise be payable with respect to such Letter of Credit in the succeeding annual period. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment has been terminated and such Letter of Credit has been terminated in accordance with its terms.

      (d) The Borrower shall pay, upon each drawing under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge which the respective Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

      (e) The Borrower shall pay to each of the Managing Agents, whether in their capacity as an Agent or a Managing Agent, for their own account, such other fees as have been agreed to in writing by the Borrower and the Managing Agents.

      3.02 Voluntary Termination of Unutilized Commitments. (a) Upon at least one Business Day's prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, in integral multiples of $1,000,000 in the case of partial reductions to the Total Revolving Loan Commitment, provided that (i) each such reduction shall apply proportionately to perman-ently reduce the Revolving Loan Commitment of each Bank with such a Commitment and (ii) the reduction to the Total Unutilized Revolving Loan Commitment shall in no case be in an amount which would cause the Revolving Loan Commitment of any Bank to be reduced (as required by preceding clause (i)) by an amount which exceeds the remainder of (x) the Unutilized Revolving Loan Commitment of such Bank as in effect immediately before giving effect to such reduction minus (y) such Bank's Adjusted Percentage of the aggregate principal amount of Swingline Loans then outstanding.

      (b) In the event of certain refusals by a Bank as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower may, subject to the requirements of said Section 13.12(b) and upon five Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), terminate all of the Revolving Loan Commitment of such Bank so long as all Loans, together with accrued and unpaid interest, fees and all other amounts, owing to such Bank are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06), which shall survive as to such repaid Bank.

      3.03 Mandatory Reduction of Commitments. (a) The Total Commitment (and the Term Loan Commitment and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on December 31, 1996 and the Original Credit Agreement shall continue in effect unless the Restatement Effective Date shall have occurred on or prior to such date.

      (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Term Loan Commitment (and the Term Loan Commitment of each Bank) shall (i) terminate in its entirety on the Restatement Effective Date (after giving effect to the making of the Term Loans on such date) and (ii) prior to the termination of the Total Term Loan Commitment as provided in clause
(i) above, be reduced from time to time to the extent required by Section 4.02.

      (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Maturity Date.

      (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Restatement Effective Date upon which a mandatory prepayment of Term Loans pursuant to Section 4.02(d), (e) or (f) is required (and ex-ceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Section (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding.

      (e) Each reduction to the Total Term Loan Commitment and the Total Revolving Loan Commitment pursuant to this Section 3.03 (or pursuant to Section 4.02) shall be applied proportionately to reduce the Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Bank with such a Commitment.

      SECTION 4. Prepayments; Payments; Taxes.

      4.01 Voluntary Prepayments. The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 1:00 P.M. (Chicago time) at its Notice Office
(x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of Swingline Loans provided such notice is given prior to 12:00 Noon (Chicago time)) and (y) at least five Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, whether Term Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000 (or $500,000 in the case of Swingline Loans or Revolving Loans) or such lesser amount of a Borrowing which is outstanding, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than (1) in the case of Term Loans, $5,000,000 and (2) in the case of Revolving Loans, $2,000,000, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) at the time of any prepayment of Eurodollar Loans pursuant to this Section 4.01 on any day other than the last day of an Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 1.11; (iv) in the event of certain refusals by a Bank as provided in
Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower may, upon S Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Bank in accordance with said Section 13.12(b) so long as (A) the Revolving Loan Commitment, if any, of such Bank is terminated concurrently with such repayment (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this clause (iv) have been obtained; and (v) except as provided in preceding clause
(iv), each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among the Loans comprising such Borrowing; provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank. Each prepayment of principal of Term Loans pursuant to this Section 4.01 shall be applied (i) first, in direct order of maturity to those Scheduled Repayments which will be due and payable within 12 months after the date the respective prepayment is made pursuant to this Section
4.01 and (ii) second, to the extent the amount to be applied exceeds the amount to be applied pursuant to preceding clause (i), to reduce the then remaining Scheduled Repayments of Term Loans pro rata based upon the then remaining principal amounts of the Scheduled Repayments after giving effect to all prior reductions thereto; provided that repayments of Term Loans pursuant to clause
(iv) of the first sentence of Section 4.01 shall only apply to reduce the then remaining Scheduled Repayments to the extent the Term Loans so repaid are not replaced pursuant to Section 13.12(b), with any such reductions to reduce the then remaining Scheduled Repayments in inverse order of maturity unless otherwise specifically agreed by the Required Banks.

      4.02 Mandatory Repayments and Commitment Reductions. (a) (i) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans made by Non-Defaulting Banks, Swingline Loans and the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall prepay principal of Swingline Loans and, after the Swingline Loans have been repaid in full, Revolving Loans of Non-Defaulting Banks in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans of Non-Defaulting Banks, the aggregate amount of the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower to Non-Defaulting Banks hereunder in a cash collateral account to be established by the Administrative Agent.

      (ii) On any day on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Bank exceeds the Revolving Loan Commitment of such Defaulting Bank, the Borrower shall prepay principal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

      (b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on (i) each Quarterly Payment Date commencing in March 1997 through, and including, September 2001 and (ii) the Maturity Date, the Borrower shall be required to repay Term Loans, to the extent then outstanding, in a principal amount equal to $8,750,000 (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(g), a "Scheduled Repayment," and each such date, a "Scheduled Repayment Date").

      (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Restatement Effective Date upon which Holdings or any of its Subsidiaries receives any proceeds from any sale or issuance of its equity (other than (i) proceeds received from the issuance of shares of Holdings Common Stock to the extent that the aggregate proceeds excluded pursuant to this clause (i) do not exceed, in any period of four consecutive fiscal quarters, $5,000,000 and (ii) proceeds received by Parent or any of its Subsidiaries from the issuance of shares of common stock of Parent or any of its Subsidiaries to Holdings or any of its Subsidiaries) an amount equal to 100% of the cash proceeds of the respective sale or issuance (net of underwriting discounts and commissions and other direct costs associated therewith, including, without limitation, legal fees and expenses) shall be applied as a mandatory repayment of principal of outstanding Term Loans (or, if the Restatement Effective Date has not yet occurred, such amounts shall be applied as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Section 4.02(g) and (h).

      (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Restatement Effective Date upon which Holdings or any of its Subsidiaries receives any proceeds from any incurrence by Holdings or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04 as such Section is in effect on the Restatement Effective Date), an amount equal to the cash proceeds (net of underwriting discounts and commissions and other costs associated therewith including, without limitation, legal fees and expenses) of the respective incurrence of Indebtedness shall be applied as a mandatory repayment of principal of outstanding Term Loans (or, if the Restatement Effective Date has not yet occurred, such amounts shall be applied as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Sections 4.02(g) and (h). In addition to the foregoing mandatory repayments or commitment reductions, on each date after the Restatement Effective Date upon which the Receivables Maximum Funding Amount is increased to an amount which, when added to the amount of the Total Revolving Loan Commitment as then in effect, exceeds $150,000,000 (or exceeds the highest amount to which the sum of (x) the Receivables Maximum Funding Amount and (y) the amount of the Total Revolving Loan Commitment, has theretofore been raised above such triggering amount and before such increase) an amount equal to the amount of such increase shall be required to be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(g) and (h).

      (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Restatement Effective Date upon which Holdings or any of its Subsidiaries receives proceeds from any sale of assets (including capital stock and securities held thereby, but excluding
(i) sales or transfers of inventory in the ordinary course of business, (ii) sales or transfers of assets in accordance with Sections 9.02(vi), (viii) and
(xi) as originally in effect, (iii) sales of assets between the Borrower and its Wholly-Owned Subsidiaries and/or sales of assets between Wholly-Owned Subsidiaries of the Borrower, in each case to the extent permitted by Section 9.02, (iv) the first $10,000,000 in Net Sale Proceeds from sales of other assets occurring during any calendar year beginning after the Original Effective Date and (v) Net Sale Proceeds from sales by the Borrower of assets or capital stock of Howmet Refurbishment, Inc. to the extent used as described in the proviso to
Section 9.02(xvi) to repurchase, redeem or otherwise retire outstanding Parent PIK Subordinated Notes)), an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment of principal of outstanding Term Loans (or, if the Restatement Effective Date has not yet occurred, such amounts shall be applied as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Sections 4.02(g) and (h); provided, that so long as no Default or Event of Default then exists, up to $50 million in the aggregate (but not more than $25 million in any calendar year) of Net Sale Proceeds of asset sales effected in accordance with Section 9.02(xii) shall not be required to be so applied on the date of the receipt thereof to the extent that the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used to effect Permitted Acquisitions and/or additional Capital Expenditures, in each case in accordance with the requirements of Section 8.13(c), within 180 days following such date; provided further, that if all or any portion of such Net Sale Proceeds not required to be applied pursuant to the preceding proviso are not so utilized within 180 days after the date of the receipt of such Net Sale Proceeds, then such remaining portion not so utilized shall be applied on the date which is 180 days after the date of receipt of such Net Cash Proceeds in accordance with the requirements of this Section 4.02(e) (without regard to this, or the immediately preceding, proviso).

      (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within 10 days following each date after the Restatement Effective Date on which Holdings or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs including, without limitation, legal costs and expenses, and taxes incurred in connection with such Recovery Event) shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(g) and (h), provided that (x) so long as no Default or Event of Default then exists and such proceeds do not exceed $10,000,000, such proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used or shall be committed to be used to replace or restore any properties or assets in respect of which such proceeds were paid within one year following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended) and
(y) so long as no Default or Event of Default then exists and to the extent that
(a) the amount of such proceeds exceeds $10,000,000, (b) the amount of such proceeds, together with other cash available to the Borrower and permitted to be spent by it on Capital Expenditures during the relevant period pursuant to
Section 9.07 (without regard to Section 9.07(c)(ii) in the case of such other cash), equals 100% of the cost of replacement or restoration of the properties or assets in respect of which such proceeds were paid as determined by the Borrower and as supported by such estimates or bids from contractors or subcontractors or such other supporting information as the Administrative Agent may reasonably request, (c) the Borrower has delivered to the Administrative Agent a certificate on or prior to the date the application would otherwise be required pursuant to this Section 4.02(f) in the form described in clause (x) above and also certifying its determination as required by preceding clause (b), and (d) the Borrower has delivered to the Administrative Agent such evidence as the Administrative Agent may reasonably request in form and substance reasonably satisfactory to the Administrative Agent establishing that the Borrower reasonably expects to have sufficient resources available to it from time to time, including without limitation cash, revenues and insurance proceeds, such that the Borrower can reasonably be expected to satisfy all obligations and expenses of the Borrower (including, without limitation, all debt service requirements, including pursuant to this Agreement) without any delay or extension thereof, for the period from the date of the respective casualty, condemnation or other event giving rise to the Recovery Event and continuing through the completion of the replacement or restoration of respective properties or assets, then the entire amount of the proceeds of such Recovery Event and not just the portion in excess of $10,000,000 shall be deposited with the Administrative Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Administrative Agent and the Borrower whereby such proceeds shall be disbursed to the Borrower or its order from time to time as needed to pay actual costs incurred by it in connection with the replacement or restoration of the respective properties or assets (pursuant to such reasonable certification requirements as may be established by the Administrative Agent), provided further, that at any time while an Event of Default has occurred and is continuing (other than an Event of Default existing solely under Section 10.03 as a result of the violation of any or all of Sections 9.08 through 9.10, inclusive, but in each case only if, and to the extent, that the violation of said covenant has occurred as a result of the underlying event giving rise to the Recovery Event), the Required Banks may direct the Administrative Agent (in which case the Administrative Agent shall, and is hereby authorized by the Borrower to, follow said directions) to apply any or all proceeds then on deposit in such collateral account to the repayment of Obligations hereunder in the same manner as proceeds would be applied pursuant to the Security Agreement, and provided further, that if all or any portion of such proceeds not required to be applied to the repayment of Term Loans pursuant to the second preceding proviso (whether pursuant to clause (x) or (y) thereof) are either (A) not so used or committed to be so used within one year after the date of the respective Recovery Event or (B) if committed to be used within one year after the date of receipt of such Net Sale Proceeds and not so used within two years after the date of the respective Recovery Event then, in either such case, such remaining portion not used or committed to be used in the case of preceding clause (A) and not used in the case of preceding clause
(B) shall be applied on the date which is the first anniversary of the date of the respective Recovery Event in the case of clause (A) above or the date occurring two years after the date of the respective Recovery Event in the case of clause (B) above as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Section 4.02(g) and (h).

      (g) Each amount required to be applied to Term Loans (or to the Total Term Loan Commitment) pursuant to Sections 4.02(c), (d), (e) and (f) shall be applied to repay the outstanding principal amount of Term Loans then outstanding. The amount of each principal repayment of Term Loans made as required by (A) Sections 4.02(d), (e) and (f) shall be applied to reduce the then remaining Scheduled Repayments pro rata based upon the then remaining principal amounts of the Scheduled Repayments after giving effect to all prior reductions thereto and
(B) Section 4.02(c) shall be applied (i) first, in direct order of maturity to those Scheduled Repayments which will be due and payable within 12 months after the date the respective prepayment is made pursuant to this Section 4.02 and
(ii) second, to the extent the amount to be applied exceeds the amount to be applied pursuant to preceding clause (i), to reduce the then remaining Scheduled Repayments of Term Loans pro rata based upon the then remaining principal amounts of the Scheduled Repayments after giving effect to all prior reductions thereto.

      (h) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than (x) in the case of Term Loans, $5,000,000 and (y) in the case of Revolving Loans, $2,000,000, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans comprising a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

      (i) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all other then outstanding Loans shall be repaid in full on the Maturity Date.

      4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (Chicago time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

      4.04 Net Payments: Taxes. (a) All payments made by any Credit Party hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non- excluded taxes, levies, imports, duties, fees, assessments or other charges (all such non- excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which such bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding or income or similar taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

      (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Restatement Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on or before the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Restatement Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) to the extent that such Bank has not provided to the Borrower on or prior to the date so required U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower on or prior to the date so required the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Restatement Effective Date (or, if later, the date such Bank became party to this Agreement) in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

      (c) Upon the reasonable request of the Borrower, any Bank that is a United States person (as such term is defined in Section 7701 (a)(30) of the Code) shall provide the Borrower with two accurate and complete original signed copies of an Internal Revenue Service Form W-9, or any successor form that such Bank is entitled to provide at such time in order to comply with United States backup withholding tax requirements.

      (d) If the Borrower pays any additional amount under this Section 4.04 to a Bank and such Bank determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid, such Bank shall pay to the Borrower an amount that the Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Bank in such year as a consequence of such refund, reduction or credit. The decision as to whether a Bank claims any refund or credit or files any amended tax return shall be in the sole discretion of such Bank. Nothing in this Section 4.04(d) shall require a Bank to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount to the Borrower or to any other party (including, without limitation, any tax return).

      SECTION 5. Conditions Precedent to Loans on the Restatement Effective Date. The obligation of each Bank to make Loans, and the obligation of each Issuing Bank to issue Letters of Credit, on the Restatement Effective Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

      5.01 Execution of Agreement; Notes. On or prior to the Restatement Effective Date (i) this Agreement shall have been executed and delivered as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks the appropriate Term Note and/or Revolving Note executed by the Borrower, and to the Swingline Bank the Swingline Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

      5.02 Fees, etc. (a) The Borrower shall have paid to the Administrative Agent for the account of each Continuing Bank and each New Bank a financing fee equal to 1/8 of 1% of the sum of such Bank's Commitments as in effect on the Restatement Effective Date (before giving effect to any extensions of credit on such date).

      (b) In addition to any amounts payable by the Borrower pursuant to paragraph (a) above, on the Restatement Effective Date, the Borrower shall have paid to the Agents, the Managing Agents and the Banks all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the respective Agents, Managing Agents and the Banks to the extent then due.

      5.03 Opinions of Counsel. On the Restatement Effective Date, the Administrative Agent shall have received (i) from Latham & Watkins, special counsel to Holdings and its Subsidiaries, an opinion addressed to each of the Agents and each of the Banks and dated the Restatement Effective Date covering the matters set forth in Exhibit E-1 and (ii) from Roland Paul, general counsel to the Borrower an opinion addressed to each of the Agents and each of the Banks and dated the Restatement Effective Date covering the matters set forth in Exhibit E-2.

      5.04 Corporate Documents; Proceedings; etc. (a) On the Restatement Effective Date, the Administrative Agent shall have received certificates of all Credit Parties (x) certifying that there were no changes, or providing the text of any changes, to the certificate of incorporation and by-laws of such Credit Parties as delivered pursuant to Section 5.04 of the Original Credit Agreement and (y) to the effect that each such Credit Party is in good standing in its respective state of incorporation and in those states where each such Credit Party conducts business.

      (b) All corporate and legal proceedings and all material instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Managing Agents, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Managing Agents reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

      5.05 Employee Benefit Plans; Shareholders' Agreements; Management Agreements; Collective Bargaining Agreements; Debt Agreements; Acquisition Documents; Tax Sharing Agreements. On or prior to the Restatement Effective Date, the Administrative Agent shall have received (i) a certification from the chairman of the board, the president, any vice president or the treasurer of the Borrower that all agreements and plans referenced in Section 5.05 of the Original Credit Agreement, previously delivered (or made available) to the Administrative Agent by each Credit Party, remain in full force and effect (or specifying which of such agreements and plans do not remain in full force and effect) and (ii) any amendments thereto or additional such agreements.

      5.06 Subsidiaries Guaranty. On the Restatement Effective Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered an Amended and Restated Subsidiaries Guaranty in the form of Exhibit F hereto (as modified, supplemented or amended from time to time, the "Subsidiaries Guaranty").

      5.07 Pledge Agreement. On the Restatement Effective Date, each Credit Party shall have duly authorized, executed and delivered an Amended and Restated Pledge Agreement in the form of Exhibit G (as modified, supplemented or amended from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee, all the Pledged Securities, if any, referred to therein then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers, in the case of capital stock constituting Pledged Securities.

      5.08 Security Agreement. On the Restatement Effective Date, each Credit Party shall have duly authorized, executed and delivered an Amended and Restated Security Agreement in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, in each case together with evidence that all other actions necessary (including the filing of any new financing statements or the amending of any existing financing statements) or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect (or maintain the perfection of) the security interests purported to be created (or maintained) by the Security Agreement have been taken.

      5.09 Mortgage Amendments: etc. On the Restatement Effective Date, the Collateral Agent shall have received:

            (i) fully executed counterparts of amendments (the "Mortgage Amendments"), in form and substance satisfactory to the Managing Agents to each of the Original Mortgages, together with evidence that counterparts of each of the Mortgage Amendments have been delivered to the title insurance company insuring the Lien of the Original Mortgages for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable to effectively maintain a valid and enforceable first priority (subject to Permitted Liens) mortgage lien on each Original Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors; and

            (ii) endorsements of the authorized issuing agent for title insurers reasonably satisfactory to the Collateral Agent to each Original Mortgage Policy assuring the Collateral Agent that each Original Mortgage is a valid and enforceable first priority mortgage lien on the respective Original Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Liens.

            5.10 Consent Letter. On the Restatement Effective Date, the Administrative Agent shall have received a letter from CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, substantially in the form of Exhibit I, indicating its consent to its appointment by each Credit Party as its agent to receive service of process as specified in Section 13.08.

            5.11 Adverse Change, etc. (a) On the Restatement Effective Date, nothing shall have occurred since September 30, 1996 (and the Banks shall have become aware of no facts, conditions or other information not previously known), which a Managing Agent or the Required Banks reasonably believe could have a material adverse effect on the rights or remedies of any Managing Agent or the Banks, or on the ability of Holdings, Parent or the Borrower to perform their respective obligations to the Managing Agents and the Banks or which the Managing Agents or the Required Banks reasonably believe would have a material adverse effect on the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of Holdings, Parent, the Borrower or any such Person and its Subsidiaries taken as a whole.

            (b) On or prior to the Restatement Effective Date, all necessary governmental (domestic and foreign) and third party approvals in connection with the Transaction, the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which, in the judgment of a Managing Agent or the Required Banks, restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Transaction.

      5.12 Litigation. On the Restatement Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to the Transaction or any documentation executed in connection therewith, or which any Managing Agent or the Required Banks shall determine is reasonably likely to have a materially adverse effect on the Transaction or the business, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, Parent, the Borrower, or any such Person and its Subsidiaries taken as a whole.

      5.13 Solvency Certificate; Environmental Analyses; Insurance. On or before the Restatement Effective Date, the Borrower shall cause to be delivered to the Administrative Agent (i) a solvency certificate from an officer of Holdings, in the form of Exhibit J hereto, setting forth his conclusions that, after giving effect to the Transaction and the incurrence of all the financings contemplated herein, each of Holdings and its Subsidiaries taken as a whole, and the Borrower and its Subsidiaries taken as a whole, is not insolvent and will not be rendered insolvent by the indebtedness incurred in connection therewith, and will not be left with unreasonably small capital with which to engage in their business and will not have incurred debts beyond their ability to pay debts as they mature,
(ii) such environmental updates as may have been reasonably requested by the Managing Agents and (iii) a summary of all insurance policies in form and substance reasonably satisfactory to the Managing Agents and evidence of insurance complying with the requirements of Section 8.03 for the business and properties of Holdings and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Managing Agents and the Required Banks and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be cancelled or revised without 30 days prior written notice by the insurer to the Collateral Agent.

      5.14 Financial Statements; Projections. (a) On or prior to the Restatement Effective Date, there shall have been delivered to the Administrative Agent unaudited consolidating and consolidated financial statements for Holdings and its Subsidiaries for the nine-month period ended September 30, 1996.

      (b) On or prior to the Restatement Effective Date there shall have been delivered to the Administrative Agent detailed projected consolidated financial statements of the Borrower and its Subsidiaries certified by the chief financial officer of the Borrower for the period from January 1, 1997 to December 31, 2001 (the "Projections"), which Projections (x) shall reflect the forecasted consolidated financial condition and income and expenses of the Borrower and its Subsidiaries after giving affect to the Transaction and the related financing thereof and the other transactions contemplated hereby and (y) shall be satisfactory in form and substance to the Managing Agents.

      5.15 Senior Subordinated Indebtedness. On or prior to the Restatement Effective Date, the Borrower shall have delivered to the Administrative Agent an officers' certificate (signed by an officer or officers satisfactory to the Administrative Agent) (x) meeting the requirements of the Senior Subordinated Notes Indenture (and the parenthetical contained in clause (e) of the definition of Senior Indebtedness contained therein) to the effect that the issuance of the Indebtedness pursuant to this Agreement does not violate the "Limitation on Indebtedness" covenant of the Senior Subordinated Note Indenture and setting forth in reasonable detail the reasons therefor, (y) certifying that this Agreement and the related documents hereto constitute the "New Bank Credit Facility" and "Designated Senior Indebtedness" under, and as defined in, the Senior Subordinated Note Indenture and that all Obligations hereunder constitute "Senior Indebtedness" under, and as defined in, the Senior Subordinated Note Indenture and (z) certifying that the "Initial Amount" (as defined in the Senior Subordinated Note Indenture) is, on and immediately after the occurrence of the Restatement Effective Date, at least $250 million and further certifying that all Term Loans incurred hereunder, together with extensions of credit (i.e., Revolving Loans, Swingline Loans and Letters of Credit) incurred from time to time under this Agreement in the full amount of the Total Revolving Loan Commitment, are permitted to be incurred and remain outstanding pursuant to
Section 4.12(b)(i)(A) of the Senior Subordinated Note Indenture.

      5.16 Refinancing; Original Credit Agreement; etc. On the Restatement Effective Date, (i) unless otherwise agreed by the Administrative Agent and the Borrower, each Original Bank shall have surrendered to the Administrative Agent for cancellation the promissory notes issued to it pursuant to the Original Credit Agreement in respect of its Original Term Loans, Original Revolving Loans and Original Swingline Loans, (ii) each Continuing Bank shall have converted its Original Tranche A Term Loan as contemplated by Section 1.01(a), (iii) all Original Tranche A Term Loans being converted as described in preceding clause
(ii) which were outstanding as Eurodollar Loans shall, at the time of such conversion, be converted into Base Rate Loans or borrowed as Eurodollar Loans in accordance with Section 1.01(a) and the Borrower shall pay breakage costs in accordance with the provisions of Section 1.11 of the Original Credit Agreement in connection therewith, (iv) all Original Tranche A Term Loans (except to the extent converted pursuant to preceding clause (ii)), Original Tranche B Term Loans, Original Tranche C Term Loans, Original Revolving Loans and Original Swingline Loans shall be repaid in full on the Restatement Effective Date (although Loans may be incurred hereunder on the Restatement Effective Date in accordance with the provisions hereof) and, if any Original Loans (including, without limitation, Original Tranche A Term Loans converted into Term Loans hereunder) were at such time maintained as Eurodollar Loans, all breakage costs owing in connection therewith shall have been paid as contemplated by Section
1.11 of the Original Credit Agreement, (v) each Original Bank shall have received payment in full of all amounts then due and owing to it under the Original Credit Agreement, (vi) the Borrowers shall have paid all accrued and unpaid interest and fees owing under the Original Credit

Agreement through the Restatement Effective Date, and (vii) the Administrative Agent shall have received evidence in form, scope and substance satisfactory to it that the matters set forth in this Section 5.16 have been satisfied on such date.

      SECTION 6. Conditions Precedent to All Credit Events on and After the Restatement Effective Date. The obligation of each Bank to make Loans (including Loans made on the Restatement Effective Date but excluding Mandatory Borrowings made thereafter, which shall be made as provided in Section 1.01(d)), and the obligation of an Issuing Bank to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

      6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

      6.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (excluding Swingline Loans and Mandatory Borrowings, and except as otherwise provided in Section 1.10), the Administrative Agent shall have received the notice required by Section 1.03(a). Prior to the making of any Swingline Loan, the Swingline Bank shall have received the notice required by
Section 1.03(b)(i)

      (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.02.

      The acceptance of the proceeds of each Credit Event shall constitute a representation and warranty by the Borrower to each of the Managing Agents and each of the Banks that all the conditions specified in Section 5 and in this
Section 6 and applicable to such Credit Event exist as of that time (except to the extent that any of the conditions specified in Section 5 are required to be satisfactory to or determined by any Bank, the Required Banks and/or the Managing Agents, or were previously waived in writing by the Required Banks). All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be in form and substance reasonably satisfactory to the Agents.

      SECTION 7. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of Holdings, Parent and the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Transaction as consummated on the Restatement Effective Date, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Restatement Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Restatement Effective Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

      7.01 Corporate Status. Holdings, Parent, the Borrower and each of their respective Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or Holdings and its Subsidiaries taken as a whole.

      7.02 Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

      7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material properties or assets of Holdings, Parent, the Borrower or any of their respective Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which Holdings, Parent, the Borrower or any of their respective Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of Holdings, Parent, the Borrower or any of their respective Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above relating to a Document other than a Credit Document) for any contraventions, conflicts, breaches, defaults or violations which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect (x) on the Transaction or (y) on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or Holdings and its Subsidiaries taken as a whole.

      7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except (x) as have been obtained or made and (y) if this representation is being made at any time prior to the tenth day following the Restatement Effective Date, filings or recordations of financing statements, Mortgages, Mortgage Amendments and other documents pursuant to the terms of the Security Documents (all of which filings and recordations shall be completed within 10 days after the Restatement Effective Date or, in the case of additional actions required by Section 8.12, such date as is provided in said Section 8.12)), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document.

      7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The unaudited consolidating and consolidated financial statements of Holdings and its Subsidiaries for the nine-month period ended September 30, 1996, and furnished to the Banks prior to the Restatement Effective Date pursuant to Section 5.14(a), present fairly the financial condition of Holdings and its Subsidiaries at the date of such statements. In addition, the financial statements in the offering memorandum of the Borrower, dated November 22, 1995 are true and correct in all material respects for the periods presented therein. All such historical financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied, except for the omission of footnotes and ordinary end of period adjustments (none of which individually, or in the aggregate, would be material). Since September 30, 1996, there has been no material adverse change in the performance, business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or Holdings and its Subsidiaries taken as a whole.

      (b) (i) On and as of the Restatement Effective Date, on a pro forma basis, after giving effect to the Transaction and all other transactions contemplated by the Documents and to all Indebtedness (including the Loans) being incurred or assumed, and Liens created by each Credit Party in connection therewith, with respect to Holdings, Parent and the Borrower, individually, and each such Person and its Subsidiaries taken as a whole, (x) the sum of the assets, at a fair valuation, of each such Person, individually, and each such Person and its Subsidiaries taken as a whole, will exceed its or their debts; (y) it has not incurred and does not intend to incur, nor believes that it will incur, debts beyond its ability to pay such debts as such debts mature; and (z) it will have sufficient capital with which to conduct its business. For purposes of this
Section 7.05(b), "debt" means any liability on a claim and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

      (c) Except as set forth on Schedule IV, there were as of the Restatement Effective Date no liabilities or obligations with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would be materially adverse to the Borrower, the Borrower and its Subsidiaries taken as a whole or Holdings and its Subsidiaries taken as a whole. As of the Restatement Effective Date, none of the Credit Parties knows of any basis for the assertion against it of any liability or obligation of any nature that is not fully disclosed in Schedule IV which, either individually or in the aggregate, could be materially adverse to the Borrower, the Borrower and its Subsidiaries taken as a whole or Holdings and its Subsidiaries taken as a whole.

      (d) The Projections set forth on Schedule V hereto were prepared in good faith on a basis consistent with the financial statements referred to in Section 7.05(a), and, at the time of the preparation thereof, based on good faith estimates and assumptions believed by management of Holdings to be reasonable.

      7.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of Holdings, Parent and the Borrower, threatened (i) with respect to any Document or (ii) with respect to matters not covered by Section 7.19, that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or Holdings and its Subsidiaries taken as a whole.

      7.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Holdings, Parent or the Borrower in writing to any of the Agents or any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Holdings, Parent or the Borrower in writing to any of the Agents or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

      7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Loans shall be used by the Borrower to (x) consummate the Transaction, (y) pay fees and expenses related thereto and (z) provide for the Borrower's general corporate and working capital purposes.

      (b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

      7.09 Tax Returns and Payments. Each of Holdings, Parent, the Borrower, Howmet Cercast (Canada) and each of their respective Subsidiaries (the "Taxpayers") have timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods, with the appropriate taxing authority, all Federal, state and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of Holdings, Parent, the Borrower, Howmet Cercast (Canada) and/or any of their respective Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the Taxpayers for the periods covered thereby. Each of the Taxpayers have paid all material taxes payable by them other than taxes which are not delinquent, and other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Except as set forth on Schedule VI, there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of Holdings, Parent, the Borrower or Howmet Cercast (Canada), threatened by any authority regarding any taxes relating to any of the Taxpayers. As of the Restatement Effective Date, except as set forth in Schedule VI, none of the Taxpayers has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of any of such Taxpayers, or is aware of any circumstances that would cause the taxable years or other taxable periods of any of such Taxpayers not to be subject to the normally applicable statute of limitations. None of the Taxpayers has provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. None of the Taxpayers has incurred, or will incur, any material tax liability in connection with the Acquisition, the Mergers and the other transactions contemplated hereby. Notwithstanding anything to the contrary in this Section 7.09, each representation in this Section 7.09 shall not be deemed to be incorrect if and to the extent any liability of Holdings and its Subsidiaries resulting from a fact or circumstance that otherwise would cause such representation to be untrue is covered by any Acquisition Letter of Credit.

      7.10 Compliance with ERISA. (i) Except as set forth on Schedule VII, each Plan (other than a Multiemployer Plan) is in substantial compliance with ERISA and the Code; except as set forth on Schedule VII, no Reportable Event has occurred with respect to a Plan that has or could reasonably be expected to result in a material liability not reflected in the Borrower's financial statements (other than a Multiemployer Plan); no Plan (other than a Multiemployer Plan) is insolvent or in reorganization; no Plan (other than a Multiemployer Plan) had during the last twelve months or has an Unfunded Current Liability in excess of $10,000,000; no Plan (other than a Multiemployer Plan) has an accumulated or waived funding deficiency, or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made by Holdings, Parent, Borrower or any of their Subsidiaries or any ERISA Affiliate with respect to a Plan and a Foreign Pension Plan have been timely made; none of Holdings, Parent, the Borrower or any of their respective Subsidiaries nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29),
4971, 4975 or 4980 of the Code or expects to incur any liability (including any indirect, contingent or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan (other than a Multiemployer Plan); no condition exists which presents a material risk to Holdings, Parent, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings, Parent, the Borrower, their respective Subsidiaries and their ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $1,000,000; no lien imposed under the Code or ERISA on the assets of Holdings, Parent, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate exists or is reasonably likely to arise on account of any Plan; and Holdings, Parent, the Borrower and their respective Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

      (ii) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither Holdings, Parent, the Borrower nor any of their Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities by more than $2,000,000.

      7.11 The Security Documents. (a) The provisions of the Security Agreement are effective to create or maintain in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Security Agreement, upon the filing of Form UCC-1 financing statements or the appropriate equivalent (which filings have been made), create or maintain a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens, to the extent a security interest in such collateral can be perfected or maintained by the filing of a financing statement. The recordation of the Assignment of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreements in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective, under applicable law, to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the Security Agreement and the recordation of the Assignment of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective under federal law to perfect the security interest granted to the Collateral Agent in the copyrights covered by the Security Agreement. Each of the Credit Parties party to the Security Agreement has good and valid title to all Security Agreement Collateral described therein, free and clear of all Liens except those described above in this clause (a).

      (b) The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors under the Pledge Agreement constitute first priority perfected security interests in the Pledged Securities described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities under the Pledge Agreements.

      (c) The Mortgages (as amended by the Mortgage Amendments) create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on all of the Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons (except that the security interest and mortgage lien created in the Mortgaged Properties may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens). Schedule III contains a true and complete list of each parcel of Real Property owned or leased by the Borrower and its Subsidiaries on the Restatement Effective Date, and the type of interest therein held by the Borrower or such Subsidiary. The Borrower and each of its Subsidiaries have good and indefeasible title to all fee-owned Mortgaged Properties and valid leasehold title to all Leaseholds, in each case free and clear of all Liens except those described in the first sentence of this subsection (c).

      7.12 Representations and Warranties in Documents. All representations and warranties set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made).

      7.13 Properties. Holdings, Parent, the Borrower and each of their respective Subsidiaries have good and valid title to all properties owned by them, including all property reflected in the balance sheet of the Borrower referred to in Section 7.05(a) and in the pro forma balance sheet referred to in
Section 5.14 (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business), free and clear of all Liens, other than (i) as referred to in the balance sheet or in the notes thereto or in the pro forma balance sheet or (ii) Permitted Liens otherwise permitted by
Section 9.01. On the Restatement Effective Date, Schedule III sets forth a true and complete description of all Real Property owned or leased by the Borrower and/or its Subsidiaries and sets forth the direct owner or lessee thereof.

      7.14 Capitalization. (a) On the Restatement Effective Date and after giving effect to the Transaction, the authorized capital stock of Holdings shall consist of 10,000 shares of common stock, all of which shall be issued and outstanding, and 15,000 shares of preferred stock, 5,000 of which shall be issued and outstanding (as shares of Holdings PIK Preferred Stock). All such outstanding shares have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. As of the Restatement Effective Date, Holdings does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for the Thiokol Purchase Option and the Holdings PIK Preferred Stock (which, being pay-in-kind, provides for the issuance of additional shares of Holdings PIK Preferred Stock in payment of accrued dividends thereon).

      (b) On the Restatement Effective Date and after giving effect to the Transaction, the authorized capital stock of Parent shall consist of 1,000 shares of common stock, 10 of which shall be issued and outstanding and delivered for pledge under the Pledge Agreement. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. As of the Restatement Effective Date, Parent does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

      (c) On the Restatement Effective Date and after giving effect to the Transaction, the authorized capital stock of the Borrower shall consist of 1,000 shares of common stock, 10 of which shall be issued and outstanding and delivered for pledge pursuant to the Pledge Agreement. All such outstanding shares of common stock have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. As of the Restatement Effective Date, the Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

      7.15 Subsidiaries. After giving effect to the Transaction (x) Holdings will have no Subsidiaries other than Parent and its Subsidiaries and (y) Parent shall have no Subsidiaries other than the Borrower and its Subsidiaries, and Howmet Insurance. After giving effect to the Transaction, the Borrower will have no Subsidiaries other than (i) those Subsidiaries listed on Schedule VIII and
(ii) new Subsidiaries created in compliance with Section 9.14. An accurate organization chart, showing the ownership structure of Holdings and each of its Subsidiaries, is set forth on Schedule IX.

      7.16 Compliance with Statutes, etc. Each of Holdings, Parent, the Borrower and their respective Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (other than applicable statutes, regulations, orders and restrictions relating to environmental standards and controls which are the subject of Section 7.19), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or Holdings and its Subsidiaries taken as a whole.

      7.17 Investment Company Act. None of Holdings, Parent, the Borrower or any of their respective Subsidiaries is an "investment company or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      7.18 Public Utility Holding Company Act. None of Holdings, Parent, the Borrower or any of their respective Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a " subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      7.19 Environmental Matters. (a) Holdings, Parent, the Borrower and each of their respective Subsidiaries have complied with, and on the date of each Credit Event will be in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge after inquiry of Holdings, Parent and the Borrower, past or threatened Environmental Claims against Holdings, Parent, the Borrower or any of their respective Subsidiaries or any Real Property owned or operated by Holdings, Parent, the Borrower or any of their respective Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by Holdings, Parent, the Borrower or any of their respective Subsidiaries or, to the best knowledge after inquiry of Holdings, Parent or the Borrower, on any property adjoining or in the vicinity of any such Real Property, that could reasonably be expected (i) to form the basis of an Environmental Claim against Holdings, Parent, the Borrower or any of their respective Subsidiaries or any such Real Property, or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by Holdings, Parent, the Borrower or any of their respective Subsidiaries under any applicable Environmental Law.

      (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by Holdings, Parent, the Borrower or any of their respective Subsidiaries where such generation, use, treatment, storage or transportation could give rise to an Environmental Claim or has violated or could reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by Holdings, Parent, the Borrower or any of their respective Subsidiaries where such Release could give rise to an Environmental Claim or has violated or could reasonably be expected to violate any applicable Environmental Law.

      (c) Notwithstanding anything to the contrary in this Section 7.19, the representations made in this Section 7.19 shall only be untrue if the aggregate effect of all failures and noncompliances of the types described above could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or Holdings and its Subsidiaries taken as a whole after giving effect to (i) the $6 million net reserve on the balance sheet of the Borrower, as set forth on the report on Form 10-Q (as filed with the SEC) of the Borrower for its fiscal quarter ended September 30, 1996, for environmental liabilities, (ii) the indemnity provisions of the Stock Purchase Agreement and (iii) letters of credit covering Excluded Liabilities (as defined in the Stock Purchase Agreement).

      7.20 Labor Relations. Except as set forth on Schedule X, none of Holdings, Parent, the Borrower nor any of their respective Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the Borrower, the Borrower and its Subsidiaries taken as a whole or Holdings and its Subsidiaries taken as a whole and there is (i) no unfair labor practice complaint pending against Holdings, Parent, the Borrower or any of their respective Subsidiaries or, to the best knowledge of Holdings, Parent or the Borrower, threatened against any of them, before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings, Parent the Borrower or any of their respective Subsidiaries or, to the best knowledge of Holdings, Parent or the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings, Parent, the Borrower or any of their respective Subsidiaries or, to the best knowledge of Holdings, Parent or the Borrower, threatened against Holdings, the Borrower or any of their respective Subsidiaries and (iii) to the best knowledge of Holdings, Parent and the Borrower, no union representation proceeding is pending with respect to the employees of Holdings, Parent or the Borrower or any of their respective Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or Holdings and its Subsidiaries taken as a whole.

      7.21 Patents, Licenses, Franchises and Formulas. Each of Holdings, Parent, the Borrower and their respective Subsidiaries owns all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, in each case reasonably necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to own or obtain which, as the case may be, would result in a material adverse effect on the business. operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or Holdings and its Subsidiaries taken as a whole.

            7.22 Indebtedness. Schedule XI sets forth a true and complete list of all Indebtedness of Holdings, Parent, the Borrower and their respective Subsidiaries as of the Restatement Effective Date and which (x) constituted "Existing Indebtedness" under, and as defined in, the Original Credit Agreement and (y) is to remain outstanding after giving effect to the Transaction (the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity (to the Borrower's knowledge, in the case of guarantees by Persons other than Holdings and its Subsidiaries) which directly or indirectly guaranteed such debt.

            7.23 Special Purpose Corporations. Holdings directly engages in no business activities, except in connection with its ownership of the capital stock of Parent and liabilities incident thereto. Parent engages in no direct business activities, other than (i) its ownership of the capital stock of the Borrower and Howmet Insurance and liabilities incident thereto, (ii) its obligations with respect to the Installment Notes and its rights with respect to the Installment Notes Trust and any Acquisition Letters of Credit, (iii) the remediation of certain formerly owned environmental sites, as to which it has received unconditional indemnification from one or more financially responsible third parties and (iv) its obligations pursuant to the Parent PIK Subordinated Notes.

            SECTION 8. Affirmative Covenants. Holdings, Parent and the Borrower hereby covenant and agree that on and after the Restatement Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

            8.01 Information Covenants. Holdings, Parent and/or the Borrower will furnish to the Administrative Agent (with sufficient copies for each of the Banks) and the Administrative Agent will promptly thereafter furnish to each
Bank:

            (a) Quarterly Financial Statements. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, (i) the report on Form 10-Q (as filed with the Securities and Exchange Commission or any successor thereto (the "SEC")) of the Borrower for such quarterly period, with the financial information contained therein to be certified by the chief financial officer or treasurer of the Borrower, subject to normal year-end audit adjustments, provided that if for any reason the Borrower ceases to file such reports on Form 10- Q with the SEC, it shall nonetheless continue to furnish such information to the Administrative Agent pursuant to this clause (a), and
      (ii) management's discussion and analysis of the important operational and financial developments during the fiscal quarter and year-to-date periods (except to the extent already included in the report delivered pursuant to preceding clause (i)).

            (b) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, (i) the report on Form 10-K (as filed with the SEC) of the Borrower for such fiscal year, provided that if for any reason the Borrower ceases to file such reports on Form 10-K with the SEC, it shall nonetheless continue to furnish such information to the Administrative Agent pursuant to this clause (b), (ii) the consolidated and consolidating balance sheets of Holdings and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified (x) in the case of the consolidating financial statements described above, by an officer of Holdings and (y) in the case of such consolidated financial statements, by Ernst & Young or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of Holdings and its Subsidiaries, which audit was conducted in accordance with generally accepted aud- iting standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and (iii) management's discussions and analysis of the important operational and financial developments during such fiscal year (except to the extent already included in the report delivered pursuant to preceding clause (i)).

            (c) Management Letters. Promptly after the receipt thereof by Holdings, Parent, the Borrower or any of their respective Subsidiaries, a copy of any management letter" received by any such Person from its certified public accountants and the management's responses thereto.

            (d) Budgets. No later than 30 days following the first day of each fiscal year of the Borrower, beginning with the fiscal year commencing January 1, 1998, a budget in form satisfactory to the Managing Agents (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by the Borrower for each of the fiscal years through the Maturity Date, in each case, of the Borrower and its Subsidiaries, accompanied by the statement of the chief financial officer or treasurer of the Borrower to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby.

            (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 8.01(a) and (b), a certificate of the chairman of the board, the president, the chief financial officer or the treasurer of the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall, in the case of any such financial statements delivered in respect of a period ending on the last day of a fiscal quarter or year of Holdings, (x) set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 4.02(e) and (f), 9.03, 9.04, 9.05 and 9.07 through 9.10, inclusive, at the end of such fiscal quarter or year, as the case may be.

            (f) Notice of Default or Litigation. Promptly, and in any event within three Business Days in the case of item (i) below or five Business Days in the case of item (ii) below, after an officer of Holdings, Parent or the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default and (ii) any litigation or governmental investigation or proceeding pending (x) against Holdings, Parent, the Borrower or any of their respective Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or Holdings and its Subsidiaries taken as a whole, (y) with respect to any Indebtedness in excess of $5,000,000 of Holdings, Parent, the Borrower or any of their respective Subsidiaries taken as a whole or (z) with respect to any Document.

            (g) Other Reports and Filings. Promptly, copies of all other financial information, reports, proxy materials and other information which Holdings, the Borrower or any of their respective Subsidiaries shall file with the SEC or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

            (h) Environmental Matters. Promptly upon, and in any event within ten Business Days after, an officer of Holdings, Parent, the Borrower or any of their respective Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters, unless such officer reasonably concludes that such environmental matters would not, individually or when aggregated with all other such environmental matters, materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or Holdings and its Subsidiaries taken as a whole:

            (i) any pending or threatened Environmental Claim against Holdings, Parent, the Borrower or any of their respective Subsidiaries or any Real Property owned or operated by Holdings, Parent, the Borrower or any of their respective Subsidiaries;

            (ii) any condition or occurrence on or arising from any Real Property owned or operated by Holdings, Parent, the Borrower or any of their respective Subsidiaries that (a) results in noncompliance by Holdings, Parent, the Borrower or any of their respective Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against Holdings, Parent, the Borrower or any of their respective Subsidiaries or any such Real Property;

            (iii) any condition or occurrence on any Real Property owned or operated by Holdings, Parent, the Borrower or any of their respective Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by Holdings, Parent, the Borrower or any of their respective Subsidiaries of such Real Property under any Environmental Law; and

            (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by Holdings, Parent, the Borrower or any of their respective Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event Holdings, Parent and/or the Borrower shall deliver to each Bank all notices received by it or any of their respective Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings', Parent's, the Borrower's or such Subsidiary's response thereto. In addition, the Borrower will provide the Banks with copies of all material communications with any government or governmental agency relating to Environmental Laws, all communications with any Person (other than its attorneys) relating to any Environmental Claim of which notice is required to be given pursuant to this Section 8.01(h), and such detailed reports (not subject to attorney-client or attorney work product privileges) of any such Environmental Claim as may reasonably be requested by the Banks.

      (i) Annual Meetings with Banks. At the request of Administrative Agent, Holdings shall within 120 days after the close of each fiscal year of Holdings hold a meeting at a time and place selected by Holdings and acceptable to the Managing Agents with all of the Banks at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Holdings and its Subsidiaries and the budgets presented for the current fiscal year of Holdings and its Subsidiaries.

            (j) Installment Notes; Existing Installment Notes Letter of Credit; Acquisition Letters of Credit. Holdings, Parent or the Borrower shall promptly, and in any event within three Business Days, after it becomes aware of (or in the case of clause (ix) below, after it receives) same, provide the Administrative Agent with notice of (i) any dispute between Parent and any holder of Installment Notes, (ii) any payment with respect to the Installment Notes which is not paid directly from a drawing in a like amount pursuant to the Existing Installment Notes Letter of Credit,
      (iii) any failure to reinstate the Existing Installment Notes Letter of Credit in accordance with its terms following a drawing thereunder to pay interest, (iv) any drawing under the Existing Installment Notes Letter of Credit, (v) any circumstance whatsoever which would permit a drawing under any Acquisition Letter of Credit, (vi) any circumstance or occurrence which would permit a drawing under any Acquisition Letter of Credit unless such circumstance or occurrence is remedied or other actions taken (including, but not limited to, a downgrade in the credit rating of the respective issuer of the respective Acquisition Letter of Credit), (vii) any replacement of any Acquisition Letter of Credit (whether or not in accordance with the requirements of the Stock Purchase Agreement), (viii) any claim for indemnification made by Holdings or any of its Subsidiaries pursuant to the Stock Purchase Agreement and (ix) copies of all notices received by it under the Installment Notes Trust or the Installment Notes Trust Agreement. In connection with any notice of the type described above, and following a request by any Agent, Holdings, Parent and the Borrower shall promptly furnish the Banks with information describing the actions, if any, it plans to take in connection with any of the items described above.

            (k) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to Holdings, Parent, the Borrower or their respective Subsidiaries as any Agent (whether acting on its own or at the request of any Bank) may reasonably request in writing.

            8.02 Books, Records and Inspections. Holdings, Parent and the Borrower will, and will cause each of their respective Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Holdings, Parent and the Borrower will, and will cause each of their respective Subsidiaries to, permit officers and designated representatives of any of the Agents or any Bank to visit and inspect, during regular business hours and under guidance of officers of Holdings, Parent, the Borrower or such Subsidiary, any of the properties of Holdings, Parent and the Borrower or such Subsidiary, and to examine the books of account of Holdings, Parent and the Borrower or such Subsidiary and discuss the affairs, finances and accounts of Holdings, Parent, the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable advance notice and at such reasonable times and intervals and to such reasonable extent as such Agent or such Bank may request.

      8.03 Maintenance of Property; Insurance. (a) Schedule XII sets forth a true and complete listing of all insurance maintained by Holdings, Parent, the Borrower and their respective Subsidiaries as of the Restatement Effective Date. Holdings, Parent and the Borrower will, and will cause each of their respective Subsidiaries to, (i) keep all property necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (iii) furnish to each Bank, upon written request, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, Holdings, Parent and the Borrower will at all times cause insurance of the types described in Schedule XII to be maintained (with the same scope of coverage as that described in Schedule XII) at levels which are at least as great as the respective amount described opposite the respective type of insurance on
Schedule XII under the column headed "Minimum Amount Required to be Maintained", provided, however, that Holdings, Parent or the Borrower may discontinue or reduce any insurance to the extent that it is no longer available at commercially reasonable rates and so long as similarly situated companies are, in general, reducing or eliminating such insurance in a manner consistent with the changes being effected by the Credit Parties and their Subsidiaries.

      (b) Holdings, Parent and the Borrower will, and will cause their respective Domestic Subsidiaries to, at all times keep their respective property insured in favor of the Collateral Agent, and all policies (including Mortgage Policies) or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by Holdings, Parent, the Borrower or any of their respective Domestic Subsidiaries) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee or as an additional insured), (ii) shall state that such insurance policies shall not be cancelled without 30 days' prior written notice thereof by the respective insurer to the Collateral Agent and (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Creditors.

      8.04 Corporate Franchises. Holdings, Parent and the Borrower will, and will cause each of their respective Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents used in its business; provided, however, that nothing in this Section 8.04 shall prevent (i) sales of assets, consolidations or mergers by or involving Holdings, Parent, the Borrower or any of their respective Subsidiaries in accordance with Section 9.02 or (ii) the withdrawal by Holdings, Parent, the Borrower or any of their respective Subsidiaries of their qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or Holdings and its Subsidiaries taken as a whole.

      8.05 Compliance with Statutes, etc. Holdings, Parent and the Borrower will, and will cause each of their respective Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or Holdings and its Subsidiaries taken as a whole.

      8.06 Compliance with Environmental Laws. (a) Holdings, Parent and the Borrower will comply, and will cause each of their respective Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of Real Property now or hereafter owned or operated by Holdings, Parent, the Borrower or any of their respective Subsidiaries, will within a reasonable time-period pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. None of Holdings, Parent, the Borrower nor any of their respective Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by Holdings, Parent, the Borrower or any of their respective Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials used or stored at any such Real Properties in material compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property.

      (b) At the written request of the Administrative Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Borrower will provide, at the Borrower's sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned or operated by Holdings, Parent, the Borrower or any of their respective Subsidiaries, prepared by an environmental consulting firm approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property; provided that such request may be made only if (i) there has occurred and is continuing an Event of Default, (ii) the Administrative Agent or the Required Banks reasonably believe that Holdings, Parent, the Borrower or any such Real Property is not in material compliance with Environmental Law, or (iii) circumstances exist that reasonably could be expected to form the basis of a material Environmental Claim against Holdings, Parent, the Borrower or any such Real Property. If the Borrower fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and the Borrower shall grant and hereby grants to the Administrative Agent and the Banks and their agents access to such Real Property and specifically grants the Administrative Agent and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

      8.07 ERISA. As soon as possible and, in any event, within 10 days after Holdings, Parent, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate (collectively, the "Plan Parties") knows of the occurrence of any of the following, Holdings or the Borrower will deliver to each of the Banks a certificate of an officer of Holdings or the chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, that Holdings, Parent, the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, Parent, the Borrower, such Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred other than with respect to a Multiemployer Plan; that an accumulated funding deficiency has been incurred or an application may reasonably be expected to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan other than with respect to a Multiemployer Plan; that a contribution required to be made by Holdings, Parent, Borrower, any of their Subsidiaries and/or any ERISA Affiliate, to a Plan or Foreign Pension Plan has not been timely made; that a Plan other than a Multiemployer Plan has been or may reasonably be expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan other than a Multiemployer Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may reasonably be expected to be or have been instituted to terminate or appoint a trustee to administer a Plan other than a Multiemployer Plan; that a proceeding has been instituted with respect to any Plan Party pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that Holdings, Parent, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate will or may reasonably be expected to incur any liability (including any indirect, contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(1) of ERISA; or that Holdings, Parent, the Borrower or any Subsidiary may incur any material liability solely as a result of the adoption or amendment of any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) in addition to the liability existing on the Restatement Effective Date pursuant to any such welfare or pension plan. Upon request by any Bank, the Borrower will deliver to such Bank a complete copy of the annual reports (Form
5500) of each Plan (other than a Multiemployer Plan) (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of any material notices received by Holdings, Parent, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Banks no later than 15 days after the date such notice has been received by Holdings, the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

      8.08 End of Fiscal Years; Fiscal Quarters. Holdings shall cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31, and
(ii) each of its, and each of its Subsidiaries', (x) first three fiscal quarters in each fiscal year to end on the last day of the thirteenth week of the respective calendar quarter and (y) fourth fiscal quarter in each fiscal year to end on December 31, provided, however, that, so long as no Default or Event of Default then exists, Holdings may make one election to change its, and each of its Subsidiaries', fiscal years to end on a date other than December 31.

      8.09 Performance of Obligations. Each of Holdings, Parent and the Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or Holdings and its Subsidiaries taken as a whole.

      8.10 Payment of Taxes. Each of the Taxpayers will pay and discharge or cause to be paid and discharged, and will cause each of their respective Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any material properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any material properties of the Taxpayers or any of their respective Subsidiaries; provided that none of the Taxpayers or any of their respective Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

      8.11 Ownership of Subsidiaries. Holdings shall at all times own 100% of the outstanding capital stock of Parent, which in turn shall at all times own 100% of the outstanding capital stock of the Borrower. Except as otherwise expressly permitted pursuant to Section 9.14 in the case of the creation or acquisition of new Subsidiaries after the Restatement Effective Date, the Borrower shall directly or indirectly own 100% of the capital stock of each Subsidiary of Holdings other than Parent, the Borrower and Howmet Insurance (which shall be owned by the Parent). Without limiting the foregoing, the Borrower shall at all times be required to directly own 100% of the capital stock of each Receivables Subsidiary, which capital stock (and any promissory notes received by the Borrower or any other Credit Party from any Receivables Subsidiary) shall be pledged (and delivered for pledge) pursuant to the Pledge Agreement.

      8.12 Additional Security; Further Assurances; Surveys. (a) Holdings, Parent and the Borrower will, and will cause each of their respective Domestic Wholly-Owned Subsidiaries (other than Howmet Insurance and any Receivables Subsidiary) to, grant to the Collateral Agent security interests and mortgages (an "Additional Mortgage") in such Real Property having a Fair Market Value in excess of $1,000,000 of any such Person as are not covered by the Original Mortgages, to the extent acquired after the Restatement Effective Date and requested from time to time by the Administrative Agent or the Required Banks (each such Real Property, an "Additional Mortgaged Property"). All such Additional Mortgages shall be granted pursuant to documentation substantially in the form of the Mortgages delivered to the Administrative Agent on the Original Effective Date or in such other form as is reasonably satisfactory to the Administrative Agent and shall constitute valid and enforceable perfected Liens superior to and prior to the rights of all third Persons and subject to no other Liens except as are permitted by Section 9.01 at the time of perfection thereof. The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full.

      (b) Holdings, Parent and the Borrower will, and will cause each of their respective Domestic Wholly-Owned Subsidiaries (other than Howmet Insurance and any Receivables Subsidiary) to, at the expense of the applicable Credit Party, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, confirmatory conveyances, financing statements, transfer endorsements, confirmatory powers of attorney, certificates, real property surveys, reports and other assurances or confirmatory instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require pursuant to this Section 8.12. Furthermore, Holdings, Parent and the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 8.12 has been complied with.

      (c) Holdings, Parent and the Borrower agree to cause each Domestic Wholly-Owned Subsidiary (other than any Receivables Subsidiary) established or created in accordance with Section 9.14 to execute and deliver a guaranty of all Obligations and all obligations under Interest Rate Protection or Other Hedging Agreements in substantially the form of the Subsidiaries Guaranty.

      (d) The Borrower agrees to pledge and deliver all of the capital stock of each new Subsidiary (excluding that portion of the voting stock of any Foreign Subsidiary which would be in excess of 65% of the total outstanding voting stock of such Foreign Subsidiary) established or created after the Restatement Effective Date to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement.

      (e) Holdings, Parent and the Borrower will cause each Domestic Wholly-Owned Subsidiary (other than the Receivables Subsidiary) established or created in accordance with Section 9.14 to grant to the Collateral Agent a first priority (subject to Permitted Liens) Lien on property (tangible and intangible) other than any assets that may become Receivables Facility Assets of such Subsidiary upon terms and with exceptions similar to those set forth in the Security Documents as appropriate, and satisfactory in form and substance to the Borrower, the Administrative Agent and Required Banks. Holdings, Parent and the Borrower shall cause each such Domestic Wholly-Owned Subsidiary, at its own expense, to execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation and perfection of the foregoing Liens. Holdings, Parent and the Borrower will cause each of such Domestic Subsidiaries to take all actions reasonably requested by the Administrative Agent (including, without limitation, the filing of UCC-1's) in connection with the granting of such security interests.

      (f) The security interests required to be granted pursuant to this Section
8.12 shall be granted pursuant to security documentation (which shall be substantially similar to the Security Documents already executed and delivered by the Borrower or its Subsidiaries, as applicable) or otherwise satisfactory in form and substance to the Collateral

Agent and the Borrower and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except such Liens as are permitted by Section 9.01. The Additional Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the respective Secured Creditors, required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of the Additional Security Documents, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, Mortgage Policies, title surveys, real estate appraisals and other related documents as may be reasonably requested by the Managing Agents or the Required Banks to assure themselves that this Section 8.12 has been complied with.

      (g) Each of Holdings and the Borrower agrees that each action required above by Section 8.12 (a) or (b) shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent or the Required Banks. Each of Holdings and the Borrower further agrees that each action required by Sections 8.12(c), (d), (e) and (f) with respect to the creation or acquisition of a new Subsidiary shall be completed contemporaneously with (or, in the case of any documents or instruments to be registered, filed or recorded, within 10 days of) the creation or acquisition of such new Subsidiary.

      8.13 Permitted Acquisitions and Certain Additional Capital Expenditures.
(a) During any calendar year, the Borrower and its Subsidiaries may make Permitted Acquisitions, so long as the aggregate consideration paid (including, without limitation, the value of any noncompete, earn-out and other deferred payout arrangements) in connection therewith does not exceed $10,000,000 during such calendar year (it being understood that for calendar year 1996, such amount shall be reduced by the amount of consideration paid in respect of Permitted Acquisitions between January 1, 1996, and the Restatement Effective Date), except to the extent such additional consideration is permitted pursuant to following clauses (b) or (c).

      (b) To the extent the aggregate amount of consideration paid (including, without limitation, the value of any noncompete, earn-out and other deferred payout arrangements) in respect of Permitted Acquisitions of the Borrower and its Subsidiaries during any calendar year is less than $10,000,000 (after giving effect to any decrease in such amount as provided above in clause (a) or increase in any such amount as provided below in this clause (b)), the lesser of
(x) such unused amount and (y) $10,000,000, may be carried forward and utilized by the Borrower and its Subsidiaries to make additional Permitted Acquisitions in the immediately succeeding calendar year; provided that the maximum amount carried forward into any calendar year pursuant to this clause
(b) shall be $10,000,000.

      (c) In addition to the Permitted Acquisitions permitted pursuant to preceding clauses (a) and (b), additional Permitted Acquisitions and/or Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to be made with proceeds of asset sales not otherwise required to be applied pursuant to
Section 4.02(e) by reason of the proviso to the first sentence thereof; provided that the maximum aggregate amount of consideration paid (including, without limitation, the value of any noncompete, earn-out and other deferred payout arrangements) in connection with Permitted Acquisitions and Capital Expenditures permitted pursuant to this clause (c) shall not exceed either (x) $25,000,000 in any calendar year or (y) $50,000,000 in the aggregate for all periods after the Original Effective Date.

      (d) Notwithstanding anything to the contrary contained above, (x) the aggregate principal amount of Permitted Acquired Debt assumed in connection with any Permitted Acquisition (or which remains as an obligation of the respective Subsidiary acquired after giving effect thereto) shall be counted as consideration paid in connection therewith for purposes of determining compliance with preceding clauses (a) through (c) of this Section 8.13 and (y) in no event shall any Permitted Acquisition be made at any time when a Default or Event of Default then exists, or would exist immediately after giving effect thereto.

      8.14 Interest Payments on Parent PIK Subordinated Notes. Parent shall, to the maximum extent permitted pursuant to the terms of the Parent PIK Subordinated Notes, make all payments of interest owing with respect thereto through the issuance of additional Parent PIK Subordinated Notes, rather than by making such interest payments in cash. Parent shall take all other actions as may be necessary so that no cash payments are owing in respect of the Parent PIK Subordinated Notes at any time prior to the date which occurs eight and one-half years after the Original Effective Date.

      8.15 Maintenance of Corporate Separateness. Holdings will, and will cause each of its Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records. Neither the Borrower nor any of its Subsidiaries shall make any payment to a creditor of Parent or Holdings in respect of any liability of either such Person, and no bank account of Holdings or Parent shall be commingled with any bank account of the Borrower or any of its Subsidiaries. Any financial statements distributed to any creditors of Holdings or Parent shall clearly establish or indicate the corporate separateness of such Person from the Borrower and its Subsidiaries. Finally, neither Holdings nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of Holdings or Parent being ignored, or in the assets and liabilities of Holdings or Parent being substantively consolidated with those of the Borrower or any of its Subsidiaries in a bankruptcy, reorganization or other insolvency proceeding.

      8.16 Foreign Subsidiaries Security. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower reasonably acceptable to the Administrative Agent and the Required Banks does not within 30 days after a request from the Administrative Agent or the Required Banks deliver evidence, in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks, with respect to any Foreign Subsidiary which has not already had all of its stock pledged pursuant to the Pledge Agreement that a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), to the extent that the entering into such Pledge Agreement is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.16 to be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks.

      8.17 Drawings on, and Replacements of, Acquisition Letters of Credit. (a) If at any time Holdings or any of its Subsidiaries is permitted, in accordance with the terms thereof, to make any drawing under any Acquisition Letter of Credit, then Holdings, the Parent or the Borrower shall, or shall cause its respective Subsidiary to, make such drawing or drawings as are then permitted to be made under the respective Acquisition Letter of Credit as may be directed by the Required Banks, with any such drawing to be made within five Business Days (or (x) such longer period as is then required thereunder to effect such a drawing or (y) subject to clause (x), such shorter period as will permit the drawing to occur prior to the expiration date of any Acquisition Letter of Credit) after Holdings or the Borrower has received written notice to make such drawing from the Required Banks or by the Administrative Agent on their behalf. The foregoing shall not prohibit Holdings, the Parent, the Borrower or their respective Subsidiaries from making drawings under any Acquisition Letter of Credit, in the absence of a direction by the Required Banks, at any time when it is otherwise permitted to do so.

      (b) If any Acquisition Letter of Credit is replaced by a substitute Acquisition Letter of Credit (which substitution must be made in accordance with the Stock Purchase Agreement), Holdings and its Subsidiaries shall take all actions with respect thereto as it would have been required to take if such replacement Acquisition Letter of

Credit were originally issued on the Restatement Effective Date in accordance with the requirements of Section 5.07 of the Original Credit Agreement.

            (c) Except in connection with a replacement of an Acquisition Letter of Credit with a substantially identical letter of credit in accordance with the requirements of the Stock Purchase Agreement, neither Holdings nor any of its Subsidiaries will surrender any Acquisition Letter of Credit for cancellation (or agree thereto) prior to the stated expiration date thereof (as determined without regard to any early expiration due to the surrender of the respective Acquisition Letter of Credit), except in connection with a drawing of the full stated amount of an Acquisition Letter of Credit where such drawing is the last drawing which will be permitted thereunder and where the respective Acquisition Letter of Credit must be surrendered in connection with such drawing.

            (d) Neither Holdings nor any of its Subsidiaries will consent to any investment of funds held pursuant to the Installment Notes Trust Agreement in any investments which would not constitute Cash Equivalents.

            SECTION 9. Negative Covenants. Holdings, Parent and the Borrower covenant and agree that on and after the Restatement Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

            9.01 Liens. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this
Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

            (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles in the United States (or the equivalent thereof in any country in which a Foreign Subsidiary is doing business, as applicable);

            (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', ware- housemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the property or assets of the Borrower, the Borrower and its Subsidiaries taken as a whole, or Holdings and its Subsidiaries taken as a whole, or materially impair the use thereof in the operation of the business of the Borrower, the Borrower and its Subsidiaries taken as a whole or Holdings and its Subsidiaries taken as a whole or (y) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

            (iii) Liens in existence on the Restatement Effective Date which are listed, and the property subject thereto described, in Schedule XIII, but only to the respective date, if any, set forth in such Schedule XIII for the removal and termination of any such Liens, plus renewals and extensions of such Liens to the extent set forth on Schedule XIII, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal or extension and (y) any such renewal or extension does not encumber any additional assets or properties of Holdings or any of its Subsidiaries;

            (iv) Permitted Encumbrances;

            (v) Liens created pursuant to the Security Documents;

            (vi) licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of Holdings and its Subsidiaries taken as a whole or materially diminishing the aggregate value of the Collateral;

            (vii) Liens upon assets of the Borrower and its Subsidiaries subject to Capitalized Lease Obligations to the extent permitted by Section 9.04, provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset (other than proceeds thereof) of the Borrower or any Subsidiary of the Borrower;

            (viii) Liens placed upon assets used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of acquisition thereof by the

      Borrower or any such Subsidiary or within 120 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (viii) shall not at any time exceed $5,000,000 and (y) in all events, the Lien encumbering the assets so acquired does not encumber any other asset (other than proceeds thereof) of the Borrower or such Subsidiary;

            (ix) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness, not materially interfering with the conduct of the business of the Borrower, the Borrower and its Subsidiaries taken as a whole or Holdings and its Subsidiaries taken as a whole and not materially diminishing the aggregate value of the Collateral;

            (x) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

            (xi) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 10.09, provided that no cash or property is deposited or delivered to secure the respective judgment or award (or any appeal bond in respect thereof, except as permitted by following clause (xiii));

            (xii) statutory and contractual landlords' liens under leases or subleases to which the Borrower or any of its Subsidiaries is a party;

            (xiii) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers, provided that the aggregate amount of deposits at any time pursuant to sub-clause (y) and sub-clause (z) shall not exceed $1,000,000 in the aggregate;

            (xiv) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

            (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

            (xvi) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Borrower and its Subsidiaries prior to the Restatement Effective Date;

            (xvii) deposits made to secure statutory obligations in the form of excise taxes;

            (xviii) Liens shall be permitted to the extent same are deemed to exist as a result of the establishment of the Installment Notes Trust, so long as such Liens apply only to the New Installment Notes Letters of Credit and any Secondary Letters of Credit issued in respect thereof, and proceeds of drawings under such letters of credit made by the Installment Notes Trustee;

            (xix) Liens on Receivables Facility Assets transferred (A) to any Receivables Subsidiary or (B) by any Receivables Subsidiary to the Receivables Purchasers, and the filing of financing statements in connection therewith, created by, and as set forth in, the Receivables Documents;

            (xx) Liens upon specific items of inventory or other goods and proceeds thereof granted in favor of any Person (but not directly or indirectly securing any Indebtedness) to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

            (xxi) Liens encumbering deposits securing Indebtedness under Other Hedging Agreements, so long as the aggregate amount of deposits at any time subject to Liens pursuant to this clause (xxi) does not exceed $3,000,000 in the aggregate;

            (xxii) Liens encumbering deposits made in the ordinary course of business, not to exceed $5,000,000 in the aggregate at any time, to secure nondelinquent obligations arising from statutory, regulatory, contractual or warranty requirements of the Borrower or its Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP, shall have been made;

            (xxiii) Liens on assets of Foreign Subsidiaries, provided that (x) such Liens do not extend to, or encumber, assets which constitute Collateral or the capital stock of the Borrower or any of its Subsidiaries and (y) such Liens extending to the assets of any Foreign Subsidiary secure only Indebtedness incurred by such Foreign Subsidiary pursuant to Section 9.04(xviii);

            (xxiv) Liens on assets of any Subsidiary of the Borrower acquired as a result of a Permitted Acquisition and securing only Permitted Acquired Debt of such Subsidiary, so long as such Liens comply with the requirements set forth in the definition of Permitted Acquired Debt; and

            (xxv) Liens not otherwise permitted by the foregoing clauses (i) through (xxiv) to the extent attaching to properties and assets with an aggregate fair value not in excess of, and securing liabilities not in excess of, $5,000,000 in the aggregate at any time outstanding.

            9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. Holdings will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets in the ordinary course of business) of any Person, except that:

            (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

            (ii) each of the Borrower and its Subsidiaries may (x) in the ordinary course of business, sell, lease or otherwise dispose of any assets which, in the reasonable judgment of such Person, are obsolete, worn out or otherwise no longer useful in the conduct of such Person's business and (y) sell, lease or otherwise dispose of any other assets, provided that the aggregate Net Sale Proceeds of all assets subject to sales or other dispositions pursuant to this clause (y) shall not exceed $10,000,000 in any calendar year;

            (iii) investments may be made to the extent permitted by Section
      9.05;

            (iv) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.04);

            (v) each of the Borrower and its Subsidiaries may make sales or transfers of inventory in the ordinary course of business and consistent with past practices (including without limitation sales or transfers of inventory by the Borrower to its Subsidiaries);

            (vi) the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables not otherwise permitted under clause (xi) below);

            (vii) transfers of condemned property to the respective governmental authority or agency that has condemned same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement, shall be permitted;

            (viii) licenses or sublicenses by the Borrower and its Subsidiaries of software, trademarks and other intellectual property in the ordinary course of business and which do not materially interfere with the business of the Borrower, the Borrower and its Subsidiaries taken as a whole or Holdings and its Subsidiaries taken as a whole shall be permitted;

            (ix) the Installment Notes Trust shall be permitted to exist;

            (x) the Borrower or any Domestic Wholly-Owned Subsidiary of the Borrower may transfer assets or lease to or acquire or lease assets from the Borrower or any other Domestic Wholly-Owned Subsidiary of the Borrower, or any Domestic Wholly-Owned Subsidiary of the Borrower may be merged into the Borrower (as long as the Borrower is the surviving corporation of such merger as a Wholly-Owned Subsidiary of Parent) or any other Domestic Wholly-Owned Subsidiary of the Borrower; provided that the aggregate amount (taking the Fair Market Value) of such transfers of assets (exclusive of assets transferred to the Intellectual Property Subsidiary, or by the Intellectual Property Subsidiary to the Second Tier IP Subsidiary, as contemplated by clauses (x) and (y) of the definition of Intellectual Property Subsidiary) made to Domestic Wholly-Owned Subsidiaries of the Borrower after the Original Effective Date shall not exceed 15% of Consolidated Total Assets as of December 31, 1995;

            (xi) sales, contributions and other transfers of Receivables Facility Assets to the Receivables Subsidiary and sales and other transfers of Receivables Facility

Assets by the Receivable Subsidiary to the Receivables Purchasers, and purchases and acquisitions of Receivables Facility Assets by the Receivables Subsidiary, in each case pursuant to the Receivables Facility shall be permitted;

            (xii) so long as no Default or Event of Default exists at the time of the respective sale of assets or immediately after giving effect thereto, sales of assets (which may include interests in Subsidiaries and in joint ventures; provided that no part of the capital stock of any Subsidiary may be sold pursuant to this clause (xii) unless all of the capital stock of the respective Subsidiary owned by Holdings and its Subsidiaries is sold pursuant to such a sale) of up to 5% of Consolidated Total Assets, as determined on the last day of any calendar year, may be made in the immediately succeeding calendar year; provided that (a) the sale price with respect to each such asset sold shall not be less than the Fair Market Value of such asset and (b) at least 80% of such sale price shall be payable only in cash or in Cash Equivalents;

            (xiii) Holdings may liquidate any inactive Subsidiary so long as it has reasonably determined that neither it, nor any Subsidiary of Holdings into which such inactive Subsidiary is liquidated, will assume any material contingent liabilities as a result thereof;

            (xiv) Permitted Acquisitions shall be permitted to be made in accordance with the requirements of Section 8.13;

            (xv) any Foreign Subsidiary of the Borrower which is a Wholly-Owned Subsidiary of the Borrower may merge with or into any other Foreign Subsidiary of the Borrower which is also a Wholly-Owned Subsidiary of the Borrower;

            (xvi) the Borrower may sell the assets or capital stock of Howmet Refurbishment, Inc. so long as the Net Sale Proceeds thereof are applied to repay Term Loans as provided in Section 4.02(e), provided that so long as no Default or Event of Default then exists, the Borrower may make an intercompany loan to Parent (I) in a principal amount not to exceed the lesser of (x) the amount of such Net Sale Proceeds and (y) the maximum amount permitted to be so loaned under the terms of the Senior Subordinated Note Indenture, and (II) only to the extent the proceeds of such intercompany loan are promptly applied to repurchase, redeem or otherwise retire outstanding Parent PIK Subordinated Notes as provided in Section 9.11(ii) (it being understood and agreed that any portion of such intercompany loan not so used to repurchase, redeem or otherwise retire outstanding Parent PIK Subordinated Notes within 45 days of the making of such intercompany loan shall be repaid to the Borrower and applied to repay Term Loans as provided in Section 4.02(e)(without regard to clause (v) of the parenthetical therein)), provided that one or more promissory notes evidencing such intercompany loans shall be delivered by Parent to the Borrower and shall be pledged (and delivered) by the Borrower as Collateral pursuant to the Pledge Agreement; and

            (xvii) Howmet Insurance may release to Pechiney S.A. its $250,000 cash balance deposit (or any portion thereof), to the extent such deposit is owned by Howmet Insurance, held by the Vermont Department of Banking Insurance, Securities and Health Care Administration (the "Insurance Department") so long as Pechiney S.A. concurrently substitutes a letter of credit, in a stated amount equal to such released amount, issued for the benefit of the Insurance Department.

To the extent the Required Banks waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02, such Collateral (unless sold to Holdings or a Subsidiary of Holdings) shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

            9.03 Restricted Payments. Holdings shall not, and shall not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries or make any other Restricted Payment, except that:

            (i) any Subsidiary of the Borrower may pay Dividends to its shareholders, in each case so long as the Borrower or any Subsidiary of the Borrower which owns the respective equity interest in such Subsidiary receives a percentage of any such Dividends which is at least equal to its percentage equity interest in the respective Subsidiary paying the Dividend;

            (ii) Holdings may (x) repurchase Holdings Common Stock and/or options to purchase Holdings Common Stock held by or (y) make payments pursuant to equity appreciation rights agreements to, directors, executive officers, members of management or employees of Holdings, the Borrower or any of their Subsidiaries upon the death, disability, retirement or termination of such director, executive officers, member of management or employee, so long as (x) no Default or Event of Default then exists or would exist after giving effect thereto and (y) the aggregate amount of cash expended by Holdings pursuant to this clause (ii) shall not exceed $2,000,000 in any calendar year or $5,000,000 in the aggregate;

            (iii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof) the Borrower may pay cash Dividends to Parent, which shall promptly Dividend to Holdings the amount to be utilized by Holdings, so long as the proceeds thereof are promptly used by Parent and/or Holdings to (x) pay operating expenses in the ordinary course of business and other similar corporate overhead costs and expenses, provided that the aggregate amount of cash Dividends paid pursuant to this clause (x) in any calendar year shall in no event exceed $2,000,000 or (y) pay amounts required to be paid by Holdings or Parent to participants in employee benefit plans of Pechiney Corporation, as provided in documents related thereto, provided that the aggregate amount of any such payments pursuant to this clause (y) in any calendar year shall in no event exceed $400,000, or (z) pay required fees and expenses in connection with the Transaction and the registration under applicable laws and regulations of their debt or equity securities otherwise permitted hereunder;

            (iv) the Borrower and its Subsidiaries may make payments owing by them in accordance with the provisions of the Tax Sharing Agreement, so long as all payments required to be made by Holdings and Parent to the Borrower and its Subsidiaries are made when required pursuant to the terms of such Tax Sharing Agreement;

            (v) so long as no Default or Event of Default then exists or would exist immediately after giving effect thereto, the Borrower and/or Parent may make Restricted Payments to Holdings (or to Parent, which shall pay such amount to Holdings) for the purpose of enabling Holdings to (y) pay the Dividends referred to in clause (ii) above and (z) make payments pursuant to the Carlyle/Thiokol Management Agreements as provided pursuant to Section 9.06(vi) hereof, so long as all proceeds thereof are promptly (and in any event within one Business Day) used by Holdings to pay such Dividends or payments;

            (vi) regularly accruing dividends may be paid with respect to the Holdings PIK Preferred Stock through the issuance of additional shares of Holdings PIK Preferred Stock in accordance with the terms thereof;

            (vii) the Borrower may, at its option at any time when no Default or Event of Default is in existence, cancel all or any portion of the Indebtedness owing pursuant to the Parent Acquisition Loan in a transaction which may constitute a Dividend to the Parent;

            (viii) so long as no Default or Event of Default then exists or would exist immediately after giving effect thereto, the Borrower may make a loan to Parent as permitted by Section 9.05 (xviii);

            (ix) so long as no Default or Event of Default then exists or would exist immediately after giving effect thereto, the Borrower may make Restricted Payments to Parent for the purpose of enabling Parent to repurchase, redeem or otherwise retire outstanding Parent PIK Subordinated Notes to the extent provided in Section 9.11(ii), so long as all proceeds thereof are promptly (and in any event within one Business Day) used by Parent for such purpose; and

            (x) so long as no Default or Event of Default then exists or would exist immediately after giving effect thereto, the Borrower may make Restricted Payments and/or loans (pursuant to a revolving note issued under an insurance funding agreement on the date hereof) to Parent not to exceed (for all such Restricted Payments and loans) $1,000,000 in the aggregate (plus the amount of any capital contributions or repayments of loans thereafter made in respect of any such payment as described in the immediately succeeding proviso) for the purpose of enabling Parent to make equity contributions or loans to Howmet Insurance, which contributions or loans shall be used by Howmet Insurance to cover its liabilities pending reimbursement for such liabilities from Pechiney S.A. or an affiliate thereof; provided that to the extent such reimbursement is subsequently received by Holdings or any of its Subsidiaries (including, without limitation, Howmet Insurance), such amounts shall, within 5 Business Days after the receipt thereof, be contributed to the capital of the Borrower or used to repay any such loans made by the Borrower.

            9.04 Indebtedness. Holdings will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents (and Indebtedness represented by letters of credit and related reimbursement obligations outstanding on the Restatement Effective Date to the extent such Indebtedness is supported by a Letter of Credit);

            (ii) Indebtedness of the Borrower pursuant to the Senior Subordinated Notes in an aggregate principal amount not to exceed $125,000,000 less the aggregate amount of all repayments of Senior Subordinated Notes effected after the Original Effective Date;

            (iii) Existing Indebtedness shall be permitted to the extent the same is listed on Schedule XI, but no refinancings or renewals thereof;

            (iv) Accrued expenses and current trade accounts payable incurred in the ordinary course;

            (v) Indebtedness under Interest Rate Protection Agreements entered into with respect to floating rate Indebtedness otherwise permitted to be outstanding by the provisions of this Section 9.04;

            (vi) Indebtedness evidenced by Capitalized Lease Obligations to the extent permitted pursuant to Section 9.07, provided that in no event shall the aggregate principal amount of Capitalized Lease Obligations permitted by this clause (vi) exceed $10,000,000 at any time outstanding;

            (vii) Indebtedness subject to Liens permitted under Section 9.01(viii), so long as the outstanding amount of such Indebtedness does not exceed the amount provided in said Section 9.01(viii);

            (viii) intercompany Indebtedness of the Borrower and its Wholly-Owned Subsidiaries, to the extent permitted by Section 9.05(vii);

            (ix) in addition to any Indebtedness permitted by preceding clause
(viii), Indebtedness of any Wholly-Owned Subsidiary to the Borrower or another Wholly- Owned Subsidiary constituting the purchase price in respect of intercompany transfers of goods made in the ordinary course of business to the extent not constituting Indebtedness for borrowed money;

            (x) Indebtedness evidenced by Other Hedging Agreements entered into pursuant to Section 9.05(vi);

            (xi) Indebtedness of Parent pursuant to the Parent PIK Subordinated Notes in an aggregate principal amount not to exceed $25,000,000 plus the aggregate principal amount of Parent PIK Subordinated Notes issued to pay interest owing on theretofore outstanding Parent PIK Subordinated Notes in accordance with the requirements of Section 8.14, less the aggregate amount of all repayments of principal of Parent PIK Subordinated Notes effected after the Original Effective Date;

            (xii) Indebtedness of Parent evidenced by the Installment Notes, so long as (x) none of Holdings or any of its other Subsidiaries provides any direct or indirect guarantee, or is obligated with respect thereto and (y) the maximum amount at any time owing pursuant to the Installment Notes is fully covered by the New Installment Letters of Credit and the Secondary Letters of Credit issued in respect thereof;

            (xiii) Indebtedness which may be deemed to exist pursuant to the Receivables Facility, so long as, if the Receivables Facility Attributed Indebtedness ever exceeds, when added to the amount of the Total Revolving Loan Commitment as then in effect, $150,000,000, any repayments and commitment reductions required as a result thereof pursuant to Section 4.02(d) shall have been made in accordance with the terms thereof;

            (xiv) Indebtedness under performance bonds, letter of credit obligations to provide security for workers' compensation claims and bank overdrafts, in each case incurred in the ordinary course of business, provided that any obligations arising in connection with such bank overdraft Indebtedness is extinguished within five Business Days;

            (xv) Indebtedness incurred by the Borrower or any of its Subsidiaries and arising from agreements providing for indemnification related to sales of goods or adjustment of purchase price or similar obligations in any case incurred in connection with the disposition of any business, assets or Subsidiaries of the Borrower;

            (xvi) accounts payable to vendors for goods and services obtained in the normal course of business and under normal terms and conditions;

            (xvii) Indebtedness arising from transactions with the Receivables Subsidiary as contemplated in Sections 9.05(xi), (xiv) and (xvi), so long as such Indebtedness does not exceed the respective amounts, if any, as provided in such respective Sections;

            (xviii) Indebtedness incurred by Foreign Subsidiaries for their own working capital and general corporate purposes, (x) to the extent that the principal amount thereof is covered by a Letter of Credit issued pursuant to this Agreement or (y) to the extent the principal amount of any such Indebtedness is not so covered by a Letter of Credit outstanding hereunder, the aggregate principal amount of Indebtedness outstanding pursuant to this subclause (y) at no time exceeds $30,000,000;

            (xix) Permitted Acquired Debt of Subsidiaries of the Borrower assumed as a result of Permitted Acquisitions effected in accordance with the requirements of Section 8.13, so long as the aggregate principal amount of Permitted Acquired Debt incurred or assumed (x) in any calendar year shall not exceed $5,000,000 or (y) after the Original Effective Date, shall not exceed $20,000,000 in the aggregate;

            (xx) Indebtedness expressly permitted pursuant to Sections 9.05(x),
(xv) and (xviii);

            (xxi) Additional Indebtedness of the Borrower and its Subsidiaries (other than the Intellectual Property Subsidiary and the Second Tier IP Subsidiary) not to exceed $5,000,000 in aggregate principal amount outstanding at any time;

            (xxii) Contingent Obligations of the Borrower as a guarantor of the Indebtedness incurred by Foreign Subsidiaries permitted pursuant to
      Section 9.04(xviii); and

            (xxvii) Contingent Obligations of the Borrower constituting performance guarantees of research contracts entered into or assumed by the Intellectual Property Subsidiary in the ordinary course of business.

            9.05 Advances, Investments and Loans. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (all of the foregoing, "Investments"), except that the following shall be permitted:

            (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables arising in the ordinary course of business and owing to any of them;

            (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents;

            (iii) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $3,500,000;

            (iv) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted in Section 9.04(v);

            (v) the Parent Acquisition Loan shall be permitted to remain outstanding so long as such loan remains evidenced by a promissory note delivered by the Borrower to the Collateral Agent as security pursuant to the Pledge Agreement;

            (vi) the Borrower may enter into and perform its obligations under Other Hedging Agreements entered into in the ordinary course of business and consistent with past practices so long as any such Other Hedging Agreement is not speculative in nature and is (x) related to income derived from foreign operations of the Borrower or any Subsidiary or otherwise related to purchases permitted hereunder from foreign suppliers or (y) entered into to protect the Borrower and/or its Subsidiaries against fluctuations in the prices of raw materials used in their Businesses;

            (vii) any Wholly-Owned Subsidiary of the Borrower (excluding each Receivables Subsidiary) may make intercompany loans to the Borrower or any Wholly-Owned Subsidiary of the Borrower (excluding each Receivables Subsidiary) and the Borrower may make intercompany loans and advances to any Wholly- Owned Subsidiary of the Borrower (excluding each Receivables Subsidiary), provided that any promissory notes evidencing such intercompany loans owing to the Borrower or any Domestic Wholly-Owned Subsidiary of the Borrower shall be pledged (and delivered) as Collateral pursuant to the Pledge Agreement, and, provided further, that the sum of the aggregate amount of such intercompany loans (excluding intercompany loans listed on Schedule XI) from the Borrower and its Domestic Wholly-Owned Subsidiaries outstanding at any time (calculated without regard to any write-downs or write-offs thereof) to Foreign Wholly-Owned Subsidiaries and the aggregate amount of the Indebtedness of Foreign Subsidiaries outstanding at such time pursuant to sub-clause (y) of Section 9.04(xviii), when added to the amount guaranteed at such time pursuant to
Section 9.04(xxii), shall not exceed the lesser of (i) $40,000,000 minus the amount guaranteed at such time by the Borrower pursuant to Section 9.04(xxii), and (ii) the amount permitted under the Senior Subordinated Note Indenture;

            (viii) the Borrower and its Subsidiaries may sell or transfer assets to the extent permitted by Section 9.02, and may acquire non-cash consideration in respect thereof to the extent permitted by Section 9.02(xii);

            (ix) the Borrower may establish Subsidiaries to the extent permitted by Section 9.14, and may effect Permitted Acquisitions in accordance with the requirements of Section 8.13;

            (x)   the Installment Notes Trust shall be permitted to exist;

            (xi) as a result of sales, contributions and other transfers of Receivable Facility Assets to any Receivables Subsidiary in accordance with
Section 9.02(xi), Investments may exist from time to time consisting of (x) contributions to the capital of such Receivables Subsidiary and (y) intercompany loans being made (or deemed made) as a result of the transfer of such Receivables Facility Assets, in each case so long as all capital stock of each Receivables Subsidiary is pledged pursuant to the Pledge Agreement and all such intercompany loans are evidenced by one or more promissory notes which are pledged pursuant to the Pledge Agreement;

            (xii) the Borrower or any Wholly-Owned Subsidiary may make loans to or Investments in Komatsu Howmet Ltd. Japan and R-H Component Technologies L.C. (so long as the Borrower retains at least a 50% equity interest in such entity) in an amount not to exceed $20,000,000 (excluding any such loans or Investments outstanding on the Original Effective Date) in the aggregate at any time outstanding (calculated without regard to any write-downs or write-offs thereof);

            (xiii) the Borrower and its Subsidiaries may make additional Investments in an aggregate amount at any time outstanding (calculated without regard to any write-downs or write-offs thereof) not to exceed in the aggregate
(x) $5,000,000 (which may, but are not required to, be made in joint ventures and/or Subsidiaries which are not Wholly-Owned Subsidiaries) plus (y) $5,000,000 to be made only in joint ventures and/or Subsidiaries which are not Wholly-Owned Subsidiaries, provided, that (I) in no event shall the aggregate amount of Investments made pursuant to this clause (xiii) exceed the amount permitted under the Senior Subordinated Note Indenture and (II) to the extent any Investment pursuant to this clause (xiii) is made as an equity contribution to any Subsidiary of the Borrower or its Subsidiaries, the basket provided for by this clause (xiii) shall be replenished by the amount of any Dividends from the Subsidiary receiving such equity contribution to the Person making such equity contribution;

            (xiv) the Borrower may guarantee obligations of its Subsidiaries (other than any Receivables Subsidiary) as sellers pursuant to the Receivables Documents, so long as no such guaranty shall give rise to recourse liability (other than in connection with Standard Securitization Undertakings) for the payment of any Receivables Facility Assets or the principal of, or interest on, any Purchased Interest or Investor Certificate;

            (xv) the Borrower may make loans to Parent, which in turn may make loans or capital contributions to Howmet Insurance to the extent expressly permitted pursuant to Section 9.03(x);

            (xvi) to the extent necessary to maintain the net worth of a Receivables Subsidiary in accordance with the requirements of the Receivables Facility, the Borrower may at any time contribute one or more promissory notes to the capital of such Receivables Subsidiary; provided that (x) at no time shall the aggregate principal amount of such outstanding promissory notes exceed $5,000,000 in the aggregate, and (y) all such promissory notes shall be repaid through subsequent sales of Receivables Facility Assets to the respective Receivables Subsidiary and not through cash payments;

            (xvii) the Intellectual Property Subsidiary may make capital contributions to the Second Tier IP Subsidiary, in an amount not to exceed the amount received by the Intellectual Property Subsidiary as royalty income for patents, trademarks and other intellectual property; and

            (xviii) the Borrower may make a loan to Parent to the extent expressly permitted pursuant to Section 9.02(xvi).

            9.06 Transactions with Affiliates. Holdings will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Holdings or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to Holdings or such Subsidiary as would reasonably be obtained by Holdings or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

            (i) Restricted Payments may be paid to the extent provided in
      Section 9.03;

            (ii) loans may be made and other transactions may be entered into between the Borrower and its Subsidiaries to the extent expressly permitted by Sections 9.02(v), (x), (xi) and (xiii), 9.04 and 9.05;

            (iii) customary fees may be paid to non-officer directors of Holdings;

            (iv) Holdings and its Subsidiaries may enter into employment arrangements with respect to the procurement of services of their respective officers and employees in the ordinary course of business, including executive compensation arrangements;

            (v) Holdings may make capital contributions to Parent, which may make capital contributions to the Borrower;

            (vi) so long as no Default or Event of Default then exists, or would exist immediately after giving effect thereto, payments may be made pursuant to the Carlyle/Thiokol Management Agreements; provided that in no event shall the aggregate amount paid under either such Carlyle/Thiokol Management Agreement exceed (i) $1,000,000 per annum, such fees to be payable quarterly in arrears and (ii) the reimbursement of reasonable out-of-pocket expenses as provided therein, to the extent actually incurred;

            (vii) the Borrower and its Subsidiaries may enter into the transactions contemplated by the Receivables Documents; and

            (viii) Holdings and its Subsidiaries may pay management or similar fees (x) to the Borrower and (y)(I) as set forth on Schedule XIV and (II) otherwise, in an aggregate amount not to exceed $100,000.

            In addition to the applicable requirements provided above, any transactions (other than as described in clauses (i) through (vii) above) between and among Holdings and/or its Subsidiaries on the one hand and any of their respective Affiliates (excluding transactions between or among the Borrower and its Wholly-Owned Subsidiaries) on the other hand between and among the aforementioned parties with a value in excess of (A) $2,000,000 shall only be permitted if a majority of the disinterested directors of Holdings approve the transaction and (B) $10,000,000 shall only be permitted if the parties thereto provide a fairness opinion from a Person, and in form and substance, satisfactory to the Administrative Agent.

            9.07 Capital Expenditures. (a) Holdings will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures made under this Section 9.07(a) does not exceed $55,000,000 in the aggregate for any calendar year.

            (b) Notwithstanding anything to the contrary contained in clause (a) above, to the extent that the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries (excluding only those Capital Expenditures made pursuant to following clause (c)) in any calendar year of the Borrower are less than $55,000,000, the amount of such difference, but in no case more than $10,000,000, may be carried forward and used to make Capital Expenditures in the immediately succeeding calendar year.

            (c) In addition to the Capital Expenditures permitted pursuant to preceding clauses (a) and (b), the Borrower and its Subsidiaries may make additional Capital Expenditures as follows: (i) Capital Expenditures consisting of the reinvestment of Net Sale Proceeds of asset sales not required to be applied to prepay the Loans pursuant to Section 4.02(e) as a result of the first proviso thereto, (ii) the reinvestment of proceeds of Recovery Events not required to be applied to prepay the Loans pursuant to Section 4.02(f), and
(iii) Permitted Acquisitions may be effected in accordance with the requirements of Section 8.13.

            9.08 Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period, in each case taken as one accounting period, ended on the last day of any fiscal quarter ended after the Restatement Effective Date to be less than 2.50:1.00.

      9.09 Consolidated Fixed Charge Coverage Ratio. The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio for any Test Period, in each case taken as one accounting period, ended on the last day of any fiscal quarter ended after the Restatement Effective Date to be less than 1.50:1.00.

      9.10 Maximum Leverage Ratio. The Borrower will not permit the Leverage Ratio at any time after the Restatement Effective Date to be greater than 3.50:1.00.

      9.11 Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. Holdings will not, and will not permit any of its Subsidiaries to, (i) amend or modify, or permit the amendment or modification of, any provision of the Existing Indebtedness or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating thereto other than any amendments or modifications to the Existing Indebtedness or of any agreement relating thereto which do not in any way adversely affect the interests of the Banks or that are determined to be immaterial by the Managing Agents and are otherwise permitted under Section 9.04(iii), (ii) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Installment Notes, Senior Subordinated Notes or Parent PIK Subordinated Notes, or amend or modify, or permit the amendment or modification of, any provision of any Installment Notes, Senior Subordinated Notes or Parent PIK Subordinated Notes or any agreement (including, without limitation, any Senior Subordinated Note Document) relating thereto, except for amendments or modifications which are not in any way adverse to the interests of the Banks or that are determined to be immaterial by the Managing Agents, provided, that so long as there shall exist no Default or Event of Default, Parent may repurchase, redeem or otherwise retire outstanding Parent PIK Subordinated Notes in an amount which shall not exceed the amount permitted by the Senior Subordinated
Note Indenture, (iii) after the entering in to of any Receivables Facility in accordance with the requirements of this Agreement, amend or modify, or permit the amendment or modification of, any provision of the documentation with respect thereto, except for amendments and modifications where the Receivables Amendment Conditions are satisfied, (iv) amend or modify, or permit the amendment or modification of, or surrender (except upon the termination thereof in accordance with its terms) or release, any Acquisition Letter of Credit (although the acceptance of replacement Acquisition Letters of Credit in the form required to be accepted pursuant to the Stock Purchase Agreement shall be permitted), provided, however, that Holdings may make such amendments or modifications as are determined to be immaterial by the Managing Agents, (v) amend or modify, or permit the amendment or modification of, the Stock Purchase Agreement or any Installment Notes Trust Document, except for amendments or modifications which are not in any way adverse to the interests of the Banks or that are determined to be immaterial by the Managing Agents or (vi) amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws, or any agreement entered into by it, with respect to its capital stock (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock, other than any amendments, modifications or changes pursuant to this clause (vi) or any such new agreements pursuant to this clause (vi) which the Borrower reasonably concludes do not adversely affect the interests of the Banks, provided that nothing in this clause (vi) shall prevent Holdings or any of its Subsidiaries from amending its Certificate of Incorporation or By-Laws with respect to any matters other than its creditors or its capital stock (including to provide indemnification to any officer or director of Holdings or any such Subsidiary to the maximum extent permitted by Delaware law) and, provided further, that Holdings may issue such capital stock as is provided in
Section 9.13.

      9.12 Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any of the Borrower's Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of the Borrower's Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the Senior Subordinated Note Documents, (iv) restrictions on the Receivables Subsidiary, and with respect to Receivables Facility Assets, set forth in the Receivables Documents, (v) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (vi) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business, (vii) any holder of a Permitted Lien may restrict the transfer of the asset or assets subject thereto, (viii) any Indebtedness incurred after the Restatement Effective Date in accordance with the provisions of this Agreement may contain restrictions which are not more restrictive than those contained in this Agreement, (ix) to the extent any Foreign Subsidiary incurs Indebtedness pursuant to Section 9.04(xviii), and so long as such Indebtedness remains outstanding, the terms of the documentation with respect to such Indebtedness may contain restrictions of the types described above, but only with respect to such Foreign Subsidiary and any of its Subsidiaries and (x) to the extent any Subsidiary acquired or created after the Restatement Effective Date is the obligor with respect to Permitted Acquired Debt permitted to remain outstanding pursuant to the terms of this Agreement, such Permitted Acquired Debt may contain restrictions of the type otherwise described above with respect to such Subsidiary (so long as such restrictions were not created in contemplation of such Person becoming a Subsidiary or made more restrictive after the date of the respective acquisition).

      9.13 Limitation on Issuance of Capital Stock. (a) Holdings shall not issue
(i) any preferred stock (except for the issuance of additional shares of Holdings PIK Preferred Stock in payment of regularly accruing dividends on theretofore outstanding shares of Holdings PIK Preferred Stock) or (ii) any redeemable common stock; provided that Holdings shall be permitted to issue Qualified Preferred Stock at any time so long as the Net Cash Proceeds therefrom are applied in accordance with the requirements of Section 4.02(c).

      (b) Parent shall not issue, or permit any of its Subsidiaries to issue, any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except
(i) for transfers and replacements of then outstanding shares of capital stock,
(ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of Holdings or any of its Subsidiaries in any class of the capital stock of Parent or such Subsidiary, (iii) in the case of Foreign Subsidiaries of the Borrower, to qualify directors to the extent required by applicable law, and (iv) Subsidiaries of the Borrower formed after the Restatement Effective Date pursuant to Section 9.14 may issue capital stock to the Borrower or the respective Subsidiary of the Borrower which is to own such stock in accordance with the requirements of Section 8.11. All capital stock issued in accordance with this Section 9.13(b) shall, to the extent required by the Pledge Agreement, be delivered to the Collateral Agent for pledge pursuant to the Pledge Agreement.

      9.14 Limitation on Creation of Subsidiaries. Neither Holdings, Parent nor the Borrower shall establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Banks; provided that the Borrower may establish or create one or more Wholly-Owned Subsidiaries of the Borrower without such consent so long as (i) 100% of the capital stock of any new Domestic Subsidiary (or all capital stock of any new Foreign Subsidiary which is owned by any Credit Party, except that not more than 65% of the voting stock of any such Foreign Subsidiary shall be required to be so pledged) is upon the creation or establishment of any such new Subsidiary pledged and delivered to the Collateral Agent for the benefit of the Secured Creditors under the Pledge Agreement and (ii) upon the creation or establishment of any such new Domestic Wholly-Owned Subsidiary (other than any Receivables Subsidiary), such Domestic Wholly-Owned Subsidiary executes the Additional Security Documents and guaranty required to be executed by it in accordance with Section 8.12. Notwithstanding anything to the contrary contained above, (i) R-H Component Technologies L.C. and/or Komatsu Howmet Ltd. Japan may become Subsidiaries of the Borrower after the Restatement Effective Date, even if such Subsidiaries are not Wholly-Owned Subsidiaries and (ii) the Borrower may acquire or create one or more Subsidiaries which are not Wholly-Owned Subsidiaries, so long as the aggregate amount of Investments made therein by the Borrower and its other Subsidiaries is made in accordance with Section 9.05(xiii).

      9.15 Business. (a) Holdings shall engage in no business activities and shall have no assets or liabilities, other than its ownership of the capital stock of the Parent and liabilities incident thereto, including its liabilities pursuant to the Pledge Agreement and its guaranty pursuant to Section 14.01.

      (b) Parent shall engage in no business activities and shall have no assets or liabilities, other than (v) its obligations set forth in Section 9.03(iii),
(w) its ownership of the capital stock of the Borrower and liabilities incident thereto, including its liabilities pursuant to the Pledge Agreement, the Security Agreement and its guaranty pursuant to Section 14.01, (x) its ownership of the capital stock of Howmet Insurance and liabilities incident thereto, (y) its obligations with respect to the Installment Notes, Excluded Liabilities and other matters set forth in the disclosure schedules to the Stock Purchase Agreement and its rights with respect to the Installment Notes Trust and any Acquisition Letters of Credit and (z) its obligations pursuant to the Parent PIK Subordinated Notes.

      (c) Howmet Insurance shall engage in no new business, and shall underwrite no new insurance, after the Restatement Effective Date.

      (d) The Borrower will not, and will not permit any of its Subsidiaries (other than any Receivables Subsidiary) to, engage (directly or indirectly) in any business other than the Business and reasonable extensions thereof.

      SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

      10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue un-remedied for three or more Business Days, in the payment when due of any Unpaid Drawings or interest on any Loan or Note, or any Fees or any other amounts owing hereunder or thereunder; or

      10.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

      10.03 Covenants. Holdings, Parent or the Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in

Section 8.01(f)(i), the first sentence of Section 8.01(j), Section 8.08, the first and third sentences of Section 8.11, or Section 8.13, 8.14, 8.17 or 9 or
(ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and in the case of any default specified in this clause (ii) such default shall continue unremedied for a period of 30 days after written notice to the Borrower by any Agent (whether acting on its own or at the request of any of the Banks); or

      10.04 Default Under Other Agreements. Holdings, Parent, the Borrower or any of their respective Subsidiaries shall (i) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (iii) any Indebtedness (other than the Obligations) of Holdings, Parent, the Borrower or any of their respective Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that (x) it shall not be a Default or Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) through (iii), inclusive, less the Howmet Cercast (Canada) Defaulted Amount (if any) at such time, is at least $5,000,000; or

      10.05 Bankruptcy, etc. Holdings, Parent, the Borrower or any of their respective Subsidiaries (excluding Insignificant Subsidiaries) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings, Parent, the Borrower or any of their respective Subsidiaries (excluding Insignificant Subsidiaries) and the petition is not controverted within 15 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings, Parent, the Borrower or any of their respective Subsidiaries (excluding Insignificant Subsidiaries), or Holdings, Parent, the Borrower or any of their respective Subsidiaries (excluding Insignificant Subsidiaries) commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings, Parent, the Borrower or any of their respective Subsidiaries (excluding Insignificant Subsidiaries), or there is commenced against Holdings, Parent, the Borrower or any of their respective Subsidiaries (excluding Insignificant Subsidiaries) any such proceeding which remains undismissed for a period of 60 days, or

Holdings, Parent, the Borrower or any of their respective Subsidiaries (excluding Insignificant Subsidiaries) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings, Parent, the Borrower or any of their respective Subsidiaries (excluding Insignificant Subsidiaries) suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings, Parent, the Borrower or any of their respective Subsidiaries (excluding Insignificant Subsidiaries) makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings, Parent, the Borrower or any of their respective Subsidiaries (excluding Insignificant Subsidiaries) for the purpose of effecting any of the foregoing; or

      10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan or a Foreign Pension Plan has not been timely made, Holdings, Parent, the Borrower or any their respective Subsidiaries or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971, 4975 or 4980 of the Code, or Holdings, Parent, the Borrower or any of their respective Subsidiaries has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA) or Foreign Pension Plans; and (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Banks, will have a material adverse effect upon the business, operations, condition (financial or otherwise) or prospects of Holdings, Parent, the Borrower or of any such Person and its Subsidiaries taken as a whole; or

      10.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease in any material respect to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral (excluding assets valued at up to $1,000,000 in the aggregate; provided that if the Borrower is notified by the Administrative Agent of a lack of perfection with respect to any of the Collateral, the Borrower will take such steps as are necessary or advisable to perfect the Collateral Agent's security interest in such Collateral)), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Security Document; or

      10.08 Guaranty. Any Guaranty or any provision thereof shall cease to be in full force or effect as to the relevant Guarantor (unless such Guarantor is no longer a Subsidiary by virtue of a liquidation, sale, merger or consolidation permitted by Section 9.02), or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty; or

      10.09 Judgments. One or more judgments or decrees shall be entered against Holdings, Parent, the Borrower or any of their respective Subsidiaries involving in the aggregate for Holdings, Parent, the Borrower and their respective Subsidiaries (excluding Insignificant Subsidiaries) a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments and decrees, to the extent not covered by insurance, exceeds $5,000,000; or

      10.10 Change of Control. A Change of Control shall occur; or

      10.11 Receivables Facility. (x) The Borrower and its Subsidiaries shall have, during any fiscal quarter, an aggregate amount of Noncomplying Receivables and Dilution Adjustments (as these terms are defined on the Original Effective Date in the Receivables Documents or, with respect to any replacement or amended Receivables Facility, as such similar terms and concepts may be defined therein) in excess of 10% of the unpaid balance of receivables sold to Receivables Subsidiaries during such quarter, (y) for any reason financing is not available to the Borrower pursuant to the Receivables Facility prior to the stated maturity date thereof for a period of five or more consecutive days or (z) any early amortization event or any event permitting any Receivables Purchaser or Receivables Purchasers to effect an early termination of the Receivables Facility (or a portion thereof) shall have occurred and be continuing; or

      10.12 Installment Notes; Acquisition Letters of Credit. At any time (i) Holdings or any of its Subsidiaries other than Parent makes any payment whatsoever with respect to the Installment Notes, (ii) Parent makes any payment whatsoever with respect to the Installment Notes which is not reimbursed to it (whether through drawings under the

New Installment Notes Letters of Credit, the Secondary Letters of Credit with respect thereto, from the Installment Notes Trust or from Pechiney S.A., Pechiney International and/or Howmet Cercast S.A. or otherwise (but not from Holdings and its Subsidiaries)) within ten Business Days after the date the respective payment is made, (iii) for any reason whatsoever, the aggregate outstanding principal amount of the Installment Notes is not covered by a New Installment Notes Letter of Credit and a Secondary Letter of Credit issued in accordance with the requirements of this Agreement and the Stock Purchase Agreement or (iv) any Acquisition Letter of Credit shall fail to be outstanding or be renewed or extended, except as permitted hereunder;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon all Commitments of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit, which may be terminated, in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral as provided in Section 4.02.

      SECTION 11. Definitions and Accounting Terms.

      11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Acquisition" shall mean (i) the purchase by Howmet Holdings Acquisition of 100% of the capital stock of Pechiney Corporation for $587,000,000 (less the amount of Financing Obligations as described in Section 2.02 of the Stock Purchase Agreement) in cash plus the delivery of the Parent PIK Subordinated Note to Pechiney International in the aggregate principal amount of $25,000,000, (ii) the purchase by Howmet Acquisition of (A) 100% of the capital stock of Howmet Cercast (U.S.A) for $23,000,000, (B) the Noncompete Covenant for $75,000,000 and
(C) the purchase by Howmet of 100% of the capital stock of Financiere d'Ocquier, S.A. for $21,000,000, pursuant to the Stock Purchase Agreement and (iii) the purchase by Canada Acquisition Co. of 100% of the capital stock of Howmet Cercast (Canada) for $19,000,000.

      "Acquisition Documents" shall mean the Stock Purchase Agreement and all other documentation entered into in connection with the Acquisition or the Mergers.

      "Acquisition Letters of Credit" shall mean the New Installment Notes Letters of Credit, the Existing Installment Notes Letter of Credit, the Insurance Letter of Credit, the Tax Letter of Credit, the Secondary Letters of Credit and any other letters of credit issued pursuant to the Stock Purchase Agreement (and any replacements or substitutions therefor).

      "Additional Collateral" shall mean all property (whether real or personal) in which security interests are granted (or have been purported to be granted) (and continue to be in effect at the time of determination) pursuant to Section 8.12.

      "Additional Mortgage" shall have the meaning provided in Section 8.12(a).

      "Additional Mortgaged Property" shall have the meaning provided in Section 8.12(a).

      "Additional Security Documents" shall mean all mortgages, pledge agreements, security agreements and other security documents entered into pursuant to Section 8.12 with respect to Additional Collateral, as each such document may be modified, supplemented or amended from time to time.

      "Adjusted Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank, such Bank's Percentage and (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to Revolving Loan Commitments and the Adjusted Total Revolving Loan Commitment at a time when the Total Revolving Loan Commitment or Adjusted Total Revolving Loan Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments or Adjusted Total Revolving Loan Commitment, as the case may be, in effect immediately prior to such termination, provided that (A) no Bank's Adjusted Percentage shall change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if after giving effect to such Bank Default, and any repayment of Revolving Loans and Swingline Loans at such time pursuant to Section 4.02(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Banks plus (ii) the aggregate outstanding principal amount of Swingline Loans plus (iii) the Letter of Credit Outstandings, exceed the Adjusted Total Revolving Loan Commitment; (B) the changes to the Adjusted Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause
(A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks plus (ii) the aggregate outstanding principal amount of Swingline Loans plus (iii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Revolving Loan Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Revolving Loans, or of Unpaid Drawings with respect to Letters of Credit or of Swingline Loans, that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted Percentage must be returned to the Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Bank's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted Percentage of the outstanding principal amount of Swingline Loans and of Letter of Credit Outstandings equalling such Bank's Revolving Loan Commitment at such time.

      "Adjusted Total Revolving Loan Commitment" shall mean at any time the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of all Defaulting Banks.

      "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement, and any successor thereto.

      "Affiliate" shall mean, with respect to any Person, any other Person (including, for purposes of Section 9.06 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 9.06, an Affiliate of Holdings shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of Holdings and any officer or director of Holdings or any of its Subsidiaries. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the manage-ment and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

      "Agent" shall mean each of the Administrative Agent, the Documentation Agent, the Syndication Agent, each Managing Agent and the Collateral Agent.

      "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended. restated, extended, renewed or replaced from time to time.

      "Applicable Commitment Commission Percentage" and "Applicable Margin" shall mean (i) for the period from the Restatement Effective Date to but not including the first Start Date after the Restatement Effective Date, the percentage per annum set forth below:

                APPLICABLE        APPLICABLE       APPLICABLE
                COMMITMENT        MARGIN FOR       MARGIN FOR
                COMMISSION        BASE RATE        EURODOLLAR
                PERCENTAGE          LOANS            LOANS
                ----------          -----            -----
                  0.250%            0.250%           1.250%

and (ii) during each Margin Adjustment Period beginning after the Restatement Effective Date, the percentage per annum set forth below opposite the Leverage Ratio indicated to have been achieved on the applicable Test Date for such Margin Adjustment Period (as shown on the respective officer's certificate delivered pursuant to Section 8.01(e)):

                                APPLICABLE    APPLICABLE    APPLICABLE
                                COMMITMENT    MARGIN FOR    MARGIN FOR
                                COMMISSION    BASE RATE     EURODOLLAR
    LEVEL   LEVERAGE RATIO      PERCENTAGE      LOANS         LOANS

      1     Less than or equal     0.150%         0%          0.50%
            to 1.50:1.00

      2     Greater than           0.200%         0%          0.75%
            1.50:1.00 but less
            than or equal to
            2.00:1.00

      3     Greater than           0.250%         0%          1.00%
            2.00:1.00 but less
            than or equal to
            2.50:1.00

      4     Greater than           0.250%       .25%          1.25%
            2.50:1.00 but less
            than or equal to
            3.00:1.00

      5     Greater than           0.375%       .50%          1.50%
            3.00:1.00




;provided, however, that (i) if by the tenth day after the last day of any Margin Adjustment Period, the Borrower has failed to deliver the financial statements required to be delivered pursuant to Section 8.01(a) and (b) (accompanied by the officer's certificate required by Section 8.01(e)(i) showing the applicable Leverage Ratio on the relevant Test Date) as at the end of the fiscal quarter or year, as the case may be, ended immediately prior to such date, the Applicable Commitment Commission Percentage and Applicable Margin for the immediately succeeding Margin Adjustment Period shall be computed as if the Leverage Ratio were at Level 5;

provided further, however, that so long as (x) no Default or Event of Default exists, (y) the Test Date for December 1996 has occurred but the annual financial statements for fiscal year 1996, required to be delivered pursuant to
Section 8.01(b), have not yet been delivered to the Administrative Agent and (z) the Borrower delivers an officer's certificate (the "Estimated Leverage Ratio Certificate") from its chief financial officer, in form and substance satisfactory to the Administrative Agent, setting forth the Borrower's good faith determination of the Leverage Ratio (the "Estimated Leverage Ratio") as of such Test Date, then the applicable Margin Adjustment Period shall commence and the Applicable Commitment Commission Percentage and the Applicable Margin therefor shall be computed based on such Estimated Leverage Ratio, it being understood that upon actual delivery by the Borrower of the annual financial statements for such Test Date, the Borrower shall pay, within five days if payment has already been made (otherwise, on the next Interest Payment Date), to the Administrative Agent for the account of each Bank with affected Loans, any additional amounts the Borrower would have paid hereunder had the Estimated Leverage Ratio Certificate set forth the actual Leverage Ratio. Notwithstanding anything to the contrary contained above in this definition, at any time that a Default or Event of Default shall exist, the Applicable Commitment Commission Percentage and the Applicable Margin shall be computed as if Leverage Ratio were at Level 5.

      "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

      "Bank" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to 13.04(b).

      "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under
Section 2.03(c) or (ii) a Bank having notified (which notice has not been rescinded) in writing the Borrower and the Administrative Agent that it does not intend to comply with its obligations under Section 1.01(b) or Section 2, in the case (except for purposes of Section 1.13) of either clause (i) or (ii) as a result of any takeover of such Bank by any regulatory authority or agency.

      "Bankruptcy Code" shall have the meaning provided in Section 10.05.

      "Base Rate" shall mean, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of the Federal Funds Rate for such day plus 1/2% per annum.

      "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

      "BNP" shall mean Banque Nationale de Paris.

      "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

      "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Banks (other than any Bank which has not funded its share of such borrowing in accordance with this Agreement) having Commitments of the respective Tranche (or from the Swingline Bank in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

      "BTCo" shall mean Bankers Trust Company in its individual capacity.

      "Business" shall mean all aspects of the casting business, the aerospace component repair business, the aircraft part refurbishment business, and each other business engaged in by the Borrower and its Subsidiaries as of the Restatement Effective Date including, in each case, reasonable extensions thereof.

      "Business Day" shall mean (i) with respect to any borrowing, payment or rate selection of Eurodollar Loans, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States Dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities.

      "Canada Acquisition Co." shall mean 3203816 Canada Ltd., a Canadian federal corporation.

      "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and the amount of Capitalized Lease Obligations incurred by such Person.

      "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

      "Carlyle Entities" shall mean TC Group, L.L.C. (which operates under the tradename "The Carlyle Group"), a Delaware Limited Liability Company, and any Persons controlled by TC Group, L.L.C.

      "Carlyle/Thiokol Management Agreements" shall mean collectively, the Management Agreement, dated December 13, 1995, between TCG Holdings and Howmet Corporation, the Management Agreement, dated December 13, 1995, between Thiokol Holding Company and Howmet Corporation, the TCG Transaction Fee Agreement between TCG Holdings L.L.C. and Howmet Holdings Acquisition Corp. and the Thiokol Transaction Fee Agreement, dated December 13, 1995, between Thiokol Corp. and Howmet Holdings Acquisition Corp.

      "Carlyle/Thiokol Shareholders Agreement" shall mean the Shareholders Agreement, dated as of December 13, 1995, between Thiokol Holdings Company, Carlyle- Blade Acquisition Partners L.P. and Holdings.

      "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause
(ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Group or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above and (vi) demand deposit accounts maintained in the ordinary course of business.

      "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

      "Change of Control" shall mean (i) Holdings shall at any time cease to own 100% of the capital stock of Parent; (ii) Parent shall at any time cease to own 100% of the capital stock of the Borrower; (iii) at any time a "Change of Control" under and as defined in the Senior Subordinated Note Indenture shall have occurred; (iv) at any time and for any reason whatsoever, (x) the Permitted Holders shall not have the right to elect, or shall for any reason not have elected, a majority of the directors of Holdings, (y) the Permitted Holders shall own less than a majority of the outstanding common stock of Holdings or
(z) any "Person" or "Group" (other than the Carlyle Entities) (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange
Act), directly or indirectly, of a greater percentage of the common or any other class of Voting Stock of Holdings than is owned by the Permitted Holders at such time.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section refer-ences to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

      "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties, all cash and Cash Equivalents delivered as collateral pursuant to
Section 4.02 or 10 hereof and all Additional Collateral, if any.

      "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents, and any successor thereto.

      "Collective Bargaining Agreements" shall have the meaning provided in the Original Credit Agreement.

      "Commitment" shall mean any of the commitments of any Bank, i.e. whether the Term Loan Commitment or the Revolving Loan Commitment.

      "Commitment Commission" shall have the meaning provided in Section
3.01(a).

      "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries, plus interest expense and provision for taxes based on income (in each case to the extent deducted in determining Consolidated Net Income) and without giving effect to any extraordinary gains or losses or gains or losses from sales of assets other than inventory sold in the ordinary course of business.

      "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation and all non-cash charges in respect of pension and retiree benefits, in each case that were deducted in arriving at Consolidated EBIT for such period. For purposes of Sections 9.10 only, to the extent Consolidated EBITDA has been reduced by Receivables Facility Financing Costs incurred during a particular period, the amount of such Receivables Facility Financing Costs will be added back in determining Consolidated EBITDA.

      "Consolidated Fixed Charge Coverage Ratio" for any period shall mean the ratio of (x) Consolidated EBITDA plus the amount of all lease payments expensed by the Borrower and its Subsidiaries during such period (other than payments constituting Capitalized Lease Obligations) and which were deducted in determining Consolidated EBITDA for such period to (y) Consolidated Fixed Charges for such period.

      "Consolidated Fixed Charges" for any period shall mean the sum, without duplication, of (i) Consolidated Net Interest Expense for such period, (ii) the amount of all lease payments expensed by the Borrower and its Subsidiaries during such period (other than payments constituting Capitalized Lease Obligations) and (iii) the scheduled principal amount of all amortization payments on all Indebtedness (including without limitation the principal component of all Capitalized Lease Obligations, but excluding the Installment Notes) of the Borrower and its Subsidiaries for such period (as determined on the first day of the respective period).

      "Consolidated Indebtedness" shall mean, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (including the Loans and any Capitalized Lease Obligations, but excluding the Installment Notes) of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP; provided that the aggregate amount of Receivables Facility Attributed Indebtedness at any time shall be included as a component of Consolidated Indebtedness, regardless of its treatment under GAAP.

      "Consolidated Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA to Consolidated Net Interest Expense for such period.

      "Consolidated Net Income" shall mean, for any period, the consolidated net after tax income of the Borrower and its Consolidated Subsidiaries determined in accordance with GAAP.

      "Consolidated Net Interest Expense" shall mean, for any period, the total consolidated interest expense of the Borrower and its Consolidated Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Consolidated Subsidiaries representing the interest factor for such period, in each case net of the total consolidated cash interest income of the Borrower and its Consolidated Subsidiaries for such period, but excluding the amortization of any deferred financing costs incurred in connection with this Agreement.

      "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with GAAP.

      "Consolidated Total Assets" shall mean the consolidated total assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

      "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business and (y) any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

      "Continuing Bank" shall mean each Original Bank with a Commitment under this Agreement (immediately upon giving effect to the Restatement Effective
Date).

      "Corporate Base Rate" shall mean a rate per annum equal to the corporate base rate of interest announced by The First National Bank of Chicago from time to time, changing when and as such corporate base rate changes.

      "Credit Documents" shall mean this Agreement, and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Security Document and the Subsidiaries Guaranty and, after the execution and delivery thereof, each additional guaranty or security document executed pursuant to Section 8.12.

      "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

      "Credit Party" shall mean Holdings, Parent, the Borrower and each Subsidiary Guarantor.

      "Debt Agreements" shall have the meaning provided in the Original Credit Agreement.

      "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

      "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

      "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

      "Documentation Agent" shall have the meaning provided in the first paragraph of this Agreement.

      "Documents" shall mean the Credit Documents, the Acquisition Documents, the Installment Notes Trust Documents, the Senior Subordinated Note Documents, the Receivables Documents, the Holdings PIK Preferred Stock Documents and the Parent PIK Subordinated Note Documents.

      "Dollar Equivalent" shall mean, at any time for the determination thereof, the amount of Dollars necessary to purchase such other currency involved in such computation at the Exchange Rate.

      "Dollars" and the sign "$" shall each mean lawful money of the United States.

      "Domestic Subsidiary" shall mean each Subsidiary of the Borrower incorporated or organized in the United States or any State or territory thereof.

      "Domestic Wholly-Owned Subsidiary" shall mean each Domestic Subsidiary which is a Wholly-Owned Subsidiary of the Borrower.

      "Drawing" shall have the meaning provided in Section 2.04(b).

      "Eligible Transferee" shall mean and include a commercial bank, financial institution, any fund or other Person which regularly purchases interests in loans or extensions of credit of the types made pursuant to this Agreement, any other Person which would constitute a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act as in effect on the Restatement Effective Date and, with the Borrower's consent (which may not be unreasonably withheld or delayed), any other "accredited investor" (as defined in Regulation D of the Securities Act).

      "Employee Benefit Plans" shall have the meaning provided in the Original Credit Agreement.

      "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

      "Environmental Law" means any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof (including any judicial or administrative order, consent decree or judgment), applicable to Holdings, Parent, the Borrower or any of their respective Subsidiaries, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.
Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from

                                                                      SCHEDULE I
                                                                      ----------

                                  COMMITMENTS
                                  -----------

                                                   Term           Revolving Loan
Bank                                          Loan Commitment       Commitment
----                                          ---------------       ----------
The First National Bank of Chicago             14,000,000.00       6,000,000.02

Bankers Trust Company                          14,000,000.00       6,000,000.00

Citicorp USA, Inc.                             14,000,000.00       6,000,000.00

ABN/AMRO Bank N.V                              12,250,000.00       5,250,000.00

Bank of Montreal                               12,250,000.00       5,250,000.00

Credit Lyonnais New York Branch                12,250,000.00       5,250,000.00

Credit Suisse                                  12,250,000.00       5,250,000.00

Dresdner Bank AG, New York                     12,250,000.00       5,250,000.00
Branch and Grand Cayman Island
Branch

Fleet National Bank                            12,250,000.00       5,250,000.00

Bank of America Illinois                        8,500,000.00       3,642,857.14

The Bank of New York                            8,500,000.00       3,642,857.14

Bank of Nova Scotia                             8,500,000.00       3,642,857.14

Banque Nationale de Paris                       8,500,000.00       3,642,857.14

The Fuji Bank Limited, Los                      8,500,000.00       3,642,857.14
Angeles Agency

Mellon Bank, N.A                                8,500,000.00       3,642,857.14

Sakura Bank, Limited, Los Angeles               8,500,000.00       3,642,857.14
Agency

      Totals                                $ 175,000,000.00    $ 75,000,000.00

                                                                      SCHEDULE I
                                                                      ----------

                                   COMMITMENTS
                                   -----------

                                                   Term           Revolving Loan
Bank                                          Loan Commitment       Commitment
----                                          ---------------       ----------
The First National Bank of Chicago             14,000,000.00       6,000,000.02

Bankers Trust Company                          14,000,000.00       6,000,000.00

Citicorp USA, Inc.                             14,000,000.00       6,000,000.00

ABN/AMRO Bank N.V                              12,250,000.00       5,250,000.00

Bank of Montreal                               12,250,000.00       5,250,000.00

Credit Lyonnais New York Branch                12,250,000.00       5,250,000.00

Credit Suisse                                  12,250,000.00       5,250,000.00

Dresdner Bank AG, New York                     12,250,000.00       5,250,000.00
Branch and Grand Cayman Island
Branch

Fleet National Bank                            12,250,000.00       5,250,000.00

Bank of America Illinois                        8,500,000.00       3,642,857.14

The Bank of New York                            8,500,000.00       3,642,857.14

Bank of Nova Scotia                             8,500,000.00       3,642,857.14

Banque Nationale de Paris                       8,500,000.00       3,642,857.14

The Fuji Bank Limited, Los                      8,500,000.00       3,642,857.14
Angeles Agency

Mellon Bank, N.A                                8,500,000.00       3,642,857.14

Sakura Bank, Limited, Los Angeles               8,500,000.00       3,642,857.14
Agency

      Totals                                $ 175,000,000.00    $ 75,000,000.00

                                                                     SCHEDULE II
                                                                     -----------


                                 BANK ADDRESSES
                                 --------------

Bankers Trust Company                   130 Liberty Street, 30th Floor
                                        New York, New York 10006
                                        Telephone No.: (212) 250-1724
                                        Telecopier No.: (212) 250-7218
                                        Attention: Mr. Dana F. Klein

Citicorp USA, Inc.                      399 Park Avenue, 6th Floor
                                        New York, New York 10043
                                        Telephone No.: (212) 559-4659
                                        Telecopier No.: (212) 793-1290
                                        Attention: Mr. Timothy L. Freeman

The First National Bank                 One First National Plaza, Suite 0362
  of Chicago                            Chicago, Illinois 60670
                                        Telephone No.: (312) 732-8142
                                        Telecopier No.: (312) 732-3885
                                        Attention: Mr. David G. Dixon

Credit Lyonnais New York Branch         1301 Avenue of the Americas
                                        New York, New York 10019
                                        Telephone No.: (212) 261-7286
                                        Telecopier No.: (212) 459-3176
                                        Attention:

Fleet National Bank                     One Federal Street, MSN-MA-OF-0308
                                        Boston, MA 02211
                                        Telephone No.: (617) 346-0574
                                        Telecopier No.: (617) 346-0585
                                        Attention: Kerry McElhiney

Bank of America Illinois                555 South Flower Street, 11th Floor
                                        Suite 5618
                                        Los Angeles, California 90071
                                        Telephone No.: (213) 228-6379
                                        Telecopier No.: (213) 228-2756
                                        Attention: Ms. Lori Y. Kannegieter

                                                                     SCHEDULE II
                                                                          Page 3




The Bank of Nova Scotia                 One Liberty Plaza
                                        New York, New York 10006
                                        Telephone No.: (212) 225-5011
                                        Telecopier No.: (212) 225-5090
                                        Attention: Mr. James Trimble

The Bank of New York                    One Wall Street, 22nd Floor
                                        New York, New York 10286
                                        Telephone No.: (212) 635-6863
                                        Telecopier No.: (212) 635-6999
                                        Attention: Mr. Ken Sneider

The Fuji Bank Limited                   333 South Hope Street, Suite 3900
  Los Angeles Agency                    Los Angeles, CA 90071
                                        Telephone No.: (213) 253-4143
                                        Telecopier No.: (213) 253-4198
                                        Attention: Mr. Hidetsugu Onishi

The Sakura Bank Limited                 515 South Figueroa Street, Suite 400
  Los Angeles Agency                    Los Angeles, CA 90071
                                        Telephone No.: (213) 489-6295
                                        Telecopier No.: (213) 623-8692
                                        Attention: Mr. Fernando Buesa

Mellon Bank, N.A.                       300 South Grand Avenue, Suite 3800
                                        Los Angeles, CA 90071
                                        Telephone No.: (213) 680-7354
                                        Telecopier No.: (213) 680-7366
                                        Attention: Mr. Lawrence Ivey

                                                                     SCHEDULE II
                                                                          Page 4




Banque Nationale de Paris               180 Montgomery Street
                                        San Francisco, CA 94104
                                        Telephone No.: (415) 956-0707 ext. 206
                                        Telecopier No.: (415) 296-8954
                                        Attention: Mr. Guy Gibb

Credit Suisse                           633 West 5th Street - 64th Floor
                                        Los Angeles, CA 90071
                                        Telephone No.: (213) 955-8276
                                        Telecopier No.: (213) 955-8245
                                        Attention: Ms. Debbie Shea

ABN AMRO Bank N.V.                      101 California Street, Suite 4550
                                        San Francisco, CA 94111
                                        Telephone No.: (415) 984-3702
                                        Telecopier No.: (415) 362-3524
                                        Attention: Ms. Gina Brusatori

Bank of Montreal                        430 Park Avenue, 14th Floor
                                        New York, New York 10022
                                        Telephone No.: (212) 605-1637
                                        Telecopier No.: (212) 605-1451
                                        Attention: Ms. Joanna Bellocq

Dresdner Bank AG,                       75 Wall Street, 29th Floor
  New York Branch and                    New York, New York 10005
  Grand Cayman Branch                   Telephone No.: (212) 429-2198
                                        Telecopier No.: (212) 429-2129
                                        Attention: Mr. Andrew Mittag
                                                   Mr. Nicholas Kalogeropoulos
                                                   Mr. Vince Dolan
time to time. For purposes of the representations and warranties contained in
Section 7.19, Environmental Law shall mean Environmental Law in effect as of the date such representations and warranties are made or deemed to have been made.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA. amendatory thereof, supplemental thereto or substituted therefor.

      "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings, Parent, the Borrower or any of their Subsidiaries would be deemed to be a "single employer" (i) within the meaning of
Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of Holdings, Parent, the Borrower or any of their Subsidiaries being or having been a general partner of such person.

      "Estimated Leverage Ratio" shall have the meaning provided in the definition of Applicable Commitment Commission Percentage.

      "Estimated Leverage Ratio Certificate" shall have the meaning provided in the definition of Applicable Commitment Commission Percentage.

      "Eurodollar Loan" shall mean each Loan (excluding Swingline Loans) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

      "Eurodollar Rate" shall mean with respect to a Borrowing of Eurodollar Loans for the relevant Interest Period the quotient of (a) the rate determined by the Administrative Agent to be the rate at which deposits in U.S. dollars are offered by The First National Bank of Chicago to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of the Interest Period applicable to such Eurodollar Loan, in the approximate amount of The First National Bank of Chicago's relevant Eurodollar Loan and having a maturity approximately equal to the Interest Period applicable to such Eurodollar Loan divided by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D). The Eurodollar Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple.

      "Event of Default" shall have the meaning provided in Section 10.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Exchange Rate" shall mean, when converting any amount denominated in a currency other than Dollars into Dollars, the rate determined in good faith by the Issuing Bank at the opening of business (or close of business in the case of determinations of reimbursement obligations with respect to Drawings) in Chicago, on the date as to which any determination thereof is to be made, as the spot rate at which such currency is offered for sale to the Issuing Bank against delivery of Dollars by the Issuing Bank. If for any reason the Exchange Rate for any currency cannot be calculated as provided above, the Issuing Bank shall calculate the Exchange Rate on such basis as it deems fair and equitable. In determining the Stated Amount of any Letter of Credit (A) for purposes of Sections 1.01(b), 1.01(c), 2.01(d) and 4.02(a), the Dollar Equivalent shall be calculated (x) on the date of the issuance of such Letter of Credit, and (y) on the first Business Day of each calendar month thereafter and (B) for purposes of
Section 3.01(b) or (c), the Dollar Equivalent shall be calculated on the first day of each month in the quarterly period in which the respective payment is due pursuant to said Sections. The Exchange Rate for all reimbursement obligations with respect to Letters of Credit (including without limitation pursuant to Sections 2.03 and 2.04) shall be determined by using the Dollar Equivalent as in effect on the date the respective Unpaid Drawing was paid by the Issuing Bank.

      "Existing Indebtedness" shall have the meaning provided in Section 7.22.

      "Existing Installment Notes Letter of Credit" shall mean the Existing L/C referred to in Exhibit 5.08(b) to the Stock Purchase Agreement, issued by BNP for the benefit of the holders of the Installment Notes in support of the payment thereof.

      "Existing Tax Obligations" shall mean any state and Federal taxes owed by the Borrower and/or Pechiney Corporation for periods prior to the Original Effective Date.

      "Facing Fee" shall have the meaning provided in Section 3.01(c).

      "Fair Market Value" shall mean, with respect to any asset, the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the Board of Directors or other governing body or, pursuant to a specific delegation of authority by such Board or governing body, a designated senior executive officer, of Borrower or the Subsidiary of Borrower selling such asset.

      "Federal Funds Rate" shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business

Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 A.M. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

      "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

      "Financiere d'Ocquier, S.A." shall mean Financiere d'Ocquier S.A., a French societe anonyme organized under the laws of the Republic of France.

      "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Holdings, Parent, the Borrower or any one or more of their Subsidiaries primarily for the benefit of employees of Holdings, Parent, the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

      "Foreign Subsidiary" shall mean each Subsidiary of the Borrower that is incorporated under the laws of any jurisdiction other than the United States of America, any State thereof or Puerto Rico.

      "GAAP" shall have the meaning provided in Section 13.07(a).

      "Guaranteed Creditors" shall mean and include each of the Agents, the Collateral Agent, the Banks and each party (other than any Credit Party) to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent such party constitutes a Secured Creditor under the Security Documents.

      "Guaranteed Obligations" shall mean all obligations of the Borrower (i) to each Bank for the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each
Note issued by the Borrower to such Bank, and Loans made, under the Credit Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations and liabilities (including, without limitation, all indemnities, fees and interest thereon as well as all interest accruing after the filing of a petition in a bankruptcy or similar proceeding at the rate provided in the respective documentation, regardless of whether or not such interest is an allowed claim in such a bankruptcy proceeding) of the Borrower to such Bank now existing or hereafter incurred under, arising out of or in con-nection with the Credit Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower and (ii) to each Bank and each Affiliate of a Bank which enters into an Interest Rate Protection or Other Hedging Agreement with the Borrower, which by its express terms are entitled to the benefit of the Guaranty pursuant to Section 14 with the written consent of the Borrower, the full and prompt payment when due (whether by acceleration or otherwise) of all obligations of the Borrower owing under any such Interest Rate Protection or Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

      "Guarantor" shall mean Holdings, Parent and each Subsidiary Guarantor.

      "Guaranty" shall mean the guaranty issued by Holdings and Parent pursuant to Section 14 hereof and each Subsidiaries Guaranty.

      "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste, " "hazardous materials,""extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

      "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

      "Holdings Common Stock" shall mean the common stock of Holdings.

      "Holdings PIK Preferred Stock" shall mean the 9% Series A Senior Cumulative Preferred Stock of Holdings.

      "Holdings PIK Preferred Stock Documents" shall mean the documents executed and delivered with respect to the Holdings PIK Preferred Stock.

      "Howmet Acquisition" shall have the meaning provided in the Original Credit Agreement.

      "Howmet Cercast (Canada)" shall mean Howmet Cercast (Canada), Inc., a corporation organized under the laws of Canada.

      "Howmet Cercast (Canada) Defaulted Amount" at any time shall mean the aggregate principal amount of Indebtedness of Howmet Cercast (Canada) which at such time is subject to the conditions described in one or more of clauses (i) through (iii), inclusive, of Section 10.04, provided that at no time shall the Howmet Cercast (Canada) Defaulted Amount exceed $5,000.001.

      "Howmet Cercast S.A." shall mean Howmet Cercast S.A., a societe anonyme organized under the laws of the Republic of France.

      "Howmet Cercast (USA)" shall mean Howmet Cercast (USA), Inc., a Delaware corporation.

      "Howmet Holdings Acquisition" shall have the meaning provided in the Original Credit Agreement.

      "Howmet Insurance" shall mean Howmet Insurance Co., Inc., a Vermont corporation.

      "Howmet S.A." shall mean Howmet S.A., a societe anonyme organized under the laws of the Republic of France.

      "Howmet Transport" shall mean Howmet Transport Services, Inc., a Delaware corporation.

      "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services,
(ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i),
(ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement. In addition to the foregoing, all Receivables Facility Attributed Indebtedness shall constitute Indebtedness.

      "Insignificant Subsidiaries" shall mean any Subsidiary of the Borrower which has assets of not greater than $5,000,000 in the aggregate and which, if aggregated with all other Subsidiaries of the Borrower with respect to which an event described under Section 10.05 has occurred and is continuing, would have assets of not greater than $5,000,000.

      "Installment Notes" shall mean the $716,386,477.12 aggregate principal amount of outstanding (as of the Original Effective Date) promissory notes payable by Pechiney Corporation pursuant to the purchase by Pechiney Corporation of American National Can Company.

      "Installment Notes Trust" shall mean the trust vehicle contemplated by
Section 5.08 of the Stock Purchase Agreement and created in accordance with said
Section 5.08 and Exhibit 5.08(a) to the Stock Purchase Agreement.

      "Installment Notes Trust Agreement" shall mean the trust agreement entered into with respect to the Installment Notes Trust, as in effect on the Restatement Effective Date and as same may thereafter be amended in accordance with the requirements of this Agreement.

      "Installment Notes Trust Documents" shall mean the documentation creating the Installment Notes Trust (including without limitation the Installment Notes Trust Agreement), and all other documentation entered into in connection with the Installment Notes Trust.

      "Installment Notes Trustee" shall mean the trustee with respect to the Installment Notes Trust.

      "Insurance Letter of Credit" shall mean the Insurance Letter of Credit referred to in Section 5.15 of the Stock Purchase Agreement (together with any replacements thereof issued in accordance with the requirements of Section 5.16 of the Stock Purchase Agreement).

      "Intellectual Property Subsidiary" shall mean a Domestic Wholly-Owned Subsidiary of the Borrower which engages in no substantial business or activities other than as related to the assets and business transferred to it as described below, (x) to which the Borrower and its Subsidiaries (other than the Intellectual Property Subsidiary) will from tune to time sell or otherwise transfer patents, trademarks and other intellectual property, as well as the Howmet Research Center located in Whitehall, Michigan, and (y) which will transfer all or substantially all royalty income arising from such patents, trademarks and other intellectual property to the Second Tier IP Subsidiary.

      "Intercreditor Agreement" shall mean the amended and restated intercreditor credit agreement in the form of Exhibit L.

      "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

      "Interest Period" shall have the meaning provided in Section 1.09.

      "Interest Rate Protection Agreement shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

      "Investments" shall have the meaning provided in Section 9.05.

      "Investor Certificates" shall have the meaning provided in the Receivables Pooling Agreement.

      "Issuing Bank" shall mean the Administrative Agent and any Bank which at the request of the Borrower and with the consent of the Administrative Agent (which shall not be unreasonably withheld) agrees, in such Bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.

      "L/C Supportable Indebtedness" shall mean (i) obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries as are permitted to exist pursuant to the terms of this Agreement.

      "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

      "Letter of Credit" shall have the meaning provided in Section 2.01(a).

      "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

      "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

      "Letter of Credit Request" shall have the meaning provided in Section 2.02(a).

      "Leverage Ratio" shall mean, at any date of determination, the ratio of
(i) Consolidated Indebtedness on such date to (ii) Consolidated EBITDA for the period of four consecutive quarters most recently ended on or prior to such date, in each case taken as one accounting period.

      "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

      "Loan" shall mean each Term Loan, each Revolving Loan and each Swingline Loan.

      "Management Agreements" shall have the meaning provided in the Original Credit Agreement.

      "Managing Agents" shall have the meaning provided in the first paragraph of this Agreement.

      "Mandatory Borrowing" shall have the meaning provided in Section 1.01(d).

      "Margin Adjustment Period" shall mean each period which shall commence on a date occurring after the Restatement Effective Date on which the financial statements are delivered pursuant to Section 8.01(a) or (b) and which shall end on the earlier of (i) the date of actual delivery of the next financial statements pursuant to Section 8.01(a) or (b) and (ii) the latest date on which the next financial statements are required to be delivered pursuant to Section 8.01(a) or (b).

      "Margin Stock" shall have the meaning provided in Regulation U.

      "Maturity Date" shall mean December 5, 2001.

      "Maximum Swingline Amount" shall mean $10,000,000.

      "Mergers" shall mean and include (i) the merger of Howmet Holdings Acquisition with and into Pechiney Corporation, with Pechiney Corporation (now the parent) surviving said merger as a direct Wholly-Owned Subsidiary of Holdings, and (ii) the merger of Howmet Acquisition with and into Howmet, with Howmet surviving said merger as a direct Wholly-Owned Subsidiary of Parent.

      "Mortgage" shall mean and include each Original Mortgage, as amended pursuant to the respective Mortgage Amendment, and, after the execution and delivery thereof, each Additional Mortgage, in each case as same may be amended, modified or supplemented from time to time.

      "Mortgage Amendments" shall have the meaning provided in Section 5.09.

      "Mortgage Policies" shall mean and include each Original Mortgage Policy and, after the execution and delivery thereof, each mortgage insurance policy issued with respect to an Additional Mortgaged Property.

      "Mortgaged Property" shall mean each Original Mortgaged Property and, after the execution and delivery of any Additional Mortgage, shall include the respective Additional Mortgaged Property.

      "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from any sale of assets, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith) and (ii) payments of unassumed liabilities relating to the assets sold at the time of, or within 90 days after, the date of such sale, (iii) the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Banks pursuant to this Agreement) which is secured by the respective assets which were sold, and (iv) the estimated marginal increase in income taxes which will be payable by Holdings' consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale; and excluding any portion of any such gross cash proceeds which Holdings determines in good faith should be reserved for post-closing adjustments (to the extent Holdings delivers to the Banks a certificate signed by an officer of Holdings as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined, (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by Holdings or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by Holdings and/or any of its Subsidiaries from such sale, lease, transfer or other disposition.

      "New Bank" shall mean each of the Persons listed on Schedule I that is not a Continuing Bank.

      "New Installment Notes Letters of Credit" shall mean the letters of credit executed and delivered in connection with the establishment of the Installment Notes Trust, as contemplated by Exhibit 5.08(b) to the Stock Purchase Agreement, together with any replacements issued therefor in accordance with Section 5.16 of the Stock Purchase Agreement.

      "Noncompete Covenant" shall mean the Covenant Not to Compete, dated December 13, 1995, among Pechiney Corporation, Pechiney International and Howmet Cercast S.A.

      "Non-Continuing Bank" shall have the meaning provided in Section 13.20(b).

      "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

      "Note" shall mean each Term Note, each Revolving Note and the Swingline Note.

      "Notice of Borrowing" shall have the meaning provided in Section 1.03.

      "Notice of Conversion" shall have the meaning provided in Section 1.06.

      "Notice Office" shall mean the office of the Administrative Agent located at One First National Plaza, Agency/Compliance Division, Suite 0353 (1-15), Chicago, IL 60670, Attention: Mr. Thomas Both, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

      "Obligations" shall mean all amounts owing to any of the Managing Agents, the Agents, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

      "Original Banks" shall mean each Person which was a Bank under, and as defined in, the Original Credit Agreement.

      "Original Credit Agreement" shall have the meaning provided in the first WHEREAS clause to this Agreement.

      "Original Effective Date" shall mean the Effective Date, as defined in the Original Credit Agreement.

      "Original Letters of Credit" shall mean the letters of credit listed on
Schedule XV and previously issued under the Original Credit Agreement.

      "Original Loans" shall mean the Original Term Loans, the Original Revolving Loans and the Original Swingline Loans.

      "Original Mortgage Policies" shall mean each mortgage insurance policy issued with respect to an Original Mortgage under the Original Credit Agreement.

      "Original Mortgaged Properties" shall mean all Real Property of the Borrowers and their respective Subsidiaries listed on Schedule III.

      "Original Mortgages" shall mean all Mortgages granted by the Borrowers pursuant to the Original Credit Agreement and which have not been released by the lenders thereunder prior to the Restatement Effective Date.

      "Original Revolving Loans" shall mean the "Revolving Loans" under. and as defined in, the Original Credit Agreement.

      "Original Swingline Loans" shall mean the "Swingline Loans" under, and as defined in, the Original Credit Agreement.

      "Original Term Loans" shall mean the "Term Loans" under, and as defined in, the Original Credit Agreement.

      "Original Tranche A Term Loans" shall mean the "Tranche A Term Loans" under, and as defined in, the Original Credit Agreement.

      "Original Tranche B Term Loans" shall mean the "Tranche B Term Loans" under, and as defined in, the Original Credit Agreement.

      "Original Tranche C Term Loans" shall mean the "Tranche C Term Loans" under, and as defined in, the Original Credit Agreement.

      "Other Hedging Agreement shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

      "Parent" shall have the meaning provided in the first paragraph of this Agreement.

      "Parent Acquisition Loan" shall mean the loan by the Borrower to Holdings made on the Original Effective Date, the proceeds of which were used by Holdings to acquire 100% of the capital stock of Pechiney Corporation.

      "Parent Guarantors" shall mean and include each of Holdings and Parent.

      "Parent Guaranty" shall mean the guaranty of the Parent Guarantors pursuant to Section 14.

      "Parent PIK Subordinated Note Documents" shall mean the Parent PIK Subordinated Notes, and all other documents executed and delivered with respect to the Parent PIK Subordinated Notes.

      "Parent PIK Subordinated Notes" shall mean (i) the subordinated promissory note issued by Parent in the aggregate principal amount of $25 million as partial consideration in connection with the Acquisition, which promissory note shall be consistent with the terms contained as Exhibit 2.02 of the Stock Purchase Agreement and shall be in form and substance satisfactory to the Managing Agents and the Required Banks and (ii) any additional subordinated promissory notes which are identical to the promissory note referenced in preceding clause (i) (except as to the principal amount thereof) issued to pay (in-kind) accrued interest owing with respect to any theretofore outstanding Parent PIK Subordinated Notes.

      "Participant" shall have the meaning provided in Section 2.03(a).

      "Payment Office" shall mean the office of the Administrative Agent located at One First National Plaza, Chicago, IL 60670, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

      "Pechiney Corporation" shall have the meaning provided in the Original Credit Agreement.

      "Pechiney International" shall mean Pechiney International S.A., a societe anonyme organized under the laws of the Republic of France.

      "Pechiney S.A." shall mean Pechiney S.A., a societe anonyme organized under the laws of the Republic of France.

      "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such tune, provided that if the Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

      "Permitted Acquired Debt" shall mean Indebtedness of any Subsidiary of the Borrower acquired pursuant to a Permitted Acquisition, which Indebtedness existed at the tune of the consummation of such Permitted Acquisition and was not created in contemplation thereof (and the provisions of which were not altered in contemplation thereof), so long as (x) Holdings, the Borrower and its other Subsidiaries have no liability with respect to any such Indebtedness and
(y) any Liens securing such Indebtedness apply only to assets of the Subsidiary so acquired (and so long as additional assets of such Subsidiary are not granted as security following, or in contemplation of, the respective permitted acquisition).

      "Permitted Acquisition" shall mean the acquisition by the Borrower or a Domestic Wholly-Owned Subsidiary thereof of assets constituting part of or an entire business, division or product line of any Person not already a Subsidiary of the Borrower or of 100% of the capital stock of any such Person, or any other acquisition of assets (excluding equity interests in other Persons except as provided above) related to the Business; provided that (A) the consideration paid by the Borrower consists solely of cash and/or, in the case of the acquisition of a Wholly-Owned Subsidiary, the assumption of Permitted Acquired Debt in accordance with the requirements of this Agreement, (B) the assets acquired, or the business of the Person whose stock is acquired, shall be in the Business or related to the Business, (C) no Default or Event of Default shall exist at the tune of the consummation of the respective Permitted Acquisition or immediately after giving effect thereto and (D) the Borrower in good faith determines that the Borrower and its Subsidiaries taken as a whole is not likely to assume or become liable for material increased contingent liabilities as a result of such acquisition.

      "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be acceptable to the Agents in their reasonable discretion.

      "Permitted Holders" shall mean the Thiokol Permitted Holders and the Carlyle Entities.

      "Permitted Liens" shall have the meaning provided in Section 9.01.

      "Person" shall mean any individual, partnership, joint venture, limited liability corporation, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

      "Plan" shall mean any multiemployer or single-employer plan, as defined in
Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), Holdings, Parent, the Borrower or a Subsidiary of Holdings, Parent, the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Holdings, Parent, the Borrower, a Subsidiary of Holdings, Parent, the Borrower or an ERISA Affiliate maintained, contributed or had an obligation to contribute to such plan.

      "Plan Parties" shall have the meaning provided in Section 8.07.

      "Pledge Agreement" shall have the meaning provided in Section 5.07.

      "Pledge Agreement Collateral" shall mean all "Collateral" as defined in each of the Pledge Agreements.

      "Pledged Securities" shall mean "Pledged Securities" as defined in the Pledge Agreement.

      "Pledged Stock" shall mean "Pledged Stock" as defined in the Pledge Agreement.

      "Projections" shall have the meaning provided in Section 5.14(b).

      "Purchased Interest" shall have the meaning provided in the Receivables Pooling Agreement.

      "Qualified Preferred Stock" shall mean any Holdings PIK Preferred Stock, or any other preferred stock of Holdings, the express terms of which shall provide that Dividends thereon shall not be required to be paid in cash at any time that such cash payment would be prohibited by the terms of this Agreement (and any refinancings, replacements or extensions hereof) and in either case which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including an event which would constitute a Change of Control), cannot mature (excluding any maturity as the result of an optional redemption by the issuer thereof) and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of an event which would constitute a Change of Control), in whole or in part, on or prior to the first anniversary of the Maturity Date.

      "Quarterly Payment Date" shall mean the last Business Day of March, June, September and December, occurring after the Restatement Effective Date.

      "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.

      "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

      "Receivables Amendment Conditions" means, with respect to any amendment or modification of any Receivables Document, the requirement that the following shall be true after giving effect to such amendment or modification:

      (A) the Receivables Maximum Funding Amount shall not be less than $45,000,000 except to the extent that such amount is less than $45,000,000 due to a shrinkage of receivables of the Borrower and its Subsidiaries after the Original Effective Date;

      (B) the scheduled maturities of the Investor Certificates and the Purchased Interests shall not be earlier than the scheduled maturities of Investor Certificates issued under the Receivables Bridge Facility;

      (C) the weighted average of the per annum interest rates payable in respect of Investor Certificates and Purchased Interests would not exceed the per annum interest rates applicable to Revolving Loans outstanding hereunder;

      (D) any Receivables Subsidiary would be required to apply all funds available to it (after giving effect to the allocation of funds to reserves required under the terms of the Receivables Documents and to the payment of interest, principal and other amounts owed under the Receivables Documents) to pay the purchase price for accounts receivables (including any deferred portion of the purchase price);

      (E) if any early amortization event that is not in the Receivables Bridge Facility shall be added to the Receivables Documents or any early amortization event that is in the Receivables Documents is made more restrictive, such additional early amortization event or change in an existing early amortization event shall not be adverse in any material respect to the interests of the Borrower and its Subsidiaries, taken as a whole (as determined in good faith by the Borrower); provided that the inclusion of an early amortization event from the Receivables Bridge Facility in the documentation for another series of Investor Certificates or Purchased Interests shall not be construed as the addition of an early amortization event for purposes hereof;

      (F) the degree of recourse to the Borrower or its Subsidiaries (other than the Receivables Subsidiary) under or in the respect of the Receivables Documents shall not be increased in any material respect (as determined in good faith by the Borrower) and in no event shall the Borrower or any of its Subsidiaries (other than the Receivables Subsidiary) have recourse liability (except pursuant to Standard Securitization Undertakings) for the payment of any Receivables Facility Assets or any Investor Certificates or Purchased Interests;

      (G) if additional covenants are included in the Receivables Documents or existing covenants in the Receivables Documents are made more restrictive, such additional covenants or changes to existing covenants shall not be adverse in any material respect to the interests of the Borrower and its Subsidiaries taken as a whole (as determined in good faith by the Borrower); and

      (H) if additional representations and warranties are included in the Receivables Documents or existing representations and warranties are made more restrictive, such additional representations and warranties shall not be adverse in any material respect to the interest of the Borrower and its Subsidiaries taken as a whole (as determined in good faith by the Borrower);

provided that, notwithstanding anything to the contrary contained in the definition, any changes to the Receivables Documents which relate to the Borrower's or any Subsidiary's servicing or origination or Receivables Facility Assets that are transferred to the Receivable Subsidiary pursuant to the Receivable Documents shall be permitted.

      "Receivables Bridge Facility" shall mean the transactions contemplated by the Series 1995-1 Supplement to the Receivables Pooling Agreement, dated as of December 13, 1995, among Blade Receivables Corporation, the Company and Manufacturers and Traders Trust Company, as Trustee, and the Revolving Certificate Purchase Agreement (Series 1995-1), dated as of December 13, 1995, among Blade Receivables Corporation, the Company, the Purchasers described therein and Bankers Trust Company and The First National Bank of Chicago, as Agents.

      "Receivables Documents" shall mean all documentation relating to any Receivables Facility, including, without limitation, the Receivables Pooling Agreement and the documentation delivered in connection therewith (including any documentation relating to a series of certificates or purchased interests issued and sold pursuant thereto).

      "Receivables Facility" shall mean the Receivables Bridge Facility, pursuant to which (x) the Borrower and its Subsidiaries will from time to time sell or otherwise transfer accounts receivable to one or more Receivables Subsidiaries and (y) the respective Receivables Subsidiary or Receivables Subsidiaries shall sell or otherwise transfer accounts receivable and related assets (or interests therein) to the Receivables Purchasers, as more fully set forth in the Receivables Documents; provided that the Receivables Facility may be replaced or supplemented, or successively replaced or supplemented, after the Original Effective Date so long as the Receivables Amendment Conditions are satisfied (in which event such replacement facility shall be deemed to be the Receivables Facility hereunder).

      "Receivables Facility Assets" shall mean all accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries which are transferred to one or more Receivables Subsidiaries pursuant to the Receivables Facility, and any assets directly related thereto, including, without limitation, (i) Transferred Assets (as defined in Section 2.1 of the Receivables Pooling Agreement as originally in effect), (ii) all collateral given by the respective account debtor or on its behalf (but not by Holdings or any of its Subsidiaries) securing such accounts receivable, (iii) all contracts and all guarantees (but not by Holdings or any of its Subsidiaries) or other obligations directly related to such accounts receivable,
(iv) other related assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable, and (v) proceeds of all of the foregoing.

      "Receivables Facility Attributed Indebtedness" at any time shall mean the principal amount of Indebtedness which would be outstanding at such time under the Receivables Facility if same were structured as a secured lending agreement rather than a purchase agreement).

      "Receivables Facility Financing Costs" shall mean all cash fees, service charges and other costs, as well as all collections or other amounts retained by the Receivables Purchasers which are in excess of amounts paid to the Borrower and its Subsidiaries under the Receivables Facility for the purchase of Receivables pursuant to the Receivables Facility.

      "Receivables Maximum Funding Amount" shall mean the sum of (x) with respect to outstanding Investors Certificates and Purchased Interests that have fixed principal amounts, such principal amounts plus (y) with respect to Investors Certificates or Purchased Interests that have variable principal amounts, the Receivables Stated Amounts thereof.

      "Receivables Pooling Agreement" shall mean the Blade Receivables Master Trust Pooling and Servicing Agreement, dated as of December 13, 1995, among Blade

Receivables Corporation, the Company and Manufacturers and Traders Trust Company, as Trustee, as amended or modified from time to time.

      "Receivables Purchasers" shall mean and include (i) Manufacturers and Traders Trust Company, as Trustee under the Receivables Pooling Agreement, and its successors in that capacity, (ii) the purchaser or purchasers of any interest in the Receivables Facility Assets under or in connection with any Receivables Facility and (iii) the respective successors and assigns of the foregoing Receivables Purchasers.

      "Receivables Stated Amount" means, with respect to an Investor Certificate or Purchased Interest, the maximum amount of the funding commitment with respect thereto.

      "Receivables Subsidiary" means a Wholly-Owned Subsidiary of the Borrower which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Borrower (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings or any other Subsidiary of Holdings (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates Holdings or any other Subsidiary of Holdings in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings or any other Subsidiary of Holdings, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither Holdings nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Receivables Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to Holdings or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of Holdings, and (c) to which neither Holdings nor any other Subsidiary of Holdings has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Borrower shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of the Borrower giving effect to such designation and an officer's certificate certifying that, to the best of such officer's knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

      "Recovery Event" shall mean the receipt by Holdings or any of its Subsidiaries of any cash insurance proceeds (other than insurance proceeds relating to Excluded Liabilities (as defined in the Stock Purchase Agreement)) or condemnation award payable (i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and
(ii) under any policy of insurance required to be maintained under Section 8.03.

      "Refinancing" shall mean all repayments and refinancings of Indebtedness under the Original Credit Agreement in connection with the Transaction.

      "Register" shall have the meaning provided in Section 13.17.

      "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

      "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

      "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

      "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

      "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

      "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

      "Replaced Bank" shall have the meaning provided in Section 1.13.

      "Replacement Bank" shall have the meaning provided in Section 1.13.

      "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section 4043.

      "Required Banks" shall mean Non-Defaulting Banks, the sum of whose outstanding Term Loans (or, if prior to the Restatement Effective Date, Term Loan

Commitments) and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Adjusted Percentage of Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of all outstanding Term Loans (or, if prior to the Restatement Effective Date, Term Loan Commitments) of Non-Defaulting Banks and the Adjusted Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate Adjusted Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

      "Restatement Effective Date" shall have the meaning provided in Section 13.10.

      "Restricted Payment" shall mean (i) the authorization, declaration or payment of any Dividend with respect to Holdings or any of its Subsidiaries,
(ii) the payment by the Borrower or any of its Subsidiaries of any advance or loan made by Holdings or Parent, (iii) the payment by Parent of any loan or advance made to it by Holdings and (iv) the making of any other payment by the Borrower or any of its Subsidiaries to Holdings or Parent.

      "Returns" shall have the meaning provided in Section 7.09.

      "Revolving Loan" shall have the meaning provided in Section 1.01(b).

      "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Revolving Loan Commitment", as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

      "Revolving Note" shall have the meaning provided in Section 1.05(a).

      "Scheduled Repayment" shall have the meaning provided in Section 4.02(b).

      "Scheduled Repayment Date" shall have the meaning provided in Section 4.02(b).

      "SEC" shall have the meaning provided in Section 8.01(a).

      "Secondary Letters of Credit" shall mean the Secondary Letters of Credit referenced in Section 5.16 of the Stock Purchase Agreement, issued in compliance with the requirements of said Section 5.16 (together with any replacements thereof at any time issued in accordance with said Section 5.16 of the Stock Purchase Agreement).

      "Second Tier IP Subsidiary" shall mean a Domestic Wholly-Owned Subsidiary of the Intellectual Property Subsidiary which engages in no substantial business or activities other than in connection with the assets and business transferred to it by the Intellectual Property Subsidiary as contemplated by clause (y) of the definition of Intellectual Property Subsidiary contained herein.

      "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b).

      "Secured Creditors" shall have the meaning assigned that term in the Security Documents.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Security Agreement" shall have the meaning provided in Section 5.08.

      "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

      "Security Document" shall mean the Pledge Agreement, the Security Agreement, each Mortgage and, after the execution and delivery thereof, each Additional Mortgage and each Additional Security Document.

      "Senior Subordinated Note Documents" shall mean the Senior Subordinated Notes, the Senior Subordinated Note Indenture and all other documents executed and delivered with respect to the Senior Subordinated Notes or Senior Subordinated Note Indenture.

      "Senior Subordinated Note Indenture" shall mean the Indenture, dated as of December 7, 1995, between the Borrower and the Senior Subordinated Note Indenture Trustee, as in effect on the Original Effective Date and as thereafter amended from time to time in accordance with the requirements thereof and of this Agreement.

      "Senior Subordinated Note Indenture Trustee" shall mean Marine Midland
Bank.

      "Senior Subordinated Notes" shall mean the Borrower's 10% Senior Subordinated Notes due 2003 issued pursuant to the Senior Subordinated Note Indenture.

      "Shareholders' Agreements" shall have the meaning provided in the Original Credit Agreement.

      "Significant Subsidiary" shall mean each Subsidiary of the Borrower that is a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act and the Exchange Act (as such regulation is in effect on the Restatement Effective Date).

      "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary thereof in connection with a Receivables Facility which are reasonably customary in an accounts receivable transaction.

      "Standby Letter of Credit" shall have the meaning provided in Section 2.01(a).

      "Start Date" shall mean, with respect to any Margin Adjustment Period, the first day of such Margin Adjustment Period.

      "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met, provided that the "Stated Amount" of each Letter of Credit denominated in a currency other than Dollars shall be, on any date of calculation, the Dollar Equivalent of the maximum amount available to be drawn in the respective currency thereunder (determined without regard to whether any conditions to drawing could then be met).

      "Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of October 12, 1995, among Pechiney S.A., Pechiney International, Howmet Cercast S.A. and Holdings.

      "Subsidiaries Guaranty" shall have the meaning provided in Section 5.06.

      "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

      "Subsidiary Guarantor" shall mean each Domestic Wholly-Owned Subsidiary (other than a Receivables Subsidiary) of the Borrower on the Restatement Effective Date and each Subsidiary which executes a guarantee after the Restatement Effective Date pursuant to Section 8.12.

      "Subsidiary Pledgor" shall mean each Domestic Wholly-Owned Subsidiary (other than a Receivables Subsidiary) of the Borrower on the Restatement Effective Date and each Subsidiary which after the Restatement Effective Date executes a pledge agreement pursuant to Section 8.12.

      "Supermajority Banks" of any Tranche shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto are terminated and (y) the percentage "50%" contained therein were changed to "66-2/3%."

      "Swingline Bank" shall mean The First National Bank of Chicago and its successors and assigns.

      "Swingline Expiry Date" shall mean the date which is two Business Days prior to the Maturity Date.

      "Swingline Loan" shall have the meaning provided in Section 1.01(c).

      "Swingline Note" shall have the meaning provided in Section 1.05(a).

      "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

      "Tax Letter of Credit" shall mean the letter of credit issued in accordance with the requirements of Section 7.09 of the Stock Purchase Agreement, substantially on the terms set forth in Exhibit 7.09 to the Stock Purchase Agreement, supporting the payment of the obligations under Article VII of the Stock Purchase Agreement (together with any replacements thereof delivered in accordance with Section 5.16 of the Stock Purchase Agreement).

      "Tax Sharing Agreement" shall mean the Tax Sharing Agreement entered into between Holdings, Parent and the Borrower pursuant to Section 5.20 of the Original Credit Agreement.

      "Taxes" shall have the meaning provided in Section 4.04(a).

      "Taxpayers" shall have the meaning provided in Section 7.09.

      "Term Loan" shall have the meaning provided in Section 1.01(a).

      "Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Term Loan Commitment", as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04.

      "Term Loan Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Term Loan Commitment of such Bank at such time and the denominator of which is the Total Term Loan Commitment at such time.

      "Term Note" shall have the meaning provided in Section 1.05(a).

      "Test Date" shall mean, with respect to any Margin Adjustment Period, the last day of the most recent fiscal quarter or year, as the case may be, of the Borrower ended immediately prior to the Start Date for such Margin Adjustment Period.

      "Test Period" shall mean each period of four consecutive fiscal quarters ending on the last day of a fiscal quarter of the Borrower ended after the Restatement Effective Date, in each case taken as one accounting period.

      "Thiokol" shall mean Thiokol Corporation, a Delaware corporation.

      "Thiokol Permitted Holders" shall mean Thiokol and one or more of its Wholly-Owned Subsidiaries.

      "Thiokol Purchase Option" shall mean the option of Thiokol Holdings Company to purchase the equity interests of the Carlyle Entities pursuant to the Carlyle/Thiokol Shareholders Agreement.

      "Total Commitments" shall mean, at any time, the sum of the Commitments of each of the Banks.

      "Total Outstandings" shall mean, at any time, the sum of (x) the principal amount of all Loans outstanding at such time and (y) the Letter of Credit Outstandings at such time.

      "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

      "Total Term Loan Commitment" shall mean, at any time, the sum of the Term Loan Commitments of each of the Banks.

      "Total Unutilized Revolving Loan Commitment" shall mean, at any tune, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment, less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans outstanding plus the then aggregate amount of Letter of Credit Outstandings.

      "Trade Letter of Credit" shall have the meaning provided in Section
2.01(a).

      "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with their being three separate Tranches i.e., Term Loans, Revolving Loans and Swingline Loans.

      "Transaction" shall mean (i) the amendment and restatement of the Original Credit Agreement in the form of this Agreement as provided herein, (ii) the incurrence of the Loans hereunder on the Restatement Effective Date and (iii) the consummation of the Refinancing.

      "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

      "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

      "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No.87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

      "United States" and "U.S." shall each mean the United States of America.

      "Unpaid Drawing" shall have the meaning provided for in Section 2.04(a).

      "Unutilized Revolving Loan Commitment" with respect to any Bank, at any time, shall mean such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Bank and (ii) such Bank's Adjusted Percentage of the Letter of Credit Outstandings in respect of Letters of Credit issued under this Agreement.

      "Voting Stock" means any class or classes of capital stock of Holdings pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of Holdings.

      "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

      SECTION 12. The Agents.

      12.01 Appointment. The Banks hereby designate The First National Bank of Chicago as Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" shall include The First National Bank of Chicago (and/or any of its affiliates) in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. The Banks hereby designate Bankers Trust Company as Syndication Agent and Citicorp USA, Inc. as Documentation Agent to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agents to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each of the Agents may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

      12.02 Nature of Duties. No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. Neither any Agent nor any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of each Agent shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

      12.03 Lack of Reliance on the Agents. Independently and without reliance upon any Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith

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and (ii) its own appraisal of the creditworthiness of Holdings and its
Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent shall be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

      12.04 Certain Rights of the Agents. If any Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Banks; and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

      12.05 Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

      12.06 Indemnification. (a) To the extent any Agent is not reimbursed and indemnified by the Borrower the Banks will reimburse and indemnify such Agent, in proportion to their respective "percentages" as used in determining the Required Banks (but in any event calculated as if there were no Defaulting Banks), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabili-

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ties, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

      (b) Any Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document (except actions expressly required to be taken by it hereunder or under the Credit Documents) unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

      12.07 Each Agent in its Individual Capacity. With respect to its obligation to make Loans under this Agreement, each Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks", "Required Banks", "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

      12.08 Holders. The Administrative Agent shall deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

      12.09 Resignation by the Agents. (a) The Administrative Agent or the Collateral Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent or Collateral Agent, as the case may be, pursuant to clauses (b) and (c) below or, in the case of the Administrative Agent, as otherwise provided below. Each other Agent may resign from the performance of all of its functions and duties hereunder and/or under the other Credit Documents at any time after the Restatement Effective Date, by giving notice to the Borrower, the Administrative Agent and the Banks. Such resignation shall take effect upon delivery of such notice.

      (b) Upon any such notice of resignation by the Administrative Agent or Collateral Agent, as the case may be, the Required Banks shall appoint a successor Administrative Agent or Collateral Agent, as the case may be, hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

      (c) If a successor Administrative Agent or Collateral Agent, as the case may be, shall not have been so appointed within such 15 Business Day period, the Administrative Agent or Collateral Agent, as the case may be, with the consent of the Borrower (which shall not be unreasonably withheld or delayed), shall then appoint a commercial bank or trust company with capital and surplus of not less than $500,000,000 as successor Administrative Agent or Collateral Agent, as the case may be, who shall serve as Administrative Agent or Collateral Agent, as the case may be, hereunder or thereunder until such time, if any, as the Banks appoint a successor Administrative Agent or Collateral Agent, as the case may be, as provided above.

      (d) In the case of the Administrative Agent only, if no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 25th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Managing Agents (if one or more so agrees), or if there are no Managing Agents or no Managing Agent so agrees, then the Required Banks, shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

      (e) Upon a resignation of any Agent pursuant to this Section 12.09, such Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of such Agent for all of its actions and inactions while serving as such Agent.

      12.10 Removal of the Administrative Agent. The Administrative Agent may be removed at any time upon obtaining the consent of the Borrower and those Banks that would constitute the Required Banks under, and as defined in, this Agreement if the percentage "50%" contained therein were changed to "66-2/3%".

      SECTION 13. Miscellaneous.

      13.01 Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and disbursements of White & Case and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relat-ing hereto or thereto, of the Agents in connection with their syndication efforts with respect to this Agreement and of the Agents in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agents); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Agents and each Bank, and each of their respective officers, directors, trustees, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of,
(a) any investigation, litigation or other proceeding (whether or not the Agents or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction), or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned or operated by Holdings or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by Holdings or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against Holdings, any of its Subsidiaries or any Real Property at any time owned or operated by Holdings or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Agents or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

      13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Holdings or the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any tune held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of Holdings, Parent, the Borrower or any Subsidiary Guarantor (but in any event excluding assets held in trust for any other Person) against and on account of the Obligations and liabilities of Holdings, Parent, the Borrower or such Subsidiary Guarantor, as applicable, to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 13.06(b), all participations by any Bank in any Swingline Loans or Letters of Credit as required pursuant to the provisions of this Agreement and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. The Borrower agrees that any Bank purchasing participations in one or more Letters of Credit or Swingline Loans as required by the provisions of this Agreement, or purchasing participations as required by Section 13.06(b), may, to the fullest extent permitted by law, exercise all rights (including without limitation the right of setoff) with respect to such participations as fully as if such Bank or a direct creditor of the Borrower with respect to such participations in the amount thereof.

      13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telex or tele-copier communication) and mailed, telexed, telecopied or delivered: if to Holdings, at Holdings' address specified opposite its signature below; if to Parent, at Parent's address specified opposite its signature below; if to the Borrower, at the Borrower's address specified opposite its signature below; if to any Bank, at its address specified opposite its name on Schedule II below; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or any of the Agents, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Agents. All such notices and communications shall, when mailed, telexed, telecopied or sent by overnight courier, be effective when deposited in the mails or delivered to the overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to the Agents and the Borrower shall not be effective until received by the Agents or the Borrower, as the case may be.

      13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that, no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all of the Banks and, provided further, that, although any Bank may grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not otherwise transfer or assign all or any portion of its Commitments hereunder except as provided in
Section 13.04(b)) and the participant shall not constitute a "Bank" hereunder and, provided further, that no Bank shall grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Maturity
Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

      (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or its outstanding Term Loans (or, if prior to the Restatement Effective Date, Term Loan Commitment) to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 (or, in connection with assignments by the Managing Agents within 30 days of the Restatement Effective Date, such lesser amounts as they may determine) in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitments and/or outstanding principal amount of Term Loans (or, if prior to the Restatement Effective Date, Term Loan Commitment) hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that, (i) at such time Schedule I shall be deemed modified to reflect the Commitments (and/or outstanding Term Loans, as the case may be) of such new Bank and of the existing Banks, (ii) new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Term Loans, as the case may be), (iii) the consent of the Administrative Agent shall be required in connection with any assignment of all or any portion of Revolving Loan Commitments (which consent shall not be unreasonably withheld or delayed),
(iv) in the case of assignments pursuant to clause (y) above, the consent of the Administrative Agent and, in the case of such assignments of Term Loan Commitments or Revolving Loan Commitments, the prior written consent of the Borrower shall be required (which consents shall not be unreasonably withheld or delayed) and (v) the Administrative Agent shall receive at the time of each such assignment pursuant to preceding clause (y), from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Agent the appropriate Internal Revenue Service Forms (and, if applicable, a
Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10,
1.11 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). At the time of any assignment pursuant to this Section 13.04(b), the assigning Bank shall furnish notice thereof to the Administrative Agent.

      (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

      13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and any Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

      13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

      (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

      (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

      13.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States (or the equivalent thereof in any country in which a Foreign Subsidiary is doing business, as applicable) consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, (i) except as otherwise specifically provided herein, all computations determining compliance with Sections 9.08 through 9.10, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Banks pursuant to Section 7.05(a), except that for all purposes described above in this clause (i), sales of inventory shall be accounted for on a FIFO (first-in, first-out) basis as opposed to a LIFO (last-in, first-out) basis (with the foregoing generally accepted accounting principles, subject to the preceding proviso, herein called "GAAP") (ii) so long as none of Holdings nor any of its Subsidiaries have made any payments with respect to the Installment Notes (other than payments made by Parent to the extent theretofore reimbursed as described in clause (ii) of Section 10.12), for purposes of the computations described in preceding clause (i) the Installment Notes shall be treated as if same did not exist and as if there were no interest expense applicable thereto (although any payments received in respect thereof or in respect of any promissory notes held by the Installment Notes Trust shall likewise not be included as income of Holdings or any of its Subsidiaries) and (iii) so long as none of Holdings nor any of its Subsidiaries have made any payments with respect to the Parent PIK Subordinated Notes, for purposes of the computations described in preceding clause (i) the Parent PIK Subordinated Notes shall be treated as if same did not exist and as if there were no interest expense applicable thereto.

      (b) All computations of interest, Commitment Commission and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or Fees are payable.

      13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION: VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF HOLDINGS, PARENT AND THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF HOLDINGS, PARENT AND THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS,

NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH CREDIT PARTY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT UNDER THIS AGREEMENT. EACH OF HOLDINGS, PARENT AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

      (b) EACH OF HOLDINGS, PARENT AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

      13.10 Effectiveness. This Agreement shall become effective on the date (the "Restatement Effective Date") on which (i) each of Holdings, Parent, the Borrower, each Continuing Bank, each New Bank, the Required Banks (determined immediately before the occurrence of the Restatement Effective Date) and each Agent shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions contained in Sections 5, 6 and 13.20(c) are met to the satisfaction of the Administrative Agent and the Required Banks (determined immediately after the occurrence of the Restatement Effective Date). Unless the Administrative Agent has received actual notice from any Bank that the conditions contained in Sections 5 and 6 have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Restatement Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Restatement Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5, 6 or 13.20(c). The Administrative Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Restatement Effective Date.

      13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

      13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) release a Subsidiary Guarantor which is a Significant Subsidiary from the Subsidiaries Guaranty (except as expressly provided in the Subsidiaries Guaranty), (iv) amend, modify or waive any provision of this Section 13.12, (v) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Restatement Effective Date) or (vi) amend or modify the definition of Supermajority Banks (it being understood that, with the consent of the Required Banks, additional Obligations and Tranches may be included in the determination of Supermajority Banks on substantially the same basis as the Obligations and Tranches are included on the Restatement Effective Date) or (vii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (t) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (u) without the consent of the Swingline Bank alter its rights or obligations with respect to Swingline Loans,
(v) without the consent of each Issuing Bank affected thereby, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (w) without the consent of each Agent affected thereby, amend, modify or waive any provision of Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, (x) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (y) without the consent of the Supermajority Banks of the respective Tranche (i.e., Supermajority Banks holding Term Loans or Term Loan Commitments), amend, modify or waive any Scheduled Repayment (except that, if additional Loans are made pursuant to a given Tranche, the Scheduled Repayments of such Tranche may be increased on a proportionate basis without the consent otherwise required by this clause (y)) and (z) if the Scheduled Repayments of Term Loans are being increased (except for proportionate increases as described in the parenthetical contained in preceding clause (y)) or the date of any Scheduled Repayment is being shortened or accelerated, the consent of the Supermajority Banks of each other Tranche then outstanding shall be required in connection therewith.

      (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vii), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment and/or repay in full its outstanding Loans, in accordance with Sections 3.02(b) and/or 4.01(iv), provided that, unless the Commitments terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of remaining Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause
(B) the Required Banks (determined both (x) before giving effect to the proposed action and (y) as if the Loans and Commitments being terminated (and not replaced) were not outstanding) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

      13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06 shall, subject to Section 13.15 (to the extent applicable), survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

      13.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.05 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

      13.15 Limitation on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Sections 1.10, 1.11, 2.05 or 4.04 of this Agreement, unless a Bank gives notice to the Borrower that it is obligated to pay an amount under any such Section within one year after the later of (x) the date the Bank incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or
(y) the date such Bank has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs one year prior to such Bank giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said
Section 1.10, 1.11, 2.05 or 4.04, as the case may be. This Section 13.15 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11, 2.05 and 4.04.

      13.16 Confidentiality. (a) Subject to the provisions of clause (b) of this
Section 13.16, each Bank agrees that it will use its best efforts not to disclose without the prior consent of Holdings or the Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such
Bank) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by Holdings to the Banks in writing as confidential, provided that any Bank may disclose any such information (a) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Bank, (b) as may be required or reasonably appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or reasonably appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the Agents or the Collateral Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Bank, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 13.16.

      (b) Each of Holdings and the Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates (which is not a direct competitor of Holdings or any of its Subsidiaries) any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings and its Subsidiaries, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Bank).

      13.17 Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 13.17, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section
13.17 except to the extent resulting from the gross negligence or willful misconduct of the Administrative Agent.

      13.18 Intercreditor Agreement. Each Bank hereby authorizes the Collateral Agent to amend and restate the Intercreditor Agreement and agrees (for itself and its successors and assigns) to be bound by the terms and provisions thereof.

      13.19 Obligation to Make Payments in Dollars. The obligation of the Borrower to make payment in Dollars of the principal of and interest on the Notes and any other amounts due hereunder or under any other Credit Document to the Payment Office of the Administrative Agent as provided in Section 4.03 shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Dollars, except to the extent such tender or recovery shall result in the actual receipt by the Administrative Agent at its Payment Office on behalf of the Banks or holders of the Notes of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and all other amounts due hereunder or under any other Credit Document. The obligation of the Borrower to make payments in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and any other amounts due under any other Credit Document, and shall not be affected by judgment being obtained for any other sums due under this Agreement or under any other Credit Document.

      13.20 Addition of New Banks; Termination of Commitments of Non-Continuing Banks; etc. (a) On and as of the occurrence of the Restatement Effective Date in accordance with Section 13.10, each New Bank shall become a "Bank" under, and for all purposes of, this Agreement and the other Credit Documents.

      (b) The parties hereto acknowledge that no Original Bank is obligated to be a Continuing Bank. By their execution and delivery hereof, the Borrower and the Required

Banks (determined immediately before the occurrence of the Restatement Effective
Date) consent to the voluntary repayment by the Borrower of all outstanding Original Loans and other Obligations owing to each Original Bank which is not a Continuing Bank (each such Bank, a "Non-Continuing Bank") and to the voluntary termination by the Borrower of the Revolving Loan Commitment (under, and as defined in, the Original Credit Agreement) of each Non-Continuing Bank, in each case to be effective on, and contemporaneously with the occurrence of, the Restatement Effective Date, in each case in accordance with the provisions of
Section 13.20(c).

      (c) Notwithstanding anything to the contrary contained in the Original Credit Agreement or any Credit Document, the Borrower and each of the Banks hereby agrees that on the Restatement Effective Date, (i) each Bank with a Revolving Loan Commitment as set forth on Schedule I (after giving effect to the Restatement Effective Date) shall make that principal amount of Revolving Loans to the Borrower as is required by Section 1.01, (ii) in the case of each Continuing Bank, all of such Continuing Bank's Original Loans outstanding on the Restatement Effective Date (except for Original Tranche A Terms Loans to the extent converted into Term Loans on the Restatement Effective Date in accordance with the provisions of Section 1.01(a)) shall be repaid in full, together with interest on all Original Loans of such Continuing Bank (including without limitation on Original Tranche A Term Loans then being converted into Term Loans hereunder) and all accrued Fees (and any other amounts) owing to such Continuing Bank, and its commitments under the Original Credit Agreement shall be terminated and replaced by its Term Loan Commitment and/or Revolving Loan Commitment hereunder, effective on the occurrence of the Restatement Effective Date, and (iii) in the case of each Non-Continuing Bank, all of such Non-Continuing Bank's Original Loans outstanding on the Restatement Effective Date shall be repaid in full on such date, together with interest thereon and all accrued Fees (and any other amounts) owing to such Non-Continuing Bank, and the Term Loan Commitment and/or Revolving Loan Commitment (under, and as defined in, the Original Credit Agreement) of such Non-Continuing Bank, if any, shall be terminated, effective upon the occurrence of the Restatement Effective Date. Notwithstanding anything to the contrary contained in the Original Credit Agreement, this Agreement or any other Credit Document, the parties hereto hereby consent to the repayments and reductions required above, and agree that in the event that any Original Bank shall fail to execute a counterpart of this Agreement prior to the occurrence of the Restatement Effective Date, such Original Bank shall be deemed to be a Non-Continuing Bank and, concurrently with the occurrence of the Restatement Effective Date, the Revolving Loan Commitment (under, and as defined in, the Original Credit Agreement) of such Original Bank, if any, shall be terminated, all Original Loans of such Original Bank outstanding on the Restatement Effective Date shall be repaid in full, together with interest thereon and all accrued Fees (and any other amounts) owing to such Original Bank, and concurrently with the occurrence of the Restatement Effective Date, such Original Bank shall no longer constitute a "Bank" under this Agreement and the other Credit Documents, provided that all indemnities of the Credit

Parties under the Original Credit Agreement and the other Credit Documents (as in effect prior to the Restatement Effective Date) for the benefit of each Original Bank shall survive in accordance with the terms thereof.

      13.21 Post Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that:

      (a) Foreign Corporation Stock. The Borrower shall, within 60 days after the Restatement Effective Date (or such longer period as approved by the Collateral Agent for the purpose of attaining relevant government approvals under applicable foreign law), deliver to the Collateral Agent, as Pledgee, the capital stock constituting Pledged Securities of Howmet S.A. (subject to the 65% limitation contained in the Pledge Agreement), together with executed and undated stock powers related thereto; and

      (b) Good Standing. The Borrower shall cause Howmet Transport to take all action so that within 30 days after the Restatement Effective Date (x) Howmet Transport shall be in good standing in the State of Connecticut and (y) a good standing certificate for Howmet Transport from the State of Connecticut shall be delivered to the Administrative Agent.

      (c) Financing Statements; Opinions. The Borrower shall, and shall cause its Subsidiaries to, within ten (10) days after the Restatement Effective Date, deliver (x) proper financing statements (Form UCC-1) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction listed on Annex B to the Security Agreement but which was not listed on Annex B to the Security Agreement delivered in connection with the Original Credit Agreement,
(y) an opinion from Latham & Watkins, special counsel to Holdings and its Subsidiaries, meeting the requirements of Section 5.03(i) and containing provisions, satisfactory to the Managing Agents, with respect to the creation and perfection of security interests as a result of the filing of financing statements described in clause (x) above and (z) to the extent requested by the Administrative Agent, opinions from local counsel in form and substance reasonably satisfactory to the Managing Agents, with respect to the creation and perfection of security interests as a result of the filing of financing statements described in clause (x) above. Notwithstanding anything to the contrary contained herein, the Banks hereby waive any Default or Event of Default arising from the failure to previously disclose the inventory and equipment locations described in clause (x) of the previous sentence and, until the tenth day after the Restatement Effective Date, the failure to make the filings described in clause (x) of the previous sentence.

      All conditions precedent and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as elsewhere provided in the Credit Documents); provided, that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Restatement Effective Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken in accordance with the foregoing provisions of Section 13.21 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by Section 13.21 have been taken (or were required to be taken). The acceptance of the benefits of each Credit Event shall constitute a representation, warranty and covenant by the Borrower to each of the Banks that the actions required pursuant to this Section 13.21 will be taken within the relevant time periods referred to in this Section 13.21 and that, at such time, all representations and warranties contained in this Agreement and the other Credit Documents shall then be true and correct without any modification pursuant to this Section 13.21.



      SECTION 14. Parent Guaranty.

      14.01 The Parent Guaranty. In order to induce the Agents and the Banks to enter into this Agreement and to extend credit hereunder, to induce Banks or any of their respective Affiliates to enter into the Interest Rate Protection Agreements or Other Hedging Agreements, and in recognition of the direct benefits to be received by each Parent Guarantor from the proceeds of the Loans, the issuance of the Letters of Credit, and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements, each Parent Guarantor hereby agrees with the Guaranteed Creditors as follows: each Parent Guarantor hereby, jointly and severally, unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors becomes due and payable hereunder, each Parent Guarantor, jointly and severally, irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations. This Parent Guaranty is a guaranty of payment and not of collection. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected in good faith by such payee with any such claimant (including the Borrower), then and in such event each Parent Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Parent Guarantor, notwithstanding any revocation of this Parent Guaranty or other instrument evidencing any liability of the Borrower, and each Parent Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

      14.02 Bankruptcy. Additionally, each Parent Guarantor, jointly and severally, unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of an Event of Default under Section 10.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

      14.03 Nature of Liability. The liability of each Parent Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by such Parent Guarantor, any other guarantor or by any other party, and the liability of each Parent Guarantor hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Parent waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) the lack of validity or enforceability of any Credit Document or any instrument relating thereto.

      14.04 Independent Obligation. The obligations of each Parent Guarantor hereunder are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against such Parent Guarantor whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. Each Parent Guarantor waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to such Parent Guarantor.

      14.05 Authorization. Each Parent Guarantor authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

      (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Parent Guaranty herein made shall apply to the Guaranteed Obligations as so changed. extended, renewed or altered;

      (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

      (c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party or others or otherwise act or refrain from acting;

      (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

      (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

      (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of each Parent Guarantor or the Borrower remain unpaid;

      (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements;

      (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Parent Guarantor from its liabilities under this Parent Guaranty;

      (i) release any collateral security for the Guaranteed Obligations; and/or

      (j) change its corporate structure.

      14.06 Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

      14.07 Subordination. Any of the indebtedness of the Borrower now or hereafter owing to each Parent Guarantor is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to such Parent Guarantor shall be collected, enforced and received by such Parent Guarantor for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of such Parent Guarantor under the other provisions of this Parent Guaranty. Prior to the transfer by each Parent Guarantor of any note or negotiable instrument evidencing any of the indebtedness of the Borrower to such Parent Guarantor, such Parent Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Parent Guarantor hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Parent Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

      14.08 Waiver. (a) Each Parent Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Each Parent Guarantor waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by any Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of either Parent Guarantor hereunder except to the extent the Guaranteed Obligations have been paid. Each Parent Guarantor waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Parent Guarantor against the Borrower or any other party or any security.

      (b) Each Parent Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Parent Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each Parent Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Parent Guarantor assumes and incurs hereunder, and agrees that neither the Agents nor any Bank shall have any duty to advise such Parent Guarantor of information known to them regarding such circumstances or risks.

      14.09 Maximum Liability. It is the desire and intent of each Parent Guarantor and the Guaranteed Creditors that this Parent Guaranty shall be enforced against each Parent Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of either Parent Guarantor under this Parent Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of such Parent Guarantor shall be deemed to be reduced and such Parent Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

                                 *      *     *

                                                  Howmet Corporation Amended and
                                                       Restated Credit Agreement




1001 Pennsylvania Avenue, N.W.         BLADE ACQUISITION CORP.
Washington, D.C. 20004
Attn: Allan M. Holt
Telephone: (202) 347-2626              By /s/ Allen M. Holt
Telecopy: (202) 347-9250                  --------------------------
                                          Title:


with a copy to:

Bruce Rosenblum, Esq.
Latham & Watkins
1001 Pennsylvania Avenue, Suite 1300
Washington, DC 20004

                                                  Howmet Corporation Amended and
                                                       Restated Credit Agreement




475 Steamboat Road                     HOWMET HOLDINGS CORPORATION
Greenwich, CT 06830
Attn: Jeffrey A. Jankowski
Telephone: (203) 625-8744              By /s/ Jeffrey A. Jankowski
Telecopy:  (203) 861-4746                 --------------------------
                                          Title: Treasurer


with a copy to:

Bruce Rosenblum, Esq.
Latham & Watkins
1001 Pennsylvania Avenue, Suite 1300
Washington, DC 20004

and

Allan M. Holt
1001 Pennsylvania Avenue, N.W.
Washington, D.C. 20004

                                                  Howmet Corporation Amended and
                                                       Restated Credit Agreement




475 Steamboat Road                     HOWMET CORPORATION
Greenwich, CT 06830
Attn: Jeffrey A. Jankowski
Telephone: (203) 625-8744              By /s/ Jeffrey A. Jankowski
Telecopy:  (203) 861-4746                 --------------------------
                                          Title: Treasurer


with a copy to:

Bruce Rosenblum, Esq.
Latham & Watkins
1001 Pennsylvania Avenue, Suite 1300
Washington, DC 20004

and

Allan M. Holt
1001 Pennsylvania Avenue, N.W.
Washington, D.C. 20004

                                                  Howmet Corporation Amended and
                                                       Restated Credit Agreement




130 Liberty Street                     BANKERS TRUST COMPANY,
New York, New York 10006                 Individually, as a Managing Agent
Telephone No.: (212) 250-1724            and as Syndication Agent
Telecopier No.: (212) 250-7218
Attention: Mr. Dana F. Klein
                                       By /s/ DANA KLEIN
                                          --------------------------
                                          Title: DANA KLEIN
                                                 VICE PRESIDENT

                                                  Howmet Corporation Amended and
                                                       Restated Credit Agreement




399 Park Avenue, 6th Floor             CITICORP USA, INC.,
New York, New York 10043                 Individually, as a Managing Agent
Telephone No.: (212) 559-4659            and as Documentation Agent
Telecopier No.: (212) 793-1290
Attention: Mr. Timothy L. Freeman
                                       By /s/ Timothy L. Freeman
                                          --------------------------
                                          Title: Attorney-In-Fact

                                                  Howmet Corporation Amended and
                                                       Restated Credit Agreement




One First National Plaza, Suite 0362   THE FIRST NATIONAL BANK OF CHICAGO,
Chicago, Illinois  60670                 Individually as a Managing Agent
Telephone No.: (312) 732-8142            and as Administrative Agent
Telecopier No.: (312) 732-3885
Attention: Mr. David G. Dixon
                                       By /s/ Amy R. Fahey
                                          --------------------------
                                          Title: Vice President

                                                  Howmet Corporation Amended and
                                                       Restated Credit Agreement




                                       ABN AMRO Bank N.V.
                                       San Francisco International Branch
101 California Street, Suite 4550      By:  ABN AMRO North America, Inc.
San Francisco, CA 94111                  as agent
Telephone: (415) 984-3702
Telecopier No.: (415) 362-3524
Attention: Ms. Gina Brusatori          By /s/ Gina M. Brusatori
                                          --------------------------
                                          Title: Gina M. Brusatori
                                                 VP and Director

                                       By /s/ Dianne D. Waggoner
                                          --------------------------
                                          Title: Dianne D. Waggoner
                                                 GVP and Director

                                                  Howmet Corporation Amended and
                                                       Restated Credit Agreement




430 Park Avenue, 14th Floor            BANK OF MONTREAL
New York, New York 10022
Telephone:  (212) 605-1637
Telecopier No.: (212) 605-1451
Attention: Ms. Joanna Bellocq          By /s/ Joanna S. Bellocq
                                          --------------------------
                                          Title: Director

                                                  Howmet Corporation Amended and
                                                       Restated Credit Agreement




One Wall Street, 22nd Floor            THE BANK OF NEW YORK
New York, New York 10286
Telephone:  (212) 635-6863
Telecopier No.: (212) 635-6999
Attention: Mr. Ken Sneider             By /s/ Ken Sneider
                                          --------------------------
                                          Title: Vice President

                                                  Howmet Corporation Amended and
                                                       Restated Credit Agreement




One Liberty Plaza                      THE BANK OF NOVA SCOTIA
New York, New York 10006
Telephone: (212) 225-5011
Telecopier No.: (212) 225-5090
Attention: Mr. James Trimble           By /s/ James Trimble
                                          --------------------------
                                          Title: Senior Relationship
                                                 Manager

                                                  Howmet Corporation Amended and
                                                       Restated Credit Agreement






180 Montgomery Street                  BANQUE NATIONALE DE PARIS
San Francisco, CA 94104
Telephone:  (415) 956-0707 ext. 206
Telecopier No.: (415) 296-8954
Attention: Mr. Guy Gibb                By /s/ D. Guy Gibb
                                          --------------------------
                                          Title: D. Guy Gibb
                                                 Vice President

                                       By /s/ Jeffrey S. Kajisa
                                          --------------------------
                                          Title: Jeffrey S. Kajisa
                                                 Assistant Vice President

                                                  Howmet Corporation Amended and
                                                       Restated Credit Agreement




1301 Avenue of the Americas            CREDIT LYONNAIS NEW YORK BRANCH
New York, New York 10019
Telephone:  (212) 261-7286
Telecopier No.: (212) 459-3176
Attention:  Mr. Michael Regan
                                       By /s/ Frederick Haddad
                                          --------------------------
                                          Title: Frederick Haddad
                                                 Senior Vice President

                                                  Howmet Corporation Amended and
                                                       Restated Credit Agreement




633 West 5th Street - 64th Floor       CREDIT SUISSE
Los Angeles, CA 90071
Telephone:  (213) 955-8276
Telecopier No.: (213) 955-8245
Attention:  Ms. Debbie Shea
                                       By /s/ Mark A. Sampson
                                          --------------------------
                                          Title: Mark A. Sampson
                                                 Associate



                                       By /s/ Deborah A. Shea
                                          --------------------------
                                          Title: Deborah A. Shea
                                                 Associate

                                                  Howmet Corporation Amended and
                                                       Restated Credit Agreement




75 Wall Street, 29th Floor             DRESDNER BANK AG,
New York, New York 10005               NEW YORK BRANCH AND
Telephone: (212) 429-2198              GRAND CAYMAN BRANCH
Telecopier No.: (212) 429-2129
Attention:  Mr. Andrew Mittag
                                       By /s/ Andrew Mittag
                                          --------------------------
                                          Title: Vice President


                                       By illegible
                                          --------------------------
                                          Title: AT

                                                  Howmet Corporation Amended and
                                                       Restated Credit Agreement




One Federal Street, MSN-MA-OF-0308     FLEET NATIONAL BANK
Boston, MA 02211
Telephone: (617) 346-0574
Telecopier No.: (617) 346-0585
Attention: Mr. Robert Rubino

                                       By /s/ Robert Rubino
                                          --------------------------
                                          Title: Vice President

                                                  Howmet Corporation Amended and
                                                       Restated Credit Agreement




333 South Hope Street
Suite 3900                             THE FUJI BANK LIMITED
Los Angeles, CA 90071                  LOS ANGELES AGENCY
Telephone: (213) 253-4143
Telecopier No. (213) 253-4198
Attention: Mr. Hidetsugu Onishi        By illegible
                                          --------------------------
                                          Title: Joint General Manager

                                                  Howmet Corporation Amended and
                                                       Restated Credit Agreement




300 South Grand Avenue, Suite 3800     MELLON BANK, N.A.
Los Angeles, CA 90071
Telephone: (213) 680-7354
Telecopier No.: (213) 680-7366
Attention: Mr. Lawrence Ivey           By /s/Lawrence Ivey
                                          --------------------------
                                          Title: Vice President

                                                  Howmet Corporation Amended and
                                                       Restated Credit Agreement




515 South Figueroa Street, Suite 400   THE SAKURA BANK, LIMITED
Los Angeles, CA 90071                  LOS ANGELES AGENCY
Telephone: (213) 489-6295
Telecopier No.: (213) 623-8692
Attention: Mr. Fernando Buesa          By /s/ Fernando Buesa
                                          --------------------------
                                          Title: ???


                                       By /s/ Ofusa Sato
                                          --------------------------
                                          Title: Senior Vice President &
                                                 Assistant General Manager

                                                  Howmet Corporation Amended and
                                                       Restated Credit Agreement




555 South Flower Street, 11th Floor    BANK OF AMERICA ILLINOIS
Department Number 5618
Los Angeles, California 90071
Telephone: (213) 228-6379
Telecopier No.: (213) 228-2756         By /s/ Lori Y. Kannegieter
Attention: Ms. Lori Y. Kannegieter        --------------------------
                                          Title:  Managing Director

                                                                    SCHEDULE III


                                 REAL PROPERTY



OWNED PROPERTY

COMPANY                     LOCATION

CIRAL S.N.C.                Zone de la Presare, Evron, France

Howmet Corporation*         Winsted, 145 Price Road, (Town of Winchester,
                            Connecticut)

Howmet Corporation*         555 Benston Road
                            1600 South Warner Street
                            One Misco Drive
                            Whitehall (Whitehall, Michigan)

Howmet Corporation*         Wichita Falls (Casting) (6200 Central Freeway,
                            Wichita Falls, Texas)

Howmet Corporation          68-78, rue du Moulin de Cage, 92230 Gennevilliers,
                            France

Howmet Corporation*         Morristown, 5650 Commerce Boulevard, (City of
                            Morristown, Tennessee)

Howmet Corporation*         LaPorte, 1110 East Lincoln Way, (LaPorte, Indiana)

Howmet Corporation*         Hampton, One Howmet Drive, (City of Hampton,
                            Virginia)

Howmet Corporation* Dover (Lots 31 & 32 - Rockaway Road, Lots 29, 30, 36, 38 & 39 - 10 Roy
                            Street, Rockaway Township, New Jersey)

Howmet Corporation, Inc.*   North Haven (30 Corporate Drive, Town of North
                            Haven, Connecticut)

Howmet Refurbishment, Inc.  2201 E.L. Anderson Blvd., Claremore, OK


----------
*  Mortgaged Property

Howmet Corporation, Inc.*           Wichita Falls (Refurb.) (3101 Hammon Road,
                                    Wichita Falls, Texas)

Howmet S.A.                         26 Rue de Polonge
                                    Le Creusot, France, 71200

Howmet S.A.                         X.A.C. des Grands Pres
                                    14160 Dives sur Mer, France

Howmet S.A.                         68-78, rue du Moulin de Cage, 92230
                                    Gennevilliers, France

Howmet-Tempcraft, Inc. *            (3960 South Marginal Road, Cleveland, Ohio)

Howmet Limited                      Exeter EX27LL and 7LG (County of Devon,
                                    U.K.) (2)

Howmet Cercast (Canada), Inc.       3905 Industriel Boulevard, Montreal, Quebec,
                                    Canada

Turbine Components Corporation*     (Nos. 1, 2, 4, and 20-24 Commercial Street,
                                    Branford, Connecticut)

LEASED PROPERTY (FROM THIRD PARTIES)

-        Sales Offices:

         99 East River Drive, East Hartford, Connecticut - Lessor: H.B. Associates II; Lessee; Howmet Sales, Inc.

         1208 East Broadway, Tempe, Arizona - Lessor: Tempe Executive Partnership; Lessee: Howmet Sales, Inc.

         4500 Lake Forest Drive, Suite 522, Cincinnati, Ohio - Lessor: Heitman, Ohio Management Inc.; Lessee: Howmet Sales, Inc.

- Advanced Refurbishment Center, North Haven Pilgrim's Harbour, Wallingford, Connecticut - Lessor: Louis Dinkel; Lessee: Howmet Refurbishment, Inc.

-        Dover, Apartment Leases:

         Rustic Ridge Apartments, Apt. 512, and Apt. G10 Rockaway Township, Dover, New Jersey - Lessor: Rustic Ridge Associates; Lessee: Howmet Corp.

-        Exeter Lease Agreements:


------------
*  Mortgaged Property

         Suite A, Picton House, Hussar Court, Waterlooville, Hampshire - Lessor:
         County Estates (Hampshire) Limited; Lessee: Howmet Management Services Inc.; and Surety: Howmet Ltd.

         Falcon Way, Sowton Industrial Estate, Exeter Devon - Lessor: The Canada Life Assurance Company (U.K) Ltd; Lessee: Howmet Ltd.

         3 & 4 Bridford Road, Exeter, Devon - Lessor: Vapron Properties Limited;
         Lessee: Howmet Ltd.

- Denville, Warehouse Lease (66 Ford Road, Block 62101, Lot 5, Denville, New Jersey) - Lessor; W.P. Realty Co.; Lessee: Howmet Turbine Components Corporation.

-        Tulsa, Apartment Lease (740-A Heritage Village, Claremore, Oklahoma)
         Lessor: Ted Riley et al; Lessee: Howmet Corporation

-        Dives sur Mer, Capital Lease; Lessor: Sofia Mur; Lessee: Howmet S.A.

-        Pomona (Sigma Casting) (4120 West Valley Boulevard, Pomona, California)
         - Lessor: CH Ranch Co.; Lessee: Sigma Casting Corporation

-        Chatre La Foret, Capital Lease - Lessor: le District du Pays d'Evron;
         Lessee: CIRAL S.N.C.

- Hampton (Sublease Agreement) (609 Howmet Drive, Hampton, Virginia) - Lessor; William Hamner; Lessee: National Welders Supply Company;
         Sublessee: Howmet Corporation

- Wichita Falls (Refurbishment), Lease Agreement (2021 Elmwood Avenue, Apt. 118, Wichita Falls, Texas) - Lessor: Brentwood - Timberlane;
         Lessee: Howmet Corporation (Emmett Scully)

-        Cercast Inc., Lease Agreements:

         3905 Industrial Boulevard, Montreal North, Quebec - Lessor: 119620 Canada Inc.; Lessee: Cercast Inc.

-        Howmet Cercast (Canada), Inc., Lease Agreements:

         10770 Alfred Avenue, Montreal North, Quebec - Lessor: Herbert Stoll;
         Lessee: Howmet Cercast (Canada), Inc.

         10768 Alfred Avenue, Montreal North, Quebec - Lessor: Gestion Cerela LTD; Lessee: Howmet Cercast (Canada), Inc.

         9987 Paris Street, Montreal North, Quebec- Lessor: Franco Rabbim;
         Lessee: Howmet Cercast (Canada), Inc.

         10039 London Street, Montreal North, Quebec - Lessor: Gestion Cerela LTD; Lessee: Howmet Cercast (Canada), Inc.

         10049 London Street, Montreal North Quebec - Lessor: Herb Stoll;
         Lessee: Howmet Cercast (Canada), Inc.

         9950 and 9932 London Street and 3897 Industrial Boulevard, Montreal North, Quebec - Lessor: Morena Giuseppina; Lessee; Howmet Cercast (Canada), Inc.

         10024 London Street, Montreal North, Quebec - Lessee: Les Guissepe Cappadoro Inc.; Sublessee: Howmet Cercast (Canada), Inc.

         9845-9999 Paris Street. Montreal North, Quebec - Lessee: 119620 Canada, Inc.; Sublessee: Howmet Cercast (Canada), Inc.

         10035 Paris Street, Montreal North, Quebec - Lessee: Les Guissepe Cappadoro Inc.; Sublessee: Howmet Cercast (Canada), Inc.

- Ceramet Lease Agreement (Avenue C, Lehigh Valley Industrial Park #1, Bethlehem, Pennsylvania) - Lessor: Valenta Trust U.T.D.; Lessee:
         Ceramet, Inc.

-        Cercor, Lease Agreement (Halton Hills, Ontario) - Lessors: Allan T.
         Rice and Barry H. Hadley; Lessee: Howmet Cercast (Canada), Inc. (as successor by amalgamation to Cercor, Inc.)

- Sigma, Lease Agreement (925 South Charlie Road, City of Industry, California) - Lessor: Valenta Trust U.T.D.; Lessee: Sigma Casting Corporation.

- Sigma, Lease Agreement (1001) South Charlie Road, City of Industry, California) - Lessor: John Wasserbacher; Lessee: Sigma Casting Corporation

-        Cercon, Lease Agreement (201-203 Consolidated Drive, Hilisboro, Texas)
         - Lessor: 119620 Canada, Ltd.; Lessee: Cercon Casting Corporation

- Georgetown, Halton Hills Ontario Lease - Lessor: Allan T. Rice and Barry H. Hadley; Lessee: Cercor Inc.

-        Osaka and Terai Real Estate Documents

LEASED PROPERTIES (TO THIRD PARTIES)

-        R-H Component Technologies Lease (Property in Rogers County, Oklahoma)
         - Lessor: Howmet Refurbishment, Inc.; Lessee: R-H Component
         Technologies

- LaPorte, Austenal Farm Lease (State Road 2 and Boyd Blvd. , LaPorte, Indiana) - Lessor: Howmet Corporation; Lessee: Glenn Griffin

- 10620 Ste-Gertrude Street, Montreal North, Quebec - Sublessor: Howmet Cercast (Canada), Inc.; Sublessee: Les Industries Robillard & Fils Limitee

- 4970 Amiens Street, Montreal North, Quebec - Sublessor: Howmet Cercast (Canada) Inc.; Sublessee: Superior Packaging Inc.

                                                                     SCHEDULE IV


                                  LIABILITIES


         Howmet Corporation has been or may be named a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act and similar state statutes, at fourteen on-site and off-site locations relating to the investigation and/or remediation of environmental contamination at certain properties. In addition, Howmet Corporation is remediating similar environmental contamination at five European facilities. Based on management's best current estimates of potential liability, management believes that Howmet's reserves (approximately $9.0 million at September 29, 1996) are adequate under current laws and regulations. In addition, as part of the December 13, 1995 acquisition, Pechiney International, S.A. and Pechiney S.A. indemnified Blade Acquisition Corp. , and Blade Acquisition Corp. assigned such indemnification rights to Howmet Corporation, for any environmental liabilities originating prior to December 13, 1995 (the acquisition closing date), which exceed the Company's reserves of $6.0 million as of June 30, 1995.

         Howmet Holdings Corporation could have contingent liability exposure for environmental contamination and related costs associated with certain discontinued mining operations owned and/or operated until the early 1960's. These liabilities include approximately $24 million in remediation and natural resource damage liabilities at the Blackbird Mine Site in Idaho and approximately $4.0 million in investigation and remediation costs at the Holden Mine Site in Washington. However, Pechiney International and Pechiney have agreed to fully indemnify Howmet Holdings Corporation with respect to such matters. Furthermore, the liability relating to the Blackbird Mine site is secured by letters of credit in favor of the U.S. Environmental Protection Agency. A Pechiney company is the reimbursement party for these letters of credit.

         A MAN GHH claim involving failure of first stage high pressure blades on the land- based-THM-1304 engine due to quartz rod residue in cooling passages could result in a liability of $300,000.

         There are twelve separate but similar lawsuits and other proceedings brought by former employees of Howmet's Wichita Falls facilities alleging that their discharge or denial of benefits was due to discrimination in violation of federal and state laws including age and sex discrimination and workers compensation claim retaliation, and in one case, Goff v. Howmet, injury due to negligence. Howmet believes it has meritorious defenses in all of these cases.

         From time to time when Howmet Corporation develops patentable technology in coordination with another company, an issue arises as to the inventorship of the invention proposed to be patented. There is no instance in which Howmet's management believes such issue will have a material effect on its financial position or operations.

                                                                     SCHEDULE II


                                 BANK ADDRESSES

Bankers Trust Company                       130 Liberty Street, 30th Floor
                                            New York, New York 10006
                                            Telephone No.: (212) 250-1724
                                            Telecopier No.: (212) 250-7218
                                            Attention: Mr. Dana F. Klein

Citicorp USA, Inc.                          399 Park Avenue, 6th Floor
                                            New York, New York 10043
                                            Telephone No.: (212) 559-4659
                                            Telecopier No.: (212) 793-1290
                                            Attention: Mr. Timothy L. Freeman

The First National Bank                     One First National Plaza, Suite 0362
 of Chicago                                 Chicago, Illinois 60670
                                            Telephone No.: (312) 732-8142
                                            Telecopier No.: (312) 732-3885
                                            Attention: Mr. David G. Dixon

Credit Lyonnais New York Branch             1301 Avenue of the Americas
                                            New York, New York 10019
                                            Telephone No.: (212) 261-7286
                                            Telecopier No.: (212) 459-3176
                                            Attention:

Fleet National Bank                         One Federal Street, MSN-MA-OF-0308
                                            Boston, MA 02211
                                            Telephone No.: (617) 346-0574
                                            Telecopier No.: (617) 346-0585
                                            Attention: Kerry McElhiney

Bank of America Illinois                    555 South Flower Street, 11th Floor
                                            Suite 5618
                                            Los Angeles, California 90071
                                            Telephone No.: (213) 228-6379
                                            Telecopier No.: (213) 228-2756
                                            Attention: Ms. Lori Y. Kannegieter

                                                                     SCHEDULE II
                                                                          Page 3

The Bank of Nova Scotia                     One Liberty Plaza
                                            New York, New York 10006
                                            Telephone No.: (212) 225-5011
                                            Telecopier No.: (212) 225-5090
                                            Attention: Mr. James Trimble

The Bank of New York                        One Wall Street, 22nd Floor
                                            New York, New York 10286
                                            Telephone No.: (212) 635-6863
                                            Telecopier No.: (212) 635-6999
                                            Attention: Mr. Ken Sneider

The Fuji Bank Limited                       333 South Hope Street, Suite 3900
Los Angeles Agency                          Los Angeles, CA 90071
                                            Telephone No.: (213) 253-4143
                                            Telecopier No.; (213) 253-4198
                                            Attention: Mr. Hidetsugu Onishi

The Sakura Bank Limited                     515 South Figueroa Street, Suite 400
Los Angeles Agency                          Los Angeles, CA 90071
                                            Telephone No.: (213) 489-6295
                                            Telecopier No.: (213) 623-8692
                                            Attention: Mr. Fernando Buesa

Mellon Bank, N.A.                           300 South Grand Avenue, Suite 3800
                                            Los Angeles, CA 90071
                                            Telephone No.: (213) 680-7354
                                            Telecopier No.: (213) 680-7366
                                            Attention: Mr. Lawrence Ivey

                                                                     SCHEDULE II
                                                                          Page 4

Banque Nationale de Paris                180 Montgomery Street
                                         San Francisco, CA 94104
                                         Telephone No.: (415) 956-0707 ext. 206
                                         Telecopier No.: (415) 296-8954
                                         Attention: Mr. Guy Gibb

Credit Suisse                            633 West 5th Street - 64th Floor
                                         Los Angeles, CA 90071
                                         Telephone No.: (213) 955-8276
                                         Telecopier No.: (213) 955-8245
                                         Attention: Ms. Debbie Shea

ABN AMRO Bank N.V.                       101 California Street, Suite 4550
                                         San Francisco, CA 94111
                                         Telephone No.: (415) 984-3702
                                         Telecopier No.: (415) 362-3524
                                         Attention: Ms. Gina Brusatori

Bank of Montreal                         430 Park Avenue, 14th Floor
                                         New York, New York 10022
                                         Telephone No.: (212) 605-1637
                                         Telecopier No.: (212) 605-1451
                                         Attention: Ms. Joanna Bellocq

Dresdner Bank AG,                        75 Wall Street, 29th Floor
 New York Branch and                     New York, New York 10005
 Grand Cayman Branch                     Telephone No.: (212) 429-2198
                                         Telecopier No.: (212) 429-2129
                                         Attention: Mr. Andrew Mittag
                                                    Mr. Nicholas Kalogeropoulos
                                                    Mr. Vince Dolan

                                                                     SCHEDULE VI


                                  TAX MATTERS




WAIVERS:

A.       U.S. Federal Income Taxes

         Special Consent to Extend the Time to Assess Tax (Form 872-A) for the 1990, 1991, 1992 and 1993 taxable years signed by Howmet Holdings Corporation and Subsidiaries (10/8/96).

B.       Connecticut

         Consent to Extend the Statute of Limitations for the imposition of Corporation Business Tax for the 1987 to 1992 taxable years to be signed by Howmet Holdings Corporation shortly. Current waiver, signed 5/31/96, expires 12/31/96.

C.       Michigan

         Consent to the Suspension of the Running of the Statute of Limitations for the imposition of sales and use tax for the period July 1, 1991 to March 31, 1993 to March 31, 1997 signed by Howmet Corporation (5/10/96).

D.       Texas

         Agreement to Extend Period of Limitation for the imposition of 1 992 Franchise Tax to December 31, 1996 signed by Howmet Corporation (5/7/96).


AUDITS:

A.       Michigan

         Notice of Intent to Assess issued 10/15/96 for the imposition of Single Business Tax for the 1991, 1992 and 1993 taxable years for Howmet Corporation. Total assessment of $1,112,348 will be appealed.

                                                                    Schedule VII


                                     ERISA






         In the event of a termination of the Howmet Corporation Salaried Employees Pension Plan, the Borrower's unfunded liability is estimated to be in the $15 million range. Howmet Corporation has no present intention of terminating that plan nor ceasing to make contributions under it.

SCHEDULE VIII

SUBSIDIARIES



Howmet Limited
Howmet Management Services, Inc.1/2/
Howmet Foreign Sales Corp.
Howmet-Tempcraft, Inc.1/2/
Howmet Transport Services, Inc.1/2/
Howmet Sales, Inc.1/2/
Howmet Refurbishment, Inc.1/2/
Turbine Components Corporation1/2/
Howmet S.A.
Financiere d'Ocquier, S.A.
Ciral SNC
Ciral Italy SRL
Howmet Cercast (Canada), Inc. (f/k/a 3203816 Canada Ltd.)
Howmet Cercast (USA), Inc.1/2/
Howmet Thermatech Canada, Inc.1/2/
Blade Receivables Corporation




1/       Subsidiary Pledgor

2/       Subsidiary Guarantor

                                                                  Exhibit IX


                    HOWMET STRUCTURE ORGANIZATIONAL CHART

                                                                      SCHEDULE X


                                LABOR RELATIONS


Union Activity

- At Howmet Ltd. the following unions are represented: the Amalgamated Engineering Union, the Transport and General Workers Union, the Electrical, Electronic, Telecommuni- cations and Plumbing Union, the GMB-APEX and the Manufacturing, Science and Finance Union.

- At Howmet S.A. the following unions are represented: the Confederation Generale des Cadres ("CFE/CGC"), the Confederation Generale du Travail ("CGT"), the Confederation Francaise du Travail ("CFTD"), and the Confederation Francaise des Travailleurs Chretiens ("CFTC").

-        At CIRAL S.N.C., the CFDT is represented.

- At the Muskegon County Operations there is a collective bargaining agreement with the following unions: Local No. 1243 United Automobile, Aerospace and Agricultural Implement Workers of America and its International Union.

- At the Le Creusot facility of Howmet, S.A. there have been two hour work stoppages in sympathy to the call by the CGT for a national strike.


Arbitration and Representation

- There have been arbitration proceedings at the Howmet Corporation and Cercast U.S. facilities in Texas under the Occupational Injury benefit Plan for Texas Employees of Howmet Corporation and Howmet Cercast
         (USA), Inc., a voluntary program established in lieu of workers' compensation.

- At the Dover, New Jersey alloy facility, the Teamsters Union attempted to organize the employees. An election was held on January 19, 1996 in which the union was rejected by a vote of 66 to 12.

- At the LaPorte, Indiana casting facility in June, 1996, the United Auto Workers began handbilling the employees. Over several months they attempted to organize the employees. This proved to be of no avail and they ceased the activity.

- At the Hampton, Virginia casting facility, the International Association of Machinists attempted to organize the employees. As a result of an election concluding on November 2, 1996, the union was rejected 513 to 202.

Schedule X
Labor Relations
Page 2 of 2



- At the Advanced Refurbishment facility in North Haven, Connecticut, the International Association of Machinists submitted a petition for an election on November 15,1996. It is expected that an election will be Conducted at the end of December, 1996 or the beginning of January, 1997.


Labor and Union Contracts

- Agreement between Howmet Corporation Covering its Muskegon County Operations and Local No.1243 United Automobile, Aerospace and Agricultural Implement Workers of America and its International Union.

- Collective Bargaining Agreement between Howmet, Ltd. and the Amalgamated Engineering Union, Transport and General Workers Union, Electrical, Electronic, Telecommunications and Plumbing Union, GMB-APEX and the Manufacturing, Science and Finance Union, January 1, 1996.

- Collective Bargaining Agreements between Howmet S.A. and the CFEICGC, the CGT, the CFDT and the CFTC, dated December 30, 1993, January 18, 1994, December 22, 1994, January 24, 1995, as amended on March 30.1995 (with the CFDT and the CGT only), January 27, 1995 and May 31, 1995.

                                                                     SCHEDULE XI


                             EXISTING INDEBTEDNESS

HOWMET GROUP FINANCING AGREEMENTS

Surviving Financial Obligations

- $250,000 First Chicago Irrevocable Standby Letter of Credit from Howmet Corporation to the State of Connecticut*
         Debt Value: Face Value of Letter of Credit

- Guaranty by Howmet Corporation of $2,000,000 or 50% of the Short-Term Promissory Note from R-H Components Technologies, L.C. to Citibank, N.A., March 23, 1994
         Debt Value: $2,250,000

- Guaranty by Howmet Corporation of 50% of the indebtedness of Komatsu-Howmet Ltd.
         Debt Value: Y1,135,977,000**

- $100,000 American Express Financial Services credit line to support Howmet Corporation's travel advance program, June 7, 1993
         Debt Value: $32,826

- $5,000,000 Visa Procurement Card Credit Agreement with First Bank for Howmet Corporation, November 29, 1993
         Debt Value: $272,785

- $1,000,000 Visa Procurement Card Credit Agreement with First Bank for Howmet Refurbishment, Inc., November 29, 1993
         Debt Value: $25,672

- $3,400,000 Irrevocable Letter of Credit, by First Chicago for Travelers Insurance Company, on behalf of Howmet Corporation*
         Debt Value: Face Value of Letter of Credit

- $25,000 Irrevocable Letter of Credit, January 1995, for Morristown Power & Light Co. (Tennessee) on behalf of Howmet Corporation* Debt Value: Face Value of Letter of Credit

----------
*        These Letters of Credit have been drawn pursuant to the Credit
         Agreement

** The Borrower will be indemnified for 50% of any liabilities arising from these guarantees.

- $50,000 First Chicago Irrevocable Letter of Credit for Turbine Components Corporation*
         Debt Value: Face Value of Letter of Credit

Cercast Group Financing Agreements

Surviving Financing Obligation

- Can$60,000 Letter of Credit issued by the Bank of Montreal to Currant Canada Inc. on the order of Howmet Cercast (Canada), Inc. , for custom requirements dated May 1995
         Debt Value: Face Value of Letter of Credit

Surviving Financial Obligation Giving Rise to a Price Reduction

- Capital Lease Agreement between CIRAL, S.N.C. and Le District du Pays d'Evron, dated March 23, 1992
         Debt Value: Fr1,194,000

- Fr37,400,000 (original amount) 12.4% capital lease agreement between Howmet S.A. and C.C. Bail, Societe de Credit Bail Immoblier. dated December 29, 1989, re: Dives sur Mer Factory1/
         Debt Value: Fr8,898,000

- Can$750,000 Howmet Cercast (Canada), Inc. Financement from the Societe Innovatech du Grand Montreal
         Debt Value: Can$750,000


1/ Le Magnesium Industriel has been merged in Microfusion S.A., now Howmet S.A. C.C. Bail has assigned the lease to Sofia Mur.

* These Letters of Credit will be replaced with Letters of Credit Drawn pursuant to the Credit Agreement.

BLADE ACQUISTION CORPORATION/HOWMET CORPORATION INSURANCE PROGRAM AS OF 11-1-96                                    Schedule XII
-------------------------------------------------------------------------------
                     POLICY                        POLICY                                                      LIMITS
 COVERAGE            NUMBER                        PERIOD               CARRIER           BROKER                (000)
 --------            ------                        ------               -------           ------                ------
AIRCRAFT PRODUCTS   AW677595
LIABILITY:                                         7/l/96/              Bowring Aviation                       500,000
                                                   6/30/97              ABC underwriters M&M

ALL RISK            01020025                       6/l/96/              Arkwright                            1,263,831
(Property & Bus. Interruption)                     5/31/97                                                      50,000
AUTOMOBILE LIAB.    UC2J-CAP-185K838-0-TIL-96       7/l/96/             Travelers         Ferguson               1,000
                 (TX) UC2EE-CAP-185K839-2-TRI-96    6/30/97





CARGO LIABILITY     651-63-99                       7/l/96/             CHUBB/            Ferguson                 200
                                                    6/30/97             Federal

CRIME               8091-82-70-D                    9/l/96/             Federal           Johnson &             10,000
                                                    8/31/97                               Higgins

DIRECTORS &         8146-29-04                     12/13/95/            CHUBB/            Johnson &             25,000
OFFICERS                                           12/12/96             Federal           Higgins

FIDUCIARY           8146-29-04                     12/13/95/            CHUBB             Johnson &             15,000
                                                   12/12/96                               Higgins
GENERAL LIABILITY   UC2JSLS-185K841-1-TIL-96       7/1/96/              Travelers         Ferguson               1,000

(non-aircraft prod) UC2JSLS-l85K8515-TIL-97        6/30/97                                1,500(Products)


                    1412120                                             Guardian Ins      Ferguson

MISC. CASUALTY      8077-94-27-C                   3/30/95              Federal           Johnson &             15,000
                                                   3/29/98                                Higgins

EXCESS LIABILITY    7973-77-05                     7/l/96/              Chubb             Ferguson              25,000
                    07XN25148589SC                 6/30/97              AETNA                                   25,000
                    35271685                                            Chubb                                   DIC

WORKERS'       (NJ) UC2J-UB-185K844796                                  Travelers
COMPENSATION   (CA) UC2J-UB-185K845996             7/l/96/              Retro/deductable  Ferguson            Statutory

    (ALL OTHERS)    UC2J-UB-185K842396             6/30/97              in house accrual
EXCESS-WORKERS'     (included in above cost)
COMPENSATION

TEXAS EXCESS INDEMN NTXO119557                     11-1-96/             RELIANCE NATIONAL   (INC 6,857TX TAX)
                                                   11-1-97                                  TOTAL PREMIUM


  DEDUCTIBLE                     PREMIUM
  ----------                     -------

     None                       $542.500
  Brokerage                      $90,000

  1 0,000 to                    $615,922
  CDN                            $41,914

  500,000    in house re        $175,000
             traveler ex         $17,750
             brokerage           $15,000
                                $207,750
  2.500/                          $8,060
  7,500
  100,000                        $38,425
  500,000                       $165,000
  transaction chg                $50,000

  0/20,000                       $37,942


  500,000    in house re        $225,000
  950,000    traveler ex         $31,250
             brokerage           $15,000
                                $271,250
                                  $3,395

  None                           $33,200
  3 YEAR POLICY

  None                          $153,000
  None                           $39,000
                                  $5,000


  500,000   in house re       $2,750,000
         traveler ex            $546,238
          brokerage             $221,085
                              $3,517,323

  300.000                       $148,247
                              $5,967,928

                                                                   SCHEDULE XIII

                                 EXISTING LIENS

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Automat Services            LaTouraine Coffee Co.             1509490         05/10/93       Sec. of State, NJ          Specific
T/A Howmet Corp.            520 Secaucus Road                                                                           Equipment
1 Roy Street                Secaucus, NJ  07096
Dover, NJ  07801

Howmet Corp.                CFE Equipment Corp.               910531616       05/29/91       Sec. of State, VA          Specific
#1 Howmet Dr.               818 Widgeon Rd.                                                                             Equipment
Hampton, VA  23661          Norfolk, VA 23513

                            ASSIGNEE
                            ASSOCIATES COMMERCIAL CORP.
                            ECC Financial Group
                            1301 East Ninth St.
                            Cleveland, OH 44114

Howmet Corp.                CFE Equipment Corporation         74436           06/03/91       Clerk of Circuit Court,    Specific
#1 Howmet Dr.               818 Widgeon Rd.                                                  Hampton City, VA           Equipment
Hampton, VA 23661           Norfolk, VA 23513

                            ASSIGNEE
                            ASSOCIATES COMMERCIAL CORP.
                            ECC Financial Group
                            1301 E. Ninth St.
                            Cleveland, OH  44114

Howmet Corp. ReFerb Co.     C+L Leasing                       91015126        01/28/91       Sec. of State, TX          Specific
6202 Central Frwy N.        1505 Luna Rd.                                                                               Equipment
Wichita Falls, TX  76307    Carrollton, TX  75006

Howmet Corporation          CFE Equipment Corporation         910431307       04/26/91       Sec. of State, TX          Specific
1 Howmet Dr.                818 Widgeon Rd.                                                          Equipment
Hampton, VA 23661           Norfolk, VA 23513

                                                                   SCHEDULE XIII
                                                                          page 2

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          CFE Equipment Corporation         74295           04/30/91       Clerk of Circuit Court,    Specific
1 Howmet Dr.                818 Widgeon Rd.                                                  Hampton City, VA           Equipment
Hampton, VA 23661           Norfolk, VA 23513

                            ASSIGNEE
                            ECC Financial Group
                            Corporation
                            1301 East Ninth St.
                            Cleveland, OH 44144

Howmet Corporation          CFE Equipment Corporation         78200           01/31/94       Clerk of Circuit Court,    Specific
1 Howmet Drive              818 Widgeon Rd.                                                  Hampton City, VA           Equipment
Hampton, VA 23661           Norfolk, VA 23513

                            ASSIGNEE
                            Associates Leasing Inc.
                            1301 E. 9th St.
                            Cleveland, OH  44114

Howmet Corporation          CFE Equipment Corporation         78201           01/31/94       Clerk of Circuit Court,    Specific
1 Howmet Drive              818 Widgeon Rd.                                                  Hampton City, VA           Equipment
Hampton, VA 23661           Norfolk, VA 23513

                            ASSIGNEE
                            Associates Leasing Inc.
                            1301 E. 9th St.
                            Cleveland, OH  44114

Howmet Corporation          CFE Equipment Corporation         77866           11/01/93       Clerk of Circuit Court,    Specific
1 Howmet Drive              818 Widgeon Rd.                                                  Hampton City, VA           Equipment
Hampton, VA 23661           Norfolk, VA 23513

                            ASSIGNEE
                            Associates Leasing Inc.
                            1301 E. 9th St.
                            Cleveland, OH  44114

                                                                   SCHEDULE XIII
                                                                          page 3

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          CFE Equipment Corporation         80406           09/21/95       Clerk of Circuit Court,    Specific
1 Howmet Drive              818 Widgeon Rd.                                                  Hampton City, VA           Equipment
Hampton, VA 23661           Norfolk, VA 23513

                            ASSIGNEE
                            Associates Leasing Inc.
                            1301 E. 9th St.
                            Cleveland, OH  44114

Howmet Corporation          CFE Equipment Corporation         9509137145      09/13/95       Sec. of State, VA          Specific
1 Howmet Drive              818 Widgeon Rd.                                                                             Equipment
Hampton, VA 23661           Norfolk, VA 23513

                            ASSIGNEE
                            Associates Leasing Inc.
                            8001 Ridgepoint Drive
                            Irving, TX  75063-3117

Howmet Corporation          CFE Equipment Corporation         77798           10/21/93       Clerk of Circuit Court,    Specific
1 Howmet Drive              818 Widgeon Rd.                                                  Hampton City, VA           Equipment
Hampton, VA 23661           Norfolk, VA 23513

                            ASSIGNEE
                            Associates Leasing Inc.
                            1301 E. 9th St.
                            Cleveland, OH  44114

Howmet Corporation          Digital Equipment Corporation     1772213         3/31/92        Sec. of State, IN          Specific
1110 E. Lincoln Way         10101 Alliance Road                                                                         Equipment
La Porte, IN  46350         Cincinnati, OH 45242

                                                                   SCHEDULE XIII
                                                                          page 4

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          Acclaim Leasing, Inc.             1047401         02/28/94       Sec. of State, CT          Specific
145 Price Road              3233 N. Arlington Hts. Rd. 203                                                              Equipment
Winsted, CT  06098          Arlington Hts., IL  60004

                            ASSIGNEE
                            Colonial Pacific Leasing
                            7659 Mohawk Street
                            Tualatin, OR 97062

Howmet Corporation          Citizens Bank                     C594215         5/6/92         Sec. of State, MI          Specific
1500 S. Warner Street       POB 230049                                                                                  Equipment
Whitehall, MI  49461        Grand Rapids, MI  49523

Howmet Corporation          Leasing Technologies              1018            02/15/94       Town Clerk,                Specific
2175 Steamboat Road         International, Inc.                                              Winsted, CT                Equipment
Greenwich, CT  06836        1266 Main Street
                            Stamford, CT  06902

Howmet Corporation          AT&T Credit Corporation           921934          05/09/91       Sec. of State, CT          Specific
475 Steamboat Road          2 Gatehall Drive                                                                            Equipment
Greenwich, CT  06830        Parsippany, NJ  07054

Howmet Corporation          Anderson & Co. Arthur             52859B          2/23/95        Sec. of State, MI          Specific
475 Steamboat Road          400 Renaissance Center                                                                      Equipment
Greenwich, CT  06830        Detroit, MI 48243

Howmet Corporation          NationsBanc Leasing Corporation   024477          05/09/94       County Clerk,              Specific
475 Steamboat Road          2059 Northlake Parkway, 2 N                                      Oklahoma County, OK        Equipment
Greenwich, CT  06830        Tucker, GA 30084

Howmet Corporation          AT&T Credit Corporation           94224365        11/21/94       Sec. of State, TX          Specific
475 Steamboat Road          2 Gatehall Drive                                                                            Equipment
Greenwich, CT  06830        Parsippany, NJ  07054

Howmet Corporation          AT&T Credit Corporation           93035973        02/25/93       Sec. of State, TX          Specific
475 Steamboat Road          2 Gatehall Drive                                                                            Equipment
Greenwich, CT  06830        Parsippany, NJ  07054

                                                                   SCHEDULE XIII
                                                                          page 5

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          CIT Group Equipment Financing     34133B          8/10/93        Sec. of State, MI          Specific
475 Steamboat Road          Inc.                              Assignment                                                Equipment
Greenwich, CT  06830        1400 Renaissance Dr.
                            Park Ridge, IL  60068

Howmet Corporation          Meridian Leasing Corp.            C782539         11/29/93       Sec. of State, MI          Specific
475 Steamboat Road                                                                                                      Equipment
Greenwich, CT  06830

Howmet Corporation          Meridian Leasing Corp.            C661075         11/30/92       Sec. of State, MI          Specific
475 Steamboat Road          570 Lane Cook Rd.                                                                           Equipment
Greenwich, CT  06830        Ste. 300
                            Deerfield, IL  60015

Howmet Corporation          NationsBanc Leasing                 78545           05/04/94       Clerk of Circuit Court,    Specific
475 Steamboat Road          Corporation
Greenwich, CT  06830        2059 Northlake Parkway, 2 N                                      Hampton City, VA           Equipment
                            Tucker, GA 30084

Howmet Corporation          CIT Group Equipment Financing     40208B          2/23/94        Sec. of State, MI          Specific
475 Steamboat Road          Inc.                              Assignment                                                Equipment
Greenwich, CT  06830        1400 Renaissance Dr.
                            Park Ridge, IL 60068

Howmet Corporation          NationsBanc Leasing Corporation   1910012         4/25/94        Sec. of State, IN          Specific
475 Steamboat Road          2059 Northlake Parkway, 2 N                                                                 Equipment
Greenwich, CT  06830        Tucker, GA 30084

Howmet Corporation          NationsBanc Leasing Corporation   AK95850         5/2/94         Sec. of State, OH          Specific
475 Steamboat Road          2059 Northlake Parkway, 2 N                                                                 Equipment
Greenwich, CT  06830        Tucker, GA 30084

Howmet Corporation          CIT Group Equipment               34136B          8/10/93        Sec. of State, MI          Specific
475 Steamboat Road          Financing Inc.                    Assignment                                                Equipment
Greenwich, CT  06830        1400 Renaissance Dr.
                            Park Ridge, IL 60068

Howmet Corporation          NationsBanc Leasing Corporation   9405027501      05/02/94       Sec. of State, VA          Specific
475 Steamboat Road          2059 Northlake Parkway, 2 N                                                                 Equipment
Greenwich, CT  06830        Tucker, GA 30084

                                                                   SCHEDULE XIII
                                                                          page 6

DEBTOR                      SECURED PARTY/COMMENTS            FILE #         FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          NationsBanc Leasing               94084109       04/29/94       AT&T Credit                Specific
475 Steamboat Road          Corporation                                      Corporation                               Equipment
Greenwich, CT  06830        2059 Northlake
                            Parkway, 2 N
                            Tucker, GA 30084

Howmet Corporation          NationsBanc Leasing               010404          05/02/94       Sec. of State, OH          Specific
475 Steamboat Road          Corporation                       050294                                                    Equipment
Greenwich, CT  06830        2059 Northlake Parkway, 2 N       06902
                            Tucker, GA 30084                  AK95851

Howmet Corporation          Leasing Technologies              1046060         02/14/94       Sec. of State, CT          Specific
475 Steamboat Road          International, Inc.                                                                         Equipment
Greenwich, CT  06830        1266 Main Street
                            Stamford, CT  06902

Howmet Corporation          Yale Financial Services, Inc.     75866           06/15/92       Clerk of Circuit Court,    Specific
475 Steamboat Road          P O Box 2160                                                     Hampton City, VA           Equipment
Greenwich, CT  06830        Flemington, NJ  08822

Howmet Corporation          Yale Financial Services, Inc.     920620372       06/12/92       Sec. of State, VA          Specific
475 Steamboat Road          P O Box 2160                                                                                Equipment
Greenwich, CT  06830        Flemington, NJ  08822

Howmet Corporation          Oak Brook Master Trust            C782541         11/29/93       Sec. of State, MI          Specific
475 Steamboat Road          c/o Network Securities                                                                      Equipment
Greenwich, CT  06830        Dallas, TX  75244

Howmet Corporation          Yale Financial Services, Inc.     969719          06/15/92       Sec. of State, CT          Specific
475 Steamboat Road          P O Box 2160                                                                                Equipment
Greenwich, CT  06830        Flemington, NJ  08822

Howmet Corporation          Leasing Technologies              1046062         02/14/94       Sec. of State, CT          Specific
475 Steamboat Road          International, Inc.                                                                         Equipment
Greenwich, CT  06830        1266 Main Street
                            Stamford, CT  06902

Howmet Corporation          NationsBanc Leasing               307445          05/04/94       Sec. of State, TN          Specific
475 Steamboat Road          Corporation                                                                                 Equipment
Greenwich, CT  06830        2059 Northlake Parkway,
                            2 North
                            Tucker, GA 30084

                                                                   SCHEDULE XIII
                                                                          page 7

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          Meridian Leasing Corp.            C630067         8/24/92        Sec. of State, MI          Specific
475 Steamboat Road          570 Lane Cook Rd.                                                                           Equipment
Greenwich, CT  06830        Ste. 300
                            Deerfield, IL  60015

Howmet Corporation          NationsBanc Leasing               1055627         04/29/94       Sec. of State, CT          Specific
475 Steamboat Road          Corporation                                                                                 Equipment
Greenwich, CT  06830        2059 Northlake Parkway, 2 N
                            Tucker, GA 30084

Howmet Corporation          NationsBanc Leasing               1004506         04/05/93       Sec. of State, CT          Specific
475 Steamboat Road          Corporation                                                                                 Equipment
Greenwich, CT  06830        2059 Northlake Parkway,
                            2 North Tucker, GA 30084

Howmet Corporation          NationsBanc Leasing               1568782         05/04/94       Sec. of State, NJ          Specific
475 Steamboat Road          Corporation                                                                                 Equipment
Greenwich, CT  06830        2059 Northlake Parkway, 2 N
                            Tucker, GA 30084

Howmet Corporation          Nationsbanc Leasing               9506660513      3/1/95         Sec. of State, CA          Specific
475 Steamboat Road          Corporation                                                                                 Equipment
Greenwich, CT  06830        2300 Northlake Centre Drive
                            Suite 300
                            Tucker, GA 30084

Howmet Corporation          NationsBanc Leasing               1055628         4/29/94        Sec. of State, CT          Specific
475 Steamboat Road          Corporation                                                                                 Equipment
Greenwich, CT  06830        2059 Northlake Parkway, 2 N
                            Tucker, GA 30084

Howmet Corporation          Leasing Technologies              1021            02/15/94       Town Clerk,                Specific
475 Steamboat Road          International, Inc.                                              Winsted, CT                Equipment
Greenwich, CT  06830        1266 Main Street
                            Stamford, CT 06902

                            ASSIGNEE
                            CoreStates Bank, N.A.
                            1500 Market Street
                            Philadelphia, PA 19102

                                                                   SCHEDULE XIII
                                                                          page 8

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          NationsBanc Leasing Corp.         C837324         5/3/94         Sec. of State, MI          Specific
475 Steamboat Road          2059 North Lake Parkway                                                                     Equipment
Greenwich, CT  06830        Tucker, GA 30084

Howmet Corporation          AT&T Credit Corporation           22365           03/23/90       County Clerk,              Specific
475 Steamboat Road          4 Gatehall Drive                                                 Morris County, NJ          Equipment
Greenwich, CT  06830        Parsippany, NJ  07054

Howmet Corporation          AT&T Credit Corporation           028161          02/18/92       Sec. of State, TX          Specific
475 Steamboat Road          2 Gatehall Drive                                                                            Equipment
Greenwich, CT  06830        Parsippany, NJ  07054

Howmet Corporation          AT&T CREDIT CORPORATION           1505131         04/13/93       Sec. of State, NJ          Specific
475 Steamboat Road          2 GATEHALL DRIVE                                                                            Equipment
Greenwich, CT  06830        PARIPPANY, NJ  07054

Howmet Corporation          Xerox Corporation                 92241770        12/14/92       Sec. of State, TX          Specific
6200 Central Freeway        222 W. Las Colinas Blvd.                                                                    Equipment
Wichita Falls, TX           Irving, Texas 75039
76305

Howmet Corporation          Digital Equipment                 92153573        08/03/92       Sec. of State, TX          Specific
6200 Central Freeway        Corporation                                                                                 Equipment
Wichita Falls, TX           10101 Alliance Road
U76307-1616                 Cincinnati, OH  45242

                            ASSIGNEE
                            Leasetec Corporation
                            1401 Pearl Street
                            Boulder, CO  80302

                                                                   SCHEDULE XIII
                                                                          page 9

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          BellSouth Communication           9305117216      05/10/93       Sec. of State, VA          Specific
Castings Division           Systems, Inc.                                                                               Equipment
One Howmet Drive            1936 Blue Hills Drive, NE                         Original
Hampton, VA  23661          Roanoke, VA  24012                                 Filing

                            ASSIGNEE                          890711205
                            Bellsouth Financial Services
                            Corporation
                            1800 Century Boulevard, N.E.,
                            Suite 1400
                            Atlanta, Georgia  30345

Howmet Corporation          CFE Equipment Corporation         930310165       03/01/93       Sec. of State, VA          Specific
One Howmet Drive            818 Widgeon Road                                                                            Equipment
Hampton, VA  23661          Norfolk, VA  23513

                            ASSIGNEE
                            Associates Leasing Inc.
                            1301 E. 9th
                            Cleveland, OH  44114

                                                                   SCHEDULE XIII
                                                                         page 10

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          CFE Equipment Corporation         921211384       12/07/92       Sec. of State, VA          Specific
One Howmet Drive            818 Widgeon Road                                                                            Equipment
Hampton, VA  23661          Norfolk, VA  23513

                            ASSIGNEE
                            Associates Leasing Inc.
                            1301 E. 9th
                            Cleveland, OH  44114

Howmet Corporation          CFE Equipment Corporation         921211382       12/07/92       Sec. of State, VA          Specific
One Howmet Drive            818 Widgeon Road                                                                            Equipment
Hampton, VA  23661          Norfolk, VA  23513

                            ASSIGNEE
                            Associates Leasing Inc.
                            1301 E. 9th
                            Cleveland, OH  44114

Howmet Corporation          CFE Equipment Corporation         921211383       12/07/92       Sec. of State, VA          Specific
One Howmet Drive            818 Widgeon Road                                                                            Equipment
Hampton, VA  23661          Norfolk, VA  23513

                            ASSIGNEE
                            Associates Leasing Inc.
                            1301 E. 9th
                            Cleveland, OH  44114

Howmet Corporation          CFE Equipment Corporation         921211382       12/07/92       Sec. of State, VA          Specific
One Howmet Drive            818 Widgeon Road                                                                            Equipment
Hampton, VA  23661          Norfolk, VA  23513

                            ASSIGNEE
                            Associates Leasing Inc.
                            1301 E. 9th
                            Cleveland, OH  44114

                                                                   SCHEDULE XIII
                                                                         page 11

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          CFE Equipment Corporation         76845           03/02/93       Clerk of Circuit Court,    Specific
One Howmet Drive            818 Widgeon Road                                                 Hampton City, VA           Equipment
Hampton, VA  23661          Norfolk, VA  23513

                            ASSIGNEE
                            Associates Leasing Inc.
                            1301 E. 9th
                            Cleveland, OH  44114

Howmet Corporation          CFE Equipment Corporation         9310297188      10/29/93       Sec. of State, VA          Specific
One Howmet Drive            818 Widgeon Road                                                                            Equipment
Hampton, VA  23661          Norfolk, VA  23513

                            ASSIGNEE
                            Associates Leasing Inc.
                            1301 E. 9th St.
                            Cleveland, OH  44114

Howmet Corporation          Ingersoll-Rand Company DBA        80017           06/06/95       Clerk of Circuit Court,    Specific
One Howmet Drive            Ingersoll-Rand Air Center                                        Hampton City, VA           Equipment
Hampton, VA  23661          540 Southlake Boulevard
                            Richmond, VA  23236

                            ASSIGNEE
                            Associates Leasing, Inc.
                            P.O. Box 23407
                            Louisville, KY 40213-0407

Howmet Corporation          CFE Equipment Corporation         76532           12/08/92       Clerk of Circuit Court,    Specific
One Howmet Drive            818 Widgeon Road                                                 Hampton City, VA           Equipment
Hampton, VA  23661          Norfolk, VA  23513

                            ASSIGNEE
                            Associates Leasing Inc.
                            1301 E. 9th St.
                            Cleveland, OH  44114

                                                                   SCHEDULE XIII
                                                                         page 12

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          CFE Equipment Corporation         77657           09/27/93       Clerk of Circuit Court,    Specific
One Howmet Drive            818 Widgeon Road                                                 Hampton City, VA           Equipment
Hampton, VA  23661          Norfolk, VA  23513

                            ASSIGNEE
                            Associates Leasing Inc.
                            1301 E. 9th St.
                            Cleveland, OH  44114

Howmet Corporation          CFE Equipment Corporation         940126715       01/26/94       Sec. of State, VA          Specific
One Howmet Drive            818 Widgeon Road                                                                            Equipment
Hampton, VA  23661          Norfolk, VA  23513

                            ASSIGNEE
                            Associates Leasing Inc.
                            1301 E. 9th St.
                            Cleveland, OH  44114

Howmet Corporation          CFE Equipment Corporation         930920729       09/20/93       Sec. of State, VA          Specific
One Howmet Drive            818 Widgeon Road                                                                            Equipment
Hampton, VA  23661          Norfolk, VA  23513

                            ASSIGNEE
                            Associates Leasing Inc.
                            1301 E. 9th St.
                            Cleveland, OH  44114

Howmet Corporation          CFE Equipment Corporation         76533           12/08/92       Clerk of Circuit Court,    Specific
One Howmet Drive            818 Widgeon Road                                                 Hampton City, VA           Equipment
Hampton, VA  23661          Norfolk, VA  23513

                            ASSIGNEE
                            Associates Leasing Inc.
                            1301 E. 9th St.
                            Cleveland, OH  44114

                                                                   SCHEDULE XIII
                                                                         page 13

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          Ingersoll-Rand Company DBA        9508187051      08/18/95       Sec. of State, VA          Specific
One Howmet Drive            Ingersoll-Rand Air Center                                                                   Equipment
Hampton, VA  23661          540 Southlake Boulevard
                            Richmond, VA  23236

                            ASSIGNEE
                            Associates Leasing, Inc.
                            P.O. Box 23407
                            Louisville, KY  40213-0407

Howmet Corporation          CFE Equipment Corporation         9401267151      01/26/94       Sec. of State, VA          Specific
One Howmet Drive            818 Widgeon Road                                                                            Equipment
Hampton, VA  23661          Norfolk, VA  23513

                            ASSIGNEE
                            Associates Leasing Inc.
                            1301 E. 9th St.
                            Cleveland, OH  44114

Howmet Corporation          CFE Equipment Corporation         76534           12/08/92       Clerk of Circuit Court,    Specific
One Howmet Drive            818 Widgeon Road                                                 Hampton City, VA           Equipment
Hampton, VA  23661          Norfolk, VA  23513

                            ASSIGNEE
                            Associates Leasing Inc.
                            1301 E. 9th St.
                            Cleveland, OH  44114

Howmet Corporation          CFE Equipment Corporation         9310207295       10/20/93       Sec. of State, VA         Specific
One Howmet Drive            818 Widgeon Road                                                                            Equipment
Hampton, VA  23661          Norfolk, VA  23513

                            ASSIGNEE
                            Associates Leasing Inc.
                            1301 E. 9th St.
                            Cleveland, OH  44114

                                                                   SCHEDULE XIII
                                                                         page 14

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          State Bank Lacrosse               C81364          3/1/94         Sec. of State, MI          Specific
One Misco Drive             401 Main St.                                                                                Equipment
Whitehall, MI 49461         La Crosse, WI 54601

Howmet Corporation          State Bank Lacrosse               C741152         7/26/93        Sec. of State, MI          Specific
One Misco Drive                                                                                                         Equipment
Whitehall, MI 49461

Howmet Corporation          U.S. Leasing                      042992          3/8/93         Sec. of State, TX          Specific
One Misco Drive             International, Inc.                                                                         Equipment
Whitehall, MI 49461         733 Front Street
                            San Francisco, CA 94111

Howmet Corporation          State Bank Lacrosse               C813363         3/194          Sec. of State, MI          Specific
One Misco Drive             401 Main St.                                                                                Equipment
Whitehall, MI 49461         La Crosse, WI 54601

Howmet Corporation          U.S. Leasing                      051764          3/22/93        Sec. of State, TX          Specific
One Misco Drive             International, Inc.                                                                         Equipment
Whitehall, MI 49461         733 Front Street
                            San Francisco, CA 94111

Howmet Corporation          State Bank Lacrosse               C813361         3/1/94         Sec. of State, MI          Specific
One Misco Drive             401 Main St.                                                                                Equipment
Whitehall, MI 49461         La Crosse, WI 54601

Howmet Corporation          U.S. Leasing                      9306257739      6/25/93        Sec. of State, VA          Specific
One Misco Drive             International, Inc.                                                                         Equipment
Whitehall, MI 49461         733 Front Street
                            San Francisco, CA 94111

Howmet Corporation          U.S. Leasing                      AMENDM          2/15/94        Sec. of State, TX          Specific
One Misco Drive             International, Inc.               ENT                                                       Equipment
Whitehall, MI 49461         733 Front Street                  94620111
                            San Francisco, CA 94111

                            AMENDMENT                         Original
                            USL Capital Corporation           Filing
                                                              229860

                                                                   SCHEDULE XIII
                                                                         page 15

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          State Bank of Lawler              C587770         4/20/92        Sec. of State, MI          Specific
One Misco Drive             308 Grove St.                     Assignment                                                Equipment
Whitehall, MI 49461         Lawler, IA 52154

Howmet Corporation          U.S. Leasing                      93036027        2/26/93        Sec. of State, TX          Specific
One Misco Drive             International, Inc.                                                                         Equipment
Whitehall, MI 49461         733 Front Street
                            San Francisco, CA 94111

Howmet Corporation          U.S. Leasing                      93209216        11/2/93        Sec. of State, TX          Specific
One Misco Drive             International, Inc.                                                                         Equipment
Whitehall, MI 49461         733 Front Street
                            San Francisco, CA 94111

Howmet Corporation          Alpha Financial Group, Inc.       A-000475        5/17/92        County Clerk,              Specific
One Misco Drive             678 Front St., NW                                                Oklahoma County,           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504            Original                       OK
                                                              Filing
                            ASSIGNEE                          022013
                            Data Sales Co., Inc.
                            12117 Riverwood Drive
                            Burnsville, MN 55337

Howmet Corporation          U.S. Leasing                      93228094        12/2/93        Sec. of State, TX          Specific
One Misco Drive             International, Inc.                                                                         Equipment
Whitehall, MI 49461         733 Front Street
                            San Francisco, CA 94111

Howmet Corporation          U.S. Leasing                      1862451         12/6/93        Sec. of State, IN          Specific
One Misco Drive             International, Inc.                                                                         Equipment
Whitehall, MI 49461         733 Front Street
                            San Francisco, CA 94111

Howmet Corporation          U.S. Leasing                      197067          10/13/93       Sec. of State, TX          Specific
One Misco Drive             International, Inc.                                                                         Equipment
Whitehall, MI 49461         733 Front Street
                            San Francisco, CA 94111

Howmet Corporation          Old Kent Bank & Trust Co.         C538762         11/15/91       Sec. of State, MI          Specific
One Misco Drive             1 Vanderburg Center                                                                         Equipment
Whitehall, MI 49461         Grand Rapids, MI 49503

                                                                   SCHEDULE XIII
                                                                         page 16

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          U.S. Leasing                      77364           6/28/93        Clerk of Circuit           Specific
One Misco Drive             International, Inc.                                              Court                      Equipment
Whitehall, MI 49461         733 Front Street                                                 Hampton City, VA
                            San Francisco, CA 94111

Howmet Corporation          U.S. Leasing                      120533          6/23/93        Sec. of State, TX          Specific
One Misco Drive             International, Inc.                                                                         Equipment
Whitehall, MI 49461         733 Front Street
                            San Francisco, CA 94111

Howmet Corporation          Alpha Financial Group, Inc.       1411395         2/21/92        Sec. of State, NJ          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

                            ASSIGNEE
                            Delta Capital IV, Inc.
                            678 Front Street NW
                            Grand Rapids, MI 49504

Howmet Corporation          Old Kent Bank & Trust Co.         C538768         11/15/91       Sec. of State, MI          Specific
One Misco Drive             1 Vanderburg Center                                                                         Equipment
Whitehall, MI 49461         Grand Rapids, MI 49503

Howmet Corporation          Alpha Financial Group, Inc.       C430046         12/19/90       Sec. of State, MI          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

Howmet Corporation          Alpha Financial Group, Inc.       C202472         4/5/89         Sec. of State, MI          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

Howmet Corporation          United.States Leasing Corp.       36665B          11/3/93        Sec. of State, MI          Specific
One Misco Drive             733 Front Street                                                                            Equipment
Whitehall, MI 49461         San Francisco, CA 94111

Howmet Corporation          Alpha Financial Group, Inc.       901230199       12/21/90       Sec. of State, VA          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

                                                                   SCHEDULE XIII
                                                                         page 17

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          Alpha Financial Group, Inc.       940852          10/3/91        Sec. of State, CT          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504            Original
                                                              Filing
                            ASSIGNEE                          934621
                            Commerica Bank
                            211 West Fort Street
                            Detroit, MI 48275-1131

Howmet Corporation          Alpha Financial Group, Inc.       920321374       3/17/92        Sec. of State, VA          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504            Original
                                                              Filing
                            ASSIGNEE                          901230199
                            Data Sales Co., Inc.
                            12117 Riverwood Drive
                            Burnsville, MN 55337

Howmet Corporation          Alpha Financial Group, Inc.       923188          5/3/91         Sec. of State, CT          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

Howmet Corporation          Old Kent Bank & Trust Co.         C538765         11/15/91       Sec. of State, MI          Specific
One Misco Drive             1 Vanderburg Center                                                                         Equipment
Whitehall, MI 49461         Grand Rapids, MI 49503

Howmet Corporation          Alpha Financial Group, Inc.       Same as         3/25/92        Sec. of State, NJ          Specific
One Misco Drive             678 Front St., NW                 above -                                                   Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504            1386808

                            ASSIGNEE
                            Data Sales Co., Inc.
                            12117 Riverwood Drive
                            Burnsville, MN 55337

                                                                   SCHEDULE XIII
                                                                         page 18

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          Alpha Financial Group, Inc.       1411395         8/8/91         Sec. of State, NJ          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

Howmet Corporation          U.S. Leasing                      37928B          12/14/93       Sec. of State, MI          Specific
One Misco Drive             International, Inc.                                                                         Equipment
Whitehall, MI 49461         733 Front Street
                            San Francisco, CA 94111

Howmet Corporation          Old Kent Bank & Trust Co.         C538767         11/15/91       Sec. of State, MI          Specific
One Misco Drive             1 Vanderburg Center                                                                         Equipment
Whitehall, MI 49461         Grand Rapids, MI 49503

Howmet Corporation          Old Kent Bank & Trust Co.         C538761         11/15/91       Sec. of State, MI          Specific
One Misco Drive             1 Vanderburg Center                                                                         Equipment
Whitehall, MI 49461         Grand Rapids, MI 49503

Howmet Corporation          NCC Leasing Inc.                  C7795B          12/10/90       Sec. of State, MI          Specific
One Misco Drive             1601 Main St.                                                                               Equipment
Whitehall, MI 49461         Dayton, OH 45479

Howmet Corporation          Alpha Financial Group, Inc.       1397940         5/6/91         Sec. of State, NJ          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

Howmet Corporation          USL Capital Corp.                 48069B          10/19/94       Sec. of State, MI          Specific
One Misco Drive             733 Front Street                                                                            Equipment
Whitehall, MI 49461         San Francisco, CA 94111

Howmet Corporation          Old Kent Bank & Trust Co.         C538766         11/15/91       Sec. of State, MI          Specific
One Misco Drive             1 Vanderburg Center                                                                         Equipment
Whitehall, MI 49461         Grand Rapids, MI 49503

                                                                   SCHEDULE XIII
                                                                         page 19

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          Old Kent Bank & Trust Co.         C538763         11/15/91       Sec. of State, MI          Specific
One Misco Drive             1 Vanderburg Center                                                                         Equipment
Whitehall, MI 49461         Grand Rapids, MI 49503

Howmet Corporation          Old Kent Bank & Trust Co.         C538769         11/15/91       Sec. of State, MI          Specific
One Misco Drive             1 Vanderburg Center                                                                         Equipment
Whitehall, MI 49461         Grand Rapids, MI 49503

Howmet Corporation          USL Capital Corp.                 402098          2/23/95        Sec. of State, TN          Specific
One Misco Drive             733 Front Street                                                                            Equipment
Whitehall, MI 49461         San Francisco, CA 94111

Howmet Corporation          U.S. Leasing                      93229860        12/6/93        Sec. of State, TX          Specific
One Misco Drive             International, Inc.                                                                         Equipment
Whitehall, MI 49461         733 Front Street
                            San Francisco, CA 94111

Howmet Corporation          USL Capital Corp.                 1584289         7/27/94        Sec. of State, NJ          Specific
One Misco Drive             733 Front Street                                                                            Equipment
Whitehall, MI 49461         San Francisco, CA 94111

Howmet Corporation          USL Capital Corp.                 1599597         10/20/94       Sec. Of State, NJ          Specific
One Misco Drive             733 Front Street                                                                            Equipment
Whitehall, MI 49461         San Francisco, CA 94111

Howmet Corporation          USL Capital Corp.                 59248B          8/9/95         Sec. of State, MI          Specific
One Misco Drive             733 Front Street                                                                            Equipment
Whitehall, MI 49461         San Francisco, CA 94111

Howmet Corporation          USL Capital Corp.                 52831B          2/23/95        Sec. of State, MI          Specific
One Misco Drive             733 Front Street                                                                            Equipment
Whitehall, MI 49461         San Francisco, CA 94111

Howmet Corporation          USL Capital Corp.                 39913B          2/11/94        Sec. of State, MI          Specific
One Misco Drive             733 Front Street                  Amendment                                                 Equipment
Whitehall, MI 49461         San Francisco, CA 94111

                                                                   SCHEDULE XIII
                                                                         page 20

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          USL Capital Corp.                 80291           8/22/91        Clerk of Circuit           Specific
One Misco Drive             733 Front Street                                                 Court,                     Equipment
Whitehall, MI 49461         San Francisco, CA 94111                                          Hampton City, VA

Howmet Corporation          USL Capital Corp.                 4894923         2/11/94        Sec. of State, IN          Specific
One Misco Drive             733 Front Street                  Amendment                                                 Equipment
Whitehall, MI 49461         San Francisco, CA 94111

Howmet Corporation          USL Capital Corp.                 40712B          3/11/94        Sec. of State, MI          Specific
One Misco Drive             733 Front Street                                                                            Equipment
Whitehall, MI 49461         San Francisco, CA 94111

Howmet Corporation          Alpha Financial Group, Inc.       1377467         12/28/90       Sec. of State, NJ          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

Howmet Corporation          USL Capital Corp.                 59249B          8/9/95         Sec. of State, MI          Specific
One Misco Drive             733 Front Street                                                                            Equipment
Whitehall, MI 49461         San Francisco, CA 94111

Howmet Corporation          Alpha Financial Group, Inc.       A-000474        3/17/92        County Clerk,              Specific
One Misco Drive             678 Front St., NW                                                Olklahoma                  Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504            Original                       County, OK
                                                              Filing
                            ASSIGNEE                          007514
                            Data Sales Co., Inc.
                            12117 Riverwood Drive
                            Burnsville, MN 55337

Howmet Corporation          Alpha Financial Group, Inc.       1386808         2/28/91        Sec. of State, NJ          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

                            ASSIGNED ON LATER DATE - SEE
                            BELOW

                                                                   SCHEDULE XIII
                                                                         page 21

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          Alpha Financial Group, Inc.       007514          02/15/91       County Clerk,              Specific
One Misco Drive             678 Front St., NW                                                Olklahoma                  Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504                                           County, OK

Howmet Corporation          USL Capital Corp.                 1945005         10/19/94       Sec. of State, IN          Specific
One Misco Drive             733 Front Street                                                                            Equipment
Whitehall, MI 49461         San Francisco, CA 94111

Howmet Corporation          USL Capital Corp.                 49019B          11/15/94       Sec. of State, MI          Specific
One Misco Drive             733 Front Street                                                                            Equipment
Whitehall, MI 49461         San Francisco, CA 94111

Howmet Corporation          USL Capital Corp.                 45173B          7/25/94        Sec. of State, MI          Specific
One Misco Drive             733 Front Street                                                                            Equipment
Whitehall, MI 49461         San Francisco, CA 94111

Howmet Corporation          Alpha Financial Group, Inc.       9104903         5/28/91        Sec. of State, NV          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

Howmet Corporation          USL Capital Corp.                 79170           10/20/94       Clerk of Circuit           Specific
One Misco Drive             733 Front Street                                                 Court,                     Equipment
Whitehall, MI 49461         San Francisco, CA 94111                                          Hampton City, VA

Howmet Corporation          USL Capital Corp.                 39139B          1/19/94        Sec. of State, MI          Specific
One Misco Drive             733 Front Street                                                                            Equipment
Whitehall, MI 49461         San Francisco, CA 94111

Howmet Corporation          USL Capital Corp.                 39214B          1/24/94        Sec. of State, MI          Specific
One Misco Drive             733 Front Street                                                                            Equipment
Whitehall, MI 49461         San Francisco, CA 94111

Howmet Corporation          U.S. Leasing                      29974B          4/12/93        Sec. of State, MI          Specific
One Misco Drive             International, Inc.                                                                         Equipment
Whitehall, MI 49461         733 Front Street
                            San Francisco, CA 94111

                                                                   SCHEDULE XIII
                                                                         page 22

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          U.S. Leasing                      34386B          8/19/93        Sec. of State, MI          Specific
One Misco Drive             International, Inc                                                                          Equipment
Whitehall, MI 49461         733 Front Street
                            San Francisco, CA 94111

Howmet Corporation          U.S. Leasing                      29098B          3/23/93        Sec. of State, MI          Specific
One Misco Drive             International, Inc.                                                                         Equipment
Whitehall, MI 49461         733 Front Street
                            San Francisco, CA 94111

Howmet Corporation          U.S. Leasing                      28714B          3/9/93         Sec. of State, MI          Specific
One Misco Drive             International, Inc.                                                                         Equipment
Whitehall, MI 49461         733 Front Street
                            San Francisco, CA 94111

Howmet Corporation          U.S. Leasing                      32561B          6/23/94        Sec. of State, MI          Specific
One Misco Drive             International, Inc.                                                                         Equipment
Whitehall, MI 49461         733 Front Street
                            San Francisco, CA 94111

Howmet Corporation          United States Leasing Corp.       37639B          12/3/93        Sec. of State, MI          Specific
One Misco Drive             733 Front Street                                                                            Equipment
Whitehall, MI 49461         San Francisco, CA 94111

Howmet Corporation          U.S. Leasing                      28456B          2/26/93        Sec. of State, MI          Specific
One Misco Drive             International, Inc.                                                                         Equipment
Whitehall, MI 49461         733 Front Street
                            San Francisco, CA 94111

Howmet Corporation          Alpha Financial Group, Inc.       910510359       5/3/91         Sec. of State, VA          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

Howmet Corporation          U.S. Leasing                      93039233        3/1/93         Sec. of State, CA          Specific
One Misco Drive             International, Inc.                                                                         Equipment
Whitehall, MI 49461         733 Front Street
                            San Francisco, CA 94111

Howmet Corporation          U.S. Leasing                      28458B          2/26/93        Sec. of State, MI          Specific
One Misco Drive             International, Inc.                                                                         Equipment
Whitehall, MI 49461         733 Front Street
                            San Francisco, CA 94111

                                                                   SCHEDULE XIII
                                                                         page 23

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          USL Capital Corp.                 42230B          4/28/94        Sec. of State, MI          Specific
One Misco Drive             733 Front Street                                                                            Equipment
Whitehall, MI 49461         San Francisco, CA 94111

Howmet Corporation          USL Capital Corp.                 244131          12/22/94       Sec. of State, TX          Specific
One Misco Drive             733 Front Street                                                                            Equipment
Whitehall, MI 49461         San Francisco, CA 94111

Howmet Corporation          USL Capital Corp.                 9410257819      10/24/94       Sec. of State, VA          Specific
One Misco Drive             733 Front Street                                                                            Equipment
Whitehall, MI 49461         San Francisco, CA 94111

Howmet Corporation          USL Capital Corp.                 078250          4/25/94        Sec. of State, TX          Specific
One Misco Drive             733 Front Street                                                                            Equipment
Whitehall, MI 49461         San Francisco, CA 94111

Howmet Corporation          USL Capital Corp.                 94218543        11/14/94       Sec. of State, TX          Specific
One Misco Drive             733 Front Street                                                                            Equipment
Whitehall, MI 49461         San Francisco, CA 94111

Howmet Corporation          USL Capital Corp.                 44059B          6/20/94        Sec. of State, MI          Specific
One Misco Drive             733 Front Street                                                                            Equipment
Whitehall, MI 49461         San Francisco, CA 94111

Howmet Corporation          USL Capital Corp.                 011133          1/21/94        Sec. of State, TX          Specific
One Misco Drive             733 Front Street                                                                            Equipment
Whitehall, MI 49461         San Francisco, CA 94111

Howmet Corporation          USL Capital Corp.                 42123B          4/26/94        Sec. of State, MI          Specific
One Misco Drive             733 Front Street                                                                            Equipment
Whitehall, MI 49461         San Francisco, CA 94111

Howmet Corporation          United States Leasing             36031B          10/14/93       Sec. of State, MI          Specific
One Misco Drive             Int Inc.                                                                                    Equipment
Whitehall, MI 49461         733 Front Street
                            San Francisco, CA 94111

                                                                   SCHEDULE XIII
                                                                         page 24

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          USL Capital Corp.                 950808          8/8/95         Sec. of State, VA          Specific
One Misco Drive             733 Front Street                  7704                                                      Equipment
Whitehall, MI 49461         San Francisco, CA 94111

Howmet Corporation          Alpha Financial Group, Inc.       022013          5/3/91         County Clerk,              Specific
One Misco Drive             678 Front St., NW                                                Oklahoma County,           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504                                           OK

Howmet Corporation          Dana Commercial Credit Corp.      C460742         3/25/91        Sec. of State, MI          Specific
One Misco Drive             1300 Indian Wood Circle                                                                     Equipment
Whitehall, MI 49461         Maumee, OH 43537

Howmet Corporation          Dana Commercial Credit Corp.      103733          9/16/91        Sec. of State, MI          Specific
One Misco Drive             1300 Indian Wood Circle                                                                     Equipment
Whitehall, MI 49461         Maumee, OH 43537

Howmet Corporation          Comerica Bank                     C809013         2/16/94        Sec. of State, MI          Specific
One Misco Drive                                               Continuatio                                               Equipment
Whitehall, MI 49461                                           n

Howmet Corporation          Dana Commercial Credit Corp.      C966181         5/3/95         Sec. of State, MI          Specific
One Misco Drive             1300 Indian Wood Circle                                                                     Equipment
Whitehall, MI 49461         Maumee, OH 43537

Howmet Corporation          Dana Commercial Credit Corp.      C901622         11/194         Sec. of State, MI          Specific
One Misco Drive             1300 Indian Wood Circle                                                                     Equipment
Whitehall, MI 49461         Maumee, OH 43537

Howmet Corporation          Dana Commercial Credit Corp.      101586          4/15/91        Muskegon                   Specific
One Misco Drive             1300 Indian Wood Circle                                          County, MI                 Equipment
Whitehall, MI 49461         Maumee, OH 43537

                                                                   SCHEDULE XIII
                                                                         page 25

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          Dana Commercial Credit Corp.      J03125          7/27/92        Muskegon                   Specific
One Misco Drive             1300 Indian Wood Circle                                          County, MI                 Equipment
Whitehall, MI 49461         Maumee, OH 43537

Howmet Corporation          Dana Commercial Credit Corp.      J03422          8/31/92        Muskegon                   Specific
One Misco Drive             1300 Indian Wood Circle                                          County, MI                 Equipment
Whitehall, MI 49461         Maumee, OH 43537

Howmet Corporation          Dana Commercial Credit Corp.      C621583         7/28/92        Sec. of State, MI          Specific
One Misco Drive             1300 Indian Wood Circle                                                                     Equipment
Whitehall, MI 49461         Maumee, OH 43537

Howmet Corporation          Dana Commercial Credit Corp.      102479          6/14/91        Muskegon                   Specific
One Misco Drive             1300 Indian Wood Circle                                          County, MI                 Equipment
Whitehall, MI 49461         Maumee, OH 43537

Howmet Corporation          Dana Commercial Credit Corp.      101588          4/15/91        Muskegon                   Specific
One Misco Drive             1300 Indian Wood Circle                                          County, MI                 Equipment
Whitehall, MI 49461         Maumee, OH 43537

Howmet Corporation          Dana Commercial Credit Corp.      C468115         4/15/91        Sec. of State, MI          Specific
One Misco Drive             1300 Indian Wood Circle                                                                     Equipment
Whitehall, MI 49461         Maumee, OH 43537

Howmet Corporation          Dana Commercial Credit Corp.      103257          8/12/91        Muskegon                   Specific
One Misco Drive             1300 Indian Wood Circle                                          County, MI                 Equipment
Whitehall, MI 49461         Maumee, OH 43537

Howmet Corporation          Dana Commercial Credit Corp.      C514592         9/3/91         Sec. of State, MI          Specific
One Misco Drive             1300 Indian Wood Circle                                                                     Equipment
Whitehall, MI 49461         Maumee, OH 43537

Howmet Corporation          Dana Commercial Credit Corp.      C519147         9/17/91        Sec. of State, MI          Specific
One Misco Drive             1300 Indian Wood Circle                                                                     Equipment
Whitehall, MI 49461         Maumee, OH 43537

                                                                   SCHEDULE XIII
                                                                         page 26

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          Dana Commercial Credit Corp.      C490189         6/14/91        Sec. of State, MI          Specific
One Misco Drive             1300 Indian Wood Circle                                                                     Equipment
Whitehall, MI 49461         Maumee, OH 43537

Howmet Corporation          Dana Commercial Credit Corp.      C631837         8/28/92        Sec. of State, MI          Specific
One Misco Drive             1300 Indian Wood Circle                                                                     Equipment
Whitehall, MI 49461         Maumee, OH 43537

Howmet Corporation          Dana Commercial Credit Corp.      C508472         8/13/91        Sec. of State, MI          Specific
One Misco Drive             1300 Indian Wood Circle                                                                     Equipment
Whitehall, MI 49461         Maumee, OH 43537

Howmet Corporation          Comerica Bank Detroit             C439150         1/18/91        Sec. of State, MI          Specific
One Misco Drive             211 West Fort Street              Assignment                                                Equipment
Whitehall, MI 49461         Detroit, MI 48275-1135

Howmet Corporation          Alpha Financial Group, Inc.       640709          3/26/92        Sec. of State, TX          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504            Original
                                                              Filing
                            ASSIGNEE                          91028357
                            Data Sales Co., Inc.
                            12117 Riverwood Drive
                            Burnsville, MN 55337

Howmet Corporation          Alpha Financial Group, Inc.       91155984        8/9/91         Sec. of State, TX          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

Howmet Corporation          Alpha Financial Group, Inc.       1688629         12/16/90       Sec. of State, IN          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

Howmet Corporation          Alpha Financial Group, Inc.       91028357        2/15/91        Sec. of State, TX          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

                                                                   SCHEDULE XIII
                                                                         page 27

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          Alpha Financial Group, Inc.       1699234         2/14/91        Sec. of State, IN          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

Howmet Corporation          Alpha Financial Group, Inc.       1731573         8/8/91         Sec. of State, IN          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

Howmet Corporation          Alpha Financial Group, Inc.       1770142         3/19/92        Sec. of State, IN          Specific
One Misco Drive             678 Front St., NW                 Assignment                                                Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

Howmet Corporation          Bankers Leasing Assn Inc.         C561504         1/31/92        Sec. of State, MI          Specific
One Misco Drive             4201 Lake Cook Rd.                                                                          Equipment
Whitehall, MI 49461         Northbrook, IL 60062

Howmet Corporation          Alpha Financial Group, Inc.       50165854        10/21/91       Sec. of State, TX          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504            Original
                                                              Filing
                            ASSIGNEE                          91155984
                            Delta Capital IV, Inc.
                            678 Front Street NW
                            Grand Rapids, MI 49504

Howmet Corporation          Alpha Financial Group, Inc.       1714189         5/2/91         Sec. of State, IN          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

Howmet Corporation          Alpha Financial Group, Inc.       91092039        5/13/91        Sec. of State, TX          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

                                                                   SCHEDULE XIII
                                                                         page 28

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          Alpha Financial Group, Inc.       640711          03/16/92       Sec. of State, TX          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504            Original
                                                              Filing
                            ASSIGNEE                          91092039
                            Data Sales Co., Inc.
                            12117 Riverwood Drive
                            Burnsville, MN 55337

Howmet Corporation          Alpha Financial Group, Inc.       911010665       10/03/91       Sec. of State, VA          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504            Original
                                                              Filing
                            ASSIGNEE                          91011560
                            Delta Capital IV, Inc.
                            678 Front Street NW
                            Grand Rapids, MI 49504

Howmet Corporation          Clarklift of Detroit Inc.         D018544         10/4/95        Sec. of State, MI          Specific
One Misco Drive             2045 Austin                                                                                 Equipment
Whitehall, MI 49461         Troy, MI 48083

Howmet Corporation          Comerica Bank                     C523292         03/16/92       Sec. of State, MI          Specific
One Misco Drive             211/311 Fort St.                  Assignment                                                Equipment
Whitehall, MI 49461         Detroit, MI 48226

Howmet Corporation          Alpha Financial Group, Inc.       640547          03/16/92       Sec. of State, TX          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504            Original
                                                              Filing
                            ASSIGNEE                          90259316
                            Data Sales Co., Inc.
                            12117 Riverwood Drive
                            Burnsville, MN 55337

                                                                   SCHEDULE XIII
                                                                         page 29

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          Alpha Financial Group, Inc.       1741292         10/4/91        Sec. of State, IN          Specific
One Misco Drive             678 Front St., NW                 Assignment                                                Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

Howmet Corporation          Alpha Financial Group, Inc.       90259316        12/14/90       Sec. of State, TX          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

Howmet Corporation          Alpha Financial Group, Inc.       C445497         2/6/91         Sec. of State, MI          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 48135

Howmet Corporation          Dana Commercial Credit Corp.      103689          9/3/91         Muskegon County, MI        Specific
One Misco Drive             1900 Indian Wood Circle                                                                     Equipment
Whitehall, MI 49461         Maumee, OH 43537

Howmet Corporation          Leasetec Corp.                    C590293         4/27/92        Sec. of State, MI          Specific
One Misco Drive             1401 Pearl Street                                                                           Equipment
Whitehall, MI 49461         Boulder, CO 80302

Howmet Corporation          Alpha Financial Group Inc.        C472142         4/25/91        Sec. of State, MI          Specific
One Misco Drive             678 Front St. NW                                                                            Equipment
Whitehall, MI 49461         Grand Rapids, MI 48135

Howmet Corporation          Leasetec Corp.                    C611877         6/29/92        Sec. of State, MI          Specific
One Misco Drive             1401 Pearl Street                                                                           Equipment
Whitehall, MI 49461         Boulder, CO 80302

Howmet Corporation          Leasetec Corp.                    C572588         3/5/92         Sec. of State, MI          Specific
One Misco Drive             1401 Pearl Street                                                                           Equipment
Whitehall, MI 49461         Boulder, CO 80302

                                                                   SCHEDULE XIII
                                                                         page 30

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          Alpha Financial Group, Inc.       1397940         03/25/92       Sec. of State, NJ          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

                            ASSIGNEE
                            Data Sales Co., Inc.
                            12117 Riverwood Drive
                            Burnsville, MN 55337

Howmet Corporation          Dana Commercial Credit Corp.      C621584         7/28/92        Sec. of State, MI          Specific
One Misco Drive             1300 Indian Wood Circle                                                                     Equipment
Whitehall, MI 49461         Maumee, OH 43537

Howmet Corporation          Hovinga Business Systems, Inc.    C740087         7/23/93        Sec. of State, MI          Specific
One Misco Drive             2780 44th St. SW                                                                            Equipment
Whitehall, MI 49461         Grand Rapids, MI 49509

Howmet Corporation          Dana Commercial Credit Corp.      J03124          7/27/92        Muskegon County, MI        Specific
One Misco Drive             1900 Indian Wood Circle                                                                     Equipment
Whitehall, MI 49461         Maumee, OH 43537

Howmet Corporation          IMC Associates, Inc.              103598          8/22/91        Muskegon County, MI        Specific
One Misco Drive             1050 W. Western                                                                             Equipment
Whitehall, MI 49461         Suite 204
                            Muskegon, MI 49441

Howmet Corporation          Hovinga Business Systems, Inc.    C596422         5/13/92        Sec. of State, MI          Specific
One Misco Drive             2780 44th St. SW                                                                            Equipment
Whitehall, MI 49461         Grand Rapids, MI 49509

Howmet Corporation          Alpha Financial Group, Inc.       910811560       08/08/91       Sec. of State, VA          Specific
One Misco Drive             678 Front St. NW                                                                            Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

                                                                   SCHEDULE XIII
                                                                         page 31

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          Midamerica Bank                   C903510         11/7/94        Sec. of State, MI          Specific
One Misco Drive             178 N Iowa                                                                                  Equipment
Whitehall, MI 49461         POB 120
                            Dodgeville, WI 53533

Howmet Corporation          Alpha Financial Group, Inc.       913513          02/15/91       Sec. of State, CT          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

Howmet Corporation          Data Sales Co., Inc.              C703999         4/9/93         Sec. of State, MI          Specific
One Misco Drive             3450 W. Burnsville Pkwy.                                                                    Equipment
Whitehall, MI 49461         Burnsville, MN 55337

Howmet Corporation          Alpha Financial Group, Inc.       C503687         7/30/91        Sec. of State, MI          Specific
One Misco Drive             678 Front St. NW                                                                            Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

Howmet Corporation          Alpha Financial Group, Inc.       910221248       02/15/91       Sec. of State, VA          Specific
One Misco Drive             678 Front St. NW                                                                            Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

Howmet Corporation          Alpha Financial Group, Inc.       959536          03/19/92       Sec. of State, CT          Specific
One Misco Drive             678 Front St. NW                                                                            Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504            Original
                                                              Filing
                            ASSIGNEE                          934621
                            Data Sales Co., Inc.
                            12117 Riverwood Drive
                            Burnsville, MN 55337

                                                                   SCHEDULE XIII
                                                                         page 32

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          Alpha Financial Group, Inc.       959239          03/16/92       Sec. of State, CT          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504            Original
                                                              Filing
                            ASSIGNEE                          905620
                            Data Sales Co., Inc.
                            12117 Riverwood Drive
                            Burnsville, MN 55337

Howmet Corporation          Data Sales Co., Inc.              1397940         04/29/92                                  Specific
One Misco Drive             12117 Riverwood Drive                                                                       Equipment
Whitehall, MI 49461         Burnsville, MN 55337

                            ASSIGNEE
                            State Bank of Lawler
                            P.O. Box 269
                            Lawler, IA 52154

Howmet Corporation          Leastec Corp.                     C570974         3/2/92         Sec. of State, MI          Specific
One Misco Drive             1401 Pearl Street                                                                           Equipment
Whitehall, MI 49461         Boulder, CO 80302

Howmet Corporation          Data Sales Co.                    C569579         2/26/92        Sec. of State, MI          Specific
One Misco Drive             12117 Riverwood Dr.               Assignment                                                Equipment
Whitehall, MI 49461         Burnsville, MN 55337

Howmet Corporation          Alpha Financial Group, Inc.       905620          12/14/90       Sec. of State, CT          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

                                                                   SCHEDULE XIII
                                                                         page 33

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Homet Corporation           Alpha Financial Group, Inc.       959534          03/19/92       Sec. of State, CT          Specific
One Misco Drive             678 Front St. NW                                                                            Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504            Original
                                                              Filing
                            ASSIGNEE                          923188
                            Data Sales Co., Inc.
                            12117 Riverwood Drive
                            Burnsville, MN 55337

Homet Corporation           Alpha Financial Group, Inc.       Assignment      03/16/92       Sec. of State, NV          Specific
One Misco Drive             678 Front St., NW                 to 91-04903                                               Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

Homet Corporation           Alpha Financial Group, Inc.       934621          08/12/91       Sec. of State, CT          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

Homet Corporation           Data Sales Co., Inc.              C703997         04/9/93        Sec. of State, MI          Specific
One Misco Drive             3450 W. Burnsville Pkwy.                                                                    Equipment
Whitehall, MI 49461         Burnsville, MN 55337

Homet Corporation           Data Sales Co., Inc.              962641          04/16/92       Sec. of State, CT          Specific
One Misco Drive             12117 Riverwood Drive                                                                       Equipment
Whitehall, MI 49461         Burnsville, MN 55337              Original
                                                              Filing
                            ASSIGNEE                          934621
                            State Bank of Lawler
                            P.O. Box 269
                            Lawler, IA 52154

Homet Corporation           Delta Capital II, Inc.            C439149         01/18/91       Sec. of State, MI          Specific
One Misco Drive             678 Front St., SW                 Assignment                                                Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

                                                                   SCHEDULE XIII
                                                                         page 34

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          Data Sales Co., Inc.              658290          04/21/92       Sec. of State, TX          Specific
One Misco Drive             12117 Riverwood Drive                                                                       Equipment
Whitehall, MI 49461         Burnsville, MN 55337              Original
                                                              Filing
                            ASSIGNEE                          91028357
                            State Bank of Lawler
                            P.O. Box 269
                            Lawler, IA 52154

Howmet Corporation          Alpha Financial Group, Inc.       Original        03/16/92       Sec. of State, TX          Specific
One Misco Drive             678 Front St., NW                 Filing                                                    Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504            90187289

                            ASSIGNEE
                            Data Sales Co., Inc.
                            12117 Riverwood Drive
                            Burnsville, MN 55337

Howmet Corporation          Data Sales Co.                    C569578         02/26/92       Sec. of State, MI          Specific
One Misco Drive             12117 Riverwood Dr.               Assignment                                                Equipment
Whitehall, MI 49461         Burnsville, MN 55337

Howmet Corporation          Data Sales Co.                    C568733         02/24/92       Sec. of State, MI          Specific
One Misco Drive             12117 Riverwood Dr.               Assignment                                                Equipment
Whitehall, MI 49461         Burnsville, MN 55337

Howmet Corporation          Dana Commercial Credit Corp       C468114         04/15/91       Sec. of State, MI          Specific
One Misco Drive             1300 Indian Wood Circle                                                                     Equipment
Whitehall, MI 49461         Maumee, OH 43537

                                                                   SCHEDULE XIII
                                                                         page 35

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          Delta Capital IV, Inc.            911010666       10/03/91       Sec. of State, VA          Specific
One Misco Drive             678 Front Street NW                                                                         Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504            Original
                                                              Filing
                            ASSIGNEE                          910811560
                            Comerica Bank
                            211 West Fort Street
                            Detroit, MI 48275-1131

Howmet Corporation          Data Sales Co., Inc.              C703998         04/09/93       Sec. of State, MI          Specific
One Misco Drive             3450 W. Burnsville Pkwy.                                                                    Equipment
Whitehall, MI 49461         Burnsville, MN 55337

Howmet Corporation          Delta Capital IV, Inc.            C523291         10/04/91       Sec. of State, MI          Specific
One Misco Drive             678 Front St., NW                 Assignment                                                Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

Howmet Corporation          Delta Capital IV, Inc.            1411395         02/21/92       Sec. of State, NJ          Specific
One Misco Drive             678 Front Street NW                                                                         Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

                            ASSIGNEE
                            Comerica Bank
                            211 West Fort Street
                            Detroit, MI 48275-1131

Howmet Corporation          Delta Capital IV, Inc.            50165855        10/21/91       Sec. of State, TX          Specific
One Misco Drive             678 Front Street NW                                                                         Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504            Original
                                                              Filing
                            ASSIGNEE                          91155984
                            Comerica Bank
                            211 West Fort Street
                            Detroit, MI 48275-1131

                                                                   SCHEDULE XIII
                                                                         page 36

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          Data Sales Co., Inc.              000679          04/17/92       County Clerk,              Specific
One Misco Drive             12117 Riverwood Drive                                            Oklahoma County, OK        Equipment
Whitehall, MI 49461         Burnsville, MN 55337              Original
                                                              Filing
                            ASSIGNEE                          007514
                            State Bank of Lawler
                            P.O. Box 269
                            Lawler, IA 52154

Howmet Corporation          Data Sales Co., Inc.              658289          03/21/92       Sec. of State, TX          Specific
One Misco Drive             12117 Riverwood Drive                                                                       Equipment
Whitehall, MI 49461         Burnsville, MN 55337              Original
                                                              Filing
                            ASSIGNEE                          91092039
                            State Bank of Lawler
                            P.O. Box 269
                            Lawler, IA 52154

Howmet Corporation          Data Sales Co., Inc.              Same as         04/29/92       Sec. of State, NJ          Specific
One Misco Drive             12117 Riverwood Drive             above                                                     Equipment
Whitehall, MI 49461         Burnsville, MN 55337              1386808

                            ASSIGNEE
                            State Bank of Lawler
                            P.O. Box 269
                            Lawler, IA 52154

Howmet Corporation          Alpha Financial Group, Inc.       959535          03/19/92       Sec. of State, CT          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504            Original
                                                              Filing
                            ASSIGNEE                          913513
                            Data Sales Co., Inc.
                            12117 Riverwood Drive
                            Burnsville, MN 55337

                                                                   SCHEDULE XIII
                                                                         page 37

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          Data Sales Co., Inc.              000678          04/17/92       County Clerk,              Specific
One Misco Drive             12117 Riverwood Drive                                            Oklahoma County, OK        Equipment
Whitehall, MI 49461         Burnsville, MN 55337              Original
                                                              Filing
                            ASSIGNEE                          022013
                            State Bank of Lawler
                            P.O. Box 269
                            Lawler, IA 52154

Howmet Corporation          Alpha Financial Group, Inc.       9104903         05/28/91       Sec. of State, NV          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504

Howmet Corporation          Alpha Financial Group, Inc.       4064            03/16/92       Sec. of State, NV          Specific
One Misco Drive             678 Front St., NW                                                                           Equipment
Whitehall, MI 49461         Grand Rapids, MI 49504            Original
                                                              Filing
                            ASSIGNEE                          9104903
                            Data Sales Co., Inc.
                            12117 Riverwood Drive
                            Burnsville, MN 55337

Howmet Corporation          Data Sales Co., Inc.              Original        04/16/92       Sec. of State, NV          Specific
One Misco Drive             12117 Riverwood Drive             Filing                                                    Equipment
Whitehall, MI 49461         Burnsville, MN 55337              9104903

                            ASSIGNEE
                            State Bank of Lawler
                            P.O. Box 269
                            Lawler, IA 52154

Howmet Corporation          Yale Financial Services,          1626947         03/30/95       Sec. of State, NJ          Specific
Roy Street                  Inc.                                                                                        Equipment
Dover, NJ 07801             15 Junction Rd.
                            Flemington, NJ 08822

                                                                   SCHEDULE XIII
                                                                         page 38

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          Yale Financial Services,          1600179         10/27/94                                  Specific
Roy Street                  Inc.                                                                                        Equipment
Dover, NJ 07801             15 Junction Rd.
                            Flemington, NJ 08822

Howmet Corporation          Yale Financial Services,          1612562         03/31/95                                  Specific
Roy Street                  Inc.                                                                                        Equipment
Dover, NJ 07801             15 Junction Rd.
                            Flemington, NJ 08822

Howmet Corporation          Yale Financial Services,          1584221         10/28/94                                  Specific
Roy Street                  Inc.                                                                                        Equipment
Dover, NJ 07801             15 Junction Rd.
                            Flemington, NJ 08822

Howmet Corporation          Yale Financial Services,          1612562         03/31/95                                  Specific
Roy Street                  Inc.                                                                                        Equipment
Dover, NJ 07801             15 Junction Rd.
                            Flemington, NJ 08822

Howmet Corporation          Yale Financial Services,          1621748         03/02/95                                  Specific
Roy Street                  Inc.                                                                                        Equipment
Dover, NJ 07801             15 Junction Rd.
                            Flemington, NJ 08822

Howmet Corporation          Yale Financial Services,          1611585         03/02/95                                  Specific
Roy Street                  Inc.                                                                                        Equipment
Dover, NJ 07801             15 Junction Rd.
                            Flemington, NJ 08822

Howmet Sales                Scot Leasing Co.                  AM16616         09/22/95                                  Specific
4500 Lake Forest Dr.        6860 Ashfield Dr.                                                                           Equipment
#522                        Cincinnati, OH 45242
Cincinnati, OH 45242

Howmet Sales                Scot Leasing Co.                  131184          09/22/95                                  Specific
4500 Lake Forest Dr.        6860 Ashfield Dr.                                                                           Equipment
#522                        Cincinnati, OH 45242
Cincinnati, OH 45242

HOWMET CORP                 XEROX CORPORATION                 1567147         04/27/94                                  Specific
1 ROY STREET                835 Hope Street                                                                             Equipment
DOVER, N.J.  07801          P.O. Box 4901, MS 1-1
                            Stamford, CT.  06907

                                                                   SCHEDULE XIII
                                                                         page 39

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
HOWMET CORP                 XEROX CORPORATION                 1567145         04/27/94       Sec. of State, NJ          Specific
1 Roy Street                835 Hope Street                                                                             Equipment
Dover, NJ 07801             P.O. Box 4901, MS 1-1
                            Stamford, CT.  06907

HOWMET CORP.                Pitney Bowes Credit               1470183         08/20/92       Sec. of State, NJ          Specific
Roy St.                     Corporation                                                                                 Equipment
Dover, NJ 07801             201 Merritt Seven
                            Norwalk, CT 06856

HOWMET CORPORATION          CORESTATE BANK, N.A.              1018            10/11/94       Town Clerk,                Specific
2175 Steamboard Road        1500 Market Street                (Assignment)                   Winsted, CT                Equipment
Greenwich, CT 06836         Philadelphia, PA 19102

                            ASSIGNEE
                            LEASING TECHNOLOGIES
                            INTERNATIONAL, INC.
                            1266 Main Street
                            Stamford, CT 06902

HOWMET CORPORATION          American Business Credit          94220388        11/10/94       Sec. of State, TX          Specific
3101 Hammon Road            Corporation                                                                                 Equipment
Wichita Falls, TX           550 Cochituate Rd
76307                       PO Box 9104
                            Framingham, MA 01701

HOWMET CORPORATION          GTE Leasing Corporation           1016759         06/14/93       Sec. of State, CT          Specific
475 Steamboat Road          11711 N Meridian St.,                                                                       Equipment
Greenwich, CT 06830         Ste. 510
                            Carmel, IN 46032

HOWMET CORPORATION          GTE Leasing Corporation           1016758         06/14/93       Sec. of State, CT          Specific
475 Steamboat Road          11711 N meridian St.,                                                                       Equipment
Greenwich, CT 06830         Ste. 510
                            carmel, IN 46032-4548

                                                                   SCHEDULE XIII
                                                                         page 40

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          Corestates Bank, N.A.             1021            10/11/94       Town Clerk,                Specific
475 Steamboat Road          1500 Market Street                (Assignment)                   Winsted, CT                Equipment
Greenwich, CT 06830         Philadelphia, PA 19102

                            ASSIGNEE
                            Leasing Technologies
                            International, Inc.
                            1266 Main Street
                            Stamford, CT 06902

Howmet Corporation          Caterpillar Financial             1606697         02/24/95       Sec. of State, CT          Specific
475 Steamboat Road          Services Corporation                                                                        Equipment
Greenwich, CT 06830         901 Warrenville Road #304
                            Lisle, IL 60532

Howmet Corporation          Corestates Bank, N.A.             1581135         10/07/94       Sec. of State, CT          Specific
475 Steamboat Road          1500 Market Street                                                                          Equipment
Greenwich, CT 06830         Philadelphia, PA 19102            Original
                                                              Filing
                            ASSIGNEE                          1046060
                            Leasing Technologies
                            International, Inc.
                            1266 Main Street
                            Stamford, CT 06902

Howmet Corporation          Corestates Bank, N.A.             1601946         01/31/95       Sec. of State, CT          Specific
475 Steamboat Road          1500 Market Street                                                                          Equipment
Greenwich, CT 06830         Philadelphia, PA 19102            Original
                                                              Filing
                            ASSIGNEE                          1046062
                            Leasing Technologies
                            International, Inc.
                            1266 Main Street
                            Stamford, CT 06902

                                                                   SCHEDULE XIII
                                                                         page 41

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          NCC Leasing, Inc.                 925401          10/18/91       Sec. of State, TN          Specific
5650 Commerce               1601 South Main Street                                                                      Equipment
Boulevard                   Dayton, Ohio 45409
Morristown, TN 37814

Howmet Corporation          Shieldalloy Metalurigical Corp.   1628441         04/06/95       County Clerk               Specific
Alloy Division              12 West Boulevard                                                Morris County, NJ          Equipment
P.O. Box 371                Newfield, NJ 08344                                                                          (alloys)
Dover, NJ 07801

Howmet Corporation          Shieldalloy Metalurigical Corp.   022934          04/05/95       County Clerk               Specific
Alloy Division              12 West Boulevard                                                Morris County, NJ          Equipment
P.O. Box 371                Newfield, NJ 08344                                                                          (alloys)
Dover, NJ 07801

Howmet Corporation          Bellsouth Financial               940701          07/01/94       Sec. of State, VA          Specific
Castings Division           Services Corporation              7171                                                      Equipment
One howmet Drive            1800 Century Blvd., N.E.,
Hampton, VA 23661           Suite 1400                        Original
                            Atlanta, GA 30345                 Filing
                                                              890711205
                            CONTINUATION

Howmet Corporation          Bellsouth Financial               78804           06/08/94       Clerk of Circuit Court,    Specific
Castings Division           Services Corporation                                             Hampton City, VA           Equipment
One howmet Drive            1800 Century Blvd.,
Hampton, VA 23661           N.E., Suite 1400
                            Atlanta, GA 30345                 Original
                                                              Filing
                            CONTINUATION                      71689

Howmet Corporation          NCC Leasing, Inc.                 911220348       12/12/91       Sec. of State, VA          Specific
Hampton Casting             1601 South Main Street                                                                      Equipment
Division                    Dayton, Ohio 45409
One Howmet Drive
Hampton, VA 23661

                                                                   SCHEDULE XIII
                                                                         page 42

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Howmet Corporation          NCC Leasing, Inc.                 75335           02/03/91       Clerk of Circuit Court,    Specific
Howmet Casting              1601 S. Main Street                                              Hampton City, VA           Equipment
Division                    Dayton, OH 45409
One Howmet Drive
Hampton, VA 23661

Howmet Corporation          Bellsouth Communication           890711205       07/07/89       Sec. of State, VA          Specific
One Howmet Drive            Systems, Inc.
Hampton, VA 23661           1936 Blue Hills Dr., N.E.                                                                   Equipment
                            Roanoke, VA 24012

Howmet Corporation          ABCC                              1039812         12/21/93       Sec. of State, CT          Specific
Price Road                  11201 Danka Circle North                                                                    Equipment
Winsted, CT 06098           St. Petersburg, FL 33716

Howmet Corporation          NCC Leasing, Inc.                 1431962         12/16/91       Sec. of State, NJ          Specific
Roy Street                  1601 South Main Street                                                                      Equipment
Dover, NJ 07801             Dayton, OH 45409

Howmet Corporation          Bellsouth Communication           71689           07/05/89       Clerk of Circuit Court,    Specific
Castings Division           Systems, Inc.                                                    Hampton City, VA           Equipment
One Howmet Drive            1936 Blue Hills Drive, NE
Hampton, VA 23661           Roanoke, VA 24012

Howmet Refurbishment,       Charter Leasing Corporation       1577262         9/26/94        Sec. of State, CT          Specific
Inc.                        800 E. Northwest Highway                                                                    Equipment
30 Corporate Drive          Palatine, IL 60067
North Haven, CT
04673-3254
Howmet Sales, Inc.          Scot Leasing Co.                  131184          9/22/95        Hamilton County, OH        Specific
                                                                                                                        Equipment

Howmet Turbine              Darr Equipment Co.                030470          02/18/92       Sec. of State, TX          Specific
Components                                                                                                              EquipmentK
Corporation

                                                                   SCHEDULE XIII
                                                                         page 43

DEBTOR                      SECURED PARTY/COMMENTS            FILE #          FILING DATE    JURISDICTION               COLLATERAL
Turbine Components          Compressor Engineering            1603225         02/06/95       Sec. of State, CT          Specific
Corporation                 Company, Inc.                                                                               Equipment
1 Commercial St.            West Ave. & Stran Rd.
Branford, CT 06405          P.O. Box 538
                            Milford, CT 06460


                            ASSIGNEE
                            Associates Commercial
                            Corporation
                            P.O. Box 23407
                            Louisville, KY 40223-0407

Turbine Components          The Bank of New Haven             1068006         08/05/94       Sec. of State, CT          Specific
Corporation                 209 Church Street                                                                           Equipment
4 Commercial St.            New Haven, CT 06510
Branford, CT 06405

Turbine Components          SNET Systems, Inc.                908372          01/09/91       Sec. of State, CT          Specific
PO Box 431                  6 Devine St.                                                                                Equipment
Branford, CT 06405          North Haven, CT 06473

Turbine Components          SNET Credit, Inc.                 1020881         07/16/93       Sec. of State, CT          Specific
Corporation                 6 Devine ST                                                                                 Equipment
4 Commercial St.            North Haven, CT 06473
Branford, CT 06405

                                                                    Schedule XIV





                                MANAGEMENT FEES





- Management Agreement between Alexander Insurance Managers and Howmet Insurance Company, Inc. dated November 11, 1996-- $20,000 per year

- Foreign Sales Corporation Services Agreement dated December, 1984 among Howmet Foreign Sales Corporation, Howmet Turbine Components Corporation and Chase Trade, Inc. -- $15,500 per year.

- Service Agreement dated December 5, 1996 between Nevada Corporate Management, Inc. and Blade Receivables Corporation --$16,000 per year.

                                                                       EXHIBIT A





                              NOTICE OF BORROWING



                                                                   _______, 19__



The First National Bank of Chicago, as
Administrative Agent for the Banks
party to the Credit Agreement
referred to below
One First National Plaza
Chicago, Illinois 60670



Attention:        Mr. Thomas Both

Ladies and Gentlemen:

         The undersigned, Howmet Corporation (the "Borrower"), refers to the Credit Agreement, dated as of December 13, 1995 and amended and restated as of December 5, 1996 (as amended from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among Blade Acquisition Corp., Howmet Holdings Corporation, the Borrower, various Banks from time to time panty thereto, Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and you, as Administrative Agent for such Banks, and hereby gives you notice, irrevocably, pursuant to Section 1.03(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03(a) of the Credit Agreement:



                  (i) The Business Day of the Proposed Borrowing is _______________________. 1/

                  (ii) The aggregate principal amount of the Proposed Borrowing is $__________________

                  (iii) The Proposed Borrowing is to consist of [Term Loans] [Revolving Loans] [Swingline Loans].


----------
1/ Shall be a Business Day at least one Business Day in the case of Base Rate Loans and three Business Days in the case of Eurodollar Loans, in each case, after the date hereof.

EXHIBIT A
Page 2



                  (iv) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].



                  (v) The initial Interest Period for the Proposed Borrowing is _________ month(s).2/



                  The undersigned hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the Proposed Borrowing:



                  (A) the representations and warranties contained in the Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and



                  (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.



                                                    Very truly yours,



                                                    HOWMET CORPORATION





                                                    By__________________________
                                                      Name:
                                                      Title:




----------
2/ To be included for a Proposed Borrowing of Eurodollar Loans.

                                                                     EXHIBIT B-1







                                   TERM NOTE

$_____________                                                New York, New York
                                                              December 5, 1996





         FOR VALUE RECEIVED, HOWMET CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to ________________________ or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of The First National Bank of Chicago (the "Administrative Agent") located at One First National Plaza, Chicago, IL 60670 on the Maturity Date (as defined in the Agreement referred to below) the principal sum of ________________________________ DOLLARS ($ ) or, if
less, the then unpaid principal amount of all Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

         This Note is one of the Term Notes referred to in the Credit Agreement, dated as of December 13, 1995 and amended and restated as of December 5, 1996, among Blade Acquisition Corp., Howmet Holdings Corporation, the Borrower, the lenders from time to time party thereto (including the Bank), Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part.

         In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.



         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                     EXHIBIT B-1
                                                                          Page 2





                  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.







                                           HOWMET CORPORATION



                                           By__________________________________
                                             Title:

                                                                     EXHIBIT B-2







                                 REVOLVING NOTE

$_____________                                                New York, New York
                                                              December 5, 1996





         FOR VALUE RECEIVED, HOWMET CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to _______________________ or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of The First National Bank of Chicago (the "Administrative Agent") located at One First National Plaza, Chicago, IL 60670 on the Maturity Date (as defined in the Agreement referred to below) the principal sum of ______________________________________ DOLLARS ($ ) or, if
less, the then unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

         This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of December 13, 1995 and amended and restated as of December 5, 1996, among Blade Acquisition Corp., Howmet Holdings Corporation, the Borrower, the lenders from time to time party thereto (including the Bank), Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this
Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part.

         In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                                                                     EXHIBIT B-2
                                                                          Page 2


                  The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.







                                            HOWMET CORPORATION

                                            By__________________________________
                                              Title:

                                                                     EXHIBIT B-3



                                 SWINGLINE NOTE

$10,000,000                                                   New York, New York
                                                              December 5, 1996

         FOR VALUE RECEIVED, HOWMET CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to THE FIRST NATIONAL BANK OF CHICAGO or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of The First National Bank of Chicago (the "Administrative Agent") located at One First National Plaza, Chicago, IL 60670 on the Swingline Expiry Date (as defined in the Agreement referred to below) the principal sum of TEN MILLION DOLLARS ($10,000,000) or, if less, the then unpaid principal amount of all Swingline Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

         This Note is the Swingline Note referred to in the Credit Agreement, dated as of December 13, 1995 and amended and restated as of December 5, 1996, among Blade Acquisition Corp., Howmet Holdings Corporation, the Borrower, the lenders from time to time party thereto (including the Bank), Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part.

         In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                                                                     EXHIBIT B-3
                                                                          Page 2


         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.



                                                HOWMET CORPORATION


                                                By______________________________
                                                Title:

                                                                       EXHIBIT C




LETTER OF CREDIT REQUEST
No. (1)           Dated   (2)

The First National Bank of Chicago, as Administrative Agent under the Credit Agreement (as amended, modified or supplemented from time to time, the "Credit Agreement"), dated as of December 13, 1995 and amended and restated as of December 5, 1996, among Blade Acquisition Corp., Howmet Holdings Corporation, Howmet Corporation, the Banks from time to time party thereto, Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent, and The First National Bank of Chicago, as Administrative Agent

One First National Plaza
Chicago, Illinois 60670
Attention: _________________________

[Name and Address of applicable Issuing Bank]

Attention: ___________________________

Dear Sirs:

         We hereby request that [name of proposed Issuing Bank], in its individual capacity, issue a [Standby] [Trade] Letter of Credit for the account of the undersigned on

----------
(1)      Letter of Credit Request Number.

(2)      Date of Letter of Credit Request.

                                                                       EXHIBIT C
                                                                          Page 2




(3) (the "Date of Issuance") in the aggregate stated amount of (4). The requested Letter of Credit shall be denominated in (5).

         For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

         The beneficiary of the requested Letter of Credit will be (6), and such Letter of Credit will be in support of (7) and will have a stated expiration date of (8).

                  We hereby certify that:

                  (1) the representations and warranties contained in the Credit Documents will be true and correct in all material respects on the Date of Issuance, both before and after giving effect to the issuance of the Letter of Credit requested hereby (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and


(3) Date of Issuance which shall be at least five Business Days after the date of this Letter of Credit Request (or such shorter period as is acceptable to the respective Issuing Bank).

(4)      Aggregate initial stated amount of Letter of Credit.

(5) Specify Dollars or such other currency which is acceptable to the Issuing Bank.

(6)      Insert name and address of beneficiary.

(7) Insert description of LIC Supportable Indebtedness and describe obligation to which it relates in the case of Standby Letters of Credit and a description of the commercial transaction which is being supported in the case of Trade Letters of Credit.

(8) Insert last date upon which drafts may be presented which may not be later than (i) in the case of Trade Letters of Credit, the earlier of
         (x) the date which occurs 12 months after the Date of Issuance or (y) the Maturity Date or (ii) in the case of Standby Letters of Credit, the earlier of (x) the date which occurs 12 months after the Date of Issuance, or, if any such Standby Letter of Credit is extended for successive periods of up to 12 months, a date not beyond the tenth Business Day prior to the Maturity Date or (y) the Maturity Date.

                                                                       EXHIBIT C
                                                                          Page 3




         (2) no Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or an Event of Default occur.

         Copies of all relevant documentation with respect to the supported transaction are attached hereto.



                                                  HOWMET CORPORATION


                                                  By____________________________
                                                    Title:

                                                                       EXHIBIT D




                        Section 4.04(b)(ii) Certificate



         Reference is hereby made to the Credit Agreement, dated as of December 13, 1995 and amended and restated as of December 5, 1996, among Blade Acquisition Corp., Howmet Holdings Corporation, Howmet Corporation, the Banks party thereto from time to time, Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent, and The First National Bank of Chicago, as Administrative Agent (the "Credit Agreement"). Pursuant to the provisions of Section 4.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in
Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                                  [NAME OF BANK]


                                                  By____________________________
                                                    Title:

EXHIBIT E-1

                         [LETTERHEAD] LATHAM & WATKINS

                               December 5, 1996

TO THE FINANCIAL INSTITUTIONS LISTED ON ATTACHMENT A HERETO

         Re: Credit Agreement dated as of December 13, 1995 and amended and restated as of December 5, 1996 among Blade Acquisition Corp., Howmet Holdings Corporation, Howmet Corporation, the various Banks party thereto from time to time, Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers TrustCompany, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent



Ladies and Gentlemen:

                  We have acted as special counsel to Blade Acquisition Corp., a Delaware corporation ("Holdings"), Howmet Holdings Corporation (f/k/a Pechiney Corporation), a Delaware corporation ("Parent"), Howmet Corporation, a Delaware corporation (the "Borrower"), and the Howmet Subsidiaries (as defined herein) (collectively with Holdings, Parent and the Borrower, the "Howmet Entities") in connection with that certain Credit Agreement dated as of December 13, 1995 and amended and restated as of December 5, 1996 (the "Credit Agreement") among Holdings, Parent, the Borrower, the various banks from time to time party thereto (the "Banks"), Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent. Citicorp USA, Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent.

                  This opinion is rendered to you pursuant to Section 5.03(i) of the Credit Agreement. Capitalized terms defined in the Credit Agreement, used herein and not otherwise defined herein, shall have the meanings given them in the Credit Agreement. In addition, the term "Howmet Subsidiaries" shall mean those Subsidiaries of the Borrower which are listed on Schedule 1 to this opinion. As used in this opinion, the "NYUCC" shall mean the Uniform Commercial Code as now in effect in the State

LATHAM & WATKINS



TO THE FINANCIAL INSTITUTIONS
LISTED ON ATTACHMENT A HERETO
December 5, 1996
Page 2


of New York and the "California UCC" shall mean the Uniform Commercial Code as now in effect in the State of California.

                  As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below, except where a statement is qualified as to knowledge or awareness, in which case we have made no or limited inquiry as specified below. We have examined, among other things, the following:

                  (a)      the Credit Agreement;

                  (b)      the Term Notes;

                  (c)      the Revolving Notes;

                  (d)      the Swingline Note;

                  (e)      the Subsidiaries Guaranty;

                  (f)      the Pledge Agreement;

                  (g)      the Security Agreement;

                  (h) a photocopy of the UCC-1 financing statements naming each Credit Party listed on Schedule 2 to this opinion ("Schedule 2") as debtor and the Collateral Agent as secured party, together with all schedules and exhibits to such financing statements, to be filed in the offices listed on Schedule 2 (collectively, the "Financing Statements");

                  (i)      the amended Mortgages;

                  (j)      the Senior Subordinated Note Documents;

                  (k) the certificate of incorporation and by-laws of each of the Howmet Entities (collectively, the "Governing Documents");

                  (l)      the Receivables Documents;

                  (m) resolutions of each of the Howmet Entities regarding the transactions contemplated by the Operative Documents (as defined below); and

TO THE FINANCIAL INSTITUTIONS
LISTED ON ATTACHMENT A HERETO
December 5, 1996
Page 3


                     (n) such other originalsor copies of such records, documents or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

           The documents described in subsections (a)-(g) above are referred to herein collectively as the "Operative Documents." The documents described in subsections (a)-(i) are referred to herein collectively as the "Loan Documents."

           We have been furnished with, and with your consent have relied upon certificates of officers of the Borrower with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

           We aree opining herein as to the effect on the subject transactions only of the federal laws of the United States, t he internal laws of the States of New York and the General Corporation Law of the State of Delaware, and with respect to our opinionss in paragraphs 9 and 10, the laws of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or laws of any locl agencies within any state.

           Our opinions set forth in paragraph 4 below are based upon our consideration of only those statutes, rules andd regulations that, in our experience, are normally applicable to borrowers and guarantors in secured loan transactions. Whenever a statement herein is qualified by "to the best of our knowledge" or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services in connection with the Loan Documents do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that we have any knowledge of any matteers pertaining to such statement should be drawn from our representation of any of the Howmet Entities.

           Subject to the foregoing and other matters set forth herein, and in reliance thereon, it is our opinion that, as of the date hereof:

           1. Holdings has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware with corporate poer and authority to enter into the Loan Documents to which it is a party and perform its obligations thereunder.

           2. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action of Holdings and the Loan Documents have been duly executed and delivered by Holdings.

LATHAM & WATKINS




TO THE FINANCIAL INSTITUTIONS
LISTED ON ATTACHMENT A HERETO
December 5, 1996
Page 4


                  3. Each of the Operative Documents to which any of the Howmet Entities is a party constitutes a legally valid and binding obligation of such party, enforceable against such party in accordance with its terms.

                  4. The execution and delivery of the Loan Documents by each of the Howmet Entities and the borrowing of the loans and the granting of liens pursuant to the Loan Documents by each of the Howmet Entities do not: (a) violate any federal or New York statute, rule or regulation applicable to any of the Howmet Entities, (including, without limitation, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System), (b) result in the breach of or default under the Receivables Documents or the Senior Subordinated Note Documents, and (c) to the best of our knowledge, require any consents, approvals, authorizations, registrations, declarations or filings by any of the Howmet Entities under any federal or New York statute, rule or regulation applicable to any such party except the filing or recordation of the Financing Statements and other documents necessary to perfect the security interest of the Collateral Agent in the Collateral. The execution and delivery of the Loan Documents by Holdings and the borrowings of the loans and the granting of liens pursuant to the Loan Documents by Holdings will not violate the provisions of the Governing Documents. No opinion is expressed in clauses (a) and (c) of this paragraph 4 as to the application of Section 548 of the federal Bankruptcy Code and comparable provisions of state law or of any antifraud laws.

                  5. None of the Howmet Entities is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  6. None of the Howmet Entities is a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or of a "Subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  7. Assuming that all Indebtedness incurred by the Borrower under the Credit Agreement is incurred as described in Section 5.15 of the Credit Agreement, such Indebtedness shall constitute "Senior Indebtedness" for purposes of the Senior Subordinated Note Indenture.

                  8. The provisions of the Security Agreement in effect prior to the Restatement Effective Date created a valid security interest in favor of the Collateral Agent for the benefit of the Secured Creditors (as defined in the Security Agreement) in that portion of the collateral described in the Security Agreement that is subject to Article 9 of the NYUCC (the "Collateral") as security for the payment, to the extent set forth therein, of all obligations of the Company to the Banks under the Operative Documents and the amendment and restatement of each of the Credit Agreement and the Security Agreement will not impair the validity of such security interests.

                  9. The Financing Statements are in appropriate form for filing in the offices listed on Schedule 2 to this opinion. Upon the proper filing of the Financing Statements in such offices, the security interest in favor of the Collateral Agent for the benefit of the Secured Creditors (as defined in the Security Agreement) in the Collateral described in the Financing Statements will be perfected to the

LATHAM & WATKINS




TO THE FINANCIAL INSTITUTIONS
LISTED ON ATTACHMENT A HERETO
December 5, 1996
Page 5


extent a security interest in such Collateral can be perfected by filing a financing statement under the provisions of the NYUCC and the California UCC.

                  10. Assuming that the security interests in the Collateral were duly and validly perfected immediately prior to the Restatement Effective Date, no additional filings in the state of California are required to perfect such security interests under the California UCC as a result of the amendment and restatement of each of the Credit Agreement and the Security Agreement.

                  The opinions expressed in paragraph 3 do not include any opinions with respect to the perfection or priority of any security interest or lien. The opinions expressed in paragraph 3 and our opinions expressed in paragraphs 8, 9 and 10 as to the creation, validity and perfection of the security interests and liens referred to therein are further subject to the following limitations, qualifications and exceptions:

                        (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors;

                        (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;

                        (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

                        (d) the unenforceability of any provision requiring the payment of attorney's fees, except to the extent that a court determines such fees to be reasonable.

                  Our opinions in paragraphs 8, 9 and 10 are also subject to the following assumptions, exceptions, limitations and qualifications:

                  (i) we express no opinion as to the priority of any security interest or lien;

                  (ii) we express no opinion as to the creation, validity or perfection of any security interest that is not governed by, or that is excluded from coverage by, Article 9 of the NYUCC or the California UCC;

                  (iii) we have assumed that the applicable Howmet Entity has "rights" in the Collateral and that "value" has been given as contemplated by
Section 9-203 of the NYUCC or Section 9203 of the California UCC;

LATHAM & WATKINS




TO THE FINANCIAL INSTITUTIONS
LISTED ON ATTACHMENT A HERETO
December 5, 1996
Page 6


                  (iv) we have assumed that none of the Collateral consists of consumer goods, crops growing or to be grown, timber to be cut, minerals or the like (including oil and gas) or accounts resulting from the sale of minerals or the like at the wellhead or the minehead, beneficial interests in a decedent's estate, items which are subject to a statute or treaty of the United States which provides for a national or international registration or a national or international certificate of title or which specifies a place of filing different from that specified in the NYUCC or the California UCC for filing of the security interest, or any other items excluded from the coverage of Section 9-104 of the NYUCC or Section 9104 of the California UCC;

                  (v) we call your attention to the fact that the perfection of a security interest in "proceeds" (as defined in the NYUCC and California UCC) of collateral is governed and restricted by Section 9-306 of the NYUCC and
Section 9306 of the California UCC;

                  (vi) we note that the law is not well developed with respect to the specificity of description necessary to create a valid security interest in personal property. To ensure that a sufficient description has been provided, the personal property intended to be subject to the security interest should be identified by serial, account or other identification numbers or by some other method of specific identification. However, the more general description of the personal property used in the Security Agreement and in the Financing Statements to be filed in connection therewith is consistent with that commonly used by major lenders in New York and, although the matter is not free from doubt, in our opinion should be held by courts in New York to be sufficient to create a security interest in the personal property described therein; however, we express no opinion as to whether the phrase "all personal property" or similarly general phrases would be held to describe any particular item or items of collateral;

                  (vii) we call to your attention the fact that under the NYUCC and the California UCC, with certain limited exceptions, the effectiveness of the Financing Statements will lapse five (5) years after the date of filing thereof and your security interest will become unperfected, unless a continuation statement is filed within six (6) months prior to the end of such five-year period. We also call to your attention the fact that perfection of security interests under the NYUCC or the California UCC in any of the Collateral will be terminated as to any Collateral acquired by the applicable Howmet Entity more than four (4) months after the applicable Howmet Entity changes its name, identity, address or corporate structure to such an extent as to make the Financing Statements seriously misleading, unless a new appropriate financing statement or an appropriate amendment to each of the Financing Statements indicating the new name, identity or corporate structure of the applicable Howmet Entity, is properly filed before the expiration of four (4) months after such change; and

                  (viii) we call to your attention the fact that the security interests in the Collateral owned by Howmet Refurbishment, Inc., a Delaware corporation ("Howmet Refurbishment") were not duly perfected prior to the Restatement Effective Date and therefore, our opinion in paragraph 10 does not apply to any security interests in the Collateral owned by Howmet Refurbishment.

LATHAM & WATKINS




TO THE FINANCIAL INSTITUTIONS
LISTED ON ATTACHMENT A HERETO
December 5, 1996
Page 7


                  To the extent that the obligations of any of the Howmet Entities may be dependent upon such matters, we have also assumed for purposes of this opinion: all parties to the Loan Documents other than Holdings are duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation; all parties to the Loan Documents other than Holdings have the requisite corporate power and authority to execute and deliver the Loan Documents and to perform their respective obligations under the Loan Documents to which they are a party; the Loan Documents to which such parties other than Holdings are a party have been duly authorized, executed and delivered by such parties; and the Loan Documents constitute the legally valid and binding obligations of all parties to the Loan Documents other than the Howmet Entities, enforceable against each such party in accordance with their terms. We express no opinion as to compliance by any parties to the Loan Documents with any state or federal laws or regulations applicable to the subject transactions because of the nature of their business.

                  This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person or entity for any purpose, without our prior written consent. At your request, we hereby consent to reliance hereon by any future participants or assigns of all or any part of your interests in the Credit Agreement that are Eligible Transferees as expressly permitted by Section
13.04 of the Credit Agreement; provided that this opinion speaks only as of the date hereof and to its addressees and that we have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressees, or to take into account changes in law. facts or any other development of which we may later become aware.

                                    Very truly yours,




                                    /s/ LATHAM & WAKINS

LATHAM & WATKINS




                                  Attachment A
                                  ------------

Bankers Trust Company
130 Liberty Street
New York, New York 10006

The First National Bank of Chicago
One First National Plaza, Suite 0362
Chicago, IL 60670

Citicorp USA, Inc.
399 Park Avenue, 6th Floor
New York, New York 10043

Credit Lyonnais New York Branch
1301 Avenue of the Americas
New York, New York 10019

Fleet National Bank
One Federal Street, MSN-MA-OF-0308
Boston, MA 02211

Bank of America, Illinois
555 South Flower Street, 11th Floor
Suite 5618
Los Angeles, California 90071

The Bank of Nova Scotia
One Liberty Plaza
New York, New York 10006

The Bank of New York
One Wall Street, 22nd Floor
New York, New York 10286

The Fuji Bank Limited, Los Angeles Agency
333 South Hope Street, Suite 3900
Los Angeles, CA 90071

The Sakura Bank, Limited, Los Angeles Agency
515 South Figueroa Street, Suite 400
Los Angeles, CA 90071

Mellon Bank, N.A.
300 South Grand Avenue, Suite 3800
Los Angeles, CA 90071

LATHAM & WATKINS




Banque Nationale de Paris
180 Montgomery Street
San Francisco, CA 94104

Credit Suisse
633 West 5th Street - 64th Floor
Los Angeles, CA 90071

ABN Amro Bank N.V.
101 California Street, Suite 4550
San Francisco, CA 94111

Bank of Montreal
430 Park Avenue, 14th Floor
New York, New York 10022

Dresdner Bank AG, New York Branch
and Grand Cayman Branch
75 Wall Street, 29th Floor
New York, New York 10005

LATHAM & WATKINS




                                   Schedule 1
                                   ----------

                               HOWMET SUBSIDIARIES

Howmet Management Services, Inc.

Howmet-Tempcraft, Inc.

Howmet Transport Services, Inc.

Howmet Sales, Inc.

Howmet Refurbishment Inc.

Turbine Components Corporation

Howmet Cercast (USA), Inc.

Howmet Thermatech Canada, Inc.

LATHAM & WATKINS




                                   Schedule 2
                                   ----------

Debtor                              State                     Office
------                              -----                     ------

Howmet Corporation                  NY                        Secretary of State

Howmet Corporation                  NY                        Nassau County

Howmet Refurbishment, Inc.          NY                        Secretary of State

Howmet Refurbishment, Inc.          NY                        Rockland County

Howmet Refurbishment, Inc.          CA                        Secretary of State

                                                                     EXHIBIT E-2
                                                                     -----------

[LOGO] HOWMET CORPORATION
--------------------------------------------------------------------------------

475 Steamboat Road
Greenwich, CT 06836-1960
Tel. 203/661-4600


ROLAND A. PAUL
Vice President and
General Counsel






                                December 5, 1996









TO THE FINANCIAL INSTITUTIONS LISTED ON ATTACHMENT A HERETO

Re:      Amended and Restated Credit Agreement dated as of
         December 5, 1996 among Blade Acquisition Corp.,
         Howmet Holdings Corporation, Howmet Corporation, the Banks party thereto from time to time, Bankers
         Trust Company, Citicorp USA, Inc. and The First
         National Bank of Chicago, as Managing Agents,
         Bankers Trust Company, as Syndication Agent,
         Citicorp USA, Inc., as Documentation Agent and The
         First National Bank of Chicago, as Administrative
         Agent

Ladies and Gentlemen:

I am furnishing this opinion to you in my capacity as General Counsel for Howmet Holdings Corporation ("Parent"), Howmet Corporation (the "Company") and the Howmet Subsidiaries (as defined herein) (collectively with the Parent and the Company, the "Howmet Entities") in connection with that certain Amended and Restated Credit Agreement dated as of December 5, 1996 (the "Amended Credit Agreement") among Blade Acquisition

Corp., Howmet Holdings Corporation, and Howmet Corporation, various banks from time to time party thereto (the "Banks"), Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent (the "Administrative Agent").

         This opinion is rendered to you pursuant to Section 5.03 of the Credit Agreement. Capitalized terms defined in the Credit Agreement, used herein and not otherwise defined herein, shall have the meanings given them in the Credit Agreement. In addition, the term "Howmet Subsidiaries" shall mean those Subsidiaries of the Company which are listed on Schedule 1 to this opinion.

         As such counsel, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of rendering the opinions expressed below, except where a statement is qualified as to knowledge or awareness, in which case I have made no or limited inquiry as specified below. I have examined, among other things, the following:

                  (a) the Amended Credit Agreement;

                  (b) the Term Note;

                  (c) the Revolving Note;

                  (d) the Swingline Note;

                  (e) the Subsidiary Guaranty;

                  (f) the Pledge Agreement;

                  (g) the Security Agreement;

                  (h) the Mortgage Amendments

                  (i) the Certificate of Incorporation and Bylaws of each of the Howmet Entities (the "Governing Documents");

To the Financial Institutions
Listed on Attachment A Hereto
December 5, 1996



                  (j) resolutions regarding the above-referenced transactions of each of the Howmet Entities; and

                  (k) such other originals or copies of such records, documents or other instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below.

         The documents described in subsections (a)-(k) above are referred to herein collectively as the "Loan Documents."

         I have obtained and relied upon such certificates and assurances from public officials and corporate officers as I have deemed necessary.

         I am opining herein as to the effect on the subject transactions only of the federal laws of the United States, the internal laws of the States of New York and Connecticut, and the General Corporation Law of the State of Delaware, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or laws of any other local agencies within any state.

         My opinions set forth in paragraph 3 below are based upon my consideration of only those statutes, rules and regulations which, in my experience, are normally applicable to borrowers and guarantors in secured loan transactions. Whenever a statement herein is qualified by "to the best of my knowledge" or a similar phrase, it is intended to indicate that I have no current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, I have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that I have any

To the Financial Institutions
Listed on Attachment A Hereto
December 5, 1996


knowledge of any matters pertaining to such statement should be drawn from my representation of the Howmet Entities.

         Subject to the foregoing and other matters set forth herein, and in reliance thereon, it is my opinion that, as of the date hereof:

         1. Each of the Parent, the Company and the Howmet Subsidiaries has been duly incorporated and is validly existing and in good standing under the laws of its state of incorporation with corporate power and authority to enter into the Loan Documents to which it is a party and perform its obligations thereunder. Based solely on certificates from public officials, I confirm that the Parent, the Company and the Howmet Subsidiaries are qualified to do business in the states identified on Schedule 2 to this opinion.

         2. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action of each of the Parent, the Company and the Howmet Subsidiaries, and the Loan Documents have been duly executed and delivered by each of the Parent, the Company and the Howmet Subsidiaries.

         3. The execution and delivery of the Loan Documents by each of the Parent, the Company and the Howmet Subsidiaries, the borrowing of the loans and the granting of liens pursuant to the Loan Documents by the Parent, the Company and the Howmet Subsidiaries do not: (a) violate the provisions of any of the Governing Documents or (b) result in the breach of or a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material properties or assets or any of the Howmet Entities pursuant to the terms of, any of the indentures, notes, loan agreements or other agreements relating to the incurrence of Indebtedness for borrowed money by

To the Financial Institutions
Listed on Attachment A Hereto
December 5, 1996


the Howmet Entities, or any other material agreements or instruments to which one or more of the Howmet Entities are parties (the "Material Agreements"); or
(d) to my knowledge, conflict with or result in any breach of any applicable writ, injunction or decree of any court or governmental body.

         4. On the date hereof and after giving effect to the Transaction, the authorized common stock of the Parent shall consist of 1,000 shares, of which 10 shares are issued and outstanding and have been delivered to the Collateral Agent pursuant to the Pledge Agreement. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and have been issued free of preemptive rights. To the best of my knowledge, the Parent does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

         5. On the date hereof and after giving effect to the Transaction, the authorized common stock of the Company shall consist of 1,000 shares, of which 10 shares are issued and outstanding and have been delivered to the Collateral Agent pursuant to the Pledge Agreement. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and have been issued free of preemptive rights. To the best of my knowledge, the Company does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

To the Financial Institutions
Listed on Attachment A Hereto
December 5, 1996


         6. Annex A to the Pledge Agreement sets forth the number of shares of each Howmet Subsidiary that are issued and held by the respective shareholders indicated on that annex. Such shares have been duly and validly issued, are fully paid and nonassessable and, to the best of my knowledge, have been issued free of preemptive rights. Such shares, to the extent required by the Credit Agreement, have been delivered to the Collateral Agent pursuant to the Pledge Agreement, except that 1,623,947 shares of the stock of Howmet, S.A. are in the process of being delivered to the Collateral Agent.

         7. To my knowledge, there are no actions, suits or proceedings pending against any of the Howmet Entities which could reasonably be expected to have a material adverse effect on the business, operations (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

         Without limiting the generality of the foregoing, the opinions expressed above are subject to the following limitations, exceptions and assumptions:

         In rendering the opinions expressed in paragraph 3 insofar as they require interpretation of the Material Agreements (i) I have assumed with your permission that all courts of competent jurisdiction would enforce such agreements as written but would apply the internal laws of the State of New York without giving effect to any choice of law provisions contained therein or any choice of law principles which would result in application of the internal laws of any other state, and (ii) to the extent that any questions of legality or legal construction have arisen in connection with my review, I have applied the laws of the State of New York in resolving such questions and (iii) I express no opinion with respect to the effect of any action or inaction by any of the Parent, the Company or the Howmet Subsidiaries under the Loan Documents or the Material Agreements which may result in a breach or default under any Material

To the Financial Institutions
Listed on Attachment A Hereto
December 5, 1996


Agreement. I advise you that certain of the Material Agreements may be governed by other laws, that such laws may vary substantially from the law assumed to govern for purposes of this opinion, and that this opinion may not be relied upon as to whether or not a breach or default would occur under the law actually governing such Material Agreements.

         To the extent that the obligations of the Parent, the Company and the Howmet Subsidiaries, as applicable, may be dependent upon such matters, I assume for purposes of this opinion that: all parties to the Loan Documents other than the Howmet Entities are duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation; all parties to the Loan Documents other than the Parent, the Company and the Howmet Entities have the requisite corporate power and authority to execute and deliver the Loan Documents and to perform their respective obligations under the Loan Documents to which they are a party; and the Loan Documents to which such parties other than the Howmet Entities are a party have been duly authorized, executed and delivered by such parties and constitute their legally valid and binding obligations, enforceable against them in accordance with their terms. I express no opinion as to compliance by any parties to the Loan Documents with any state or federal laws or regulations applicable to the subject transactions because of the nature of their business.

To the Financial Institutions
Listed on Attachment A Hereto
December 5, 1996



         This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without my prior written consent.


                                    Very truly yours,




                                    /s/ Roland Paul

                                   Schedule 1
                                   ----------

                               Howmet Subsidiaries

Name                                        Jurisdiction of Incorporation
----                                        -----------------------------

Howmet Management Services Inc.                      Delaware

Howmet-Tempcraft Inc.                                Ohio

Howmet Transport Services Inc.                       Delaware

Howmet Sales, Inc.                                   Delaware

Howmet Refurbishment Inc.                            Delaware

Turbine Components Corporation                       Connecticut

Howmet Cercast (USA), Inc.                           Delaware

Howmet Thermatech Canada, Inc.                       Delaware

                                   Schedule 2
                                   ----------

                              STATE QUALIFICATIONS
                              --------------------

Company                                                       State
-------                                                       -----

Howmet Holdings Corporation                                   Delaware
                                                              Connecticut
                                                              Texas
                                                              Oklahoma

Howmet Cercast (U.S.A.), Inc.                                 Delaware
                                                              California
                                                              Pennsylvania
                                                              Texas

Howmet Corporation                                            Delaware
                                                              Connecticut
                                                              Indiana
                                                              Michigan
                                                              Nevada
                                                              New Jersey
                                                              Oklahoma
                                                              Tennessee
                                                              Texas
                                                              Virginia

Howmet Insurance Company, Inc.                                Vermont

Howmet Management Services, Inc.                              Delaware

Howmet Refurbishment, Inc.                                    Delaware
                                                              Oklahoma
                                                              Texas
                                                              Michigan
                                                              Connecticut

Howmet Sales, Inc.                                            Delaware
                                                              Connecticut
                                                              Florida
                                                              Ohio

Howmet-Tempcraft, Inc.                                        Ohio

Howmet Thermatech (Canada), Inc.                              Delaware

Howmet Transport Services, Inc.                               Delaware
                                                              Connecticut
                                                              Indiana
                                                              New Jersey

Turbine Components Corporation                                Connecticut

                                  Attachment A
                                  ------------

Bankers Trust Company
130 Liberty Street
New York, New York 10006

The First National Bank of Chicago
One First National Plaza, Suite 0362
Chicago, IL 60670

Citicorp USA, Inc.
399 Park Avenue, 6th Floor
New York, New York 10043

Credit Lyonnais New York Branch
1301 Avenue of the Americas
New York, New York 10019

Fleet National Bank
One Federal Street, MSN-MA-OF-0308
Boston, MA 02211

Bank of America, Illinois
555 South Flower Street, 11th Floor
Suite 5618
Los Angeles, California 90071

The Bank of Nova Scotia
One Liberty Plaza
New York, New York 10006

The Bank of New York
One Wall Street, 22nd Floor
New York, New York 10286

The Fuji Bank Limited, Los Angeles Agency
333 South Hope Street, Suite 3900
Los Angeles, CA 90071

The Sakura Bank, Limited, Los Angeles Agency
515 South Figueroa Street, Suite 400
Los Angeles, CA 90071

Mellon Bank, N.A.
300 South Grand Avenue, Suite 3800
Los Angeles, CA 90071

Banque Nationale de Paris
180 Montgomery Street
San Francisco, CA 94104

Credit Suisse
633 West 5th Street - 64th Floor
Los Angeles, CA 90071

ABN Amro Bank N.V.
101 California Street, Suite 4550
San Francisco, CA 94111

Bank of Montreal
430 Park Avenue, 14th Floor
New York, New York 10022

Dresdner Bank AG, New York Branch
and Grand Cayman Branch
75 Wall Street, 29th Floor
New York, New York 10005

                                                                       EXHIBIT F
                                                                       ---------




                   AMENDED AND RESTATED SUBSIDIARIES GUARANTY


         GUARANTY, dated as of December 13, 1995 as amended and restated as of December 5, 1996 (as amended, modified or supplemented from time to time, this "Guaranty"), made by each of the undersigned (each, a "Guarantor" and, together with any other entity that becomes a party hereto pursuant to Section 24 hereof, the "Guarantors"), to THE FIRST NATIONAL BANK OF CHICAGO, as Collateral Agent, for the benefit of the Creditors (as defined below). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                              W I T N E S S E T H :


         WHEREAS, Blade Acquisition Corp. ("Holdings"), Howmet Holdings Corporation (f/k/a Pechiney Corporation) ("Parent"), Howmet Corporation (the "Borrower"), various lenders party thereto from time to time (the "Banks"), Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent"), have entered into a Credit Agreement, dated as of December 13, 1995 and amended and restated as of the date hereof (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower, all as contemplated therein (the Banks, the Managing Agents, the Syndication Agent, the Documentation Agent and the Administrative Agent are herein called the "Bank Creditors");

         WHEREAS, the Borrower may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors, the "Creditors");

         WHEREAS, each Guarantor is a Subsidiary of the Borrower;

                                                                       EXHIBIT F
                                                                          Page 2




         WHEREAS, the Guarantors have heretofore entered into a Subsidiaries Guaranty, dated as of December 13, 1995 (as amended, modified or supplemented prior to the date hereof, the "Original Guaranty");

         WHEREAS, it is a condition to the making of Loans and issuing of Letters of Credit under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

         WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans by the Borrower and the issuance of Letters of Credit pursuant to the Credit Agreement and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, desires to execute this Guaranty in order to (i) satisfy the conditions described in the preceding paragraph, (ii) induce (x) the Banks to make Loans and issue Letters of Credit to the Borrower and (y) the Other Creditors to enter into Interest Rate Protection Agreements or Other Hedging Agreements with the Borrower and (iii) amend and restate the Original Guaranty;


         NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Creditors and hereby covenants and agrees with each Creditor as follows:

         1. Each Guarantor, jointly and severally, irrevocably and unconditionally guarantees: (i) to the Bank Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower to the Bank Creditors under the Credit Agreement (including, without limitation, indemnities, Fees and interest thereon) and the other Credit Documents to which the Borrower is a party, whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any such other Credit Document and the due performance and compliance with the terms of the Credit Documents by the Borrower (all such principal, interest, liabilities and obligations under this clause (i), except to the extent consisting of obligations or liabilities with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Credit Document Obligations"); and (ii) to each Other Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower to one or more Other Creditors under any Interest

                                                                       EXHIBIT F
                                                                          Page 3




Rate Protection Agreements or Other Hedging Agreements, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all terms, conditions and agreements contained therein (all such obligations and liabilities being herein collectively called the "Other Obligations", and together with the Credit Document Obligations are herein collectively called the "Guaranteed Obligations"), provided that the maximum amount payable by each Guarantor hereunder shall at no time exceed the Maximum Amount (as hereinafter defined) of such Guarantor. As used herein, "Maximum Amount" of any Guarantor means an amount equal to 95% of the amount by which (i) the present fair saleable value of such Guarantor's assets exceeds (ii) the total liabilities of such Guarantor (including the maximum amount reasonably expected to come due in respect of contingent liabilities, other than contingent liabilities of such Guarantor hereunder). Subject to the proviso in the second preceding sentence, each Guarantor understands, agrees and confirms that this Guaranty is a guarantee of payment and not of collection, and that the Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, the Borrower, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

         2. Additionally, but subject to the proviso to the first sentence of
Section 1 hereof, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Obligations of the Borrower to the Creditors whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section
10.05 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Creditors, or order, on demand, in lawful money of the United States.

         3. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, (1))any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, (e) any payment made to any Creditor on the Guaranteed Obligations which any Creditor repays the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Creditors as contemplated in Section 6 hereof, or (g) any invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations or of any security therefor.

                                                                       EXHIBIT F
                                                                          Page 4




         4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower and whether or not any other Guarantor, any other guarantor of the Borrower or the Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Guarantor.

         5. Each Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Creditor against, and any other notice to, any party liable thereon (including such Guarantor or any other guarantor or the Borrower).

         6. Any Creditor may (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

                  (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                  (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

                  (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

                  (d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or

                                                                       EXHIBIT F
                                                                          Page 5




         any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower;

                  (e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Creditors regardless of what liabilities of the Borrower remain unpaid;

                  (f) consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of such other instruments or agreements;

                  (g) act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty; and/or

                  (h) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors.

         7. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

         8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Creditor to inquire into the capacity or powers of the Borrower or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its

                                                                       EXHIBIT F
                                                                          Page 6




behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         9. Any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Borrower to the Creditors; and such indebtedness of the Borrower to any Guarantor, if the Administrative Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Creditors and be paid over to the Creditors on account of the indebtedness of the Borrower to the Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

         10. (a) Each Guarantor waives any right (except as shall be required by applicable statute or law and cannot be waived) to require the Creditors to: (i) proceed against the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party; or (iii) pursue any other remedy in the Creditors' power whatsoever. Each Guarantor waives (to the fullest extent permitted by applicable law) any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. Each Guarantor waives any defense arising out of any such election by the Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other party or any security.

                                                                       EXHIBIT F
                                                                          Page 7




         (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

         11. The Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Banks (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of they outstanding Other Obligations) and that no other Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Creditors upon the terms of this Guaranty and the Security Documents. The Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, or stockholder of any Guarantor (except to the extent such stockholder is also a Guarantor hereunder).

         12. In order to induce the Banks to make Loans and issue Letters of Credit pursuant to the Credit Agreement, and in order to induce the Other Creditors to execute, deliver and perform the Interest Rate Protection Agreements or Other Hedging Agreements, each Guarantor represents, warrants and covenants that:

                  (a) Such Guarantor (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or Holdings and its Subsidiaries taken as a whole.

                                                                       EXHIBIT F
                                                                          Page 8




                  (b) Such Guarantor has the corporate power and authority to execute, deliver and perform the terms and provisions of this Guaranty and each other Credit Document to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each such Credit Document. Such Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party, and each such Credit Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms.

                  (c) Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents or the Receivables Documents) upon any of the property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement, or any other material agreement or other instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or
         (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Guarantor or any of its Subsidiaries.

                  (d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty or any other Credit Document to which such Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Credit Document to which such Guarantor is a party.

                  (e) There are no actions, suits or proceedings (private or governmental) pending or threatened (i) with respect to any Credit Documents to which such Guarantor is a party or (ii) with respect to such Guarantor that could reasonably be expected to materially and adversely affect (a) the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, Parent, the Borrower, Howmet Cercast (U.S.A.), Howmet Cercast (Canada), the Intellectual Property Subsidiary or any such Person and its Subsidiaries taken as a

                                                                       EXHIBIT F
                                                                          Page 9




         whole or (b) the rights or remedies of the Creditors or on the ability of such Guarantor to perform its respective obligations to the Creditors hereunder and under the other Credit Documents to which it is a party.

         13. Each Guarantor covenants and agrees that on and after the date hereof and until the termination of the Total Commitments and all Interest Rate Protection Agreements or Other Hedging Agreements and when no Note or Letter of Credit remains outstanding and all Guaranteed Obligations have been paid in full, such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 8 or 9 of the Credit Agreement, and so that no Default or Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

         14. The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of each Creditor in connection with the enforcement of this Guaranty and any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) employed by any of the Creditors).

         15. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby and either (x) the Required Banks (or to the extent required by Section 13.12 of the Credit Agreement, with the written consent of each Bank) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full; provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Creditors (and not all Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such Class of Creditors (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released). For the purpose of this Guaranty the term "Class" shall mean each class of Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Guaranty, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Banks (or to the extent required by Section
13.12 of the Credit Agreement, each Bank) and (y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.

                                                                       EXHIBIT F
                                                                         Page 10




         16. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and Interest Rate Protection Agreements or Other Hedging Agreements has been made available to its principal executive officers and such officers are familiar with the contents thereof.

         17. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any "Event of Default" as defined in the Credit Agreement or any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement continuing after any applicable grace period), each Creditor is hereby authorized at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Creditor under this Guaranty, irrespective of whether or not such Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Each Creditor acknowledges and agrees that the provisions set forth in this Section 17 are subject to the sharing provisions set forth in Section 13.06 of the Credit Agreement.

         18. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at
(i) in the case of any Bank Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, at its address set forth opposite its signature below and (iii) in the case of any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Guarantor; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

         19. If claim is ever made upon any Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected in good faith by such payee with any such claimant (including the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so

                                                                       EXHIBIT F
                                                                         Page 11




repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

         20. (A) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which any Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019 as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Guarantor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Administrative Agent. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of' any of the Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

         (B) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in clause (A) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (C) EACH GUARANTOR AND EACH CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                                                                       EXHIBIT F
                                                                         Page 12




         21. In the event that all of the capital stock of one or more Guarantors is sold or otherwise disposed of (except to Holdings or any of its Subsidiaries) or liquidated in compliance with the requirements of Section 9.02 of the Credit Agreement (or such sale or other disposition or liquidation has been approved in writing by the Required Banks) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or partnership interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section
21).

         22. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

         23. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense, and on the same basis as payments are mad e by the Borrower under Sections 4.03 and 4.04 of the Credit Agreement.

         24. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement shall automatically become a Guarantor hereunder by executing a counterpart hereof and delivering the same to the Administrative Agent.

         25. Upon the execution and delivery of this Guaranty by the parties hereto, the Original Guaranty shall be amended and restated in its entirety by this Agreement, effective as of the date hereof, with all rights, obligations and security interests created under or granted pursuant to the Original Guaranty continuing from the date thereof.

                                  *     *     *

         IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.


Address:                                        HOWMET MANAGEMENT
                                                  SERVICES, INC., as a Guarantor
475 Steamboat Road
Greenwich, CT 06830
Attention: Mr. Roland A. Paul                   By______________________________
Telephone No.: (203) 625-8770                      Title:
Facsimile No.: (203) 625-8771


Address:                                        HOWMET THERMATECH CANADA,
                                                  INC., as a Guarantor
475 Steamboat Road
Greenwich, CT 06830
Attention: Mr. Roland A. Paul                   By______________________________
Telephone No.: (203) 625-8770                      Title
Facsimile No.: (203) 625-8771


Address:                                        HOWMET-TEMPCRAFT, INC.,
                                                  as a Guarantor
475 Steamboat Road
Greenwich, CT
Attention: Mr. Roland A. Paul
Telephone No.: (203) 625-8770                   By______________________________
Facsimile No.: (203) 625-8771                      Title:


Address:                                        HOWMET TRANSPORT SERVICES,
                                                  INC., as a Guarantor
475 Steamboat Road
Greenwich, CT 06830
Attention: Mr. Roland A. Paul
Telephone No.: (203) 625-8770                   By______________________________
Facsimile No.: (203) 625-8771                      Title

Address:                                        HOWMET SALES, INC.,
                                                  as a Guarantor
475 Steamboat Road
Greenwich, CT 06830
Attention: Mr. Roland A. Paul                   By______________________________
Telephone No.: (203) 625-8770                      Title:
Facsimile No.: (203) 625-8771


Address:                                        HOWMET REFURBISHMENT, INC.,
                                                  as a Guarantor
475 Steamboat Road
Greenwich, CT 06830
Attention: Mr. Roland A. Paul                   By______________________________
Telephone No.: (203) 625-8770                      Title:
Facsimile No.: (203) 625-8771


Address:                                        TURBINE COMPONENTS CORPORA-
                                                   TION, as a Guarantor
475 Steamboat Road
Greenwich, CT 06830
Attention: Mr. Roland A. Paul                   By______________________________
Telephone No.: (203) 625-8770                      Title:
Facsimile No.: (203) 625-8771


Address:                                        HOWMET CERCAST (USA), INC.,
                                                  as a Guarantor
475 Steamboat Road
Greenwich, CT 06830
Attention: Mr. Roland A. Paul                   By______________________________
Telephone No.: (203) 625-8776                      Title:
Facsimile No.: (203) 625-8771

Accepted and Agreed to:

THE FIRST NATIONAL BANK OF
  CHICAGO, as Administrative
  Agent and Collateral Agent


By______________________________
   Title:

                                                                       EXHIBIT G
                                                                       ---------




                     AMENDED AND RESTATED PLEDGE AGREEMENT



         PLEDGE AGREEMENT, dated as of December 13, 1995 and amended and restated as of December 5, 1996 (as amended, modified or supplemented from time to time, this "Agreement") made by each of the undersigned (each a "Pledgor" and, together with any other entity that becomes a party hereto pursuant to
Section 23 hereof, the "Pledgors"), to THE FIRST NATIONAL BANK OF CHICAGO, as Collateral Agent (the "Pledgee"), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                             W I T N E S S E T H :


         WHEREAS, Blade Acquisition Corp., Howmet Holdings Corporation (f/k/a Pechiney Corporation), Howmet Corporation (the "Borrower"), various lenders from time to time party thereto (the "Banks"), Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents (the "Managing Agents"), Bankers Trust Company, as Syndication Agent (the "Syndication Agent"), Citicorp USA, Inc., as Documentation Agent (the "Documentation Agent"), and The First National Bank of Chicago, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent"), have entered into a Credit Agreement, dated as of December 13, 1995 and amended and restated as of the date hereof (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or restructuring the Indebtedness under such agreement or any successor agreements) (the Banks, the Managing Agents, the Syndication Agent, the Documentation Agent, the Administrative Agent and the Pledgee are herein called the "Bank Creditors");

                                                                       EXHIBIT G
                                                                          Page 2




         WHEREAS, the Borrower may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors, the "Secured Creditors");

         WHEREAS, pursuant to the Parent Guaranty, each Parent Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all the Guaranteed Obligations as described therein;

         WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein;

         WHEREAS, the Pledgors have heretofore entered into a Pledge Agreement, dated as of December 13, 1995 (as amended, modified or supplemented prior to the date hereof, the "Original Pledge Agreement");

         WHEREAS, it is a condition to the making of Loans and the issuance of Letters of Credit under the Credit Agreement that each Pledgor shall have executed and delivered this Agreement; and

         WHEREAS, each Pledgor will obtain benefits from the incurrence of Loans and the issuance of Letters of Credit under the Credit Agreement and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, each Pledgor desires to enter into this Agreement in order to
(I) satisfy the conditions described in the preceding paragraph and (ii) amend and restate the Original Pledge Agreement;

         NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

         1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

                  (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) of such Pledgor to the Bank Creditors, whether now

                                                                       EXHIBIT G
                                                                          Page 3




existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents to which such Pledgor is a party (including without limitation (x) in the case of the Borrower, all such obligations and indebtedness of the Borrower under the Credit Agreement and (y) in the case of each other Pledgor, all such obligations and indebtedness under the Guaranty to which such Pledgor is a party) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and such other Credit Documents (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Credit Document Obligations");

         (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) owing by such Pledgor to the Other Creditors under, or with respect to, any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained therein (all such obligations and liabilities described in this clause (ii) being herein collectively called the "Other Obligations");

         (iii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral (to the extent provided for in the Credit Documents);

         (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Pledgor referred to in clauses (i), (ii) and (iii) above, after an Event of Default (as such term is defined in the Security Agreement) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

         (v) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement.

All such obligations, liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 1 being herein collectively called the "Obligations,"it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above,

                                                                       EXHIBIT G
                                                                          Page 4




whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

         2. DEFINITION OF STOCK, NOTES, SECURITIES, ETC. As used herein: (i) the term "Stock" shall mean (x) with respect to corporations incorporated under the laws of the United States or any State or territory thereof (each a "Domestic Corporation"), all of the issued and outstanding shares of capital stock of any Domestic Corporation at any time owned by each Pledgor and (y) with respect to corporations not Domestic Corporations (each a "Foreign Corporation"), all of the issued and outstanding shares of capital stock at any time owned by any Pledgor of any Foreign Corporation, provided that, subject to Section 8.16 of the Credit Agreement, such Pledgor shall not be required to pledge hereunder, and nothing herein shall be deemed to constitute a pledge hereunder of, more than 65% of the total combined voting power of all classes of capital stock of any Foreign Corporation entitled to vote; (ii) the term "Notes" shall mean all promissory notes from time to time issued to, or held by, each Pledgor, provided, that, except as provided in the last sentence of this Section 2, no Pledgor shall be required to pledge hereunder, and nothing herein shall be deemed to constitute a pledge hereunder of, any promissory notes issued to such Pledgor (A) by any direct or indirect Subsidiary of the Borrower which is a Foreign Corporation or (B) by any employee of the Borrower issued in the ordinary course of business so long as not more than $600,000 of such employee loans are outstanding at any one time; provided, however, if more than $600,000 of such employee loans are outstanding, Pledgor shall deliver to Pledgee all notes representing such loans, except up to $100,000 in notes of $25,000 or less; and (iii) the term "Securities" shall mean all of the Stock and Notes. Each Pledgor represents and warrants that on the date hereof (i) each Subsidiary of such Pledgor, and the direct ownership thereof, is listed in Annex A hereto;
(ii) the Stock held by such Pledgor consists of the number and type of shares of the stock of the corporations as described in Annex A hereto; (iii) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex A hereto; (iv) the Notes held by such Pledgor consist of the promissory notes described in Annex B hereto where such Pledgor is listed as the Lender; and (v) on the date hereof, such Pledgor owns no other Securities.

         3. PLEDGE OF SECURITIES, ETC.

         3.1. Pledge. To secure the Obligations of such Pledgor and for the purposes set forth in Section 1 hereof, each Pledgor hereby (i) grants to the Pledgee a security interest (subject to Permitted Liens) in all of the Collateral (as defined herein) owned by such Pledgor, (ii) pledges and deposits as security (subject to Permitted Liens) with the Pledgee the Securities owned by such Pledgor on the date hereof, and delivers to the Pledgee certificates or instruments therefor, duly endorsed in blank by such Pledgor in the case of Notes and accompanied by undated stock powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge

                                                                       EXHIBIT G
                                                                          Page 5




of such Securities) in the case of Stock, or such other instruments of transfer as are reasonably acceptable to the Pledgee and (iii) hypothecates mortgages, charges and sets over to the Pledgee all of such Pledgor's right, title and interest in and to such Securities (and in and to the certificates or instruments evidencing such Securities) (subject to Permitted Liens), to be held by the Pledgee upon the terms and conditions set forth in this Agreement.

         3.2. Subsequently Acquired Securities. If any Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Securities at any time or from time to time after the date hereof, such Pledgor will promptly thereafter pledge and deposit such Securities (or certificates or instruments representing such Securities) as security (subject to Permitted Liens) with the Pledgee and deliver to the Pledgee certificates or instruments therefor, duly endorsed in blank in the case of such Notes, and accompanied by undated stock powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of such Stock, or such other instruments of transfer as are reasonably acceptable to the Pledgee, and will promptly thereafter deliver to the Pledgee a certificate executed by a principal executive officer of such Pledgor describing such Securities and certifying that the same has been duly pledged with the Pledgee hereunder. Subject to Section 8.16 of the Credit Agreement, no Pledgor shall be required at any time to pledge hereunder any Stock which is more than 65% of the total combined voting power of all Classes of Capital Stock of any Foreign Subsidiary entitled to vote.

         3.3. Uncertificated Securities. Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2 hereof, if any Securities (whether now owned or hereafter acquired) are uncertificated securities, the relevant Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 8-313 and 8- 321 of the New York Uniform Commercial Code, if applicable). Each Pledgor further agrees to take such actions as the Pledgee deems reasonably necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder.

         3.4. Definitions of Pledged Stock; Pledged Notes; Pledged Securities and Collateral. All Stock at any time pledged or required to be pledged hereunder is hereinafter called the "Pledged Stock;" all Notes at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Notes;" all Pledged Stock and Pledged Notes together are called the "Pledged Securities;" and the Pledged Securities, together with all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder, are hereinafter called the "Collateral."

         4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining

                                                                       EXHIBIT G
                                                                          Page 6




physical possession of the Pledged Securities, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

         5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default and (i) the Obligations shall have been accelerated or (ii) the Pledgee shall have given the applicable Pledgor written notice that the Pledgee has elected to exercise such rights, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities owned by it, and to give consents, waivers or ratifications in respect thereof, provided, that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with any of the terms of this Agreement, the Credit Agreement, any other Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement (collectively, the "Secured Debt Agreements"). All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing and (i) the Obligations shall have been accelerated or (ii) the Pledgee shall have given the applicable Pledgor written notice that the Pledgee has elected to exercise such rights, and Section 7 hereof shall become applicable.

         6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends and distributions payable in respect of the Pledged Stock and all payments in respect of the Pledged Notes shall be paid to the respective Pledgor. The Pledgee shall be entitled to receive directly, and to retain as part of the
Collateral:

                  (i) all other or additional stock or other securities (other than cash) paid or distributed by way of dividend or otherwise, as the case may be, in respect of the Pledged Stock;

                  (ii) all other or additional stock or other securities paid or distributed in respect of the Pledged Stock by way of stock-split, spin-off, split-up, reclassifica-tion, combination of shares or similar rearrangement; and

                  (iii) all other or additional stock or other securities or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee's right to receive proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by any

                                                                       EXHIBIT G
                                                                          Page 7




Pledgor contrary to the provisions of this Section 6 and Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be promptly paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

         7. REMEDIES IN CASE OF EVENTS OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to (i) exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, (ii) exercise all the rights and remedies of a secured party under the Uniform Commercial Code and (iii) without limitation, exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

                  (a) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the Pledgor;

                  (b) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

                  (c) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

                  (d) to vote all or any part of the Pledged Stock (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifica-tions in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so); and

                  (e) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days' prior notice of the time and place of any such sale shall be given to such Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of

                                                                       EXHIBIT G
                                                                          Page 8




         redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

         8. REMEDIES, ETC., CUMULATIVE. Each and every right, power and remedy of the Pledgee provided for in this Agreement or any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee acting upon the instructions of the Required Banks (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least the majority of the outstanding Other Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement.

         9. APPLICATION OF PROCEEDS. (a) All moneys collected by the Pledgee upon any sale or other disposition of the Collateral, together with all other moneys received by the Pledgee hereunder, shall be applied to the payment of the Obligations in the manner provided in Section 7.4 of the Security Agreement.

         (b) It is understood and agreed that the Pledgors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the Obligations.

                                                                       EXHIBIT G
                                                                          Page 9




         10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

         11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee in such capacity and each other Secured Creditor and their respective successors, assigns, employees, agents and servants (individually an "Indemnitee," and collectively the "Indemnitees") from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all costs and expenses, including reasonable attorneys' fees, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee). In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for moneys actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this
Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         12. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor's own expense, file and refile under the Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may reasonably deem necessary and wherever required by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

         (b) Each Pledgor hereby appoints the Pledgee such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance

                                                                       EXHIBIT G
                                                                         Page 10




of an Event of Default, in the Pledgee's reasonable discretion to take any action and to execute any instrument which the Pledgee may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.

         13. THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in
Section 12 of the Credit Agreement.

         14. TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Credit Agreement).

         15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. Each Pledgor represents, warrants and covenants that (i) it is the legal, record and beneficial owner of, and has good and marketable title to, all Pledged Securities pledged by it hereunder, subject to no Lien (except the Lien created by this Agreement and other Permitted Liens); (ii) it has full corporate power, authority and legal right to pledge all the Pledged Securities pledged by it pursuant to this Agreement; (iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms;
(iv) no consent of any other party (including, without limitation, any stockholder or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with the execution, delivery or performance of this Agreement, the validity or enforceability of this Agreement, the perfection or enforceability of the Pledgee's security interest in the Collateral or except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein; (v) the execution, delivery and performance of this Agreement by such Pledgor will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to such Pledgor, or of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Pledgor or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, deed of trust, loan agreement, credit agreement or other material agreement, contract, or instrument to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or

                                                                       EXHIBIT G
                                                                         Page 11




any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement; (vi) all the shares of Stock have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights; (vii) each of the Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms; and (viii) the pledge, assignment and delivery to the Pledgee of the Securities (other than uncertificated securities) pursuant to this Agreement creates a valid and perfected first priority Lien in the Securities, and the proceeds thereof, subject to no other Lien (other than Permitted Liens) or to any agreement purporting to grant to any third party a Lien on the property or assets of the Pledgor which would include the Securities. Each Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Securities and the proceeds thereof against the claims and demands of all persons whomsoever in accordance with the Credit Documents; and such Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Secured Creditors.

         16. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement;
(iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

         17. REGISTRATION, ETC. (a) If there shall have occurred and be continuing an Event of Default then, and in every such case, upon receipt by any Pledgor from the Pledgee of a written request or requests that such Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected

                                                                       EXHIBIT G
                                                                         Page 12




with respect to all or any part of the Pledged Stock, such Pledgor as soon as practicable and at its expense will cause such registration to be effected (and be kept effective) and will cause such qualification and compliance to be declared effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Stock, including, without limitation, registration under the Securities Act of 1933, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other government requirements, provided, that the Pledgee shall furnish to such Pledgor such information regarding the Pledgee as such Pledgor may reasonably request in writing and as shall be required in connection with any such registration, qualification or compliance. Such Pledgor will cause the Pledgee to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars or other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify the Pledgee, each other Secured Creditor and all others participating in the distribution of such Pledged Stock against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Pledgee or such other Secured Creditor expressly for use therein.

         (b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to Section 7 hereof, and such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale; and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Pledgee, in its sole and absolute discretion, in good faith deems reasonable under the circumstances,

                                                                       EXHIBIT G
                                                                         Page 13




notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

         18. TERMINATION; RELEASE. (a) After the Termination Date (as defined below), this Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of any Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitments and all Interest Rate Protection Agreements or Other Hedging Agreements have been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been repaid in full), all Letters of Credit have been terminated and all Obligations then owing have been paid in full.

         (b) In the event that any part of the Collateral is sold (except to Holdings or any of its Subsidiaries) in connection with a sale permitted by
Section 9.02 of the Credit Agreement or otherwise released pursuant to the Credit Agreement or at the direction of the Required Banks (or all Banks if required by Section 13.12 of the Credit Agreement) and the proceeds of such. sale or sales or from such release are applied in accordance with the provisions of Section 4.02 of the Credit Agreement, to the extent required to be so applied, the Pledgee, at the request and expense of any Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

         (c) At any time that a Pledgor desires that the Pledgee assign, transfer and deliver Collateral (and releases therefor) as provided in Section 18(a) or (b) hereof, it shall deliver to the Pledgee a certificate signed by a principal executive officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to such Section 18(a) or (b).

         (d) The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with this Section 18.

         19. NOTICES, ETC. All notices and communications hereunder shall be sent or delivered by mail, telex, telecopy or overnight courier service and all such notices and communications shall, when mailed, telexed, telecopied or sent by overnight courier, be effective when deposited in the mails or delivered to the overnight courier, prepaid and

                                                                       EXHIBIT G
                                                                         Page 14




properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to the Pledgee shall not be effective until received by the Pledgee. All notices and other communications shall be in writing and addressed as follows:

                  (a) if to any Pledgor, at the address set forth opposite its signature below;

                  (b) if to the Pledgee, at:

                      The First National Bank of Chicago
                      One First National Plaza
                      Chicago, Illinois 60670
                      Attention: Mr. David G. Dixon
                      Telephone No.: (312) 732-8142
                      Facsimile No.: (312) 732-3885

                  (c) if to any Bank Creditor, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement or (y) at such address as such Bank Creditor shall have specified in the Credit Agreement;

                  (d) if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Pledgors and the Pledgee;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

         20. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor directly affected thereby and the Pledgee (with the written consent of either (x) the Required Banks (or all of the Banks, to the extent required by Section 13.12 of the Credit Agreement) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full); provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such affected Class. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (i) the Bank Creditors as holders of the Credit Document Obligations or (ii) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of

                                                                       EXHIBIT G
                                                                         Page 15




(i) with respect to the Credit Document Obligations, the Required Banks and (ii) with respect to the Other Obligations, the holders of 51% of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.

         21. MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

         22. RECOURSE. This Agreement is made with full recourse to the Pledgors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgors contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

         23. ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of Holdings that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement shall automatically become a Pledgor hereunder by executing a counterpart hereof and delivering the same to the Pledgee.

         24. AMENDMENT AND RESTATEMENT. Upon the execution and delivery of this Agreement by the parties hereto., the Original Pledge Agreement shall be amended and restated in its entirety by this Agreement, effective as of the date hereof, with all rights, obligations and security interests created under or granted pursuant to the Original Pledge Agreement continuing from the date thereof.


                                 *     *     *

         IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

Addresses:
----------
                                                BLADE ACQUISITION CORP..,
1001 Pennsylvania Avenue., N.W.                 as a Pledgor
Suite 200 South
Washington, D.C. 20004
Attention: Mr. Allan M. Holt
Telephone No.: (202) 347-2626
Facsimile No.: (202) 347-9250                   By______________________________
                                                   Title:


                                                HOWMET HOLDINGS CORPORATION,
475 Steamboat Road                              as a Pledgor
Greenwich, CT 06830
Attention: Mr. Roland A. Paul
Telephone No.: (203) 625-8770
Facsimile No.: (203) 625-8771                   By______________________________
                                                   Title:


                                                HOWMET CORPORATION,
475 Steamboat Road                              as a Pledgor
Greenwich, CT 06830
Attention: Mr. Roland A. Paul
Telephone No.: (203) 625-8770
Facsimile No.: (203) 625-8771                   By______________________________
                                                   Title:

                                                HOWMET MANAGEMENT SERVICES,
                                                INC.,
475 Steamboat Road                              as a Pledgor
Greenwich, CT 06830
Attention: Mr. Roland A. Paul
Telephone No.: (203) 625-8770
Facsimile No.: (203) 625-8771                   By______________________________
                                                   Title:


                                                HOWMET THERMATECH CANADA, INC.,
475 Steamboat Road                              as a Pledgor
Greenwich, CT 06830
Attention: Mr. Roland A. Paul
Telephone No.: (203) 625-8770
Facsimile No.: (203) 625-8771                   By______________________________
                                                   Title:


                                                HOWMET-TEMPCRAFT, INC.,
475 Steamboat Road                              as a Pledgor
Greenwich, CT 06830
Attention: Mr. Roland A. Paul
Telephone No.: (203) 625-8770
Facsimile No.: (203) 625-8771                   By______________________________
                                                   Title:


                                                HOWMET TRANSPORT SERVICES, INC.,
475 Steamboat Road                              as a Pledgor
Greenwich, CT 06830
Attention: Mr. Roland A. Paul
Telephone No.: (203) 625-8770
Facsimile No.: (203) 625-8771                   By______________________________
                                                   Title:

                                                HOWMET SALES, INC.,
475 Steamboat Road                              as a Pledgor
Greenwich, CT 06830
Attention: Mr. Roland A. Paul
Telephone No.: (203) 625-8770
Facsimile No.: (203) 625-8771                   By______________________________
                                                   Title:


                                                HOWMET REFURBISHMENT, INC.,
475 Steamboat Road                              as a Pledgor
Greenwich, CT 06830
Attention: Mr. Roland A. Paul
Telephone No.: (203) 625-8770
Facsimile No.: (203) 625-8771                   By______________________________
                                                   Title:


                                                TURBINE COMPONENTS CORPORATION,
475 Steamboat Road                              as a Pledgor
Greenwich, CT 06830
Attention: Mr. Roland A. Paul
Telephone No.: (203) 625-8770
Facsimile No.: (203) 625-8771                   By______________________________
                                                   Title:


                                                HOWMET CERCAST (USA), INC.,
475 Steamboat Road                              as a Pledgor
Greenwich, CT 06830
Attention: Mr. Roland A. Paul
Telephone No.: (203) 625-8770
Facsimile No.: (203) 625-8771                   By______________________________
                                                Title:

                                                THE FIRST NATIONAL BANK OF
One First National Plaza                        CHICAGO, as Pledgee
Chicago, Illinois 60670
Attention: Mr. David Dixon
Telephone No.: (312) 732-8142
Facsimile No.: (312) 732-3885                   By______________________________
                                                   Title:

                                                                    ANNEX A
                                                                       to
                                                                Pledge Agreement
                                                                ----------------



                                 LIST OF STOCK
                                 -------------

I.       Blade Acquisition Corp.

                                                                Percentage of
                                                                Outstanding
Name of Issuing                               Number of         Shares of Voting
Corporation              Type of Shares       Voting Shares     Capital Stock
-----------              --------------       -------------     -------------

Howmet Holdings(1)       Common par           10                    100%
Corporation              value $1 per
(f/k/a Pechiney          share
Corporation)




II.      Howmet Holdings Corporation

                                                                Percentage of
                                                                Outstanding
Name of Issuing                               Number of         Shares of Voting
Corporation              Type of Shares       Voting Shares     Capital Stock
-----------              --------------       -------------     -------------

a) Howmet Corporation    Common par           10                    100%
                         value $1.00 per
                         share

b) Howmet Insurance(2)   Common par           100,000               100%
Company, Inc.            value $1.00 per
                         share


----------
(1) New shares required, shares pledged to FNBC are those of Pechiney
    Corporation.

(2) Issued to Pechiney Corporation currently, and stock power is granted by Pechiney.

                                                                         ANNEX A
                                                                          Page 2




III.     Howmet Corporation

                                                                 Percentage of
                                                                  Outstanding
Name of Issuing                                Number of        Voting Shares of
Corporation              Type of Shares        Voting Shares     Capital Stock
-----------              --------------        -------------     -------------

a) Howmet Foreign        Common par            10                   100%*
   Sales Corp.           value $1.00 per
                         share

b) Howmet Limited        Common par            1,000,002            99.99%*
                         value (pound)1.00
                         per share

c) Howmet Management     Common par            10                   100%
   Services, Inc.        value $1.00 per
                         share

d) Howmet                Common par            10                   100%
   Refurbishment, Inc.   value $1.00 per
                         share

e) Howmet Sales, Inc.    Common par            10                   100%
                         value $1.00 per
                         share

f) Howmet Thermatech     Common par            10                   100%
   Canada, Inc.          value $1.00 per
                         share

g) Howmet Transport      Common par            10                   100%
   Services, Inc.        value $1.00 per
                         share

h) Howmet-Tempcraft,     Common non-           83                   100%
   Inc.                  par


----------
* Pledgee is limited to 65% of the common stock.

                                                                         ANNEX A
                                                                          Page 3




i) Howmet S.A.           Common par            2,903,281(3)     99.99%(4)
                         value Fr 100.00
                         per share

j) Blade Receivables     Common                1,000            100%
   Corporation

k) Howmet Cercast        Common per            10               100%
   (USA), Inc.           value $1.00 per
                         share


----------
(3) Includes 70 shares issued to Board of Directors.

(4) Pledgee is limited to 65% of the common stock. Pursuant to French law, no physical stock certificates will be delivered.

                                                                         ANNEX A
                                                                          Page 4




IV.      Howmet Management Services. Inc.

                                                               Percentage of
                                                                Outstanding
Name of Issuing                              Number of        Voting Shares of
Corporation            Type of Shares      Voting Shares    Voting Capital Stock
-----------            --------------      -------------    --------------------

None




V.       Howmet Thermatech Canada. Inc.

                                                               Percentage of
                                                                Outstanding
Name of Issuing                              Number of        Voting Shares of
Corporation            Type of Shares      Voting Shares    Voting Capital Stock
-----------            --------------      -------------    --------------------

None


VI.      Howmet-Tempcraft, Inc.

                                                               Percentage of
                                                                Outstanding
Name of Issuing                              Number of        Voting Shares of
Corporation            Type of Shares      Voting Shares    Voting Capital Stock
-----------            --------------      -------------    --------------------

None

                                                                         ANNEX A
                                                                          Page 5




VII.     Howmet Transport Services. Inc.
                                                               Percentage of
                                                                Outstanding
Name of Issuing                              Number of        Voting Shares of
Corporation            Type of Shares      Voting Shares    Voting Capital Stock
-----------            --------------      -------------    --------------------

None


VIII.    Howmet Sales. Inc.

                                                               Percentage of
                                                                Outstanding
Name of Issuing                              Number of        Voting Shares of
Corporation            Type of Shares      Voting Shares    Voting Capital Stock
-----------            --------------      -------------    --------------------

None


IX.      Howmet Refurbishment, Inc.
                                                               Percentage of
                                                                Outstanding
Name of Issuing                              Number of        Voting Shares of
Corporation            Type of Shares      Voting Shares    Voting Capital Stock
-----------            --------------      -------------    --------------------

Turbine Components     Class A             1,572                    100%
Corporation            common par
                       value $10.00
                       per share

                                                                         ANNEX A
                                                                          Page 6




Turbine Components     Class B             7,388                    100%
Corporation            common par
                       value $1.00 per
                       share


X.       Turbine Components Corporation

                                                               Percentage of
                                                                Outstanding
Name of Issuing                              Number of        Voting Shares of
Corporation            Type of Shares      Voting Shares    Voting Capital Stock
-----------            --------------      -------------    --------------------

None


XI.      Howmet Cercast (USA), Inc.

                                                               Percentage of
                                                                Outstanding
Name of Issuing                              Number of        Voting Shares of
Corporation            Type of Shares      Voting Shares    Voting Capital Stock
-----------            --------------      -------------    --------------------

None

                                                                    ANNEX B
                                                                      to
                                                                Pledge Agreement
                                                                ----------------

                                  LIST OF NOTES
                                  -------------

I.       Blade Acquisition Corp.

                                    Principal Amount          Maturity Date
Obligor                                 (if any)                 (if any)
-------                                 --------                 --------

None


II.      Howmet Holdings Corporation

                                    Principal Amount          Maturity Date
Obligor                                 (if any)                 (if any)
-------                                 --------                 --------

None


III.     Howmet Corporation

                                    Principal Amount          Maturity Date
Obligor                                 (if any)                 (if any)
-------                                 --------                 --------
Howmet Holdings Corporation(1)        $598,500,000                 2,010
(f/k/a Pechiney Corporation)


IV.      Howmet Management Services. Inc

                                    Principal Amount          Maturity Date
Obligor                                 (if any)                 (if any)
-------                                 --------                 --------

None


(1) Note pledged to FNBC is executed by Howmet Holdings Acquisition Corp. in favor of Howmet Holdings Acquisition Corp. and assignment of note is by Howmet Acquisition Corp. to FNBC.

                                                                         ANNEX B
                                                                          Page 2




V.       Howinet Thermatech Canada, Inc.

                                    Principal Amount          Maturity Date
Obligor                                 (if any)                 (if any)
-------                                 --------                 --------

None


VI.      Howmet-Tempcraft, Inc.

                                    Principal Amount          Maturity Date
Obligor                                 (if any)                 (if any)
-------                                 --------                 --------

None


VII.     Howmet Transport Services. Inc.

                                    Principal Amount          Maturity Date
Obligor                                 (if any)                 (if any)
-------                                 --------                 --------

None


VIII.    Howmet Sales, Inc.

                                    Principal Amount          Maturity Date
Obligor                                 (if any)                 (if any)
-------                                 --------                 --------

None

                                                                         ANNEX B
                                                                          Page 3




IX.      Howmet Refurbishment. Inc.

                                    Principal Amount          Maturity Date
Obligor                                 (if any)                 (if any)
-------                                 --------                 --------
Turbine Components Corporation          $200,000                   None

Turbine Components Corporation          $250,000                   None

Turbine Components Corporation          $350,000                   None

X.       Turbine Components Corporation

                                    Principal Amount          Maturity Date
Obligor                                 (if any)                 (if any)
-------                                 --------                 --------

None


XI.      Howmet Cercast (USA), Inc.

                                    Principal Amount          Maturity Date
Obligor                                 (if any)                 (if any)
-------                                 --------                 --------

None

                                                                       EXHIBIT H
                                                                       ---------




                    AMENDED AND RESTATED SECURITY AGREEMENT

                                     among

                            BLADE ACQUISITION CORP.,

                          HOWMET HOLDINGS CORPORATION,

                              HOWMET CORPORATION,

                     CERTAIN SUBSIDIARIES AND AFFILIATES OF
                              HOWMET CORPORATION,

                                      and


                      THE FIRST NATIONAL BANK OF CHICAGO,
                              as Collateral Agent




                         Dated as of December 13, 1995

                                      and

                  Amended and Restated as of December 5, 1996

                              TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I SECURITY INTERESTS .............................................     2
         1.1. Grant of Security Interests ................................     2
         1.2. Power of Attorney ..........................................     3

ARTICLE II GENERAL REPRESENTATIONS, WARRANTIES
           AND COVENANTS .................................................     3
         2.1. Necessary Filings ..........................................     3
         2.2. No Liens ...................................................     4
         2.3. Other Financing Statements .................................     4
         2.4. Chief Executive Office; Records ............................     4
         2.5. Location of Inventory and Equipment ........................     5
         2.6. Recourse ...................................................     5
         2.7. Trade Names; Change of Name ................................     5

ARTICLE III SPECIAL PROVISIONS CONCERNING
            RECEIVABLES; CONTRACT RIGHTS;
            INSTRUMENTS; ACQUISITION LETTERS
            OF CREDIT ....................................................     6
         3.1. Additional Representations and Warranties ..................     6
         3.2. Maintenance of Records .....................................     6
         3.3. Direction to Account Debtors; Contracting Parties; etc .....     7
         3.4. Modification of Terms; etc .................................     7
         3.5. Collection .................................................     8
         3.6. Instruments ................................................     8
         3.7. Acquisition Letters of Credit ..............................     8
         3.8. Installment Notes Trust ....................................     9
         3.9. Further Actions ............................................    10

ARTICLE IV SPECIAL PROVISIONS CONCERNING TRADEMARKS ......................    10
         4.1. Additional Representations and Warranties ..................    10
         4.2. Licenses and Assignments ...................................    10
         4.3. Infringements ..............................................    10
         4.4. Preservation of Marks ......................................    11
         4.5. Maintenance of Registration ................................    11
         4.6. Future Registered Marks ....................................    11
         4.7. Remedies ...................................................    11


                                       (i)

                                                                            Page
                                                                            ----

ARTICLE V SPECIAL PROVISIONS CONCERNING
          PATENTS, COPYRIGHTS AND TRADE SECRETS ..........................    12
         5.1. Additional Representations and Warranties ..................    12
         5.2. Licenses and Assignments ...................................    12
         5.3. Infringements ..............................................    12
         5.4. Maintenance of Patents or Copyrights .......................    13
         5.5. Prosecution of Patent or Copyright Application .............    13
         5.6. Other Patents or Copyrights ................................    13
         5.7. Remedies ...................................................    13

ARTICLE VI PROVISIONS CONCERNING ALL COLLATERAL ..........................    14
         6.1. Protection of Collateral Agent's Security ..................    14
         6.2. Warehouse Receipts Non-negotiable ..........................    14
         6.3. Further Actions ............................................    14
         6.4. Financing Statements .......................................    14

ARTICLE VII REMEDIES UPON OCCURRENCE OF EVENT
            OF DEFAULT ...................................................    15
     7.1. Remedies; Obtaining the Collateral Upon Default ................    15
     7.2. Remedies; Disposition of the Collateral ........................    16
     7.3. Waiver of Claims ...............................................    17
     7.4. Application of Proceeds ........................................    18
     7.5. Remedies Cumulative ............................................    20
     7.6. Discontinuance of Proceedings ..................................    21

ARTICLE VIII INDEMNITY ...................................................    21
         8.1. Indemnity ..................................................    21
         8.2. Indemnity Obligations Secured by Collateral; Survival ......    23

ARTICLE IX DEFINITIONS ...................................................    23

ARTICLE X MISCELLANEOUS ..................................................    29
         10.1. Notices ...................................................    29
         10.2. Waiver; Amendment .........................................    29
         10.3. Obligations Absolute ......................................    30
         10.4. Successors and Assigns ....................................    30
         10.5. Headings Descriptive ......................................    30
         10.6. Governing Law .............................................    31
         10.7. Assignor's Duties .........................................    31
         10.8. Termination; Release ......................................    31
         10.9. Counterparts ..............................................    32


                                      (ii)

                                                                            Page
                                                                            ----

         10.10. Severability .............................................    32
         10.11. The Collateral Agent .....................................    32
         10.12. Benefit of: Agreement ....................................    32
         10.13. Additional Assignors .....................................    32
         10.14. Amendment and Restatement ................................    33

ANNEX A    Schedule of Chief Executive Offices and
             Other Record Locations
ANNEX B    Schedule of Inventory and Equipment Locations
ANNEX C    Schedule of Trade and Fictitious Names
ANNEX D    Schedule of Marks
ANNEX E    Schedule of Patents and Applications
ANNEX F    Schedule of Copyrights and Applications
ANNEX G    Assignment of Security Interest in United
             States Trademarks and Patents
ANNEX H    Assignment of Security Interest in
             United States Copyrights
ANNEX I    Schedule of Acquisition Letters of Credit


                                      (iii)

                                                                       EXHIBIT H
                                                                       ---------




                     AMENDED AND RESTATED SECURITY AGREEMENT



         SECURITY AGREEMENT, dated as of December 13, 1995 and amended and restated as of December 5, 1996, among each of the undersigned (each an "Assignor" and, together with any other entity that becomes a party hereto pursuant to Section 10.13 hereof, the "Assignors") and The First National Bank of Chicago, as Collateral Agent (the "Collateral Agent"), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                             W I T N E S S E T H :


         WHEREAS, Blade Acquisition Corp., Howmet Holdings Corporation (f/k/a Pechiney Corporation), Howmet Corporation (the "Borrower"), various lenders from time to time party thereto (the "Banks"), Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents (the "Managing Agents"), Bankers Trust Company, as Syndication Agent (the "Syndication Agent"), Citicorp USA, Inc., as Documentation Agent (the "Documentation Agent") and The First National Bank of Chicago, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent"), have entered into a Credit Agreement, dated as of December 13, 1995 and amended and restated as of the date hereof (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans and the issuance of, and participation in, Letters of Credit, as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or restructuring the Indebtedness under such agreement or any successor agreement) (the Banks, the Managing Agents, the Syndication Agent, the Documentation Agent, the Administrative Agent and the Collateral Agent are herein called the "Bank Creditors");

         WHEREAS, the Borrower may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors, the "Secured Creditors");

                                                                       EXHIBIT H
                                                                          Page 2




         WHEREAS, pursuant to the Parent Guaranty, each Parent Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein;

         WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein;

         WHEREAS, the Assignors have heretofore entered into a Security Agreement, dated as of December 13, 1995 (as amended, modified or supplemented prior to the date hereof, the "Original Security Agreement");

         WHEREAS, it is a condition precedent to the making of Loans and the issuance of Letters of Credit under the Credit Agreement that each Assignor shall have executed and delivered this Agreement; and

         WHEREAS, each Assignor will obtain benefits from the incurrence of Loans and the issuance of Letters of Credit under the Credit Agreement and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, each Assignor desires to execute this Agreement to (i) satisfy the conditions described in the preceding paragraph and (ii) amend and restate the Original Security Agreement;


         NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:


                                   ARTICLE I

                               SECURITY INTERESTS

         1.1. Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of its Obligations, each Assignor does hereby assign and transfer unto the Collateral Agent, and does hereby pledge and grant to the Collateral Agent for the benefit of the Secured Creditors, a continuing security interest of first priority (subject to any Permitted Liens) in all of the right, title and interest of such Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired: (i) each and every Receivable, (ii) all Contracts, together with all Contract Rights arising thereunder, (iii) all Inventory, (iv) all Equipment,
(v) all Marks,

                                                                       EXHIBIT H
                                                                          Page 3




together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks, (vi) all Patents and Copyrights, and all reissues, renewals or extensions thereof, (vii) all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including, but not limited to, trade secrets, (viii) all Acquisition Letters of Credit and all rights of such Assignor with respect thereto, (ix) all rights of such Assignor with respect to the Installment Notes Trust and under the Installment Notes Trust Documents, (x) all other Goods, General Intangibles, Chattel Paper, Documents, Instruments and other assets of such Assignor, (xi) the Cash Collateral Account and all moneys, securities and Instruments deposited or required to be deposited in such Cash Collateral Account and (xii) all Proceeds and products of any and all of the foregoing (all of the above, collectively, the "Collateral"). Notwithstanding the foregoing, the term "Collateral" shall not include any Receivables Facility Asset that is transferred to the Receivables Subsidiary pursuant to the Receivables Documents.

         (b) The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which any Assignor may acquire at any time during the continuation of this Agreement.

         1.2. Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may reasonably deem to be necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.


                                   ARTICLE II

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

         Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

         2.1. Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve and perfect the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished or will be accomplished within 10 Business Days from the date hereof and upon such filings,

                                                                       EXHIBIT H
                                                                          Page 4




registrations or recordations, the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral creates a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code as enacted in any relevant jurisdiction or in the United States Patent and Trademark Office or the United States Copyright Office.

         2.2. No Liens. Such Assignor is, and as to Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of, or has rights in, all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any other Person (other than Permitted Liens), and such Assignor shall defend the Collateral to the extent of its rights therein against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

         2.3. Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than in respect of Permitted Liens), and so long as the Total Commitment has not been terminated or any Letter of Credit or Note remains outstanding or any of the Obligations remain unpaid or any Interest Rate Protection Agreement or Other Hedging Agreement remains in effect or any Obligations are owed with respect thereto, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or as permitted by the Credit Agreement.

         2.4. Chief Executive Office; Records. The chief executive office of such Assignor is located, as of the date hereof, at the address or addresses indicated on Annex A hereto for such Assignor. Such Assignor Will not move its chief executive office except to such new location as such Assignor may establish in accordance with the last sentence of this Section 2.4. All documents evidencing all Receivables and Contract Rights and Trade Secret Rights of such Assignor and the only original books of account and records of such Assignor relating thereto are, and will continue to be, kept at such chief executive office, at one or more of the other record locations set forth on Annex A hereto or at such new locations as such Assignor may establish in accordance with the last sentence of this Section 2.4. All Receivables and Contract Rights of such Assignor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above or such new location

                                                                       EXHIBIT H
                                                                          Page 5




established in accordance with the last sentence of this Section 2.4. No Assignor shall establish new locations for such offices until (i) it shall have given to the Collateral Agent not less than 15 days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect and (iii) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby (subject to Permitted Liens).

         2.5. Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof by each Assignor is located at one of the locations shown on Annex B hereto for such Assignor. Each Assignor agrees that all Inventory and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to) any one of the locations shown on Annex B hereto, or such new location as such Assignor may establish in accordance with the last sentence of this Section 2.5. Any Assignor may establish a new location for Inventory and Equipment if (i) it shall have given to the Collateral Agent not less than 15 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new location, it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect and (iii) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby (subject to Permitted Liens).

         2.6. Recourse. This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the other Credit Documents, in the Interest Rate Protection Agreements or Other Hedging Agreements and otherwise in writing in connection herewith or therewith.

         2.7. Trade Names; Change of Name. No Assignor has or operates in any jurisdiction under, or in the preceding 12 months has had or has operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name and such other trade or fictitious names as are listed on Annex C hereto for such Assignor. No Assignor shall change its legal name or assume or operate in any jurisdiction under any

                                                                       EXHIBIT H
                                                                          Page 6




trade, fictitious or other name except those names listed on Annex C hereto for such Assignor and new names established in accordance with the last sentence of this Section 2.7. No Assignor shall assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to the Collateral Agent not less than 15 days' prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may request, (ii) with respect to such new name, it shall have taken all action to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect and (iii) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby (subject to Permitted Liens).


                                   ARTICLE III

                          SPECIAL PROVISIONS CONCERNING
                   RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS;
                          ACQUISITION LETTERS OF CREDIT

         3.1. Additional Representations and Warranties. As of the time when each of its Receivables arises, each Assignor shall be deemed to have represented and warranted that each such Receivable, and all records, papers and documents delivered to the Collateral Agent relating thereto (if any) are what they purport to be, and that all papers and documents (if any) relating thereto
(i) will represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will evidence true and valid obligations, enforceable in accordance with their respective terms and (iv) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

         3.2. Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense satisfactory and complete records of its Receivables and Contracts, including, but not limited to, the originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such Assignor's premises to the Collateral Agent for inspection during

                                                                       EXHIBIT H
                                                                          Page 7




such Assignor's normal business hours, at such Assignor's own cost and expense, at any and all reasonable times and intervals and to such extent as the Collateral Agent may request. Upon the occurrence and during the continuance of an Event of Default, at the reasonable request of the Collateral Agent, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, all documents evidencing the Receivables and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor) at a reasonable place designated by the Collateral Agent. Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs, such Assignor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, its Receivables and the Contracts, as well as books, records and documents (if any) of such Assignor evidencing or pertaining to such Receivables and Contracts with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

         3.3. Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs any Assignor, such Assignor agrees (x) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (x) and (z) that the Collateral Agent may enforce collection of any such Receivables and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Without notice to or assent by any Assignor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account in the manner provided in Section 7.4 of this Agreement. The reasonable costs and expenses (including attorneys' fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor.

         3.4. Modification of Terms; etc. Except in the ordinary course of business and except as may be permitted by and in accordance with the provisions of the Credit Agreement, no Assignor shall rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or Contract, or interest therein, without the prior written consent of the Collateral Agent. Each Assignor will use its best efforts to duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and Contracts and will do nothing to impair the rights of the Collateral Agent in the Receivables or Contracts.

                                                                       EXHIBIT H
                                                                          Page 8




         3.5. Collection. Each Assignor shall cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable or Contract, and apply promptly upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract, except that, prior to the occurrence of an Event of Default, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Receivables and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Assignor finds appropriate in accordance with reasonable business judgment. The reasonable costs and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor.

         3.6. Instruments. If any Assignor owns or acquires any Instrument (other than Instruments not required to be delivered to the Pledgee under Section 2 of the Pledge Agreement) constituting Collateral which is in the principal amount in excess of $25,000 individually or $100,000 in the aggregate, such Assignor will within 10 Business Days notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

         3.7. Acquisition Letters of Credit. (a) Annex I hereto is a true and complete list, as of the Restatement Effective Date, of each Acquisition Letter of Credit. On the Restatement Effective Date, true and correct photocopies of each Acquisition Letter of Credit issued on or prior to the Restatement Effective Date shall have been delivered to the Collateral Agent, together with (for each Acquisition Letter of Credit), an appropriately completed Transfer Instruction (in the form of Exhibit B to the respective Acquisition Letter of Credit) executed by the respective Assignor which is a beneficiary under such Acquisition Letter of Credit, whereby such Assignor designates the Collateral Agent as a transferee in accordance with the provisions of the respective Acquisition Letter of Credit (with any such executed Transfer Instruction, together with any such executed Transfer Instruction executed and delivered pursuant to following clause (b) being herein called a "Transfer Instruction").

         (b) If at any time any additional Acquisition Letter of Credit is issued, or any replacement letter of credit is issued for an Acquisition Letter of Credit or any substitute letter of credit is issued therefor, then all actions shall be taken with respect thereto, in any event to be completed within five Business Days after the issuance of the

                                                                       EXHIBIT H
                                                                          Page 9




respective additional, replacement or substitute letter of credit, as would have been required to be taken pursuant to preceding clause (a) if such letter of credit bad been issued on the Restatement Effective Date. If at any time the Collateral Agent requests same, the respective Assignor shall also deliver to the Collateral Agent any additional or modified Transfer Instructions, executed by the Assignor which is a beneficiary under the respective Acquisition Letter of Credit, as may be reasonably requested by the Collateral Agent from time to time.

         (c) Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent is authorized to (x) deliver to the respective issuer(s) Transfer Instructions with respect to any or all of the Acquisition Letters of Credit, whereby the Collateral Agent shall become a direct beneficiary under such Acquisition Letter of Credit or Acquisition Letters of Credit and/or (y) directly make any drawing permitted to be made by the respective Assignor which is a beneficiary under any Acquisition Letter of Credit, in each case in accordance with the terms and conditions thereof. To the extent any drawing under any Acquisition Letter of Credit is in respect of amounts previously paid by the respective Assignor or on its behalf, then, and so long as any Event of Default has occurred and is continuing, the Collateral Agent shall be entitled to directly receive the proceeds of any drawing which would otherwise be paid to any Assignor, and shall hold all cash received in connection therewith as Collateral hereunder. The proceeds of any other drawings under any Acquisition Letter of Credit shall be applied in accordance with the requirements of the respective Acquisition Letter of Credit. Without limiting the right of the Collateral Agent to take any of the foregoing actions, upon the occurrence and during the continuance of any Event of Default, upon the request of the Collateral Agent, each Assignor shall deliver to the Collateral Agent any original Acquisition Letters of Credit then held by such Assignor.

         (d) To the extent proceeds of any drawing under any Acquisition Letter of Credit are deposited into any trust or escrow arrangement other than the Installment Notes Trust, the Assignor shall take such, action as is reasonably requested by the Collateral Agent to create, establish and perfect a security interest in such trust or escrow arrangement.

         3.8. Installment Notes Trust. At any time when any Event of Default has occurred and is continuing, the Collateral Agent shall be entitled to directly receive (and the respective Assignor shall direct the trustee thereunder to make all payments owing to any Assignor pursuant to the Installment Notes Trust directly to the Collateral Agent) any payments owing to any Assignor pursuant to the terms of the Installment Notes Trust, in each case to the extent such payments constitute reimbursement for amounts previously paid by any Assignor.

                                                                       EXHIBIT H
                                                                         Page 10




         3.9. Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Receivables, Contracts, Instruments, Acquisition Letters of Credit and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require.


                                   ARTICLE IV

                    SPECIAL PROVISIONS CONCERNING TRADEMARKS

         4.1. Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful exclusive owner of or otherwise has the right to use the Marks listed in Annex D hereto for such Assignor and that, to the best of each Assignor's knowledge, said listed Marks include all United States marks and applications for registrations of United States marks in the United States Patent and Trademark Office that such Assignor owns as of the date hereof and that said registrations are valid, subsisting and have not been cancelled. Each Assignor further warrants that it is aware of no third party claim that any aspect of such Assignor's present or contemplated business operations, infringes or will infringe any trademark, service mark or trade name. Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use all U.S. trademark registrations and applications listed in Annex D hereto and that said registrations are valid, subsisting, have not been cancelled and that such Assignor is not aware of any third-party claim that any of said registrations is invalid or unenforceable, or is not aware that there is any reason that any of said registrations is invalid or unenforceable, or is not aware that there is any reason that any of said applications will not pass to registration. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Mark, and record the same.

         4.2. Licenses and Assignments. Except as otherwise permitted by the Credit Agreement or this Agreement, each Assignor hereby agrees not to divest itself of any right under any Significant Mark absent prior written approval of the Collateral Agent.

         4.3. Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Assignor believes is infringing or diluting or otherwise violating in any material respect any of such Assignor's rights in and to any Significant Mark, or with respect to any party claiming that

                                                                       EXHIBIT H
                                                                         Page 11




such Assignor's use of any Significant Mark violates in any material respect any property right of that party. Each Assignor further agrees, unless otherwise agreed by the Collateral Agent, to prosecute any Person infringing any Significant Mark owned by such Assignor in accordance with reasonable business practices.

         4.4. Preservation of Marks. Each Assignor agrees to use its Significant Marks in interstate commerce during thee time in which this Agreement is in effect, sufficiently to preserve such Marks as trademarks or service marks under the laws of the United States.

         4.5. Maintenance of Registration. Each Assignor shall, at its own expense, diligently process all documents required to maintain trademark registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its registered Significant Marks, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent.

         4.6. Future Registered Marks. If any Mark registration issues hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within 30 days of receipt of such certificate, such Assignor shall deliver to the Collateral Agent a copy of such certificate, and an assignment for security in such Mark, to the Collateral Agent and at the expense of such Assignor, confirming the assignment for security in such Mark to the Collateral Agent hereunder, the form of such security to be substantially the same as the form hereof.

         4.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions; (i) declare the entire right, title and interest of such Assignor in and to each of the Marks and the goodwill of the business associated therewith, together with all trademark rights and rights of protection to the same, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency;
(ii) take and use or sell the Marks and the goodwill of such Assignor's business symbolized by the Marks and the right to carry on the business and use the assets of such Assignor in connection with which the Marks have been used; (iii) in connection with the exercise of any of the other remedies provided for in this Agreement or any other Security Document, direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change such Assignor's corporate

                                                                       EXHIBIT H
                                                                         Page 12




name to eliminate therefrom any use of any Mark; and (iv) direct such Assignor to execute such other and further documents that the Collateral Agent may reasonably request to further confirm the foregoing and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office to the Collateral Agent.

                                   ARTICLE V

                         SPECIAL PROVISIONS CONCERNING
                     PATENTS, COPYRIGHTS AND TRADE SECRETS

         5.1. Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner or licensee of all rights in (i) all United States trade secrets and proprietary information necessary to operate the business of such Assignor (the "Trade Secret Rights"),
(ii) the Patents listed in Annex E hereto for such Assignor and that said Patents include, to the best of each Assignor's knowledge, all United States patents and applications for United States patents that such Assignor owns as of the date hereof and (iii) the Copyrights listed in Annex F hereto for such Assignor and that said Copyrights constitute, to the best of each Assignor's knowledge, all the United States copyrights registered with the United States Copyright Office and applications to United States copyrights that such Assignor now owns. Each Assignor further warrants that it has no knowledge of any third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any patent or any copyright or such Assignor has misappropriated any trade secret or proprietary information. Each Assignor hereby grants to the Collateral Agent, an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office or United States Copyright Office, as the case may be, in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright, and to record the same.

         5.2. Licenses and Assignments. Except as otherwise permitted by the Credit Agreement, each Assignor hereby agrees not to divest itself of any right under any Significant Patent or Significant Copyright absent prior written approval of the Collateral Agent.

         5.3. Infringements. Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement, contributing infringement or active inducement to infringe in any Significant Patent or Significant Copyright or to any claim that the practice of any Significant Patent or the use of any Significant Copyright violates any property right of a third party, or with respect to any misappropriation of any Trade Secret Right or any claim that practice of any Trade Secret Right violates any property right of

                                                                       EXHIBIT H
                                                                         Page 13




a third party. Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, diligently to prosecute any Person infringing any Significant Patent or Significant Copyright or any Person misappropriating any Trade Secret Right to the extent that such Assignor reasonably believes that such infringement is material to its business.

         5.4. Maintenance of Patents or Copyrights. At its own expense, each Assignor shall make timely payment of all post-issuance fees required to maintain in force rights under each Significant Patent or Significant Copyright, absent prior written consent of the Collateral Agent.

         5.5. Prosecution of Patent or Copyright Application. At its own expense, each Assignor shall diligently prosecute all applications for (i) Patents listed in Annex E hereto and (ii) Copyrights listed in Annex F hereto, in each case for such Assignor.

         5.6. Other Patents or Copyrights. Within 30 days of the acquisition or issuance of a Patent or Copyright or of filing of an application for a Patent or Copyright, the relevant Assignor shall deliver to the Collateral Agent a copy of said certificate or registration of, or application for, said Patent or Copyright, as the case may be, with an assignment for security as to such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Assignor, confirming the assignment for security, the form of such assignment for security to be substantially the same as the form attached hereto.

         5.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may by written notice to the relevant Assignor, take any or all of the following actions; (i) declare the entire right, title, and interest of such Assignor in each of the Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) in connection with the exercise of any of the other remedies provided for in this Agreement or any other Security Document, take and practice or sell the Patents and Copyrights; (iii) in connection with the exercise of any of the other remedies provided for in this Agreement or any other Security Document, direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and Copyrights directly or indirectly; and (iv) direct such Assignor to execute such other and further documents as the Collateral Agent may request further to confirm the foregoing and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.

                                                                       EXHIBIT H
                                                                         Page 14




                                   ARTICLE VI

                      PROVISIONS CONCERNING ALL COLLATERAL

         6.1. Protection of Collateral Agent's Security. Each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at such Assignor's own expense to the extent and in the manner provided in the Credit Agreement; all policies or certificates with respect to such insurance (and any other insurance maintained by such Assignor)
(i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as additional insured or loss payee), (ii) shall state that such insurance policies shall not bee cancelled or revised without at least 30 days' prior written notice thereof by the insurer to the Collateral Agent and (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Creditors. The Collateral Agent shall, at the time such proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with
Section 7.4 hereof. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

         6.2. Warehouse Receipts Non-negotiable. Each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such Assignor shall request that such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

         6.3. Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent reasonably deems appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

         6.4. Financing Statements. Each Assignor agrees to execute and deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the

                                                                       EXHIBIT H
                                                                         Page 15




Collateral Agent, as the Collateral Agent may from time to time request or as are necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable and first priority perfected security interest in the Collateral as provided herein and in the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the Collateral Agent to file any such financing statements without the signature of such Assignor where permitted by law.


                                  ARTICLE VII

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

         7.1. Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

                  (i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

                  (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;

                  (iii) withdraw all moneys, securities and instruments in the Cash Collateral Account for application to the Obligations in accordance with Section 7.4 hereof;

                  (iv) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct the relevant Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

                                                                       EXHIBIT H
                                                                         Page 16




                  (v) take possession of the Collateral or any part thereof, by directing the relevant Assignor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent that is reasonable under the circumstances, in which event such Assignor shall at its own expense:

                           (x) forthwith cause the same to be moved to the place
                  or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

                           (y) store and keep any Collateral so delivered to the
                  Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2 hereof;

                           (z) while the Collateral shall be so stored and kept,
                  provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition;

                  (vi) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Patents and Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine; and

                  (vii) take any of the actions specified in Sections 3.7(c) and/or 3.8;

it being understood that each Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. The Secured Creditors agree that this Agreement may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Banks (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least the majority of the outstanding Other Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or the holders of at least a majority of the outstanding Other Obligations, as the case maybe, for the benefit of the Secured Creditors upon the terms of this Agreement.

         7.2. Remedies; Disposition of the Collateral. Any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the neces-

                                                                       EXHIBIT H
                                                                         Page 17




sity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' written notice to the relevant Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the relevant Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' written notice to the relevant Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in the City of New York. To the extent permitted by any such requirement of law, the Collateral Agent and the other Secured Creditors may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in a commercially reasonable manner in accordance with this Section without accountability to the relevant Assignor. If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor's expense.

         7.3. Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLI- CABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, and each Assignor hereby further waives, to the extent permitted by law:

                                                                       EXHIBIT H
                                                                         Page 18




                  (i) all damages occasioned by the Collateral Agent's taking of possession of any of the Collateral except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct;

                  (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

                  (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

         7.4. Application of Proceeds. (a) All moneys collected by the Collateral Agent (or, to the extent the Pledge Agreement, the Mortgages or Additional Security Documents require proceeds of collateral under such Security Documents to be applied in accordance with the provisions of this Agreement, the Pledgee or Mortgagee under such other Security Document) upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied as follows:

                  (i) first, to the payment of all Obligations owing the Collateral Agent of the type provided in clauses (iii) and (iv) of the definition of Obligations;

                  (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share (as defined below) of the amount remaining to be distributed;

                  (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary

                                                                       EXHIBIT H
                                                                         Page 19




         Obligations shall be paid to the Secured Creditors as provided in
         Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

                  (iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i), (ii) and (iii) and following the termination of this Agreement pursuant to Section 10.8 hereof, to the relevant Assignor or, to the extent directed by such Assignor or a court of competent jurisdiction, to whomever may be lawfully entitled to receive such surplus.

         (b) For purposes of this Agreement, (x) "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) "Primary Obligations" shall mean (i) in the case of the Credit Document Obligations, all principal of, and interest on, all Loans, all Unpaid Drawings theretofore made (together with all interest accrued thereon), and the aggregate Stated Amounts of all Letters of Credit issued under the Credit Agreement, and all Fees and (ii) in the case of the Other Obligations, all amounts due under the Interest Rate Protection Agreements or Other Hedging Agreements (other than indemnities, fees (including, without limitation, attorneys' fees) and similar obligations and liabilities) and (z) "Secondary Obligations" shall mean all Obligations other than Primary Obligations.

         (c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 7.4 only)
(i) first, to their Primary Obligations (with the amount to be applied by any Secured Creditor to its Primary Obligations to be applied (x) first, to interest and (y) second, to any other Primary Obligations) and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

                                                                       EXHIBIT H
                                                                         Page 20




         (d) Each of the Secured Creditors agrees and acknowledges that if the Bank Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all outstanding Loans and Unpaid Drawings with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Bank Creditors, as cash security for the repayment of Obligations owing to the Bank Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Obligations owing to the Bank Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with
Section 7.4(a) hereof.

         (e) Except as set forth in Section 7.4(c) hereof, all payments required to be made to the Bank Creditors hereunder shall be made to the Administrative Agent under the Credit Agreement for the account of the Bank Creditors and all. payments required to be made to the Other Creditors hereunder shall be made directly to the respective Other Creditor.

         (f) For purposes of applying payments received in accordance with this
Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the Other Creditors for a determination (which the Administrative Agent, each Other Creditor and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Obligations owed to the Bank Creditors or the Other Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Bank Creditor or an Other Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that (x) no Secondary Obligations are owing to any Bank Creditor or Other Creditor and (y) no Interest Rate Protection Agreement or Other Hedging Agreement, or Other Obligations in respect thereof, are in existence.

         (g) It is understood that the Assignors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clause (a) of this Section 7.4 with respect to the relevant Assignor.

         7.5. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the Interest Rate Protection Agreements or Other Hedging Agreements, the other Credit Documents or now or hereafter

                                                                       EXHIBIT H
                                                                         Page 21



existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.

         7.6. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.


                                  ARTICLE VIII

                                   INDEMNITY

         8.1. Indemnity. (a) Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective successors, permitted assigns, employees, agents and servants (hereinafter in this Section 8.1 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including attorneys' fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any Interest Rate Protection Agreement or Other Hedging Agreement, any other Credit Document or any other document executed in connection herewith or therewith

                                                                       EXHIBIT H
                                                                         Page 22


or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant tb this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee. Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

         (b) Without limiting the application of Section 8.1(a) hereof; each Assignor agrees, jointly and severally, to pay, or reimburse the Collateral Agent for any and all fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filling of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

         (c) Without limiting the application of Section 8.1(a) or (b) hereof, each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement, any other Credit Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Credit Document.

         (d) If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

                                                                       EXHIBIT H
                                                                         Page 23



         8.2. Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Interest Rate Protection Agreements or Other Hedging Agreements and the payment of all other Obligations and notwithstanding the discharge thereof.


                                   ARTICLE IX

                                  DEFINITIONS

         The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

         "Acquisition Letters of Credit" shall mean all letters of credit issued in connection with the Stock Purchase Agreement, together with any replacements issued therefor or letters of credit issued in substitution thereof, and shall include all "Acquisition Letters of Credit" as defined in the Credit Agreement.

         "Administrative Agent" shall have the meaning provided in the recitals to this Agreement.

         "Agreement" shall mean this Security Agreement, as the same may be modified, supplemented or amended from time to time in accordance with its terms.

         "Assignor" shall have the meaning provided in the first paragraph of this Agreement.

         "Bank Creditors" shall have the meaning provided in the recitals to this Agreement.

         "Banks" shall have the meaning provided in the recitals to this Agreement.

         "Borrower" shall have the meaning provided in the recitals to this Agreement.

         "Cash Collateral Account" shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

                                                                       EXHIBIT H
                                                                         Page 24


         "Chattel Paper" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

         "Class" shall have the meaning provided in Section 10.2 of this Agreement.

         "Collateral" shall have the meaning provided in Section 1.1(a) of this Agreement.

         "Collateral Agent" shall have the meaning provided in the first paragraph of this Agreement.

         "Contract Rights" shall mean all rights of any Assignor (including, without limitation, all rights to payment) under each Contract.

         "Contracts" shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any Interest Rate Protection Agreement or Other Hedging Agreement), but excluding any contract to the extent that the terms thereof prohibit (after giving effect to any approvals or waivers) the assignment of, or granting a security interest in, such contract.

         "Copyrights" shall mean any United States or foreign copyright owned by any Assignor, including any registrations of any Copyrights, in the United States Copyright Office or the equivalent thereof in any foreign country, as well as any application for a United States copyright registration now or hereafter made with the United States Copyright Office by any Assignor.

         "Credit Agreement" shall have the meaning provided in the recitals to this Agreement.

         "Credit Document Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

         "Default" shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

         "Documents" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

         "Equipment" shall mean any "equipment," as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, movable trade fixtures and vehicles now

                                                                       EXHIBIT H
                                                                         Page 25



or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

         "Event of Default" shall mean any Event of Default under, and as defined in, the Credit Agreement and shall in any event, without limitation, include any payment default on any of the Obligations after the expiration of any applicable grace period.

         "General Intangibles" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

         "Goods" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

         "Indemnitee" shall have the meaning provided in Section 8.1 of this Agreement.

         "Instrument" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

         "Inventory" shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production -- from raw materials through work-in-process to finished goods -- and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor's customers, and shall specifically include all "inventory" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor.

         "Liens" shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on any Assignor's property.

         "Marks" shall mean all right, title and interest in and to any United States or foreign trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration of any trademarks and service marks, or the equivalent thereof in any foreign country, in the United States Patent and Trademark Office and any trade dress including logos and/or designs used by any Assignor in the United States or any foreign country.

                                                                       EXHIBIT H
                                                                         Page 26



         "Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Assignor, now existing or hereafter incurred under, arising out of or in connection with any Credit Document to which it is a party and the due performance and compliance by each Assignor with the terms of each such Credit Document (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Credit Document Obligations"); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Assignor now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Protection Agreement or Other Hedging Agreement with the Secured Creditors including, in the case of Assignors other than the Borrower, all obligations of such Assignor under the Subsidiaries Guaranty in respect of Interest Rate Protection Agreements or Other Hedging Agreements (all such obligations and liabilities under this clause (ii) being herein collectively called the "Other Obligations"); (iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral; (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of any Assignor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and (v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement.

         "Other Creditors" shall have the meaning provided in the recitals to this Agreement.

         "Other Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

         "Patents" shall mean any United States or foreign patent to which any Assignor now or hereafter has title and any divisions or continuations thereof, as well as any application for a United States or foreign patent now or hereafter made by any Assignor.

         "Primary Obligations" shall have the meaning provided in Section 7.4(b) of this Agreement.

                                                                       EXHIBIT H
                                                                         Page 27




         "Proceeds" shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Pro Rata Share" shall have the meaning provided in Section 7.4(b) of this Agreement.

         "Receivables" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all of such Assignor's rights to payment for goods sold or leased or services performed by such Assignor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by such Assignor to secure the foregoing, (b) all of any Assignor's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto, (f) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto and (b) all other writings related in any way to the foregoing, provided, in each case, that the term Receivable shall not include any Receivable that is transferred to the Receivables Subsidiary pursuant to the Receivables Documents.

         "Receivables Documents" shall mean all documentation relating to any Receivables Facility, including without limitation the Receivables Pooling Agreement and the documentation delivered in connection therewith (including any documentation relating to a series of certificates or purchased interests issued and sold pursuant thereto).

         "Receivables Facility" shall have the meaning assigned such term in the Credit Agreement, provided that, in connection with any amendment or replacement of a Receivables Facility, the amended or replacement facility shall constitute a "Receivables

                                                                       EXHIBIT H
                                                                         Page 28



Facility" for purposes hereof (and the definition of Receivables Documents contained herein) regardless of whether the Receivables Amendment Conditions are satisfied in connection therewith.


         "Requisite Creditors" shall have the meaning provided in Section 10.2 of this Agreement.

         "Secondary Obligations" shall have the meaning provided in Section 7.4(b) of this Agreement.

         "Secured Creditors" shall have the meaning provided in the recitals to this Agreement.

         "Significant Copyrights" shall mean those Copyrights which the Assignor believes in its reasonable judgment to be material to its business and any Copyright which the failure to maintain would have a material adverse effect upon the value of the Copyrights taken as a whole.

         "Significant Marks" shall mean those Marks which the relevant Assignor believes in its reasonable judgment to be material to its business and any Mark which the failure to maintain or to keep valid and subsisting would have a material adverse effect upon the value of the Marks taken as a whole.

         "Significant Patents" shall mean those Patents which the relevant Assignor believes in its reasonable judgment to be material to its business and any Patent which the failure to maintain would have a material adverse effect upon the value of the Patents taken as a whole.

         "Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of October 12, 1995, among Pechiney S.A., Pechiney International, Howmet Cercast S.A. and Blade Acquisition Corp.

         "Termination Date" shall have the meaning provided in Section 10.8 of this Agreement.

         "Trade Secret Rights" shall have the meaning provided in Section 5.1 of this Agreement.

                                                                       EXHIBIT H
                                                                         Page 29



                                   ARTICLE X

                                 MISCELLANEOUS

         10.1. Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed:

         (a) if to any Assignor, at its address set forth opposite its signature below;

         (b)      if to the Collateral Agent:

                  The First National Bank of Chicago
                  One First National Plaza
                  Chicago, Illinois 60670
                  Attention:        Mr. David G. Dixon
                  Telephone No.: (312) 732-8142
                  Facsimile No.: (312) 732-3885

         (c) if to any Bank Creditor (other than the Collateral Agent), at such address as such Bank Creditor shall have specified in the Credit Agreement;

         (d) if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to each Assignor and the Collateral Agent;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

         10.2. Waiver; Amendment. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly affected thereby and the Collateral Agent (with the consent of either (x) the Required Banks or, to the extent required by Section 13.12 of the Credit Agreement, all of the Banks, at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full); provided, that any change, waiver, modifica- tion or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this

                                                                       EXHIBIT H
                                                                         Page 30


Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Document Obligations or
(y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Banks and
(y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.

         10.3. Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b)any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement, any other Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement; (c) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement or any security for any of the Obligations; (d) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (e) any furnishing of any additional security to the Collateral Agent or its assignee or any acceptance thereof or any release of any security by the Collateral Agent or its assignee; or (f) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; whether or not any Assignor shall have notice or knowledge of any of the foregoing.

         10.4. Successors and Assigns. This Agreement shall be binding upon each Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent and each other Secured Creditor and their respective successors and assigns; provided, that no Assignor may transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Collateral Agent. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement, the other Credit Documents and the Interest Rate Protection Agreements or Other Hedging Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

         10.5. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                                                                       EXHIBIT H
                                                                         Page 31



         10.6. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         10.7. Assignor's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

         10.8. Termination; Release. (a) After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 8.1 hereof shall survive such termination) and the Collateral Agent, at the request and expense of the respective Assignor, will promptly execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitments and all Interest Rate Protection Agreements or Other Hedging Agreements have been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been repaid in full), and all Letters of Credit have been terminated and all Obligations then owing have been paid in full.

         (b) In the event that any part of the Collateral is sold (except to Holdings or any of its Subsidiaries) in connection with a sale permitted by
Section 9.02 of the Credit Agreement or otherwise released at the direction of the Required Banks (or all Banks if required by Section 13.12 of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of Section 4.02 of the Credit Agreement, to the extent required to.be so applied, such Collateral will be sold free and clear of the Liens created by this Agreement and the Collateral Agent, at the request and expense of the Assignor, will dulY assign, transfer and deliver to the Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement and will promptly execute and deliver to such Assignor a proper instrument or instruments (including UCC termination statements on form UCC-3) acknowledging the release of such Collateral pursuant to this Agreement.

                                                                       EXHIBIT H
                                                                         Page 32




         (c) At any time that the Assignor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 10.8(a) or (b), as the case may be, it shall deliver to the Collateral Agent a certificate signed by a principal executive officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to such Section 10.8(a) or (b), as the case may be.

         (d) The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as a result of any release of Collateral by it in accordance with this Section 10.8.

         10.9. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         10.10. Severability. My provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.11. The Collateral Agent. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and Section 12 of the Credit Agreement. The Collateral Agent shall act hereunder and thereunder on the terms and conditions set forth herein and in Section 12 of the Credit Agreement.

         10.12. Benefit of Agreement. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns.

         10.13. Additional Assignors. It is understood and agreed that any Subsidiary that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement shall automatically become an Assignor hereunder by executing a counterpart hereof and delivering the same to the Collateral Agent.

                                                                       EXHIBIT H
                                                                         Page 33




         10.14. Amendment and Restatement. Upon the execution and delivery of this Agreement by the parties hereto, the Original Security Agreement shall be amended and restated in its entirety by this Agreement, effective as of the date hereof, with all rights, obligations and security interests created under or granted pursuant to the Original Security Agreement continuing from the date thereof.

                                      ***

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


Addresses:
                                             BLADE ACQUISITION CORP.,
1001 Pennsylvania Avenue, N.W.                as an Assignor
Washington, D.C. 20004
Attention: Mr. Allan M. Holt
Telephone No.: (202) 347-2626
Facsimile No.: (202) 347-9250
                                             By_________________________
                                               Title:

                                             HOWMET HOLDINGS CORPORATION,
475 Steamboat Road                            as an Assignor
Greenwich, CT 06830
Attention: Mr. Roland A. Paul
Telephone No.: (203) 625-8770
Facsimile No.: (203) 625-8771
                                             By_________________________
                                               Title:

                                             HOWMET CORPORATION,
475 Steamboat Road                            as an Assignor
Greenwich, CT 06830
Attention: Mr. Roland A. Paul
Telephone No.: (203) 625-8770
Facsimile No.: (203) 625-8771
                                             By_________________________
                                               Title:

                                              HOWMET MANAGEMENT SERVICES,
475 Steamboat Road                             INC., as an Assignor
Greenwich, CT 06830
Attention: Mr. Roland A. Paul
Telephone No.: (203) 625-8770
Facsimile No.: (203) 625-8771                 By________________________
                                                Title:

                                              HOWMET THERMATECH CANADA,
475 Steamboat Road                             as an Assignor
Greenwich, CT 06830
Attention: Mr. Roland A. Paul
Telephone No.: (203) 625-8770
Facsimile No.: (203) 625-8771
                                              By________________________
                                                Title:

                                              HOWMET-TEMPCRAFT, INC.,
475 Steamboat Road                             as an Assignor
Greenwich, CT 06830
Attention: Mr. Roland A. Paul
Telephone No.: (203) 625-8770
Facsimile No.: (203) 625-8771                 By________________________
                                                Title:

                                              HOWMET TRANSPORT SERVICES, INC.,
475 Steamboat Road                             as an Assignor
Greenwich, CT 06830
Attention: Mr. Roland A. Paul
Telephone No.: (203) 625-8770
Facsimile No.: (203) 625-8771                 By________________________
                                                Title:

                                              HOWMET SALES, INC.,
475 Steamboat Road                             as an Assignor
Greenwich, CT 06830
Attention: Mr. Roland A. Paul
Telephone No.: (203) 625-8770
Facsimile No.: (203) 625-8771                 By___________________________
                                                Title:

                                              HOWMET REFURBISHMENT, INC.,
475 Steamboat Road                             as an Assignor
Greenwich, CT 06830
Attention: Mr. Roland A. Paul
Telephone No.: (203) 625-8770
Facsimile No.: (203) 625-8771                 By___________________________
                                                Title:

                                              TURBINE COMPONENTS CORPORATION,
475 Steamboat Road                             as an Assignor
Greenwich, CT 06830
Attention: Mr. Roland A. Paul
Telephone No.: (203) 625-8770
Facsimile No.: (203) 625-8771                 By____________________________
                                                Title:

                                              HOWMET CERCAST (USA), INC.,
475 Steamboat Road                             as an Assignor
Greenwich, CT 06830
Attention: Mr. Roland A. Paul
Telephone No.: (203) 625-8770
Facsimile No.: (203) 625-8771                 By_____________________________
                                                Title:

                                                    THE FIRST NATIONAL
                                                        BANK OF CHICAGO,
One First National Plaza                                as Collateral Agent
Chicago, Illinois 60670
Attention: Mr. David G. Dixon
Telephone No.: (312) 732-8142
Facsimile No.: (312) 732-3885                        By_________________________
                                                       Title:

                                                                   ANNEX A
                                                                      to
                                                              SECURITY AGREEMENT



                      SCHEDULE OF CHIEF EXECUTIVE OFFICES
                           AND OTHER RECORD LOCATIONS

                                                                   ANNEX B
                                                                      to
                                                              SECURITY AGREEMENT



                 SCHEDULE OF INVENTORY AND EQUIPMENT LOCATIONS

                                                                   ANNEX C
                                                                      to
                                                              SECURITY AGREEMENT



                     SCHEDULE OF TRADE AND FICTITIOUS NAMES

                                                                   ANNEX D
                                                                      to
                                                              SECURITY AGREEMENT



                               SCHEDULE OF MARKS

                                                                   ANNEX E
                                                                      to
                                                              SECURITY AGREEMENT



                      SCHEDULE OF PATENTS AND APPLICATIONS

                                                                   ANNEX F
                                                                      to
                                                              SECURITY AGREEMENT



                    SCHEDULE OF COPYRIGHTS AND APPLICATIONS

                                                                   ANNEX G
                                                                      to
                                                              SECURITY AGREEMENT



                        ASSIGNMENT OF SECURITY INTEREST
                    IN UNITED STATES TRADEMARKS AND PATENTS


         FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Assignor], a __________ corporation (the "Assignor") with principal offices at ______________________________ hereby assigns and grants to The First National Bank of Chicago as Collateral Agent, with principal offices at One First National Plaza, Chicago, Illinois 60670 (the "Assignee"), a security interest in (I) all of the Assignor's right, title and interest in and to the United States trademarks, trademark registrations and trademark applications (the "Marks") set forth on Schedule A attached hereto,
(ii) all of the Assignor's right, title and interest in and to the United States patents and pending patent applications (the "Patents") set forth on Schedule B attached hereto, in each case together with (iii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Marks and Patents, (iv) the goodwill of the businesses with which the Marks are associated and (v) all causes of action arising prior to or after the date hereof for infringement of any of the Marks and Patents or unfair competition regarding the same.

         THIS ASSIGNMENT OF SECURITY INTEREST is made to secure the satisfactory performance and payment of all the Obligations of the Assignor, as such term is defined in the Security Agreement among the Assignor, the other assignors from time to time party thereto and the Assignee, dated as of December 13, 1995 and

                                                                         ANNEX G
                                                                          Page 2




amended as of December 5, 1996 (as amended from time to time, the "Security Agreement"). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Assignee shall, upon such satisfaction, execute, acknowledge, and deliver to the Assignor an instrument in writing releasing the security interest in the Marks and Patents acquired under this Assignment of Security Interest.

         This Assignment of Security Interest has been granted in conjunction with the security interest granted to the Assignee under the Security Agreement. The rights and remedies of the Assignee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Assignment of Security Interest are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.


         IN WITNESS WHEREOF, the undersigned have executed this Assignment of Security Interest as of the - day of __________, 199__.

                                          [NAME OF ASSIGNOR], Assignor

                                          By________________________
                                          Name:
                                          Title:

                                          THE FIRST NATIONAL BANK OF
                                          CHICAGO, as Collateral Agent, Assignee

                                          By_______________________
                                          Name:
                                          Title:

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )


         On this ____ day of ____, 199_, before me personally came _________________________ who, being by me duly sworn, did state as follows: that [s]he is ________________ of [Name of Assignor], that [s]he is authorized to execute the foregoing Assignment of Security Interest on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.



                                                ___________________
                                                   Notary Public

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )


         On this ____ day of ____, 199_, before me personally came ______________________________ who, being by me duly sworn, did state as follows: that [s]he is ____________________ of The First National Bank of Chicago that [s]he is authorized to execute the foregoing Assignment of Security Interest on behalf of said national banking association and that [s]he did so by authority of the Board of Directors of said national banking association.





                                                ___________________
                                                   Notary Public

                                                                      SCHEDULE A

MARK                                REG. NO.                  REG. DATE

                                                                      SCHEDULE B

PATENT                              PATENT NO.                ISSUE DATE

                                                                         ANNEX H



                        ASSIGNMENT OF SECURITY INTEREST
                          IN UNITED STATES COPYRIGHTS



         WHEREAS, [Name of Assignor], a ______________ corporation (the "Assignor"), having its chief executive office at ____________________________, is the owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto;

         WHEREAS, THE FIRST NATIONAL BANK OF CHICAGO, as
Collateral Agent, having its principal offices at One First National Plaza, Chicago, Illinois 60670 (the "Assignee"), desires to acquire a security interest in, and lien upon, all of Assignor's right, title and interest in and to Assignor's copyrights and copyright registrations and applications therefor; and

         WHEREAS, the Assignor is willing to assign and grant to the Assignee a security interest in, and lien upon, the copyrights and copyright registrations and applications therefor described above.

         NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, and subject to the terms and conditions of the Security Agreement, dated as of December 13, 1995 and amended and restated as of December 5, 1996, made by the Assignor, the other assignors from time

                                                                         ANNEX H
                                                                          Page 2





to time party thereto and the Assignee (as amended from time to time, the "Security Agreement"), the Assignor hereby assigns and grants to the Assignee a security interest in, and lien upon, all of Assignor's right, title and interest in and to Assignor's copyrights and copyright registrations and applications therefor set forth in Schedule A attached hereto (the "Copyrights"), together with (i) all Proceeds (as such term is defined in the Security Agreement referred to below) of the Copyrights, and (ii) all causes of action arising prior to or after the date hereof for infringement of any Copyright.

         This Assignment of Security Interest is made to secure the satisfactory performance and payment of all Obligations (as such term is defined in the Security Agreement) of the Assignor and shall be effective as of the date of the Security Agreement. Upon the occurrence of the Termination Date (as such term is defined in the Security Agreement), the Assignee shall, upon such satisfaction, execute, acknowledge, and deliver to Assignor an instrument in writing releasing the security interest in the Copyrights acquired under this Assignment of Security Interest.

         This Assignment of Security Interest has been granted in conjunction with the security interest granted to the Assignee under the Security Agreement. The rights and remedies of the Assignee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that

                                                                         ANNEX H
                                                                          Page 3

any provisions of this Assignment are deemed to conflict with Security Agreement, the provisions of the Security Agreement shall govern.

                                                                         ANNEX H
                                                                          Page 4





         IN WITNESS WHEREOF, the undersigned have executed this Assignment of Security Interest at New York, New York as of the __ day of ____________, 199_ .


                                                   [NAME OF ASSIGNOR] , Assignor


                                                   By__________________________
                                                     Name:
                                                     Title:


                                                   THE FIRST NATIONAL
                                                   BANK OF CHICAGO, as
                                                   Collateral Agent, Assignee


                                                   By__________________________
                                                     Name:
                                                     Title:

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )



         On this __ day of ________, 199_ before me personally came ________________, who being duly sworn, did depose and say that [s]he is
____________________ of [Name of Assignor], that [s]he is authorized to execute the foregoing Assignment of Security Interest on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.



                                                          _____________________
                                                              Notary Public

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )



         On this __ day of ________, 199_ before me personally came ________________, who being duly sworn, did depose and say that [s]he is
________________ of The First National Bank of Chicago, that [s]he is authorized to execute the foregoing Assignment of Security Interest on behalf of said national banking association and that [s]he did so by authority of the Board of Directors of said national banking association.



                                                          _____________________
                                                              Notary Public

                                                                      SCHEDULE A



                                   COPYRIGHTS

         Any copyrights which Assignor now owns or hereafter acquires, including any copyright registrations or applications.

REGISTRATION               PUBLICATION
  NUMBERS                     DATE                      COPYRIGHT TITLE
  -------                     ----                      ---------------

                                                                         ANNEX I



                   SCHEDULE OF ACQUISITION LETTERS OF CREDIT

                                                                       Exhibit I

                     [Letterhead of CT Corporation System]


December 5, 1996



To the Administrative Agent and the Banks party to the Credit Agreement referred to below:


Ladies and Gentlemen:

         Reference is made to (i) the Credit Agreement, dated as of December 13, 1995 and amended and restated as of December 5, 1996, among Blade Acquisition Corp. ("Holdings"), Howmet Holdings Corporation ("Parent" and together with Holdings, the "Parent Guarantors"), Howmet Corporation (the "Borrower"), the Banks party thereto from time to time, Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago , as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA. Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent (as such Credit Agreement may be modified, supplemented or amended from time to time, the "Credit Agreement") and (ii) the Subsidiaries Guaranty, dated as of December 13, 1995 and amended and restated as of December 5, 1996, among certain subsidiaries of the Borrower (collectively, the "Subsidiary Guarantors") (as such Subsidiaries Guaranty may be modified, supplemented or amended from time to time, the "Subsidiaries Guaranty").

         Each of the Borrower and the Parent Guarantors, pursuant to Section
13.08 of the Credit Agreement, and each Subsidiary Guarantor pursuant to Section 20 of the Subsidiaries Guaranty has, on an annual basis, designated, appointed and empowered the undersigned, CT Corporation System, with offices currently located at 1633 Broadway. New York, New York 10019, as its authorized designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such legal action or proceeding with respect to the Credit Agreement or any other Credit Document (as defined in the Credit Agreement) in the courts of the State of New York or of the United States of America for the Southern District of New York.

         The undersigned hereby informs you that it accepts such appointment as agent as set forth in the above-referenced Sections of the respective Credit Documents and agrees

                                                                       Exhibit I
                                                                          Page 2

with you that the undersigned (i) shall inform the Administrative Agent promptly in writing of any change of its address in New York City, (ii) shall perform its obligations as such process agent in accordance with the provisions of such Sections and (iii) shall forward promptly to the Borrower, the respective Parent Guarantor or the respective Subsidiary Guarantor, as the case may be, any legal process received by the undersigned in its capacity as process agent.

         As process agent, the undersigned, and its successor or successors, agree to discharge the above-mentioned obligations and will not refuse fulfillment of such obligations under the above-referenced Sections of the respective Credit Documents.

         Our acceptance of this designation and our continued representation is contingent upon our receipt of timely payment of our charges for this service.

                                                 Very truly yours,

                                                 CT CORPORATION SYSTEM



                                                 By_____________________________
                                                   Name:
                                                   Title:

                                                                       EXHIBIT J





                         OFFICER'S SOLVENCY CERTIFICATE


         I, the undersigned, Chief Financial Officer of Blade Acquisition Corp., do hereby certify on behalf of Blade Acquisition Corp. that:

         1. This Certificate is furnished to the Banks pursuant to Section 5.13 of the Credit Agreement, dated as of December 13, 1995 and amended and restated as of December 5, 1996 among Blade Acquisition Corp. ("Holdings"), Howmet Holdings Corporation (f/k/a Pechiney Corporation), Howmet Corporation (the "Borrower"), various Lenders from time to time party thereto (the "Banks"), Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents (the "Managing Agents"), Bankers Trust Company, as Syndication Agent (the "Syndication Agent"), Citicorp USA, Inc. , as Documentation Agent (the "Documentation Agent"), and The First National Bank of Chicago, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent") (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

         2. For purposes of this Certificate, the terms below shall have the following definitions:

(a)      "Fair Value"

         The amount at which the assets, in their entirety, of each of (i) Holdings and its Subsidiaries (on a consolidated basis) and (ii) the Borrower and its Subsidiaries, (on a consolidated basis), as applicable, would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

(b)      "Present Fair Saleable Value"

         The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of each of (i) Holdings and its Subsidiaries (on a consolidated basis) and (ii) the Borrower and its

                                                                       EXHIBIT J
                                                                          Page 2

Subsidiaries (on a consolidated basis), as applicable, are sold with reasonable promptness under normal selling conditions in a current market.

(c)      "New Financing"

         The Indebtedness incurred or to be incurred by the Borrower and its Subsidiaries under the Credit Documents (assuming the full utilization by the Borrower of the Total Commitments under the Credit Agreement) and the other Documents and all other financings contemplated by the Documents, in each case after giving effect to the Transaction and the incurrence of all financings contemplated therewith.

(d)      "Stated Liabilities"

         The recorded liabilities (including contingent liabilities) that would be recorded in accordance with generally accepted accounting principles ("GAAP") of each of (i) Holdings and its Subsidiaries (on a consolidated basis) and (ii) the Borrower and its Subsidiaries (on a consolidated basis), in each case, at December 5, 1996 after giving effect to the Transaction, determined in accordance with GAAP consistently applied, together with, (x) the net change in long-term debt (including current maturities) between December 31, 1995 and the date hereof and (y) without duplication, the amount of all New Financing.

(e)      "Identified Contingent Liabilities"

         The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of each of (i) Holdings and its Subsidiaries (on a consolidated basis) and (ii) the Borrower and its Subsidiaries (on a consolidated basis), as applicable, after giving effect to the Transaction (exclusive of such contingent liabilities to the extent reflected in Stated Liabilities).

(f) "Will be able to pay its Stated Liabilities and Identified Contingent Liabilities, as they mature"

         For the period from the date hereof through December 5, 2001, each of
         (i) Holdings and its Subsidiaries (on a consolidated basis) and (ii) the Borrower and its Subsidiaries (on a consolidated basis), as applicable, will have sufficient assets and cash flow to pay their respective Stated Liabilities and

                                                                       EXHIBIT J
                                                                          Page 3

Identified Contingent Liabilities as those liabilities mature or otherwise become payable.

         (g)      "Does not have Unreasonably Small Capital"

                  For the period from the date hereof through December 5, 2001, each of (i) Holdings and its Subsidiaries (on a consolidated basis) and (ii) the Borrower and its Subsidiaries (on a consolidated basis), as applicable after consummation of the Transaction and all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Borrower and its Subsidiaries in connection therewith, is a going concern and has sufficient capital to ensure that it will continue to be a going concern.

                  3. For purposes of this Certificate, I, or officers of the Borrowers under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

         (a)      I have reviewed the financial statements referred to in
                  Section 7.05(a) of the Credit Agreement.

         (b) I have reviewed the unaudited consolidated financial statements for Holdings and its Subsidiaries referred to in
                  Section 5.14(a) of the Credit Agreement.

         (c) I have made inquiries of certain officials of Holdings and its Subsidiaries, who have responsibility for financial and accounting matters regarding (i) the existence and amount of Identified Contingent Liabilities associated with the business of Holdings and its Subsidiaries and (ii) whether the unaudited consolidated financial statements referred to in paragraph (b) above are in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements as at December 31, 1995.

         (d) I have knowledge of and have reviewed to my satisfaction the Credit Documents and the other Documents, and the respective Schedules and Exhibits thereto.

         (e)      With respect to Identified Contingent Liabilities, I:

                  1. inquired of certain officials of Holdings and its Subsidiaries, who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all contingent liabilities known to them;

                                                                       EXHIBIT J
                                                                          Page 4

         2. confirmed with officers of Holdings and its Subsidiaries, that, to the best of such officers' knowledge, (i) all appropriate items were included in Stated Liabilities or the listing of Identified Contingent Liabilities and that (ii) the amounts relating thereto were the maximum estimated amount of liabilities reasonably likely to result therefrom as of the date hereof; and

         3. I hereby certify that, to the best of my knowledge, liabilities that may arise from any pending litigation, asserted claims and assessments, guarantees, uninsured risks and other contingent liabilities of Holdings and its Subsidiaries (exclusive of such contingent liabilities to the extent reflected in Stated Liabilities) , as of the date hereof are not reasonably likely to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of (i) Holdings and its Subsidiaries (on a consolidated basis) or (ii) the Borrower and its Subsidiaries (on a consolidated basis).

(f) I have examined the Projections relating to the Borrower and its Subsidiaries which have been delivered to the Banks on the date hereof and considered the effect thereon of any changes since the date of the preparation thereof on the results projected therein. After such review, I hereby certify that in my opinion the Projections are reasonable and attainable, and that the Projections support the conclusions contained in paragraph 4 below.

(g) I have made inquiries of certain officers of Holdings and its Subsidiaries who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause either of (i) Holdings and its Subsidiaries (on a consolidated basis) or (ii) the Borrower and its Subsidiaries (on a consolidated basis), after giving effect to the Transaction and the related financing transactions (including the incurrence of the New Financing), to (i) have assets with a Fair Value or Present Fair Saleable Value that are less than the sum of Stated Liabilities and Identified Contingent Liabilities; (ii) have Unreasonably Small Capital; or (iii) not be able to pay its Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

                                                                       EXHIBIT J
                                                                          Page 5

         4. Based on and subject to the foregoing, I hereby certify on behalf of each of (i) Holdings and its Subsidiaries (on a consolidated basis), and (ii) the Borrower and its Subsidiaries (on a consolidated basis) that, after giving effect to the Transaction and the related financing transactions (including the incurrence of the New Financing), it is my informed opinion that (a) the Fair Value and Present Fair Saleable Value of the assets of each of (i) Holdings and its Subsidiaries (on a consolidated basis) and (ii) the Borrower and its Subsidiaries (on a consolidated basis), exceed its Stated Liabilities and Identified Contingent Liabilities; (b) each of (i) Holdings and its Subsidiaries (on a consolidated basis), and (ii) the Borrower and its Subsidiaries (on a consolidated basis), does not have Unreasonably Small Capital; and (c) each of
(i) Holdings and its Subsidiaries (on a consolidated basis) and (ii) the Borrower and its Subsidiaries (on a consolidated basis) will be able to pay its Stated Liabilities and Identified Contingent Liabilities, as they mature or otherwise become payable.

         IN WITNESS WHEREOF, I have hereto set my hand this ___ day of December, 1996.

                                                     BLADE ACQUISITION CORP.



                                                     By_________________________
                                                       Name:
                                                       Title:

                                                                       EXHIBIT K


                      ASSIGNMENT AND ASSUMPTION AGREEMENT

                                                             Date __________, 19


         Reference is made to the Credit Agreement described in Item 2 of Annex I hereto (as such Credit Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Unless defined in Annex I hereto, terms defined in the Credit Agreement are used herein as therein defined. ____________ (the "Assignor") and ___________ (the "Assignee") hereby agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations tinder the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I hereto (the "Assigned Share") of all of the outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 4 of Annex I hereto, including, without limitation, [(x) in the case of any assignment of all or any portion of the Total Term Loan Commitment, all rights and obligations with respect to the Assigned Share of such Total Term Loan Commitment,]1/ (y) in the case of any assignment of outstanding Term Loans, all rights and obligations with respect to the Assigned Share of such Term Loans and (z) in the case of any assignment of all or any portion of the Total Revolving Loan Commitment, all rights and obligations with respect to the Assigned Share of such Total Revolving Loan Commitment and of any outstanding Revolving Loans and Letters of Credit. After giving effect to such sale and assignment, the Assignee's Revolving Loan Commitment[, Term Loan Commitment]2/ and the amount of the outstanding Term Loans owing to the Assignee will be as set forth in Item 4 of Annex I hereto.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim: (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement


1/ Delete bracketed language in Assignment and Assumption Agreements executed after the termination of the Total Term Loan Commitment.

2/ Delete bracketed language in Assignment and Assumption Agreements executed after the termination of the Total Term Loan Commitment.

                                                                       EXHIBIT K
                                                                          Page 2


or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Holdings, Parent, the Borrower or any of its Subsidiaries or the performance or observance by Holdings, Parent, the Borrower or any of its Subsidiaries of any of their obligations tinder the Credit Agreement or the other Credit Documents to which they are a party or any other instrument or document furnished pursuant thereto.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement: (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement: (iii) confirms that it is an Eligible Transferee under Section 13.04(b) of the Credit Agreement; (iv) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto: (v) represents that it is not a direct competitor of the Borrower or any of its Subsidiaries; (vi) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank]: and (vii) to the extent legally entitled to do so, attaches the forms described in Section 13.04(b) of the Credit Agreement]3/. Each Assignee further represents that at least one of the following statements concerning each source of funds to be used by it to make the purchase and assumption hereunder (a "Source") is accurate on and as of the Settlement Date:

                  (a) the Source is an insurance company pooled separate account that is maintained solely in connection with the Assignee's fixed contractual obligations under which the amounts payable. or credited, to an employee benefit plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                  (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Class Exemption ("PTCE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTCE 91-38 (issued July 12, 1991) and, except as the Assignee has


----------
3/ Include if the Assignee is organized under the laws of a jurisdiction outside of the United States.

                                                                       EXHIBIT K
                                                                          Page 3


         disclosed to the Assignor in writing pursuant to this clause (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (c) the Source is an "investment fund" managed by a "qualified professional asset manager" or "QPAM" (as defined in Part V of PTCE 84-14, issued March 13, 1984), no employee benefit plan's assets that are included in such investment fond, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(l) of PTCE 84-14) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of PTCE 84-14 are satisfied, and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fond have been disclosed to the Assignor in writing pursuant to this clause (c); or

                  (d) the Source is a governmental plan; or

                  (e) the Source is an "insurance company general account," as such term is defined in the Department of Labor Prohibited Transaction Class Exemption 95- 60 (issued July 12, 1995) ("PTCE 95-60") and as of the date of this Agreement there is no "employee benefit plan" with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such "employee benefit plan" and all other "employee benefit plans" maintained by the same employer (and affiliates thereof as defined in Section V(a)(l) of PTCE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTCE 95-60) exceeds 10% of the total reserves and liabilities of such general account (as determined under PTCE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of such Assignee; or

                  (f) the Source is not an "employee benefit plan" as defined in Title I, Section 3(3) of ERISA or a "plan" as defined in Section 4975(c) of the Code (collectively a "plan").

As used herein, the terms "employee benefit plan," "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in
Section 3 of ERISA.

                  4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee. an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. This Assignment and Assumption shall be effective, unless otherwise specified in
Item 5 of Annex I hereto (the

                                                                       EXHIBIT K
                                                                          Page 4


"Settlement Date"), upon the receipt of the consent of the Administrative Agent to the extent required by Section 13.04(b) of the Credit Agreement, receipt by the Administrative Agent of the administrative fee referred to in such Section 13.04(b), and the registration of the transfer as provided by Section 13.17 of the Credit Agreement,


         5. Upon the Settlement Date of this Assignment and Assumption, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement. have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents except with respect to indemnification provisions under the Credit Agreement (including without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06).



         6. It is agreed that the Assignee shall be entitled to (x) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I;
(y) all Commitment Commission (if applicable) on the Assigned Share of the Total Revolving Loan Commitment and/or Total Term Loan Commitment (if not theretofore terminated) at the rate specified in Item 7 of Annex I hereto; and (z) all Letter of Credit Fees (if applicable) on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Commitment Commission and Letter of Credit Fees, to be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date. and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

         7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                                                       EXHIBIT K
                                                                          Page 5





         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written, such execution also being made on Annex I hereto.

Accepted this _____ day                            [NAME OF ASSIGNOR]
of ________, 19                                    as Assignor



                                                   By___________________________
                                                     Title;


                                                   [NAME OF ASSIGNEE]
                                                   as Assignee


                                                   By___________________________
                                                     Title:



Acknowledged:

THE FIRST NATIONAL BANK OF CHICAGO,
  as Administrative Agent





By____________________________
  Title: 4/



----------
4/ The consent (not to be unreasonably withheld or delayed) of the Administrative Agent is required for any assignment of Revolving Loan Commitments, and for assignments pursuant to Section 13.04(b)(y) of the Credit Agreement.

                                                                       EXHIBIT K
                                                                          Page 6





[The undersigned hereby consents to the assignment set forth in this Agreement:



HOWMET CORPORATION,
 as Borrower


By___________________________
  Title:                    ] 5/






----------
5/ The consent (not to be unreasonably withheld or delayed) of the Borrower is required for assignments of Term Loan Commitments or Revolving Loan Commitments made pursuant to Section 13.04(b)(y) of the Credit Agreement.

                 ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT


                                    ANNEX I

1.       Borrower: Howmet Corporation.


2.       Name and Date of Credit Agreement:



         Credit Agreement, dated as of December 13, 1995 and amended and restated as of December 5, 1996. among Blade Acquisition Corp., Howmet Holdings Corporation, Howmet Corporation, the Banks party thereto from time to time, Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent.


3.       Date of Assignment Agreement:





4.       Amounts (as of date of item #3 above):

                                                                  Outstanding            Revolving
                                              [Term Loan          Principal of           Loan
                                              Commitment          Term Loans             Commitment

a. Aggregate Amount for all Banks
                                            $______________     $______________         $______________

b. Assigned share                           ______________%     ______________%         ______________%

c. Amount of Assigned Share                 $_____________]6/   $______________         $______________


5.       Settlement Date:


----------
6/ This column should be deleted in the case of Assignment and Assumption Agreements executed after the termination of the Total Term Loan Commitment.

                                                                         Annex I
                                                                          Page 2

6.       Rate of Interest           As set forth in Section 1.08 of the Credit
         to the Assignee;           Agreement (unless otherwise agreed to by the
                                    Assignor and the Assignee) 7/

7.       Commitment
         Commission:                As set forth in Section 3.01(a) of the
                                    Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee) 8/

8.       Letter of Credit           As set forth in Section 3.01(b) of the
         Fees to the                Credit Agreement (unless otherwise agreed to
         Assignee:                  by the Assignor and the Assignee) 9/


----------
7/ The Borrower and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section 1.08 of the Credit Agreement, with the Assignor and Assignee effecting the agreed upon sharing of the interest through payments by the Assignee to the Assignor.

8/ Insert "Not Applicable" in lieu of text if no portion of the Total Revolving Loan Commitment is being assigned. The Borrower and the Administrative Agent shall direct the entire amount of the Commitment Commission to the Assignee at the rate set forth in Section 3.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of Commitment Commission through payment by the Assignee to the Assignor.

9/ Insert "Not Applicable" in lieu of text if no portion of the Total Revolving Loan Commitment is being assigned. Otherwise, the Borrower and the Administrative Agent shall direct the entire amount of the Letter of Credit Fees to the Assignee at the rate set forth in Section 3.01(b) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of Letter of Credit Fees through payment by the Assignee to the Assignor.

                                                                         Annex I
                                                                          Page 3

9.       Notice:

          ASSIGNOR;

          ______________________
          ______________________
          ______________________
          ______________________
          Attention:
          Telephone:
          Telecopier:
          Reference:


     ASSIGNEE;

          ______________________
          ______________________
          ______________________
          ______________________
          Attention:
          Telephone:
          Telecopier:
          Reference:

Payment Instructions:

     ASSIGNOR:

          ______________________
          ______________________
          ______________________
          ______________________
          Attention:
          Reference:

                                                                         Annex I
                                                                          Page 4




ASSIGNEE:

          ______________________
          ______________________
          ______________________
          ______________________
          Attention:
          Reference:


Accepted and Agreed:
[NAME OF ASSIGNEE]                          [NAME OF ASSIGNOR]


By_____________________                     By____________________
  _____________________                       ____________________
 (Print Name and Title)                     (Print Name and Title)

                                                                       EXHIBIT L




                  AMENDED AND RESTATED INTERCREDITOR AGREEMENT


         INTERCREDITOR AGREEMENT, dated as of December 13, 1995 and amended and restated as of December 5, 1996 (as amended, modified or supplemented from time to time, this "Agreement"), is executed and delivered by THE FIRST NATIONAL BANK OF CHICAGO as Collateral Agent under the Security Agreement referred to hereinbelow (in such capacity, together with its successors in such capacity, the "Collateral Agent"), and MANUFACTURERS AND TRADERS TRUST COMPANY, as trustee under the Pooling and Servicing Agreement referred to hereinbelow (in such capacity, the "Trustee").

                                   BACKGROUND

         A. Howmet Corporation ("Howmet") and certain of its subsidiaries (collectively with Howmet, the "Operating Companies") and the Collateral Agent, are parties to that certain Security Agreement dated as of December 13, 1995 and amended and restated as of the date hereof, (as amended, modified or supplemented and in effect from time to time, the "Security Agreement") for the benefit of certain creditors of the Operating Companies ("Operating Company Creditors") party to the credit agreement referred to therein (the "Credit Agreement").

         B. The Operating Companies have entered into that certain Receivables Purchase Agreement (as amended, modified or supplemented and in effect from time to time, the "Purchase Agreement"), dated as of December 13, 1995, by and between the Operating Companies and Blade Receivables Corporation ("Finco"), pursuant to which each of the Operating Companies will sell to Finco substantially all Receivables that it now owns and from time to time hereafter will own, and Howmet may from time to time enter into one or more Contribution Agreements (each, a "Contribution Agreement") with Finco, pursuant to which Howmet will contribute to Finco some or all of its Receivables.

         C. Contemporaneously with the sale or contribution of Receivables to Finco pursuant to the Purchase Agreement and any Contribution Agreement, Finco transferred the Receivables and the other Specified Assets (as defined below) to the Trustee pursuant to that certain Pooling and Servicing Agreement (as amended, supplemented, amended and restated, or otherwise modified and in effect from time to time, the "Pooling and Servicing Agreement") dated as of December 13, 1995 among Finco, Howmet, as initial Servicer, and the Trustee.

                                                                       EXHIBIT L
                                                                          Page 2




         D. Contemporaneously with the execution and delivery of the Purchase Agreement and the Pooling and Servicing Agreement, and from time to time thereafter, securities ("Certificates") representing beneficial interests in, or obligations secured by, such Specified Assets were or will be issued. Certain of the Certificates may be sold by Finco to investors ("Investors") and/or pledged to secure loans or other extensions of credit made to Finco by lenders (the "Lenders"), all as further provided by the Transaction Documents (as defined below).

         E. The Collateral Agent and the Trustee have heretofore entered into an Intercreditor Agreement, dated as of December 13, 1995 (as amended, modified or supplemented prior to the date hereof, the "Original Intercreditor Agreement").

         F. The execution and delivery of the Original Intercreditor Agreement was a condition precedent to the effectiveness of the Purchase Agreement, the Pooling and Servicing Agreement and the other Transaction Documents.

         G. The requisite parties to the Credit Agreement have authorized the Collateral Agent to amend and restate the Original Intercreditor Agreement in the form of this Agreement, as required by Section 13.18 of the Credit Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Definitions. (a) Capitalized terms not defined herein that are defined in Appendix A to the Pooling and Servicing Agreement shall for the purposes of this Agreement (including the recitals hereof) have the meanings ascribed to such terms in such Appendix A; provided that the term "Transaction Documents" shall include all supplements to the Pooling and Servicing Agreement and all credit agreements and all other agreements pursuant to which loans or other extensions of credit evidenced or secured by Certificates are from time to time made.

                  (b) In addition, the following terms shall have the meanings specified below:

                  "Bank Collateral" means all property and interests in property (other than Specified Assets) now or hereafter acquired by any Operating Company in or upon which a security interest, lien or mortgage is granted by such Operating Company to the Collateral Agent under the Security Agreement or any other collateral document executed in connection with the Credit Agreement.

                                                                       EXHIBIT L
                                                                          Page 3




                  "Specified Assets" means the Purchased Receivables, the Contributed Receivables and the Related Assets, as more fully described in Section 1.1 of the Purchase Agreement.

                  2. Authorization. The Collateral Agent confirms that the terms of the Credit Agreement (i) authorize the Collateral Agent to execute, deliver and perform this Agreement, and (ii) provide for all of the parties to the Credit Agreement to be bound by this Agreement.

                  3. Release of Transferred Assets Collateral. The Collateral Agent hereby releases all liens and security interests of any kind whatsoever which the Collateral Agent (or any trustee or agent acting on its behalf) holds in Specified Assets, to the extent that such Specified Assets would otherwise constitute Bank Collateral. It is understood and agreed that the Collateral Agent shall have no rights to or in any such proceeds that are Specified Assets. The Collateral Agent agrees, upon the reasonable request of the Trustee, to execute and deliver to the Trustee such UCC partial release statements and other documents and instruments, and do such other acts and things, as the Trustee may reasonably request in order to evidence the release provided for in this Section 3; provided, however, that failure to execute and deliver any such partial release statements, documents or instruments, or to do such acts and things, shall not affect or impair the release provided for in this Section 3.

                  4. Separation of Collateral. (a) The Trustee hereby agrees promptly to return to Howmet (for the benefit of itself and the other Operating Companies) funds or other property other than Specified Assets (or proceeds thereof) which constitute Bank Collateral (or proceeds thereof); provided, that Howmet or the Collateral Agent shall have identified such Bank Collateral or proceeds in writing to the Trustee or an Authorized Officer of the Trustee otherwise has actual knowledge of the identity of such Bank Collateral or proceeds; and provided further that if the Collateral Agent shall so request in a written notice to the Trustee, the Trustee shall return such funds and property to the Collateral Agent instead of to Howmet. For purposes of maintaining the perfection of the Collateral Agent's lien thereon, the Collateral Agent hereby appoints the Trustee as its agent in respect of such funds or other property.

         (b) The Collateral Agent hereby agrees to promptly return to the Trustee any funds or other property which constitute Specified Assets (or proceeds thereof), provided, that the Trustee shall have identified such Specified Assets or proceeds in writing to the Collateral Agent or an authorized officer of the Collateral Agent otherwise has actual knowledge of the identity of such Specified Assets or proceeds. For purposes

                                                                       EXHIBIT L
                                                                          Page 4




of maintaining the perfection of the Trustee's interests therein, the Trustee hereby appoints the Collateral Agent as its agent with respect to such Specified Assets and proceeds.

         (c) All payments made by an Obligor that is obligated to make payment with respect to both Specified Assets and other Receivables shall be applied against the specified Receivables, if any, that are designated by such Obligor. In the absence of such designation, such payment shall be applied against the oldest outstanding Receivables owed by such Obligor.

         (d) Unless the Trustee and Collateral Agent agree otherwise, neither the Trustee nor the Collateral Agent shall send any notice to an Obligor directing it to remit payments in respect of any Receivable to any account other than the Lockbox Accounts or the Concentration Accounts.

         (e) In the event that any of the Specified Assets (or proceeds thereof) become commingled with any Bank Collateral (or proceeds thereof), then the Collateral Agent and the Trustee shall, in good faith, cooperate with each other to separate the Specified Assets (and proceeds thereof) from such Bank Collateral (and proceeds thereof); provided, however, that in the case of any assets, if such separation is not possible, the parties hereto agree to share the proceeds of such property proportionately according to the interests of the Collateral Agent and the Trustee therein; provided, further, that the out-of-pocket costs and expenses incurred by the parties hereto to effect such separation and/or sharing (including without limitation fees and expenses of auditors and attorneys) shall be shared by the parties hereto proportionately according to the benefit of such separation and/or sharing to the Collateral Agent and the Trustee (and the parties for which each of them acts) to the extent that such costs and expenses are not reimbursed or otherwise borne by the Operating Companies (it being understood that nothing in this Agreement shall limit the obligation of the Operating Companies to make such reimbursement or bear such costs and expenses in accordance with the terms of the Credit Agreement, the Security Agreement and the Transaction Documents); and provided, further, that this Section 4(e) shall not require any party to this Agreement to take any action which it believes, in good faith, may prejudice its ability to realize the value of, or to otherwise protect, its interests (and the interests of the parties for which it acts).

                  5. Additional Agreements with Seller Parties. The Collateral Agent agrees, represents and warrants, on behalf of itself and the other parties to the Credit

                                                                       EXHIBIT L
                                                                          Page 5




Agreement (excluding the Operating Companies; the Collateral Agent and such parties being herein called the "Seller Parties") as follows:

                  (a) The Seller Parties shall not (i) challenge the transfers of Specified Assets from any Operating Company to Finco, whether on the grounds that such transfers were disguised financings or fraudulent conveyances or otherwise, so long as such transfers are carried out in all material respects in accordance with the Transaction Documents, or
         (ii) assert that any Operating Company and Finco should be substantively consolidated.

                  (b) Notwithstanding any prior termination of this Agreement, the Seller Parties shall not, with respect to Finco, institute or join any other Person in instituting a proceeding of the type referred in the definition of "Event of Bankruptcy," so long as any Security or any obligation to a Lender shall be outstanding or there shall not have lapsed one year plus one day since the last day on any such Security or obligation shall have been outstanding. The foregoing will not limit the rights of Seller Parties to file any claim or otherwise take any action with respect to any such insolvency proceedings that may be instituted against Finco by a Person other than a Seller Party.

                  (c) No Seller Party shall assign its rights or obligations under the Credit Agreement to any other Person unless such Person shall have agreed in writing to be bound by the terms of this Agreement as if it were a party hereto.

                  (d) Subject to any applicable restrictions in the Transaction Documents, the Trustee may (but shall not be required to) enter into one or more premises of any Operating Company, whether leased or owned, at any time during reasonable business hours, without force or process of law and without obligation to pay rent or compensation to such Operating Company, Finco or the Seller Parties and may use any equipment located thereon relating to Records and may have access and use of such Records and any other property to which such access and use are granted under the Transaction Documents, in each case provided that such uses are for the purposes of enforcing the Trustee's rights with respect to the Specified Assets.

                  6. Additional Agreements of Trustee. The Trustee agrees, represents and warrants as follows:

                                                                       EXHIBIT L
                                                                          Page 6




                  (a) The Trustee shall not (I) challenge the transfers of the Bank Collateral (other than Specified Assets) from any Operating Company to the Collateral Agent, whether on the grounds that such transfers were disguised financings or fraudulent conveyances or otherwise, so long as such transfers are carried out in all material respects in accordance with the Credit Agreement, the Security Agreement and related documents, or (ii) assert that any Operating Company and Finco should be substantively consolidated.

                  (b) The Trustee shall not assign its rights or obligations under the Transaction Documents to any other Person unless such Person shall have agreed in writing to be bound by the terms of this Agreement as if it were a party hereto.

                  (c) The Trustee does not have any security or other interest in any portion of the Bank Collateral (including, without limitation, Receivables) that do not constitute Specified Assets.

                  7. Reliance. Each of Finco, the Trustee, all Lenders, all Investors and all Seller Parties may rely on this Agreement as if such Person were a party hereto. This Agreement shall remain in effect until the termination of the Trust in accordance with the terms of the Pooling Agreement.

                  8. Miscellaneous. (a) No delay upon the part of any party to this Agreement and the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any such party of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No waiver, amendment or other modification, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and shall be signed by the Collateral Agent and the Trustee.

                  (b) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of one which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (c) This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of New York.

                                                                       EXHIBIT L
                                                                          Page 7




         (d) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         (e) All notices and other communications for hereunder shall, unless otherwise stated herein, be in writing (including telecommunications and communications by facsimile copy) and mailed, transmitted or delivered, as to each party hereto at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective upon receipt or (i) in the case of notice by mail, three business days after being deposited in the mails, postage prepaid, and (ii) in the case of notice by facsimile copy, upon the earlier to occur of (A) completion of transmission and telephone confirmation of receipt or (B) the recipient's close of business on the date of transmission.

         (f) Upon the execution and delivery of this Agreement by the parties hereto, the Original Intercreditor Agreement shall be amended and restated in its entirety by this Agreement, effective as of the date hereof, with all rights and obligations created under or granted pursuant to the Original Intercreditor Agreement continuing from the date thereof.

                                                                       EXHIBIT L
                                                                          Page 8


         IN WITNESS WHEREOF, the Collateral Agent and the Trustee have caused this Agreement to be executed and delivered as of the day first above written.

                                          THE FIRST NATIONAL BANK OF
                                            CHICAGO, as Collateral Agent


                                          By:
                                            Name:_______________________________
                                            Title:______________________________

                                          One First National Plaza
                                          Chicago, Illinois 60670

                                                                       EXHIBIT L
                                                                          Page 9





                                         MANUFACTURERS AND TRADERS
                                           TRUST COMPANY, as Trustee


                                         By:
                                           Name:________________________________
                                           Title:_______________________________

                                         One M&T Plaza
                                         7th Floor
                                         Buffalo, New York 14203

                                                                       EXHIBIT L
                                                                         Page 10




ACKNOWLEDGED AND AGREED:

BLADE RECEIVABLES CORPORATION


By:____________________________
   Name:_______________________
   Title:______________________


HOWMET CORPORATION


By:____________________________
   Name:_______________________
   Title:______________________


HOWMET CERCAST (U.S.A.), INC., as Seller


By:____________________________
   Name:_______________________
   Title:______________________


HOWMET REFURBISHMENT, INC., as Seller


By:____________________________
   Name:_______________________
   Title:______________________

                                                                       EXHIBIT L
                                                                         Page 11




HOWMET-TEMPCRAFT, INC., as Seller


By:____________________________
   Name:_______________________
   Title:______________________


TURBINE COMPONENTS CORPORATION, as Seller


By:____________________________
   Name:_______________________
   Title:______________________

DOCUMENTS TO BE DELIVERED ON OR BEFORE THE RESTATEMENT EFFECTIVE DATE

I.       OPERATIVE DOCUMENTS:

         2.       Notice of Borrowing (Section l.03(a)) (Ex. A):

                  (a)  Term Loan;
                  (b)  Revolving Loan.

                              NOTICE OF BORROWING


                                                                December 2, 1996


The First National Bank of Chicago, as
Administrative Agent for the Banks
party to the Credit Agreement
referred to below
One First National Plaza
Chicago, Illinois 60670

Attention: John Beirne

Ladies and Gentlemen:

         The undersigned, Howmet Acquisition Corp., (the "Borrower") Howmet Corporation (as successor by merger to Howmet Acquisition Corp., the 'Borrower"), refers to the Credit Agreement, dated as of December 13,1995 (as amended from time to time, the "Credit Agreement"), the terms defined therein being used herein as therein defined), among Blade Acquisition Corp., Howmet Holdings Acquisition Corp., the Borrower, various Banks from time to time party thereto, Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and you, as Administrative Agent for such Banks, and hereby gives you notice, irrevocably, pursuant to Section 1.03(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03(a) of the Credit Agreement:

         (i)      The Business Day of the Proposed Borrowing is December 5,
                  1996.*

         (ii) The aggregate principal amount of the Proposed Borrowing is $175,000,000.00.

         (iii)    The Proposed Borrowing is to consist of a Term Loan.

         (iv) The Loan to be made pursuant to the Proposed Borrowing shall be maintained as a Eurodollar Loan.

         (v) The initial Interest Period for the Proposed Borrowing is till December 31,1996.

         The undersigned hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the Proposed Borrowing:

         (A) the representations and warranties contained in the Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

         (B) no Default or event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.


                                              Very truly yours,
                                              HOWMET CORPORATION

                                              By: /s/Jeffrey A. Jankowski
                                                  ------------------------------
                                                     Name: Jeffrey A. Jankowski
                                                     Title: Treasurer







* Shall be a Business Day at least one Business Day in the case of Base Rate Loans and three Business Days in the case of Eurodollar Loans, in each case, after the date hereof.

** Eurodollar Loans may not be incurred prior to the earlier of (x) the 60th day after the Initial Borrowing Date and (y) the Syndication Date.

*** To be included for a Proposed Borrowing of Eurodollar Loans.

                              NOTICE OF BORROWING
                                   (REVISED)

                                                                December 2, 1996


The First National Bank of Chicago, as
Administrative Agent for the Banks
party to the Credit Agreement
referred to below
One First National Plaza
Chicago, Illinois 60670

Attention: John Beirne

Ladies and Gentlemen:

         The undersigned, Howmet Acquisition Corp., (the "Borrower") Howmet Corporation (as successor by merger to Howmet Acquisition Corp., the 'Borrower"), refers to the Credit Agreement, dated as of December 13,1995 (as amended from time to time, the "Credit Agreement"), the terms defined therein being used herein as therein defined), among Blade Acquisition Corp., Howmet Holdings Acquisition Corp., the Borrower, various Banks from time to time party thereto, Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and you, as Administrative Agent for such Banks, and hereby gives you notice, irrevocably, pursuant to Section 1.03(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03(a) of the Credit Agreement:

         (i)      The Business Day of the Proposed Borrowing is December 5,
                  1996.*

         (ii) The aggregate principal amount of the Proposed Borrowing is $10,000,000.00.

         (iii)    The Proposed Borrowing is to consist of a Revolving Loan.

         (iv) The Loan to be made pursuant to the Proposed Borrowing shall be initially maintained as follows:

                           A.       $5,000,000.00 Base Rate Loan

                           B.       $5,000,000.00 Eurodollar

         (v) The initial Interest Period for the Proposed Eurodollar portion of the Borrowing is December 31, 1996.

         The undersigned hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the Proposed Borrowing:

         (A) the representations and warranties contained in the Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

         (B) no Default or event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.


                                              Very truly yours,
                                              HOWMET CORPORATION

                                              By: /s/Jeffrey A. Jankowski
                                                  ------------------------------
                                                     Name: Jeffrey A. Jankowski
                                                     Title: Treasurer





* Shall be a Business Day at least one Business Day in the case of Base Rate Loans and three Business Days in the case of Eurodollar Loans, in each case, after the date hereof.

** Eurodollar Loans may not be incurred prior to the earlier of (x) the 60th day after the Initial Borrowing Date and (y) the Syndication Date.

*** To be included for a Proposed Borrowing of Eurodollar Loans.

DOCUMENTS TO BE DELIVERED ON OR BEFORE THE RESTATEMENT EFFECTIVE DATE

I.       OPERATIVE DOCUMENTS:

         3.       Term Notes. (Section 1.05(a)) (Ex. B-1)

                                   TERM NOTE

$ 8,500,000.00                                                New York, New York
                                                              December 5, 1996


                  FOR VALUE RECEIVED, HOWMET CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to BANK OF NOVA SCOTIA or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of The First National Bank of Chicago (the "Administrative Agent") located at One First National Plaza, Chicago, IL 60670 on the Maturity Date (as defined in the Agreement referred to below) the principal sum of EIGHT MILLION FIVE HUNDRED THOUSAND DOLLARS ($8,500,000.00) or, if less, the then unpaid principal amount of all Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

                  The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

                  This Note is one of the Term Notes referred to in the Credit Agreement, dated as of December 13, 1995 and amended and restated as of December 5, 1996, among Blade Acquisition Corp., Howmet Holdings Corporation, the Borrower, the lenders from time to time party thereto (including the Bank), Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this
Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part.

                  In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                  The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.



                                              HOWMET CORPORATION

                                              By: /s/Jeffrey A. Jankowski
                                                  ------------------------------
                                                     Title: Treasurer

                                   TERM NOTE

$8,500,000.00                                                 New York, New York
                                                              December 5, 1996


         FOR VALUE RECEIVED, HOWMET CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to BANQUE NATIONALE DE PARIS or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of The First National Bank of Chicago (the "Administrative Agent") located at One First National Plaza, Chicago, IL 60670 on the Maturity Date (as defined in the Agreement referred to below) the principal sum of EIGHT MILLION FIVE HUNDRED THOUSAND DOLLARS ($8,500,000.00) or, if less, the then unpaid principal amount of all Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

         This Note is one of the Term Notes referred to in the Credit Agreement, dated as of December 13, 1995 and amended and restated as of December 5, 1996, among Blade Acquisition Corp., Howmet Holdings Corporation, the Borrower, the lenders from time to time party thereto (including the Bank), Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part.

         In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                              HOWMET CORPORATION

                                              By: /s/Jeffrey A. Jankowski
                                                  ------------------------------
                                                     Title: Treasurer

                                   TERM NOTE

$ 8,500,000.00                                                New York, New York
                                                              December 5, 1996


         FOR VALUE RECEIVED, HOWMET CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to THE FUJI BANK LIMITED, LOS ANGELES AGENCY or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of The First National Bank of Chicago (the "Administrative Agent") located at One First National Plaza, Chicago, IL 60670 on the Maturity Date (as defined in the Agreement referred to below) the principal sum of EIGHT MILLION. FIVE HUNDRED THOUSAND DOLLARS ($8,500,000.00) or, if less, the then unpaid principal amount of all Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

         This Note is one of the Term Notes referred to in the Credit Agreement, dated as of December 13, 1995 and amended and restated as of December 5, 1996, among Blade Acquisition Corp., Howmet Holdings Corporation, the Borrower, the lenders from time to time party thereto (including the Bank), Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part.

         In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                              HOWMET CORPORATION

                                              By: /s/Jeffrey A. Jankowski
                                                  ------------------------------
                                                     Title: Treasurer

                                   TERM NOTE

$ 8,500,000.00                                                New York, New York
                                                              December 5, 1996

         FOR VALUE RECEIVED, HOWMET CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to MELLON BANK, N.A. or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of The First National Bank of Chicago (the "Administrative Agent") located at One First National Plaza, Chicago, IL 60670 on the Maturity Date (as defined in the Agreement referred to below) the principal sum of EIGHT MILLION FIVE HUNDRED THOUSAND DOLLARS ($8,500,000.00) or, if less, the then unpaid principal amount of all Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

         This Note is one of the Term Notes referred to in the Credit Agreement, dated as of December 13, 1995 and amended and restated as of December 5, 1996, among Blade Acquisition Corp., Howmet Holdings Corporation, the Borrower, the lenders from time to time party thereto (including the Bank), Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part.

         In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                              HOWMET CORPORATION

                                              By: /s/Jeffrey A. Jankowski
                                                  ------------------------------
                                                     Title: Treasurer

                                   TERM NOTE

$ 8,500,000.00                                                New York, New York
                                                              December 5, 1996

         FOR VALUE RECEIVED, HOWMET CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to BANK OF AMERICA ILLINOIS or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of The First National Bank of Chicago (the "Administrative Agent") located at One First National Plaza, Chicago, IL 60670 on the Maturity Date (as defined in the Agreement referred to below) the principal sum of EIGHT MILLION FIVE HUNDRED THOUSAND DOLLARS ($8,500,000.00) or, if less, the then unpaid principal amount of all Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

         This Note is one of the Term Notes referred to in the Credit Agreement, dated as of December 13, 1995 and amended and restated as of December 5, 1996, among Blade Acquisition Corp., Howmet Holdings Corporation, the Borrower, the lenders from time to time party thereto (including the Bank), Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part.

         In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                              HOWMET CORPORATION

                                              By: /s/Jeffrey A. Jankowski
                                                  ------------------------------
                                                     Title: Treasurer

                                   TERM NOTE

$14,000,000.00                                                New York, New York
                                                              December 5, 1996

         FOR VALUE RECEIVED, HOWMET CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to CITICORP USA, INC. or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of The First National Bank of Chicago (the "Administrative Agent") located at One First National Plaza, Chicago, IL 60670 on the Maturity Date (as defined in the Agreement referred to below) the principal sum of FOURTEEN MILLION DOLLARS ($14,000,000.00) or, if less, the then unpaid principal amount of all Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

         This Note is one of the Term Notes referred to in the Credit Agreement, dated as of December 13, 1995 and amended and restated as of December 5, 1996, among Blade Acquisition Corp., Howmet Holdings Corporation, the Borrower, the lenders from time to time party thereto (including the Bank), Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part.

         In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                              HOWMET CORPORATION

                                              By: /s/Jeffrey A. Jankowski
                                                  ------------------------------
                                                     Title: Treasurer

                                   TERM NOTE

$ 12,250,000.00                                               New York, New York
                                                              December 5, 1996

         FOR VALUE RECEIVED, HOWMET CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to ABN/AMRO BANK N.V. or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of The First National Bank of Chicago (the "Administrative Agent") located at One First National Plaza, Chicago, IL 60670 on the Maturity Date (as defined in the Agreement referred to below) the principal sum of TWELVE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($12,250,000.00) or, if less, the then unpaid principal amount of all Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

         This Note is one of the Term Notes referred to in the Credit Agreement, dated as of December 13, 1995 and amended and restated as of December 5, 1996, among Blade Acquisition Corp., Howmet Holdings Corporation, the Borrower, the lenders from time to time party thereto (including the Bank), Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part.

         In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                              HOWMET CORPORATION

                                              By: /s/Jeffrey A. Jankowski
                                                  ------------------------------
                                                     Title: Treasurer

                                   TERM NOTE

$12,250,000.00                                                New York, New York
                                                              December 5, 1996

         FOR VALUE RECEIVED, HOWMET CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to BANK OF MONTREAL or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of The First National Bank of Chicago (the "Administrative Agent") located at One First National Plaza, Chicago, IL 60670 on the Maturity Date (as defined in the Agreement referred to below) the principal sum of TWELVE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($12,250,000.00) or, if less, the then unpaid principal amount of all Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

         This Note is one of the Term Notes referred to in the Credit Agreement, dated as of December 13, 1995 and amended and restated as of December 5, 1996, among Blade Acquisition Corp., Howmet Holdings Corporation, the Borrower, the lenders from time to time party thereto (including the Bank), Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part.

         In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                              HOWMET CORPORATION

                                              By: /s/Jeffrey A. Jankowski
                                                  ------------------------------
                                                     Title: Treasurer

                                   TERM NOTE

$12,250,000.00                                                New York, New York
                                                              December 5, 1996

         FOR VALUE RECEIVED, HOWMET CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to CREDIT LYONNAIS, NEW YORK BRANCH or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of The First National Bank of Chicago (the "Administrative Agent") located at One First National Plaza, Chicago, IL 60670 on the Maturity Date (as defined in the Agreement referred to below) the principal sum of TWELVE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($12,250,000.00) or, if less, the then unpaid principal amount of all Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

         This Note is one of the Term Notes referred to in the Credit Agreement, dated as of December 13, 1995 and amended and restated as of December 5, 1996, among Blade Acquisition Corp., Howmet Holdings Corporation, the Borrower, the lenders from time to time party thereto (including the Bank), Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part.

         In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                              HOWMET CORPORATION

                                              By: /s/Jeffrey A. Jankowski
                                                  ------------------------------
                                                     Title: Treasurer

                                   TERM NOTE

$12,250,000.00                                                New York, New York
                                                                December 5, 1996

FOR VALUE RECEIVED, HOWMET CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to CREDIT SUISSE or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of The First National Bank of Chicago (the "Administrative Agent") located at One First National Plaza, Chicago, IL 60670 on the Maturity Date (as defined in the Agreement referred to below) the principal sum of TWELVE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($12,250,000.00) or, if less, the then unpaid principal amount of all Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

         This Note is one of the Term Notes referred to in the Credit Agreement, dated as of December 13, 1995 and amended and restated as of December 5, 1996, among Blade Acquisition Corp.; Howmet Holdings Corporation, the Borrower, the lenders from time to time party thereto (including the Bank), Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part.

         In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                              HOWMET CORPORATION

                                              By: /s/Jeffrey A. Jankowski
                                                  ------------------------------
                                                     Title: Treasurer

                                   TERM NOTE

$12,250,000.00                                                New York, New York
                                                                December 5, 1996

         FOR VALUE RECEIVED, HOWMET CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to DRESDNER BANK AG, NEW YORK BRANCH AND GRAND CAYMAN ISLAND BRANCH or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of The First National Bank of Chicago (the "Administrative Agent") located at One First National Plaza, Chicago, IL 60670 on the Maturity Date (as defined in the Agreement referred to below) the principal sum of TWELVE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($12,250,000.00) or, if less, the then unpaid principal amount of all Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

         This Note is one of the Term Notes referred to in the Credit Agreement, dated as of December 13, 1995 and amended and restated as of December 5, 1996, among Blade Acquisition Corp., Howmet Holdings Corporation, the Borrower, the lenders from time to time party thereto (including the Bank), Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part.

         In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                              HOWMET CORPORATION

                                              By: /s/Jeffrey A. Jankowski
                                                  ------------------------------
                                                     Title: Treasurer

                                   TERM NOTE

$ 12,250,000.00                                               New York, New York
                                                              December 5, 1996


         FOR VALUE RECEIVED, HOWMET CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to FLEET NATIONAL BANK or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of The First National Bank of Chicago (the "Administrative Agent") located at One First National Plaza, Chicago, IL 60670 on the Maturity Date (as defined in the Agreement referred to below) the principal sum of TWELVE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($12,250,000.00) or, if less, the then unpaid principal amount of all Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

         This Note is one of the Term Notes referred to in the Credit Agreement, dated as of December 13, 1995 and amended and restated as of December 5, 1996, among Blade Acquisition Corp., Howmet Holdings Corporation, the Borrower, the lenders from time to time party thereto (including the Bank), Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part.

         In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                              HOWMET CORPORATION

                                              By: /s/Jeffrey A. Jankowski
                                                  ------------------------------
                                                     Title: Treasurer

                                   TERM NOTE

$ 8,500,000.00                                                New York, New York
                                                                December 5, 1996


         FOR VALUE RECEIVED, HOWMET CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to THE BANK OF NEW YORK or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of The First National Bank of Chicago (the "Administrative Agent") located at One First National Plaza, Chicago, IL 60670 on the Maturity Date (as defined in the Agreement referred to below) the principal sum of EIGHT MILLION FIVE HUNDRED THOUSAND DOLLARS ($8,500,000.00) or, if less, the then unpaid principal amount of all Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

         This Note is one of the Term Notes referred to in the Credit Agreement, dated as of December 13, 1995 and amended and restated as of December 5, 1996, among Blade Acquisition Corp., Howmet Holdings Corporation, the Borrower, the lenders from time to time party thereto (including the Bank), Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part.

         In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                              HOWMET CORPORATION

                                              By: /s/Jeffrey A. Jankowski
                                                  ------------------------------
                                                     Title: Treasurer

                                   TERM NOTE

$ 8,500,000.00                                                New York, New York
                                                                December 5, 1996

         FOR VALUE RECEIVED, HOWMET CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to SAKURA BANK, LIMITED, LOS ANGELES AGENCY or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of The First National Bank of Chicago (the "Administrative Agent") located at One First National Plaza, Chicago, IL 60670 on the Maturity Date (as defined in the Agreement referred to below) the principal sum of EIGHT MILLION FIVE HUNDRED THOUSAND DOLLARS ($8,500,000.00) or, if less, the then unpaid principal amount of all Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

         This Note is one of the Term Notes referred to in the Credit Agreement, dated as of December 13, 1995 and amended and restated as of December 5, 1996, among Blade Acquisition Corp., Howmet Holdings Corporation, the Borrower, the lenders from time to time party thereto (including the Bank), Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part.

         In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                              HOWMET CORPORATION

                                              By: /s/Jeffrey A. Jankowski
                                                  ------------------------------
                                                     Title: Treasurer

                                   TERM NOTE

$14,000,000.00                                                New York, New York
                                                                December 5, 1996

         FOR VALUE RECEIVED, HOWMET CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to THE FIRST NATIONAL BANK OF CHICAGO or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of The First National Bank of Chicago (the "Administrative Agent") located at One First National Plaza, Chicago, IL 60670 on the Maturity Date (as defined in the Agreement referred to below) the principal sum of FOURTEEN MILLION DOLLARS ($14,000,000.00) or, if less, the then unpaid principal amount of all Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

         This Note is one of the Term Notes referred to in the Credit Agreement, dated as of December 13, 1995 and amended and restated as of December 5, 1996, among Blade Acquisition Corp., Howmet Holdings Corporation, the Borrower, the lenders from time to time party thereto (including the Bank), Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part.

         In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                              HOWMET CORPORATION

                                              By: /s/Jeffrey A. Jankowski
                                                  ------------------------------
                                                     Title: Treasurer

                                   TERM NOTE

$14,000,000.00                                                New York, New York
                                                                December 5, 1996

         FOR VALUE RECEIVED, HOWMET CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to BANKERS TRUST COMPANY or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of The First National Bank of Chicago (the "Administrative Agent") located at One First National Plaza, Chicago, IL 60670 on the Maturity Date (as defined in the Agreement referred to below) the principal sum of FOURTEEN MILLION DOLLARS ($14,000,000.00) or, if less, the then unpaid principal amount of all Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

         This Note is one of the Term Notes referred to in the Credit Agreement, dated as of December 13, 1995 and amended and restated as of December 5, 1996, among Blade Acquisition Corp., Howmet Holdings Corporation, the Borrower, the lenders from time to time party thereto (including the Bank), Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part.

         In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                              HOWMET CORPORATION

                                              By: /s/Jeffrey A. Jankowski
                                                  ------------------------------
                                                     Title: Treasurer